PROSPECTUS SUPPLEMENT
DATED APRIL 28, 2005 (TO PROSPECTUS DATED JANUARY 17, 2005)

         US$1,400,000,000 CLASS A MORTGAGE BACKED FLOATING RATE NOTES

                         MEDALLION TRUST SERIES 2005-2G

                               [GRAPHIC OMITTED]

       SECURITISATION ADVISORY SERVICES PTY LIMITED (ABN 88 064 133 946)
                                    MANAGER

              COMMONWEALTH BANK OF AUSTRALIA (ABN 48 123 123 124)
                         AS A SELLER AND THE SERVICER

                   HOMEPATH PTY LIMITED (ABN 35 081 986 530)
                                  AS A SELLER

            PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007)
       IN ITS CAPACITY AS TRUSTEE OF THE MEDALLION TRUST SERIES 2005-2G
                                 ISSUER TRUSTEE

                                   ---------
     The Class A notes offered by this prospectus supplement will be collateralized by a pool of housing loans secured by properties located in
Australia. The Medallion Trust Series 2005-2G will be governed by the laws of
New South Wales, Australia.

     The Class A notes offered by this prospectus supplement are not deposits and neither the notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The Class A notes offered by this prospectus supplement represent obligations of the issuer trustee in its capacity as trustee of the Medallion Trust Series 2005-2G only and do not represent obligations of or interests in, and are not guaranteed by,
Securitisation Advisory Services Pty Limited, Commonwealth Bank of Australia,
Homepath Pty Limited, Perpetual Trustee Company Limited or the underwriter.

     INVESTING IN THE CLASS A NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE
S-28.

                                                                                        UNDERWRITING
                                                       INITIAL                         DISCOUNTS AND       PROCEEDS
                         INITIAL PRINCIPAL BALANCE  INTEREST RATE    PRICE TO PUBLIC     COMMISSION    TO ISSUER TRUSTEE
                        -------------------------- --------------- ------------------ --------------- ------------------

Class A Notes .........      US$1,400,000,000       LIBOR + 0.04%   US$1,400,000,000    US$840,000      US$1,399,160,000

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          Lead Manager and Bookrunner

                                   CITIGROUP

                                                                            PAGE
                                                                            ----
Important Notice About Information Presented
in this Prospectus Supplement and the

       Selected Housing Loan Pool Data as of the
       Commencement of Business on April 27,
       2005 ........................................................        S-19

       Determination of Available Income
       Amount on or prior to each Distribution
       Date ........................................................        S-24
       Distribution of Available Income Amount
       on a Distribution Date ......................................        S-25
       Determination of Available Principal
       Amount prior to each Distribution Date ......................        S-26
       Distribution of Available Principal Amount

       Representations, Warranties and Eligibility

       Distribution of the Available Income
       Amount on a Distribution Date ...............................        S-47
       Interest on the Notes .......................................        S-48
       Determination of the Available Principal
       Amount ......................................................        S-50
       Distribution of the Available Principal

       The High LTV Master Mortgage Insurance

                                      S-2

                                                                            PAGE
                                                                            ----

                                      S-3

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     For the purposes of this prospectus supplement and the accompanying prospectus, the Class A notes are being offered by this prospectus supplement and the accompanying prospectus while the Class B notes and the redraw notes (if any) are not being so offered by this prospectus supplement or the accompanying prospectus.

     The Class A notes are described in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to this series of
Class A notes and (2) this prospectus supplement, which describes the specific terms of this series of Class A notes and may be different from the information in the accompanying prospectus.

     IF THE DESCRIPTION OF THE TERMS OF THE CLASS A NOTES VARIES BETWEEN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE
INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Neither this prospectus supplement nor the accompanying prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various contracts and documents referred to in this prospectus supplement and the accompanying prospectus. You may obtain copies of these documents for review. See "Available Information" in the accompanying prospectus.

     If you require additional information, the mailing address of the Manager's office in the United States is Securitisation Advisory Services Pty Limited, C/-
Commonwealth Bank of Australia, 599 Lexington Avenue, New York, New York 10022,
Attention: Executive Vice President Head of North America.

     Definitions of capitalized terms used in this prospectus supplement and the accompanying prospectus are under the caption "Glossary" in this prospectus supplement and in the accompanying prospectus.

                                      S-4

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

     This section applies only to the offering of the Offered notes in countries other than the United States of America. In this section of this prospectus supplement entitled "Disclaimers with Respect to Sales to Non-U.S. Investors", references to Perpetual Trustee Company Limited are to that company in its capacity as trustee of the Medallion Trust Series 2005-2G, and not its personal capacity. Securitisation Advisory Services Pty Limited is responsible and liable for this prospectus supplement and accompanying prospectus in the United States of America.

     Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Offered notes in any country or jurisdiction. The Offered notes may be offered non-publicly in other jurisdictions. The Offered notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying prospectus, nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Offered notes or possesses or distributes this prospectus supplement and accompanying prospectus or any other offering material. The distribution of this prospectus supplement and accompanying prospectus and the offer or sale of the Offered notes may be restricted in some jurisdictions. In particular, there are restrictions on the distribution of this prospectus supplement and accompanying prospectus and the offer and sale of the Offered notes in Australia, the United Kingdom, Spain,
Italy and in the United States of America. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the Offered notes, see "Plan of Distribution--Underwriting"
in this prospectus supplement.

     This prospectus supplement and accompanying prospectus do not and are not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Offered notes by or on behalf of Perpetual Trustee Company Limited or
Securitisation Advisory Services Pty Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

     Securitisation Advisory Services Pty Limited accepts responsibility for the information contained in this prospectus supplement and in the accompanying prospectus other than the information for which Commonwealth Bank of Australia,
Perpetual Trustee Company Limited and The Bank of New York take responsibility for as described in the following three paragraphs. To the best of the knowledge and belief of Securitisation Advisory Services Pty Limited, which has taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement and accompanying prospectus, other than the information for which Commonwealth Bank of Australia, Perpetual Trustee Company
Limited and The Bank of New York take responsibility for as described in the following three paragraphs, is in accordance with the facts and does not omit anything likely to affect the import of that information.

     Commonwealth Bank of Australia, for itself and on behalf of Homepath Pty
Limited, accepts responsibility for the information contained in "The Issuer
Trustee, Commonwealth Bank of Australia and the Manager--Commonwealth Bank of
Australia" and "--The Manager", "Description of the Assets of a Trust--The
Housing Loans", "Commonwealth Bank Residential

                                      S-5

Loan Program" and "The Servicer" in the accompanying prospectus and "Summary of the Notes" and "The Housing Loan Pool--Selected Housing Loan Pool Data as of the
Commencement of Business on April 27, 2005", "The Sellers", "Description of the
Pool of Housing Loans--Homepath Residential Loan Program", "--Features of the
Housing Loans", "--Homepath Housing Loan Product Types", "--Homepath Housing
Loan Features", "--Commonwealth Bank Residential Loan Program", "--Details of
the Housing Loan Pool" and "Appendix A", in this prospectus supplement. To the best of the knowledge and belief of Commonwealth Bank of Australia, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

     Perpetual Trustee Company Limited accepts responsibility for the information contained in "The Issuer Trustee, Commonwealth Bank of Australia and
the Manager--The Issuer Trustee" in the accompanying prospectus and "Description of the Trustees and the Manager--The Issuer Trustee" and "Description of the
Trustees and the Manager--The Security Trustee" in this prospectus supplement.
To the best of the knowledge and belief of Perpetual Trustee Company Limited, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

     The Bank of New York accepts responsibility for the information contained in "Description of the Offered Notes--The Note Trustee--Appointment of Note
Trustee" in the accompanying prospectus and "Description of the Offered
Notes--Form of the Offered Notes--US Dollar Note Registrar" and "Description of
the Trustees and the Manager--The Note Trustee--General" in this prospectus supplement. To the best of the knowledge and belief of The Bank of New York, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

     Except with respect to the information for which it accepts responsibility in the preceding four paragraphs, none of Securitisation Advisory Services Pty
Limited, Commonwealth Bank of Australia, Homepath Pty Limited, Perpetual Trustee
Company Limited, P.T. Limited or The Bank of New York accepts any responsibility for any information contained in this prospectus supplement and accompanying prospectus and has not separately verified the information contained in this prospectus supplement and accompanying prospectus and makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus supplement and accompanying prospectus or any other information supplied in connection with the Offered notes.

     Commonwealth Bank of Australia, Homepath Pty Limited, Perpetual Trustee
Company Limited, Securitisation Advisory Services Pty Limited, P.T. Limited, The
Bank of New York and the underwriter do not recommend that any person should purchase any of the Offered notes and do not, except as described in the preceding five paragraphs, accept any responsibility or make any representation as to the tax consequences of investing in the Offered notes.

                                      S-6

     Each person receiving this prospectus supplement and accompanying prospectus:

     o    acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus supplement and accompanying prospectus or his or her investment decisions;

     o    acknowledges that this prospectus supplement and accompanying prospectus and any other information supplied in connection with the
          Offered notes is not intended to provide the basis of any credit or other evaluation;

     o    acknowledges that the underwriter has expressly not undertaken to review the financial condition or affairs of the trust or any party named in this prospectus supplement and accompanying prospectus during the life of the Offered notes;

     o    should make their own independent investigation of the trust and the
          Offered notes; and

     o    should seek their own tax, accounting and legal advice as to the consequences of investing in any of the Offered notes.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus in connection with the issue or sale of the Offered notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustee Company Limited,
Securitisation Advisory Services Pty Limited or the underwriter.

     Neither the delivery of this prospectus supplement and accompanying prospectus nor any sale made in connection with this prospectus supplement and accompanying prospectus shall, under any circumstances, create any implication that:

     o    there has been no material change in the affairs of the trust or any party named in this prospectus supplement and accompanying prospectus since the date of this prospectus supplement and accompanying prospectus; or

     o    any other information supplied in connection with the Offered notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

     Perpetual Trustee Company Limited's liability to make payments of interest and principal on the Offered notes is limited to the assets of the trust available to be applied towards those payments in accordance with the transaction documents. All claims against Perpetual Trustee Company Limited in relation to the Offered notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

     THIS DOCUMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO
PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND
QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING
AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF THE

                                      S-7

FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS
AMENDED, OR TO ANY OTHER PERSON TO WHOM THIS DOCUMENT MAY OTHERWISE LAWFULLY BE
COMMUNICATED OR CAUSED TO BE COMMUNICATED NOR MAY ANY NOTES BE OFFERED OR SOLD
IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM
IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS, AS PRINCIPAL OR
AGENT, FOR THE PURPOSES OF THEIR BUSINESS OR WHO IT IS REASONABLE TO EXPECT WILL
ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE
PURPOSES OF THEIR BUSINESS OR OTHERWISE IN CIRCUMSTANCES THAT DO NOT RESULT IN
AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES
REGULATIONS 1995, AS AMENDED. THIS DOCUMENT IS NOT AVAILABLE TO OTHER CATEGORIES
OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE THE CATEGORIES
STATED ABOVE IS ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN
THIS DOCUMENT. THE TRANSMISSION OF THIS DOCUMENT TO ANY PERSON IN THE UNITED
KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY
CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000.

                                      S-8

                             AUSTRALIAN DISCLAIMERS

o    The Class A notes do not represent deposits or other liabilities of
     Commonwealth Bank of Australia, Homepath Pty Limited or the respective associates of Commonwealth Bank of Australia or Homepath Pty Limited and
     are subject to investment risk, including possible delays in repayment and loss of income and principal invested.

o    None of Commonwealth Bank of Australia or Homepath Pty Limited, any
     associate of Commonwealth Bank of Australia or Homepath Pty Limited,
     Perpetual Trustee Company Limited, P.T. Limited, The Bank of New York or
     the underwriter in any way stands behind the capital value or the performance of the Class A notes or the assets of the trust except to the limited extent provided in the transaction documents for the trust.

o    None of Commonwealth Bank of Australia, Homepath Pty Limited, Perpetual
     Trustee Company Limited, Securitisation Advisory Services Pty Limited, P.T.
     Limited, The Bank of New York or the underwriter guarantees the payment of interest or the repayment of principal due on the Class A notes.

o    None of the obligations of Perpetual Trustee Company Limited, in its capacity as trustee of the trust, or Securitisation Advisory Services Pty
     Limited, as manager, is guaranteed in any way by Commonwealth Bank of
     Australia or Homepath Pty Limited or any associate of Commonwealth Bank of
     Australia or Homepath Pty Limited or by Perpetual Trustee Company Limited
     or any associate of Perpetual Trustee Company Limited.

                                      S-9

                                     SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement.

SUMMARY OF THE PARTIES TO THE TRANSACTION

TRUST:........................   Medallion Trust Series 2005-2G

ISSUER TRUSTEE:...............   Perpetual Trustee Company Limited (ABN 42 000
                                 001 007), in its capacity as trustee of the
                                 Trust

MANAGER:......................   Securitisation Advisory Services Pty Limited
                                 (ABN 88 064 133 946), Level 7, 48 Martin Place,
                                 Sydney, NSW 2000 Telephone no.: (612) 9378 2323

NOTE TRUSTEE:.................   The Bank of New York

SECURITY TRUSTEE:.............   P.T. Limited (ABN 67 004 454 666)

SELLERS:......................   Commonwealth Bank of Australia

                                 (ABN 48 123 123 124)

                                 Homepath Pty Limited

                                 (ABN 35 081 986 530)

SERVICER: ....................   Commonwealth Bank of Australia

PRINCIPAL PAYING AGENT: ......   The Bank of New York

AGENT BANK: ..................   The Bank of New York

US DOLLAR NOTE REGISTRAR: ....   The Bank of New York

INCOME UNITHOLDER: ...........   Commonwealth Bank of Australia

CLASS A CAPITAL UNITHOLDER: ..   CU Securitisation Services Pty Limited

CLASS B CAPITAL UNITHOLDER: ..   Commonwealth Bank of Australia

UNDERWRITER: .................   Citigroup Global Markets Inc.

LIQUIDITY FACILITY PROVIDER:..   Commonwealth Bank of Australia

                                      S-10

STANDBY REDRAW FACILITY

PROVIDER:.....................   Commonwealth Bank of Australia

MORTGAGE INSURER:.............   GE Mortgage Insurance Company Pty Ltd
                                 (ABN 60 106 974 305)

FIXED RATE SWAP PROVIDER:.....   Commonwealth Bank of Australia

BASIS SWAP PROVIDER:..........   Commonwealth Bank of Australia

CURRENCY SWAP PROVIDER:.......   Commonwealth Bank of Australia

RATING AGENCIES:..............   Moody's Investors Service, Inc.
                                 Standard & Poor's (Australia) Pty Ltd

                                      S-11

                               STRUCTURAL DIAGRAM

                                    [GRAPHIC]

                                      S-12

                              SUMMARY OF THE NOTES

     In addition to the Offered notes, the issuer trustee will also issue Class
B notes collateralized by the same pool of housing loans. The issuer trustee may in certain circumstances after the closing date also issue redraw bonds collateralized by the same pool of housing loans. The Class B notes and the redraw bonds, if any, have not been, and will not be, registered in the United
States and are not being offered by this prospectus supplement or the accompanying prospectus.

     Unless otherwise specified, the term "Offered notes" will mean the Class A notes. The term "Non-offered notes" will mean the Class B notes and any redraw bonds issued after the closing date. The term "notes" will mean both the Offered notes and the Non-offered notes.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       CLASS A                      CLASS B
------------------------------------------------------------------------------------------------------------------------------------

Initial Principal Balance................................................   US$1,400,000,000               A$16,500,000
------------------------------------------------------------------------------------------------------------------------------------
% of Total...............................................................   99.09%                         0.91%
------------------------------------------------------------------------------------------------------------------------------------
Anticipated Ratings:
Moody's Investors Service, Inc...........................................   Aaa                            Not rated
Standard & Poor's (Australia) Pty Ltd....................................   AAA                            AA
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Three-month Australian
Interest rate up to but excluding the Step-Up Date.......................   Three-month LIBOR plus 0.04%   Bank Bill Rate plus 0.27%
------------------------------------------------------------------------------------------------------------------------------------
Interest rate on or after the Step-Up Date; provided that if the issuer trustee (i) proposes to redeem the notes and redraw bonds for an amount equal to the outstanding principal balance of the notes and redraw bonds as reduced by losses, plus accrued interest on the outstanding principal balance of the notes and the redraw bonds, and (ii) fails to obtain the approval of noteholders and redraw bondholders owning at least 75% of the aggregate outstanding principal balance of notes and redraw bonds owned by the noteholders and redraw bondholders present at a meeting of voting secured creditors, then the interest rate with respect to each subsequent
Distribution Date will be the rate specified in the line above ..........   Three-month LIBOR plus 0.08%   As above
------------------------------------------------------------------------------------------------------------------------------------
Interest Accrual Method..................................................   actual/360                     actual/365
------------------------------------------------------------------------------------------------------------------------------------
Distribution Dates.......................................................   22nd day of each February, May, August and November
                                                                            commencing on August 22, 2005 (or if such day is not a
                                                                            Business Day, then the next Business Day).
------------------------------------------------------------------------------------------------------------------------------------
Interest payable.........................................................   On each Distribution Date      On each Distribution Date
------------------------------------------------------------------------------------------------------------------------------------
Clearance/Settlement.....................................................    DTC/Euroclear/ Clearstream    Offered in Australia only
                                                                                     Luxembourg                   Austraclear
------------------------------------------------------------------------------------------------------------------------------------
Cut-Off Date.............................................................            Commencement of business April 27, 2005
------------------------------------------------------------------------------------------------------------------------------------
Closing Date.............................................................                    On or about May 4, 2005
------------------------------------------------------------------------------------------------------------------------------------
Final Maturity Date......................................................         The Distribution Date falling in August 2036
------------------------------------------------------------------------------------------------------------------------------------

                                      S-13

STRUCTURAL OVERVIEW

MEDALLION SECURITIZATION PROGRAM

     Commonwealth Bank of Australia established the Medallion Program pursuant to a master trust deed dated October 8, 1997 between
Securitisation Advisory Services Pty. Limited as manager and Perpetual
Trustee Company Limited as issuer trustee, as amended from time to time.
The master trust deed provides the general terms and structure for securitization under the program. For a description of the Medallion
Program, see "Description of the Trusts" in the accompanying prospectus.

     Under the Medallion Program, approximately A$19.4 billion (or equivalent) of mortgage-backed securities have been issued into the
Australian domestic market and global market through 2 Australian domestic securitization transactions and 7 global securitization transactions. The aggregate outstanding principal amount of housing loans under management in the Medallion Program is currently approximately
A$9.8 billion.

MEDALLION TRUST SERIES 2005-2G

     To establish the Medallion Trust Series 2005-2G, the issuer trustee, the manager, Commonwealth Bank of Australia as the servicer and a seller, and Homepath Pty Limited as a seller will execute a series supplement and the manager will settle A$100 on the issuer trustee.

     Except for the transactions described in this prospectus supplement relating to the issuance of the notes, as at the date of this prospectus supplement, the Medallion Trust Series 2005-2G has not engaged in any other business and no financial statements relating to the Medallion
Trust Series 2005-2G have been prepared. The Medallion Trust Series
2005-2G is governed by the laws of the State of New South Wales,
Australia. The series supplement sets out the specific details of the
Medallion Trust Series 2005-2G, which may vary from the terms set forth in the master trust deed. Each securitization under the Medallion Program is a separate transaction with a separate trust. The assets of the
Medallion Trust Series 2005-2G will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Medallion Trust Series
2005-2G. See "Description of the Trusts" in the accompanying prospectus.

     The Medallion Trust Series 2005-2G involves the securitization of housing loans originated by Commonwealth Bank of Australia and Homepath
Pty Limited and secured by mortgages on residential property located in
Australia. Each of Commonwealth Bank of Australia and Homepath Pty
Limited will equitably assign the housing loans to the trust, which will in turn issue the Offered notes, along with the Class B notes, to fund the acquisition of the housing loans.

     Perpetual Trustee Company Limited, as issuer trustee, will grant a floating charge over all of the assets of the trust under the security trust deed in favor of P.T. Limited, as security trustee, to secure the trust's payment obligations on the notes and any redraw bonds and to its other creditors. The floating charge is a first ranking charge over the assets of the trust subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the trust. A floating charge is a security interest on a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if an event of default occurs under the security trust deed (but in some cases will crystallize only over the assets affected by the event of default). While the charge is a floating charge, the issuer trustee may deal with the assets of the

                                      S-14

trust in accordance with the transaction documents and, if it acts contrary to its duties, may be able to deal with the assets of the trust in such a way as to prejudice the security trustee's interest in the assets in breach of the transaction documents. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust except in accordance with the transaction documents. For a description of floating charges and crystallization see "Description of the Transaction
Documents--The Security Trust Deed--Nature of the Charge" in the accompanying prospectus.

     Payments of interest and principal on the notes and any redraw bonds will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes and any redraw bonds. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes and any redraw bonds.

CREDIT ENHANCEMENTS

     Payments of interest and principal on the notes and any redraw bonds will be supported by the following forms of credit enhancement:

SUBORDINATION AND ALLOCATION OF LOSSES

     The Class B notes will always be subordinated to the Class A notes in their right to receive interest payments.

     Prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B notes will be subordinated to the Class A notes in their right to receive principal payments only in the circumstances and to the extent described in
"Description of the Offered Notes--Allocation of Principal to the Notes"
in this prospectus supplement. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the
Class B notes will be fully subordinated to the Class A notes in their right to receive principal payments.

     The Class B notes will bear all losses on the housing loans before the Class A notes as described in "Description of the Offered
Notes--Principal Charge-Offs" in this prospectus supplement. The support provided by the Class B notes is intended to enhance the likelihood that the Class A notes will receive expected payments of interest and principal. The following chart describes the initial support provided by the Class B notes:

           CREDIT       INITIAL SUPPORT
CLASS      SUPPORT        PERCENTAGE
-----   -------------   ---------------
  A     Class B notes        0.91%

     The initial support percentage in the preceding table is the initial balance of the Class B notes, as a percentage of the aggregate invested amount of the notes to be issued on the closing date.

     In certain circumstances, the issuer trustee may issue redraw bonds as described in "Description of the Offered Notes--Redraws and Further
Advances--Issue of Redraw Bonds" in this prospectus supplement. If issued, redraw bonds will, prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, rank equally with the Class A notes in their right to receive interest payments and will rank in priority to the Class A notes in their right to receive principal payments. Any losses allocated to the Class A notes and the redraw bonds will be allocated rateably between the Class A notes and the redraw bonds. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, redraw bonds will rank equally

                                      S-15

with the Class A notes in their right to receive both interest and principal payments.

MORTGAGE INSURANCE POLICIES

     GE Mortgage Insurance Company Pty Ltd will provide full coverage under a high LTV master mortgage insurance policy for all principal due on certain of the housing loans which are generally those which had a loan to value ratio greater than 80% at the time of origination. GE
Mortgage Insurance Company Pty Ltd will provide full coverage under a separate master mortgage insurance policy for all principal due on the balance of the housing loans.

EXCESS AVAILABLE INCOME

     Any interest collections on the housing loans and Other Income of the trust remaining after payments of interest on the notes and any redraw bonds and the trust's expenses and reimbursement of any unreimbursed Principal Draws will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

     See "Description of the Offered Notes--Principal
Charge-Offs--Reimbursements of Principal Charge-Offs" in this prospectus supplement.

LIQUIDITY ENHANCEMENTS

     Payments of interest on the notes and any redraw bonds will be supported by the following forms of liquidity enhancement.

LIQUIDITY FACILITY

     To cover possible liquidity shortfalls in the payments of interest on the notes and any redraw bonds and other expenses of the trust, the issuer trustee will, in certain circumstances, be able to borrow funds under a liquidity facility to be provided by Commonwealth Bank of
Australia.

PRINCIPAL DRAWS

     To cover possible liquidity shortfalls in the payments of interest on the notes and any redraw bonds and the other expenses of the trust, where the liquidity facility has been fully utilized, the manager will direct the issuer trustee to allocate Principal Collections on the housing loans and other principal receipts of the trust towards meeting the shortfall.

REDRAWS AND FURTHER ADVANCES

     Under the terms of each variable rate housing loan, a borrower may, subject to certain conditions, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance, being its principal balance if no amount had been prepaid, of his or her loan and the current principal balance of the loan. Commonwealth Bank of Australia or Homepath Pty Limited may also agree to make further advances to a borrower in excess of the scheduled principal balance of his or her loan. Commonwealth Bank of Australia or
Homepath Pty Limited, as appropriate, will be reimbursed for any redraws, and for any further advances which exceed the scheduled principal balance of a housing loan by no more than one scheduled monthly installment on the housing loan, that it advances to borrowers from Principal
Collections on the housing loans. Thus, the trust will have less funds available to pay principal to the notes on the next Distribution Date, but will have a corresponding greater amount of assets with which to make future payments.

     Where Commonwealth Bank of Australia or Homepath Pty Limited makes further advances which exceed the scheduled principal balance of a housing loan by more than one scheduled monthly installment, then Commonwealth Bank of Australia or
Homepath Pty Limited, as appropriate, will repurchase the loan from the pool.

                                      S-16

     See "Commonwealth Bank Residential Loan Program", "Homepath
Residential Loan Program", "Description of the Transaction Documents--The
Standby Redraw Facility" in the accompanying prospectus and "Description of the Offered notes --Redraws and Further Advances" in this prospectus supplement.

HEDGING ARRANGEMENTS

     The issuer trustee will enter into swaps to hedge the following risks:

o    the basis risk between the interest rate on the housing loans which accrue interest at a discretionary variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swap;

o    the basis risk between the interest rate on the housing loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swap; and

o    the currency risk and the basis risk between the collections on the housing loans and the amounts received by the issuer trustee under the swaps which hedge the above basis risks, which are denominated in Australian dollars and calculated by reference to the Australian bank bill rate, and the obligation of the trust to pay interest and principal on the Class A notes, which are denominated in US dollars and, in the case of interest, calculated by reference to quarterly LIBOR.

OPTIONAL REDEMPTION

     The issuer trustee will, if the manager directs it to do so (at the manager's option), redeem all of the notes and any redraw bonds on any
Distribution Date falling on or after the date on which the total outstanding principal balance of the housing loans on that date is less than 10% of the total outstanding principal balance of the housing loans as at April 27, 2005.

     If the issuer trustee redeems the Offered notes, pursuant to the prior sentence the noteholders will receive a payment equal to the outstanding principal balance of the Offered notes plus any interest accrued on the outstanding principal balance of the Offered notes, unless noteholders and redraw bondholders owning at least 75% of the aggregate outstanding principal balance of the notes and redraw bonds owned by noteholders and redraw bondholders present at a meeting of voting secured creditors consent to receiving the outstanding principal balance of the notes and redraw bonds, as reduced by losses allocated against the notes and redraw bonds, plus accrued interest on the outstanding principal balance of the notes and redraw bonds.

STEP-UP

     The interest rate on the Class A notes from the second Distribution
Date after the date on which the above optional redemption can occur, this date being the Step-Up Date (see "Description of the Offered
Notes--Interest on the Notes"), will be three-month LIBOR plus 0.08%.

     If the issuer trustee attempts but is unable to obtain the approval of noteholders and redraw bondholders owning at least 75% of the aggregate outstanding principal balance of the notes and redraw bonds owned by noteholders and the redraw bondholders present at a meeting of voting secured creditors to redeem the notes and redraw bonds for an amount equal to the outstanding principal balance as reduced by the amount of losses, if any, allocated to the notes and redraw bonds, then the interest

                                      S-17

rate on the Class A notes will remain at, or return to, as applicable, three-month LIBOR plus 0.04%.

                                      S-18

                              THE HOUSING LOAN POOL

     The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied one-to-four family residential properties. The housing loans will have terms to stated maturity as of the cut-off date of no more than 30 years. The actual characteristics of the selection housing loan pool may change from that set out below as a result of the selection process. Commonwealth Bank of Australia expects the pool of housing loans to have characteristics similar to the following:

                      SELECTED HOUSING LOAN POOL DATA AS OF
                 THE COMMENCEMENT OF BUSINESS ON APRIL 27, 2005

Number of Housing Loans.......................................   10,939
Housing Loan Pool Size........................................   A$1,818,278,312
Average Housing Loan Balance..................................   A$166,220
Maximum Housing Loan Balance..................................   A$744,666
Minimum Housing Loan Balance..................................   A$50,958
Total Valuation of the Properties.............................   A$3,097,217,506
Maximum Remaining Term to Maturity in Months..................   352
Maximum Current Loan-to-Value Ratio...........................   95.00%
Weighted Average Seasoning in Months..........................   20
Weighted Average Remaining Term to Maturity in Months.........   315
Weighted Average Original Loan-to-Value Ratio.................   65.52%
Weighted Average Current Loan-to-Value Ratio..................   62.00%

     The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the valuation of the property that is currently securing the housing loan at the time the housing loan was originated unless the property has been revalued in the limited circumstances described below. There will be no revaluation of the properties specifically for the purposes of the issue of the notes. Revaluations are only conducted in circumstances where a borrower under a housing loan seeks additional funding, or seeks to partially discharge an existing security, or where a borrower is in default and Commonwealth Bank of Australia or Homepath Pty Limited is
considering enforcement action. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has reduced in value, the original loan-to-value ratio at the cut-off date may not reflect the loan-to-value ratio at the origination of that housing loan.

     Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. This addition or removal of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. Neither Commonwealth Bank of Australia nor
Homepath Pty Limited will add or remove any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, other than a change in the Number of Housing Loans, the Housing
Loan Pool Size or Total Valuation of the Properties where the change is due to adding or removing housing loans due to a fluctuation in the
A$/US$ exchange rate, unless a revised prospectus supplement is delivered to prospective investors. See Appendix A for additional information regarding the housing loan pool.

     Each seller will select housing loans from its pool of eligible loans based on its selection criteria.

                                      S-19

AUSTRALIAN WITHHOLDING TAX

     Payments of principal and interest on the Offered notes will be reduced by any applicable withholding taxes. The issuer trustee is not obliged to pay any additional amounts to the holders of the Offered notes to cover any withholding taxes. Under present Australian law, the Offered notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions. The issuer trustee will seek to issue the Offered notes in a manner which will satisfy the conditions for an exemption from Australian withholding tax.
One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that an Offered note, or an interest in a
Offered note, was being, or would later be, acquired directly or indirectly by certain associates of the issuer trustee, Commonwealth Bank of Australia or Homepath Pty Limited. Accordingly, persons who are associates of the issuer trustee, Commonwealth Bank of Australia or
Homepath, for the purposes of the Australian Income Tax Assessment Act
1936, should not acquire Offered notes unless they satisfy the exemption from the limitation regarding associates. See "Australian Tax Matters" in the accompanying prospectus and "The Housing Loan Pool--Australian
Withholding Tax" in this prospectus supplement for a more detailed description of the exemptions available to associates and the conditions that must be satisfied in order for the issue of the Offered notes to qualify for an exemption from Australian withholding tax.

     If, by virtue of a change in law:

     o    the issuer trustee will be required to withhold or deduct
          amounts from payment of principal or interest to any class of noteholders or redraw bondholders due to taxes, duties,
          assessments or governmental charges; or

     o    the issuer trustee ceases to receive the total amount of
          interest payable by borrowers on the housing loans due to
          taxes, duties, assessments or other governmental charges,

the manager may, at its sole option, direct the issuer trustee to redeem all of the notes and any redraw bonds. If the issuer trustee redeems the Offered notes, the holders of the Offered notes will receive a payment equal to the outstanding principal balance of the Offered notes plus accrued interest on the outstanding principal balance of the Offered notes, unless noteholders and redraw bondholders owning 75% of the aggregate outstanding principal balance of the notes and redraw bonds consent to receiving the outstanding principal balance of the notes and redraw bonds, as reduced by losses allocated against the notes and redraw bonds, plus accrued interest on the outstanding principal balance of the notes and redraw bonds. However, if the withholding or deduction relates only to the Offered notes, holders owning 75% of the aggregate outstanding principal balance of the Offered notes may direct the issuer trustee not to redeem the notes and redraw bonds. See "Description of the Offered Notes--Redemption of the
Notes for Taxation or Other Reasons" in the accompanying prospectus.

     If the holder of an Offered note is an Australian resident or a non-resident that holds the Offered note at or through a permanent establishment in Australia, withholding tax of 48.5% must be deducted, unless the holder supplies the issuer trustee with their Australian
Business Number or Tax File Number or proof of appropriate exemption to quote such numbers.

                                      S-20

U.S. TAX STATUS

     In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the Offered notes will be characterized as debt for U.S.
federal income tax purposes. Each holder of an Offered note, by acceptance of an Offered note, agrees to treat the Offered notes as indebtedness. See "United States Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The Offered notes will not constitute "mortgage-related securities"
for the purposes of the Secondary Mortgage Market Enhancement Act of 1984
under United States federal law. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult your own legal advisors concerning the status of the Offered notes as legal investments for you. See "Legal
Investment Considerations" in the accompanying prospectus.

ERISA CONSIDERATIONS

     In general, subject to the restrictions described in "ERISA
Considerations" in this prospectus supplement and in the accompanying prospectus, the Offered notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act of 1974, as
amended, ERISA, or Section 4975 of the U.S. Internal Revenue Code of
1986, as amended (the "Code"). Investors should consult their counsel with respect to the consequences under ERISA and the Code of the plan's acquisition and ownership of the Offered notes.

BOOK-ENTRY REGISTRATION

The Offered notes will be initially issued in book-entry form only. Persons acquiring beneficial ownership of interests in the Class A notes will hold their interests through The Depository Trust Company in the United States or
Clearstream, Luxembourg or Euroclear outside of the United States.

     Transfers within The Depository Trust Company, Clearstream,
Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers of
Class A notes between persons holding directly or indirectly through The
Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in The Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

COLLECTIONS

     The issuer trustee will receive for each Collection Period amounts, which are known as collections, which include:

     o    payments of interest, principal, fees and other amounts under the housing loans, excluding any insurance premiums and related charges payable to Commonwealth Bank of Australia or Homepath
          Pty Limited;

     o    proceeds from the enforcement of the housing loans and
          mortgages and other securities relating to those housing loans;

     o    amounts received under mortgage insurance policies;

     o    amounts received from Commonwealth Bank of Australia, either as seller or servicer, or Homepath Pty

                                      S-21

          Limited, for breaches of representations or undertakings; and

     o    interest on amounts in the collections account, other than certain excluded amounts, and income received on Authorized
          Short-Term Investments of the trust.

     Collections will be allocated between income and principal.
Collections attributable to interest, plus some other amounts, are known as the Available Income Amount. The collections attributable to principal, plus some other amounts, are known as the Available Principal
Amount.

     The Available Income Amount is used to pay certain fees and expenses of the trust and interest on the notes and any redraw bonds. The
Available Principal Amount is used to pay, among other things, principal on the notes and any redraw bonds. If there is an excess of Available
Income Amount after the payment of such fees, expenses and interest on the notes, any redraw bonds and the standby redraw facility, the excess income will be used to first reimburse any Principal Draws second to reduce rateably any principal charge-offs on the Class A notes and any redraw bonds and the standby redraw facility and lastly to reduce any principal charge-offs on the Class B notes. Any remaining excess will be used to pay the manager's arranging fee with the balance distributed to the income unitholder.

INTEREST ON THE NOTES AND REDRAW BONDS

     Interest on the Class A notes, the Class B notes and any redraw bonds is payable in arrears on each Distribution Date. Interest will be paid on the Class B notes only after the payments of interest on the
Class A notes and any redraw bonds are made.

     On each Distribution Date, the amount available to pay interest on the Class A notes and any redraw bonds will be allocated rateably among the Class A notes and the redraw bonds.

     On each Distribution Date:

     o    the A$ Class A Floating Amount will be payable by the issuer trustee to the currency swap provider under the Class A
          currency swap and the currency swap provider will in turn pay to the principal paying agent the interest to be paid on the
          Class A notes; and

     o    interest will be paid on the Class B notes only if there are sufficient funds available to make payments of interest on the
          Class A notes and the redraw bonds.

     Interest on each class of notes and any redraw bonds is calculated for each Accrual Period as follows:

     o    at the note's or redraw bond's interest rate;

     o    on the outstanding principal balance of that note or redraw bond at the beginning of that Accrual Period; and

     o    on the basis of the actual number of days in the relevant
          Accrual Period and a year of 360 days for the Offered notes or a year of 365 days for the Class B notes and the redraw bonds.

PRINCIPAL ON THE NOTES AND REDRAW BONDS

     Principal on the Class A notes, the Class B notes and any redraw bonds is payable on each Distribution Date.

                                      S-22

     On each Distribution Date, the amount available to be paid in respect of principal on the notes and redraw bonds will be paid first to redraw bondholders with priority given to redraw bonds with earlier issue dates until the outstanding principal balance of the redraw bonds, as reduced by losses allocated against the redraw bonds, is reduced to zero.

     After payments in respect of the redraw bonds, the available principal up to a specified maximum amount will be allocated rateably among the Class A notes and on each Distribution Date the principal amount so allocated to the Class A notes will be paid by the issuer trustee to the currency swap provider under the Class A currency swap. In return, the currency swap provider will pay to the principal paying agent the amount of principal to be repaid on the Class A notes for distribution to the Class A Noteholders until the outstanding principal balance of the Class A notes, as reduced by losses allocated against the
Class A notes, is reduced to zero.

     The specified maximum amount to be applied to make repayments of principal on the notes will vary in accordance with the Stepdown
Conditions, with the result that, in some circumstances, to a limited extent, the Class B notes will receive principal rateably with the Class
A notes.

     The balance of the available amount of principal will be paid on a
Distribution Date to Class B noteholders in respect of principal on the
Class B notes until the outstanding principal balance of the Class B notes, as reduced by losses allocated against the Class B notes, is reduced to zero.

     On each Distribution Date, the outstanding principal balance of each note and any redraw bond will be reduced by the amount of the principal payment made on that date on that note or redraw bond. The outstanding principal balance of each note and any redraw bond will also be reduced by the amount of principal losses on the housing loans allocated to that note or redraw bond.

     If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed rateably among all of the Class A notes, converted to US$ in accordance with the exchange rate specified in the security trust deed, and the redraw bonds and prior to any distributions to the Class B notes.

ALLOCATION OF CASH FLOWS

     On each Distribution Date, the issuer trustee will allocate interest and principal to each noteholder and any redraw bondholder to the extent of the Available Income Amount and Available Principal Amount on that distribution date available to be applied for these purposes.

     The charts on the succeeding pages summarize the flow of payments.

                                      S-23

          DETERMINATION OF AVAILABLE INCOME AMOUNT ON OR PRIOR TO EACH
                               DISTRIBUTION DATE

--------------------------------------------------------------------------------
                           FINANCE CHARGE COLLECTIONS

Amounts received by the issuer trustee during the preceding Collection Period under the housing loans in respect of interest, fees and certain other charges.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                       MORTGAGE INSURANCE INCOME PROCEEDS

Amounts received pursuant to a mortgage insurance policy which the manager determines should be accounted for in respect of a finance charge loss.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                                  OTHER INCOME

Certain other amounts received by the issuer trustee during the preceding
Collection Period and certain other receipts in the nature of income (as determined by the manager) received by the preceding Determination Date.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                           LIQUIDITY FACILITY ADVANCE

Any advance to be made under the liquidity facility on that Distribution Date.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                                 PRINCIPAL DRAW

Any amount of the Available Principal Amount to be allocated to the Available
Income Amount as a Principal Draw on that Distribution Date.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                     OTHER AMOUNTS UNDER SUPPORT FACILITIES

Other amounts received from a Support Facility provider which the manager determines should be included in the Available Income Amount.
--------------------------------------------------------------------------------
                                        =
--------------------------------------------------------------------------------

                             AVAILABLE INCOME AMOUNT

--------------------------------------------------------------------------------

                                      S-24

         DISTRIBUTION OF AVAILABLE INCOME AMOUNT ON A DISTRIBUTION DATE

--------------------------------------------------------------------------------
On the first Distribution Date, pay the Accrued Interest Adjustment to
Commonwealth Bank of Australia and Homepath Pty Limited.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay or make provision for taxes of the trust, if any.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the issuer trustee its fee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the security trustee its fee, if any.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the manager its management fee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the servicer its fee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the liquidity facility provider the commitment fee in relation to the liquidity facility.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay rateably to the Support Facility providers amounts due under Support
Facilities except those described above or below. These may include interest due on the liquidity facility and payments due under the basis swap and fixed rate swaps.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay or make provision for all expenses of the trust except those described above or below.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the standby redraw facility provider the commitment fee in relation to the standby redraw facility.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Repay to the liquidity facility provider outstanding advances under the liquidity facility made on prior Distribution Dates.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay rateably to:

o    the currency swap provider payment of the A$ Class A Floating Amount under the Class A currency swap relating to interest due on the Class A notes together with any unpaid interest in relation to the Class A notes from prior Distribution Dates;

o    the redraw bondholders interest due on the redraw bonds for that Accrual
     Period together with any unpaid interest in relation to the redraw bonds;
     and

o    the standby redraw facility provider interest due on the standby redraw facility together with any unpaid interest in relation to the standby redraw facility.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the Class B noteholders interest due on the Class B notes for that
Accrual Period together with any unpaid interest in relation to the Class B notes.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Allocate the amount of any unreimbursed Principal Draws to the Available
Principal Amount for distribution.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Allocate the amount of any unreimbursed principal charge-offs to the Available
Principal Amount for distribution.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the manager its arranging fee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Distribute any remaining amounts to the income unitholder.
--------------------------------------------------------------------------------

                                      S-25

   DETERMINATION OF AVAILABLE PRINCIPAL AMOUNT PRIOR TO EACH DISTRIBUTION DATE

--------------------------------------------------------------------------------
                              PRINCIPAL COLLECTIONS

Amounts received by the issuer trustee during the preceding Collection Period under the housing loans in respect of principal other than as described below.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                      MORTGAGE INSURANCE PRINCIPAL PROCEEDS

Amounts received pursuant to a mortgage insurance policy which the manager determines should be accounted for on the preceding Determination Date in respect of a principal loss.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                             OTHER PRINCIPAL AMOUNTS

Prepayments of principal on the housing loans, amounts rounded down from the relevant preceding Distribution Date, certain other amounts received by the issuer trustee during the preceding Collection Period, certain other receipts in the nature of principal, as determined by the manager, received by the preceding
Determination Date and, for the first Distribution Date, the amount, if any, by which the proceeds of issue of the notes exceeds the consideration for the housing loans acquired by the trust.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                       PRINCIPAL CHARGE-OFF REIMBURSEMENT

The amount allocated from the Available Income Amount on that Distribution Date towards unreimbursed principal charge-offs.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                               REDRAW BOND AMOUNT

The proceeds of issue of any redraw bonds during the period ending on and including the preceding Determination Date and commencing on but excluding the
Determination Date before that.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                         STANDBY REDRAW FACILITY ADVANCE

Any advance to be made under the standby redraw facility on the immediately following Distribution Date.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                          PRINCIPAL DRAW REIMBURSEMENT

The amount allocated from the Available Income Amount on that Distribution Date towards unreimbursed Principal Draws.
--------------------------------------------------------------------------------
                                        =
--------------------------------------------------------------------------------
                           AVAILABLE PRINCIPAL AMOUNT
--------------------------------------------------------------------------------

                                      S-26

                  DISTRIBUTION OF AVAILABLE PRINCIPAL AMOUNT ON
                               A DISTRIBUTION DATE

--------------------------------------------------------------------------------
                          REDRAWS AND FURTHER ADVANCES

Repay to the sellers rateably any redraws and further advances under the housing loans, other than further advances which cause the related housing loan to be removed from the trust, made by the sellers during or prior to the preceding
Collection Period.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PRINCIPAL DRAWS

Allocate an amount equal to the Principal Draw for the Distribution Date to the
Available Income Amount.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        STANDBY REDRAW FACILITY PRINCIPAL

Repay to the standby redraw facility provider the principal outstanding under the standby redraw facility as reduced by principal charge-offs or increased by reimbursement of principal charge-offs.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  REDRAW BONDS

Repay to the redraw bondholders the Stated Amount of the redraw bonds.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CLASS A NOTEHOLDERS

Pay rateably an amount equal to or greater than the Class A notes proportional share of the remaining Available Principal Amount on that Distribution Date to the currency swap provider under the Class A currency swap in relation to a repayment to the Class A noteholders of the Stated Amount of the Class A notes until the Stated Amount of the Class A notes is reduced to zero.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CLASS B NOTEHOLDERS

Pay the Stated Amount of the Class B notes to the Class B noteholders until the
Stated Amount of the Class B notes is reduced to zero.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CAPITAL UNITHOLDERS

Distribute any remaining amounts firstly to the Class A Capital unitholder (up to a maximum amount for all such distributions of A$1,000) and secondly to the
Class B Capital unitholder.
--------------------------------------------------------------------------------

                                      S-27

                                  RISK FACTORS

     The Offered notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Offered notes. There may be other unforeseen reasons why you might not receive principal or interest on your Offered notes. You should also read the detailed information set out elsewhere in this prospectus supplement and the accompanying prospectus.

THE OFFERED NOTES WILL BE PAID   o    The Offered notes are debt obligations of
ONLY FROM THE ASSETS OF THE           the issuer trustee only in its capacity as
TRUST                                 trustee of the trust. The Offered notes do
                                      not represent an interest in or obligation
                                      of the issuer trustee in any other
                                      capacity or of any of the other parties to
                                      the transaction. The assets of the trust
                                      will be the sole source of payments on the
                                      Offered notes. The issuer trustee's
                                      personal assets will only be available to
                                      make payments on the Offered notes if the
                                      issuer trustee is negligent, commits fraud
                                      or in some circumstances where the issuer
                                      trustee fails to comply with or breaches
                                      an obligation imposed upon it under the
                                      transaction documents. Therefore, if the
                                      assets of the trust are insufficient to
                                      pay the interest and principal on your
                                      Offered notes when due, there will be no
                                      other source from which to receive these
                                      payments and you may not get back your
                                      entire investment or the yield you
                                      expected to receive.

YOU FACE AN ADDITIONAL           o    Although Commonwealth Bank of Australia
POSSIBILITY OF LOSS BECAUSE           and Homepath Pty Limited could have
THE ISSUER TRUSTEE DOES NOT           legally assigned the title to the housing
HOLD LEGAL TITLE TO THE               loans to the issuer trustee, initially
HOUSING LOANS                         they will assign only equitable title to
                                      the housing loans to the issuer trustee.
                                      The borrowers will not be notified of the
                                      equitable assignment. The housing loans
                                      will be legally assigned to the issuer
                                      trustee only upon the occurrence of a
                                      perfection of title event, as described in
                                      "Description of the Assets of a
                                      Trust--Transfer and Assignment of the
                                      Housing Loans" in the accompanying
                                      prospectus. Because the issuer trustee
                                      does not hold legal title to the housing
                                      loans, you will be subject to the
                                      following risks, which may lead to a
                                      failure to receive collections on the
                                      housing loans, delays in receiving the
                                      collections or losses to you.

                                      S-28

                                 o    The issuer trustee's interest in a housing
                                      loan and its related securities may be
                                      impaired by the subsequent creation of
                                      another interest over the related housing
                                      loan or its related securities by a seller
                                      prior to the issuer trustee acquiring a
                                      legal interest in the housing loans.

                                 o    Until a borrower has notice of the
                                      assignment, that borrower is not bound to
                                      make payments under its housing loan to
                                      anyone other than Commonwealth Bank of
                                      Australia or Homepath Pty Limited, as
                                      appropriate. Until a borrower receives
                                      notice of the assignment, any payments the
                                      borrower makes under his or her housing
                                      loan to Commonwealth Bank of Australia or
                                      Homepath Pty Limited, as appropriate, will
                                      validly discharge the borrower's
                                      obligations under the borrower's housing
                                      loan even if the issuer trustee does not
                                      receive the payments from Commonwealth
                                      Bank of Australia or Homepath Pty Limited,
                                      as appropriate. Therefore, if Commonwealth
                                      Bank of Australia or Homepath Pty Limited
                                      does not deliver collections to the issuer
                                      trustee, for whatever reason, neither the
                                      issuer trustee nor you will have any
                                      recourse against the related borrowers for
                                      such collections.

                                 o    The issuer trustee may not be able to
                                      initiate any legal proceedings against a
                                      borrower to enforce a housing loan without
                                      the involvement of Commonwealth Bank of
                                      Australia or Homepath Pty Limited, as
                                      appropriate.

A BORROWER'S ABILITY TO OFFSET   o    It is possible that in the event of the
MAY AFFECT THE RETURN ON YOUR         insolvency of Commonwealth Bank of
OFFERED NOTES                         Australia, borrowers may be able to offset
                                      their deposits with Commonwealth Bank of
                                      Australia against their liability under
                                      their housing loans. If this occurred, the
                                      assets of the trust might be insufficient
                                      to pay you principal and interest in full.

A SELLER AND THE SERVICER MAY    o    Before a seller or the servicer remits
COMMINGLE COLLECTIONS ON THE          collections to the collections account,
HOUSING LOANS WITH THEIR              the collections may be commingled with the
ASSETS                                assets of that seller or the servicer. If
                                      a seller or the servicer becomes
                                      insolvent, the issuer trustee may only be
                                      able to claim those collections as an
                                      unsecured creditor of the insolvent
                                      company. This could lead to a failure to
                                      receive the collections on the housing
                                      loans, delays in receiving the
                                      collections, or losses to you.

                                      S-29

THERE IS NO WAY TO PREDICT THE   o    The rate of principal and interest
ACTUAL RATE AND TIMING OF             payments on pools of housing loans varies
PAYMENTS ON THE HOUSING LOANS         among pools, and is influenced by a
                                      variety of economic, demographic, social,
                                      tax, legal and other factors, including
                                      prevailing market interest rates for
                                      housing loans and the particular terms of
                                      the housing loans. Australian housing
                                      loans have features and options that are
                                      different from housing loans in the United
                                      States and Europe, and thus will have
                                      different rates and timing of payments
                                      from housing loans in the United States
                                      and Europe. There is no guarantee as to
                                      the actual rate of prepayment on the
                                      housing loans, or that the actual rate of
                                      prepayments will conform to any model
                                      described in this prospectus supplement.
                                      The rate and timing of principal and
                                      interest payments and the ability to
                                      redraw principal on the housing loans will
                                      affect the rate and timing of payments of
                                      principal and interest on your Offered
                                      notes. Unexpected prepayment rates could
                                      have the following negative effects:

                                      o    If you bought your Offered notes for
                                           more than their face amount, the
                                           yield on your Offered notes will drop
                                           if principal payments occur at a
                                           faster rate than you expect; or

                                      o    If you bought your Offered notes for
                                           less than their face amount, the
                                           yield on your Offered notes will drop
                                           if principal payments occur at a
                                           slower rate than you expect.

LOSSES AND DELINQUENT PAYMENTS   o    If borrowers fail to make payments of
ON THE HOUSING LOANS MAY              interest and principal under the housing
AFFECT THE RETURN ON YOUR             loans when due and the credit enhancement
OFFERED NOTES                         described in this prospectus supplement is
                                      not enough to protect your Offered notes
                                      from the borrowers' failure to pay, then
                                      the issuer trustee may not have enough
                                      funds to make full payments of interest
                                      and principal due on your Offered notes.
                                      Consequently, the yield on your Offered
                                      notes could be lower than you expect and
                                      you could suffer losses.

ENFORCEMENT OF THE HOUSING       o    Substantial delays could be encountered in
LOANS MAY CAUSE DELAYS IN             connection with the liquidation of a
PAYMENT AND LOSSES                    housing loan, which may lead to shortfalls
                                      in payments to you to the extent those
                                      shortfalls are not covered by a mortgage
                                      insurance policy.

                                      S-30

                                 o    If the proceeds of the sale of a mortgaged
                                      property, net of preservation and
                                      liquidation expenses, are less than the
                                      amount due under the related housing loan,
                                      the issuer trustee may not have enough
                                      funds to make full payments of interest
                                      and principal due to you, unless the
                                      difference is covered under a mortgage
                                      insurance policy.

PRINCIPAL ON THE REDRAW BONDS    o    If redraw bonds are issued they will rank
WILL BE PAID BEFORE PRINCIPAL         ahead of your Offered notes with respect
ON YOUR OFFERED NOTES                 to payment of principal prior to
                                      enforcement of the charge under the
                                      security trust deed, and you may not
                                      receive full repayment of principal on
                                      your Offered notes.

THE CLASS B NOTES PROVIDE ONLY   o    The amount of credit enhancement provided
LIMITED PROTECTION AGAINST            through the subordination of the Class B
LOSSES                                notes to the Offered notes and redraw
                                      bonds is limited and could be depleted
                                      prior to the payment in full of the
                                      Offered notes and redraw bonds. If the
                                      principal amount of the Class B notes is
                                      reduced to zero, you may suffer losses on
                                      your Offered notes.

THE MORTGAGE INSURANCE           o    The mortgage insurance policies are
POLICIES MAY NOT BE AVAILABLE         subject to some exclusions from coverage
TO COVER LOSSES ON THE HOUSING        and rights of refusal or reduction of
LOANS                                 claims, some of which are described in
                                      "Description of the Transaction
                                      Documents--The Mortgage Insurance
                                      Policies". Therefore, a borrower's
                                      payments that are expected to be covered
                                      by the mortgage insurance policies may not
                                      be covered because of these exclusions,
                                      refusals or reductions and the issuer
                                      trustee may not have enough money to make
                                      full payments of principal and interest on
                                      your Offered notes.

YOU MAY NOT BE ABLE TO RESELL    o    The underwriter is not required to assist
YOUR OFFERED NOTES                    you in reselling your Offered notes. A
                                      secondary market for your Offered notes
                                      may not develop.

                                 o    If a secondary market does develop, it
                                      might not continue or might not be
                                      sufficiently liquid to allow you to resell
                                      any of your Offered notes readily or at
                                      the price you desire. The market value of
                                      your Offered notes is likely to fluctuate,
                                      which could result in significant losses
                                      to you.

                                      S-31

THE TERMINATION OF ANY OF THE    o    The issuer trustee will exchange the
SWAPS MAY SUBJECT YOU TO              interest payments from the fixed rate
LOSSES FROM INTEREST RATE OR          housing loans for variable rate payments
CURRENCY FLUCTUATIONS                 based upon the three month Australian bank
                                      bill rate. If a fixed rate swap is
                                      terminated or the fixed rate swap provider
                                      fails to perform its obligations, you will
                                      be exposed to the risk that the floating
                                      rate of interest payable on the Offered
                                      notes will be greater than the
                                      discretionary fixed rate set by the
                                      servicer on the fixed rate housing loans,
                                      which may lead to losses to you.

                                 o    The issuer trustee will exchange the
                                      interest payments from the variable rate
                                      housing loans for variable rate payments
                                      based upon three month Australian bank
                                      bill rate. If the basis swap is
                                      terminated, the manager will direct the
                                      servicer to, subject to applicable laws,
                                      set the rates at which interest set-off
                                      benefits are calculated under the mortgage
                                      interest saver accounts at a rate low
                                      enough to cover the payments owed by the
                                      trust or to zero, and if that does not
                                      produce sufficient income, to set the
                                      interest rates on the variable rate
                                      housing loans at a rate high enough to
                                      cover the payments owed by the trust. If
                                      the rates on the variable rate housing
                                      loans are set above the market interest
                                      rate for similar variable rate housing
                                      loans, the affected borrowers will have an
                                      incentive to refinance their loans with
                                      another institution, which may lead to
                                      higher rates of principal prepayment than
                                      you initially expected, which will affect
                                      the yield on your Offered notes.

                                 o    The issuer trustee will receive payments
                                      from the borrowers on the housing loans,
                                      the fixed rate swap provider and the basis
                                      swap provider in Australian dollars
                                      calculated, in the case of the swap
                                      provider, by reference to the Australian
                                      bank bill rate, and make payments to the
                                      Class A noteholders in US dollars
                                      calculated, in the case of interest, by
                                      reference to LIBOR. Under the Class A
                                      currency swap, the Class A currency swap
                                      provider will exchange Australian dollar
                                      obligations for US dollars, and in the
                                      case of interest, amounts calculated by
                                      reference to the Australian bank bill rate
                                      for amounts calculated by reference to
                                      LIBOR. If the currency swap provider fails
                                      to perform its obligations under the
                                      currency swap or if the currency swap is
                                      terminated, the issuer trustee might have
                                      to exchange its Australian dollars

                                      S-32

                                      for US dollars and its Australian bank
                                      bill rate obligations for LIBOR
                                      obligations at rates that do not provide
                                      sufficient US dollars to make payments to
                                      you in full.

PREPAYMENTS DURING A             o    If a prepayment is received on a housing
COLLECTION PERIOD MAY RESULT          loan during a Collection Period, interest
IN YOU NOT RECEIVING YOUR FULL        on the housing loan will cease to accrue
INTEREST PAYMENTS                     on that portion of the housing loan that
                                      has been prepaid, starting on the date of
                                      prepayment. The amount prepaid will be
                                      invested in investments, or will be the
                                      subject of interest payable by the
                                      servicer commencing 5 Business Days after
                                      receipt by the servicer, that may earn a
                                      rate of interest lower than that paid on
                                      the housing loan. If it is less, and the
                                      basis swap or a fixed rate swap has been
                                      terminated, the issuer trustee may not
                                      have sufficient funds to pay you the full
                                      amount of interest on the Offered notes on
                                      the next Distribution Date.

PAYMENT HOLIDAYS MAY RESULT IN   o    If a borrower prepays principal on his or
YOU NOT RECEIVING YOUR FULL           her housing loan, the borrower is not
INTEREST PAYMENTS                     required to make any payments, including
                                      interest payments, until the outstanding
                                      principal balance of the housing loan plus
                                      unpaid interest equals the scheduled
                                      principal balance. If a significant number
                                      of borrowers take advantage of this
                                      feature at the same time and the liquidity
                                      facility and any Principal Draws do not
                                      provide enough funds to cover the interest
                                      payments on the housing loans that are not
                                      received, the issuer trustee may not have
                                      sufficient funds to pay you the full
                                      amount of interest on your Offered notes
                                      on the next Distribution Date.

THE PROCEEDS FROM THE            o    If the security trustee enforces the
ENFORCEMENT OF THE SECURITY           security interest on the assets of the
TRUST DEED MAY BE INSUFFICIENT        trust after an event of default under the
TO PAY AMOUNTS DUE TO YOU             security trust deed, there is no assurance
                                      that the market value of the assets of the
                                      trust will be equal to or greater than the
                                      outstanding principal and interest due on
                                      the Offered notes and the other secured
                                      obligations that rank ahead of or equally
                                      with the Offered notes, or that the
                                      security trustee will be able to realize
                                      the full value of the assets of the trust.
                                      The issuer trustee, the security trustee,
                                      the note trustee, the principal paying
                                      agent and any receiver, to the extent they
                                      are owed any fees, the liquidity facility
                                      provider to the extent of any outstanding
                                      cash advance deposit, the fixed rate swap
                                      provider and the basis swap provider in
                                      respect

                                      S-33

                                      of any collateral lodged by them and the
                                      sellers to the extent of any unpaid
                                      Accrued Interest Adjustment will generally
                                      be entitled to receive the proceeds of any
                                      sale of the assets of the trust before
                                      you. Consequently, the proceeds from the
                                      sale of the assets of the trust after an
                                      event of default under the security trust
                                      deed may be insufficient to pay you
                                      principal and interest in full.

IF THE MANAGER DIRECTS THE       o    If the manager directs the issuer trustee
ISSUER TRUSTEE TO REDEEM THE          to redeem the notes and any redraw bonds
OFFERED NOTES EARLY, YOU COULD        early as described in "Description of the
SUFFER LOSSES AND THE YIELD ON        Offered Notes--Optional Redemption of the
YOUR OFFERED NOTES COULD BE           Notes" in this prospectus supplement and
LOWER THAN EXPECTED                   principal charge-offs have occurred,
                                      noteholders and redraw bondholders owning
                                      at least 75% of the aggregate outstanding
                                      amount of the notes and redraw bonds may
                                      consent to receiving an amount equal to
                                      the outstanding principal amount of the
                                      notes and redraw bonds, less unreimbursed
                                      principal charge-offs, plus accrued
                                      interest. As a result, you may not fully
                                      recover your investment. In addition, the
                                      early retirement of your Offered notes
                                      will shorten their average lives and
                                      potentially lower the yield on your
                                      Offered notes.

TERMINATION PAYMENTS RELATING    o    If the issuer trustee is required to make
TO A CURRENCY SWAP AND A FIXED        a termination payment to the currency swap
RATE SWAP MAY REDUCE PAYMENTS         provider or the fixed rate swap provider
TO YOU                                upon the termination of a currency swap or
                                      a fixed rate swap, respectively, the
                                      issuer trustee will make the termination
                                      payment from the assets of the trust and,
                                      prior to enforcement of the security trust
                                      deed, in priority to payments on the
                                      Offered notes. Thus, if the issuer trustee
                                      makes a termination payment, there may not
                                      be sufficient funds remaining to pay
                                      interest on your Offered notes on the next
                                      Distribution Date, and the principal on
                                      your Offered notes may not be repaid in
                                      full.

THE IMPOSITION OF A              o    If a withholding tax is imposed on
WITHHOLDING TAX WILL REDUCE           payments of interest on your Offered
PAYMENTS TO YOU AND MAY LEAD          notes, you will not be entitled to receive
TO AN EARLY REDEMPTION OF THE         grossed-up amounts to compensate for such
OFFERED NOTES                         withholding tax. Thus, you will receive
                                      less interest than is scheduled to be paid
                                      on your Offered notes.

                                 o    If the option to redeem the notes and any
                                      redraw bonds early, as a result of the
                                      imposition of a withholding or other tax
                                      on any notes or redraw

                                      S-34

                                      bonds or in respect of the housing loans,
                                      is exercised and principal charge-offs
                                      have occurred, noteholders and redraw
                                      bondholders owning at least 75% of the
                                      aggregate outstanding amount of the notes
                                      and redraw bonds may consent to receiving
                                      an amount equal to the outstanding
                                      principal amount of the notes and redraw
                                      bonds, less unreimbursed principal
                                      charge-offs, plus accrued interest. As a
                                      result, you may not fully recover your
                                      investment. In addition, the early
                                      retirement of your Offered notes will
                                      shorten their average lives and
                                      potentially lower the yield on your
                                      Offered notes.

THE SERVICER'S ABILITY TO SET    o    The interest rates on the variable rate
THE INTEREST RATE ON VARIABLE         housing loans are not tied to an objective
RATE HOUSING LOANS MAY LEAD TO        interest rate index, but are set at the
INCREASED DELINQUENCIES OR            sole discretion of Commonwealth Bank of
PREPAYMENTS                           Australia as servicer of the housing
                                      loans. If Commonwealth Bank of Australia
                                      increases the interest rates on the
                                      variable rate housing loans, borrowers may
                                      be unable to make their required payments
                                      under the housing loans, and accordingly,
                                      may become delinquent or may default on
                                      their payments. In addition, if the
                                      interest rates are raised above market
                                      interest rates, borrowers may refinance
                                      their loans with another lender to obtain
                                      a lower interest rate. This could cause
                                      higher rates of principal prepayment than
                                      you expected and affect the yield on your
                                      Offered notes.

THE FEATURES OF THE HOUSING      o    The features of the housing loans,
LOANS MAY CHANGE, WHICH COULD         including their interest rates, may be
AFFECT THE TIMING AND AMOUNT          changed by Commonwealth Bank of Australia
OF PAYMENTS TO YOU                    or Homepath Pty Limited, either on its own
                                      initiative or at a borrower's request.
                                      Some of these changes may include the
                                      addition of newly developed features which
                                      are not described in this prospectus
                                      supplement and the accompanying
                                      prospectus. As a result of these changes
                                      and borrowers' payments of principal, the
                                      concentration of housing loans with
                                      specific characteristics is likely to
                                      change over time, which may affect the
                                      timing and amount of payments you receive.

                                 o    If Commonwealth Bank of Australia or
                                      Homepath Pty Limited changes the features
                                      of the housing loans or fails to offer
                                      desirable features offered by their
                                      competitors, borrowers might elect to
                                      refinance their loan with another lender
                                      to obtain more favorable features. In
                                      addition, the housing loans included in

                                      S-35

                                      the trust are not permitted to have some
                                      features. If a borrower opts to add one of
                                      these features to his or her housing loan,
                                      in effect the housing loan will be repaid
                                      and a new housing loan will be written
                                      which will not form part of the assets of
                                      the trust. The refinancing or removal of
                                      housing loans could cause you to
                                      experience higher rates of principal
                                      prepayment than you expected, which could
                                      affect the yield on your Offered notes.

THERE ARE LIMITS ON THE AMOUNT   o    If the interest collections during a
OF AVAILABLE LIQUIDITY TO             Collection Period are insufficient to
ENSURE PAYMENTS OF INTEREST TO        cover fees and expenses of the trust and
YOU                                   the interest payments due on the Offered
                                      notes on the next Distribution Date, the
                                      issuer trustee will request an advance
                                      under the liquidity facility. If advances
                                      under the liquidity facility are
                                      insufficient for this purpose, funds may
                                      be allocated from the Available Principal
                                      Amount towards meeting such fees, expenses
                                      and interest as a Principal Draw. In the
                                      event that there is not enough money
                                      available under the liquidity facility or
                                      by way of Principal Draw, you may not
                                      receive a full payment of interest on that
                                      Distribution Date, which will reduce the
                                      yield on your Offered notes.

A DECLINE IN AUSTRALIAN          o    If the Australian economy were to
ECONOMIC CONDITIONS MAY LEAD          experience a decline in economic
TO LOSSES ON YOUR OFFERED             conditions, an increase in interest rates,
NOTES                                 a fall in property values or any
                                      combination of these factors,
                                      delinquencies or losses on the housing
                                      loans might increase, which might cause
                                      losses on your Offered notes.

CONSUMER PROTECTION LAWS MAY     o    Some of the borrowers may attempt to make
AFFECT THE TIMING OR AMOUNT OF        a claim to a court requesting changes in
INTEREST OR PRINCIPAL PAYMENTS        the terms and conditions of their housing
TO YOU                                loans or compensation or penalties from
                                      Commonwealth Bank of Australia or Homepath
                                      Pty Limited for breaches of any
                                      legislation relating to consumer credit.
                                      Any penalties payable by a seller to a
                                      borrower may be set-off against amounts
                                      owing under housing loans provided by that
                                      seller to the borrower.

                                 o    Any such changes in the housing loan terms
                                      or set-off rights which allow the borrower
                                      to pay less principal or interest under
                                      his or her housing loan may delay or
                                      decrease the amount of payments to you.

                                      S-36

                                 o    In addition, if the issuer trustee obtains
                                      legal title to the housing loans, the
                                      issuer trustee will be subject to the
                                      penalties and compensation provisions of
                                      the applicable consumer protection laws.
                                      To the extent that the issuer trustee is
                                      unable to recover any such liabilities
                                      under limited indemnities from
                                      Commonwealth Bank of Australia, as seller
                                      and servicer, in respect of such
                                      liabilities, the assets of the trust will
                                      be used to indemnify the issuer trustee
                                      prior to payments to you. This may delay
                                      or decrease the amount of collections
                                      available to make payments to you. For
                                      more details you should read the section
                                      titled "Legal Aspects of the Housing
                                      Loans--Australian Consumer Credit Code" in
                                      the accompanying prospectus.

THE USE OF PRINCIPAL             o    If Principal Collections are drawn upon to
COLLECTIONS TO COVER LIQUIDITY        cover shortfalls in interest collections
SHORTFALLS MAY LEAD TO                and there is insufficient excess available
PRINCIPAL LOSSES                      income in succeeding Collection Periods to
                                      repay those Principal Draws, you may not
                                      receive full repayment of principal on
                                      your Offered notes.

A CONCENTRATION OF HOUSING       o    To the extent that the trust contains a
LOANS IN SPECIFIC GEOGRAPHIC          high concentration of housing loans
AREAS MAY INCREASE THE                secured by properties located within a
POSSIBILITY OF LOSS ON YOUR           single state or region within Australia,
OFFERED NOTES                         any deterioration in the real estate
                                      values or the economy of any of those
                                      states or regions could result in higher
                                      rates of delinquencies, foreclosures and
                                      losses than expected on the housing loans.
                                      In addition, these states or regions may
                                      experience natural disasters, which may
                                      not be fully insured against and which may
                                      result in property damage and losses on
                                      the housing loans. These events may in
                                      turn have a disproportionate impact on
                                      funds available to the trust, which could
                                      cause you to suffer losses.

                                      S-37

YOU WILL NOT RECEIVE PHYSICAL    o    You will not receive physical notes,
NOTES REPRESENTING YOUR               except in limited circumstances. This
OFFERED NOTES, WHICH CAN              could:
CAUSE DELAYS IN RECEIVING
DISTRIBUTIONS AND HAMPER YOUR         o    cause you to experience delays in
ABILITY TO PLEDGE OR RESELL                receiving payments on the Offered
YOUR OFFERED NOTES                         notes because the principal paying
                                           agent will be sending distributions
                                           on the Offered notes to the
                                           Depository Trust Company or
                                           Clearstream, Luxembourg or Euroclear
                                           instead of directly to you;

                                      o    limit or prevent you from using your
                                           Offered notes as collateral; and

                                      o    hinder your ability to resell the
                                           Offered notes or reduce the price
                                           that you receive for them.

RATINGS OF THE OFFERED NOTES     o    It is a condition to the issuance of the
DO NOT INSURE THEIR PAYMENT           Offered notes that they be rated AAA by
AND WITHDRAWAL OR DOWNGRADING         Standard & Poor's and Aaa by Moody's.
OF ANY RATINGS MAY AFFECT THE
VALUE OF THE OFFERED NOTES       o    A rating is a statement of opinion and is
                                      not a statement of fact or a
                                      recommendation to purchase, hold or sell
                                      the Offered notes. A rating does not
                                      address the market price or the
                                      suitability for a particular investor of a
                                      security. The rating of the Offered notes
                                      addresses the likelihood of the payment of
                                      principal and interest on the Offered
                                      notes pursuant to their terms. There is no
                                      assurance that a rating will remain for
                                      any given period of time or that a rating
                                      will not be lowered or withdrawn entirely
                                      by a rating agency, if in its judgment
                                      circumstances in the future so warrant.

                                 o    A reduction in any rating of the Offered
                                      notes may affect their market value and
                                      may affect your ability to sell them.

SINCE THE MANAGER AND THE        o    Each of Commonwealth Bank of Australia and
ISSUER TRUSTEE ARE AUSTRALIAN         Perpetual Trustee Company Limited is an
ENTITIES, THERE REMAINS               Australian public company and has agreed
UNCERTAINTY AS TO THE                 to submit to the jurisdiction of New York
ENFORCEABILITY IN AUSTRALIAN          state and federal courts for purposes of
COURTS OF JUDGMENTS OBTAINED          any suit, action or proceeding arising out
IN UNITED STATES COURTS BY ANY        of the offering of the Offered notes.
OF THE HOLDERS OF THE OFFERED         Generally, a final and conclusive judgment
NOTES                                 obtained by holders of the Offered notes
                                      in United States courts would be
                                      recognized and enforceable against the
                                      manager or the issuer trustee, as the case
                                      may be, in the relevant Australian court
                                      without re-examination of the merits of
                                      the case. However, because of the foreign
                                      location of the manager and the issuer
                                      trustee and their

                                      S-38

                                      directors, officers and employees (and
                                      their respective assets), it may be
                                      difficult for you to effect service of
                                      process over these persons or to enforce
                                      against them judgments obtained in United
                                      States courts based upon the civil
                                      liability provisions of the federal
                                      securities laws of the United States. See
                                      "Enforcement of Foreign Judgments in
                                      Australia" in the accompanying prospectus.

INABILITY TO FIND A              o    The redraw facility may be terminated in
REPLACEMENT REDRAW FACILITY           some circumstances. If a replacement
PROVIDER                              redraw facility is not entered into and
                                      redraw notes are not issued the issuer
                                      trustee may be required to reject some or
                                      all requests for redraws made by
                                      borrowers. This may in turn cause
                                      borrowers to refinance or repay their
                                      housing loans, resulting in an early
                                      repayment of principal on your Offered
                                      notes.

EUROPEAN UNION SAVINGS           o    On June 3, 2003, the European Council of
DIRECTIVE                             Economics and Finance Ministers adopted a
                                      directive on the taxation of savings
                                      income. Under the directive member states
                                      will (subject to a number of important
                                      conditions being met) be required, from
                                      July 1, 2005, to provide to the tax
                                      authorities of another member state
                                      details of payments of interest (or
                                      similar income) paid by a person within
                                      its jurisdiction to an individual resident
                                      in that other member state, except that,
                                      for a transitional period, Belgium,
                                      Luxembourg and Austria will instead be
                                      required (unless during that period they
                                      opt to apply information sharing instead,
                                      which they have not indicated they will
                                      do) to operate a withholding system in
                                      relation to such payments (the ending of
                                      such transitional period being dependent
                                      upon the conclusion of agreements relating
                                      to information exchange with certain other
                                      countries and, in the case of Austria, to
                                      approval by the Austrian Parliament).

                                      S-39

                                CAPITALIZED TERMS

     The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary starting on page S-98 of this prospectus supplement or in the Glossary in the accompanying prospectus.

                                    US DOLLAR

     In this prospectus supplement, references to "US dollars" and "US$"
are references to US currency and references to "Australian dollars" and
"A$" are references to Australian currency. Unless otherwise stated in this prospectus supplement, any translations of Australian dollars into
US dollars have been made at a rate of US$0.7770 = A$1.00. Use of such rate is not a representation that Australian dollar amounts actually represent such US dollar amounts or could be converted into US dollars at that rate.

                                   THE SELLERS

     Commonwealth Bank of Australia, COMMONWEALTH BANK, and Homepath Pty
Limited, HOMEPATH, will be the sellers for the Medallion Trust Series
2005-2G.

COMMONWEALTH BANK

     Commonwealth Bank has a long term credit rating of AA from Fitch,
Aa3 from Moody's and AA- from Standard & Poor's and a short term credit rating of A-1+ from Standard & Poor's, F1+ from Fitch and P-1 from
Moody's.

     As at December 31, 2004 Commonwealth Bank and its subsidiaries, on a consolidated basis, had total assets of A$321 billion, deposits of A$167 billion and total regulatory capital of A$17.3 billion and made an operating profit after tax and outside equity interests for the half-year ended December 31, 2004 of A$1,859 million.

     The 2004 Annual Report of Commonwealth Bank on Form 20-F was filed with the Securities and Exchange Commission on December 1, 2004.
Commonwealth Bank will provide without charge to each person to whom this prospectus supplement and accompanying prospectus is delivered, on the request of any such person, a copy of the Form 20-F referred to above.
Written requests should be directed to: Commonwealth Bank of Australia,
599 Lexington Avenue, New York, NY 10022, Attention: Executive Vice
President and General Manager Americas.

HOMEPATH

     For a description of Homepath see "Description of the Assets of a
Trust--Homepath Pty Limited" in the accompanying prospectus.

                                      S-40

                     DESCRIPTION OF THE ASSETS OF THE TRUST

ASSETS OF THE TRUST

     The assets of the trust will include the following:

     o    the pool of housing loans, including all:

          o    principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

          o    interest payments and fees payable on the housing loans
               from and after the cut-off date (other than the Accrued
               Interest Adjustment which is to be paid on the first
               Distribution Date to Commonwealth Bank and Homepath as
               sellers of the housing loans);

     o    rights under the mortgage insurance policies issued by GE
          Mortgage Insurance Company Pty Ltd and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

     o    rights under the mortgages in relation to the housing loans;

     o    rights under collateral securities appearing on the records of
          Commonwealth Bank and Homepath as securing the housing loans;

     o    amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collections account, and any instruments in which these amounts are invested; and

     o    the issuer trustee's rights under the transaction documents.

USE OF PROCEEDS

     The net proceeds from the sale of the Class A notes, after being exchanged pursuant to the Class A currency swap at the US$ Exchange Rate will amount to A$1,818,278,312 and will be used by the issuer trustee, along with the proceeds from the issue of the Class B notes, to acquire from the sellers equitable title to the housing loans and related securities.

                    DESCRIPTION OF THE POOL OF HOUSING LOANS

GENERAL

     The housing loan pool to be assigned to the issuer trustee on the closing date, the HOUSING LOAN POOL, consists of 10,939 housing loans that have an aggregate principal balance outstanding as of April 27, 2005 of approximately A$1,818,278,312. Commonwealth Bank and Homepath
originated the housing loans in the ordinary course of their businesses.

     Each housing loan will be secured by a registered first ranking mortgage, subject to any statutory charges and any prior charges of a body corporate, service company or equivalent, on properties located in
Australia.

FEATURES OF THE HOUSING LOANS

     The housing loans have the following features.

     o    Interest is calculated daily and charged in arrears.

     o    In respect of Commonwealth Bank housing loans, payments can be on a monthly, bi-weekly or weekly basis. Payments are made by borrowers using a number of

                                      S-41

          different methods, including cash payments at branches,
          cheques, and in most cases, automatic transfer.

     o    In respect of Homepath housing loans, payments can be on a monthly, bi-weekly or weekly basis. Scheduled repayments can only be made by direct debit to a nominated bank account.
          Payments in addition to scheduled payments can also be made via electronic funds transfer.

     o    They are governed by the laws of one of the following
          Australian States or Territories:

          o    New South Wales;

          o    Victoria;

          o    Western Australia;

          o    Queensland;

          o    South Australia;

          o    Northern Territory;

          o    the Australian Capital Territory; or

          o    Tasmania.

HOMEPATH HOUSING LOAN FEATURES

     Of the features described in "Homepath Residential Loan Program -
Special Features of the Housing Loans" in the accompanying prospectus, at present only those headed "Substitution of Security", "Redraw and Further
Advances", "Early Repayment", "Payment Holiday", and "Interest Only
Periods" are available for Homepath Loans. Homepath only offers a variable rate home loan product, the Homepath Loan.

DETAILS OF THE HOUSING LOAN POOL

     The information in Appendix A, attached to this prospectus supplement, sets forth in tabular format various details relating to the housing loan pool from which the housing loans proposed to be sold to the trust on the closing date have been selected. The information is provided by Commonwealth Bank and Homepath as of the commencement of business on
April 27, 2005. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

     The sellers will not add or remove any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in "Summary of the Notes" and "The Housing Loan Pool--Selected Housing Loan Pool Data"
in this prospectus supplement other than a change in the Number of
Housing Loans, the Housing Loan Pool Size or Total Valuation of the
Properties where the change is due to adding or removing housing loans due to a fluctuation in the A$/US$ exchange rate, unless a revised prospectus supplement is delivered to prospective investors.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

     Commonwealth Bank will make various representations and warranties to the issuer trustee as of the cut-off date with respect to each housing loan being equitably assigned by each seller to the issuer trustee. For a description of these representations and warranties, see "Description of the Assets of a Trust--Representations, Warranties and Eligibility
Criteria" in the accompanying prospectus.

                                      S-42

     For the purposes of the eligibility criteria, the amount outstanding on a housing loan, assuming all due payments have been made by the borrower, will not exceed A$750,000.

     The issuer trustee has not investigated nor made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the day to day administration of the trust has actual notice to the contrary.

                        DESCRIPTION OF THE OFFERED NOTES

GENERAL

     The issuer trustee will issue the Offered notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the Offered notes and the terms of the master trust deed, the series supplement, the note trust deed and the underwriting agreement. The
Offered notes will be governed by the laws of New South Wales, Australia.
The following summary, together with the description of the Offered notes in the accompanying prospectus, describes the material terms of the
Offered notes. The summary does not purport to be complete and is subject to the terms and conditions of the Offered notes, which are attached as
"Appendix B" to this prospectus supplement, and to the terms and conditions of the note trust deed and the other transaction documents.
The holders of the Offered notes are bound by, and deemed to have notice of, all the provisions of the transaction documents. The note trust deed has been duly qualified under the Trust Indenture Act of 1939 of the
United States.

FORM OF THE OFFERED NOTES

BOOK-ENTRY REGISTRATION OF CLASS A NOTES

     The Class A notes will be issued only in permanent book-entry format in minimum denominations of US$100,000 and multiples of US$1,000 in excess of that amount. While the Class A notes are in book-entry format, all references to actions by the Class A noteholders will refer to actions taken by the Depository Trust Company, DTC, upon instructions from its participating organizations and all references in this prospectus supplement and accompanying prospectus to distributions, notices, reports and statements to Class A noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A notes in accordance with DTC's procedures. In addition to DTC, interests in Class A notes may be held in Clearstream Banking, societe anonyme,
(previously named Cedelbank), CLEARSTREAM, LUXEMBOURG, or the Euroclear
System, EUROCLEAR, in Europe, which in turn hold through DTC, as described in the accompanying prospectus.

     For a description of book-entry registration, see "Description of the Offered Notes--Form of the Offered Notes--Book-Entry Registration" in
the accompanying prospectus.

DEFINITIVE NOTES

     Offered notes will be issued as definitive notes, rather than in book-entry form to DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or their nominees, only if one of the events described in the accompanying prospectus under "Description of the Offered
Notes--Definitive Offered Notes" occurs.

US DOLLAR NOTE REGISTRAR

     The Bank of New York is the initial note registrar, in respect of the Class A notes, and its initial specified offices are located at 101
Barclay Street, 21W, New York, New York, 10286.

                                      S-43

OFFICES, CHARGES AND DUTIES OF NOTE REGISTRARS

     The note registrar, must at all times have a specified office in New
York. The note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The note registrar will not be required to register the transfer or exchange of
Offered notes within the thirty days preceding a Distribution Date or within a period, not exceeding thirty days, specified by the note trustee prior to any meeting which includes holders of Offered notes under the master trust deed or the security trust deed.

DISTRIBUTIONS ON THE NOTES

     Collections in respect of interest and principal will be received during each Collection Period. Collections include the following:

     o    payments of interest, principal, fees and other amounts under the housing loans, excluding any insurance premiums and related charges payable to Commonwealth Bank or Homepath;

     o    proceeds from the enforcement of the housing loans and
          mortgages and other securities relating to those housing loans;

     o    amounts received under mortgage insurance policies;

     o    amounts received from Commonwealth Bank or Homepath for
          breaches of representations or undertakings; and

     o    interest on amounts in the collections account, other than certain excluded amounts, and income received on Authorized
          Short-Term Investments of the trust, other than certain
          excluded amounts.

     The issuer trustee will make its payments on a quarterly basis on each Distribution Date, including payments to noteholders and any redraw bondholders, from collections received during the preceding Collection
Period and from amounts received under Support Facilities on or prior to the relevant Distribution Date. Certain amounts received by the issuer trustee are not distributed on a Distribution Date. These amounts include cash collateral lodged with the issuer trustee by a Support Facility provider or Commonwealth Bank and interest on that cash collateral.

KEY DATES AND PERIODS

     The following are the relevant dates and periods for the allocation of cashflows and their payments:

ACCRUAL PERIOD................   Means each quarterly period commencing on and
                                 including a Distribution Date and ending on but
                                 excluding the next Distribution Date. However,
                                 the first and last Accrual Periods are as
                                 follows:

                                 o    first: the period from and including the
                                      closing date to but excluding the first
                                      Distribution Date; and

                                 o    last: the period from and including the
                                      Distribution Date immediately preceding
                                      the date upon which the relevant notes or
                                      bonds are redeemed to but

                                      S-44

                                      excluding the date upon which the relevant
                                      notes or bonds are redeemed.

COLLECTION PERIOD.............   With respect to each Determination Date, means
                                 the period commencing on and including the
                                 previous Determination Date and ending on but
                                 excluding that Determination Date. However, the
                                 first Collection Period is the period from and
                                 including the cut-off date to but excluding the
                                 first Determination Date.

DETERMINATION DATE............   The first day of each calendar month in which a
                                 Distribution Date occurs. The first
                                 Determination Date is August 1, 2005.

DISTRIBUTION DATE.............   The 22nd day of February, May, August and
                                 November or, if the 22nd day is not a Business
                                 Day, then the next Business Day. The first
                                 Distribution Date is August 22, 2005.

EXAMPLE CALENDAR

     The following example calendar for a quarter assumes that all relevant days are Business Days:

     COLLECTION PERIOD:    May 1 to July 31
     DETERMINATION DATE:   August 1
     ACCRUAL PERIOD:       May 22 to August 21
     DISTRIBUTION DATE:    August 22

CALCULATION OF AVAILABLE INCOME AMOUNT

     Payments of interest, fees and amounts otherwise of an income nature, including payments of interest on the notes and any redraw bonds, are made from the Available Income Amount.

     The AVAILABLE INCOME AMOUNT for a Determination Date and the
following Distribution Date means the aggregate of:

     o    the FINANCE CHARGE COLLECTIONS for the preceding Collection
          Period which are the following amounts received by or on behalf of the issuer trustee during that Collection Period:

          o    all amounts received in respect of interest, fees,
               government charges and other amounts due under the housing loans but not including principal and any insurance
               premiums and related charges payable to Commonwealth Bank
               or Homepath;

          o    all amounts of interest in respect of the housing loans to the extent that the obligation to pay is discharged by a
               right of set-off or right to combine accounts; and

          o    break costs, except if the issuer trustee is party to the
               fixed rate swaps;

                                      S-45

     o    the MORTGAGE INSURANCE INCOME PROCEEDS for that Determination Date.
          These are amounts received by the issuer trustee under a mortgage insurance policy which the manager determines should be accounted for on that Determination Date in respect of a loss of interest, fees, charges and certain property protection and enforcement expenses on a housing loan;

     o    OTHER INCOME for that Collection Period which means:

          o    certain damages or equivalent, including amounts paid by
               Commonwealth Bank in respect of breaches of representations or warranties in relation to the housing loans, in respect of interest or fees on the housing loans received from the servicer,
               Commonwealth Bank or Homepath during the Collection Period;

          o    other damages received by the issuer trustee during the
               Collection Period from the servicer, Commonwealth Bank or
               Homepath or any other person and allocated by the manager as
               Other Income;

          o    amounts received upon a sale of the housing loans in respect of interest or fees if the trust terminates as described under
               "Description of the Offered Notes--Termination of a Trust" in the
               accompanying prospectus;

          o    interest, if any, on the collections account, other than interest in respect of cash collateral lodged by a Support Facility provider in the collections account, and amounts, if any, paid by the servicer representing interest on collections retained by the servicer for longer than 5 Business Days after receipt;

          o    income earned on Authorized Short-Term Investments received during the Collection Period other than interest in respect of cash collateral lodged by a Support Facility provider in an account other than the collections account;

          o    certain tax credits; and

          o    other receipts in the nature of income, as determined by the manager, received by the Determination Date;

     o    any advance under the liquidity facility due to be made on that
          Distribution Date in order to meet a gross income shortfall;

     o    any Principal Draws due to be made on that Distribution Date in order to meet a net income shortfall; and

     o    any other amounts received from a Support Facility provider on or prior to that Distribution Date which the manager determines should be included in the Available Income Amount.

     Based upon the margins payable by Commonwealth Bank on the basis swap and the fixed rate swaps, and assuming that payments are made when due under the housing loans, it is expected that there will be sufficient
Available Income Amount to cover all the known obligations of the trust on each Distribution Date, including interest on the notes, plus a buffer.

LIQUIDITY FACILITY ADVANCE

     If the manager determines on any Determination Date that there is a gross income shortfall, the manager must direct the issuer trustee to make a drawing under the liquidity facility in an amount equal to the lesser of the amount of the gross income shortfall and the unutilized portion of the liquidity limit, if any.

                                      S-46

     A gross income shortfall is the amount by which the payments to be made from the Available Income Amount, (excluding reimbursement of
Principal Draws and principal charge-offs, payment of the manager's arranging fee and payment to the income unitholder), exceeds the aggregate of the Finance Charge Collections, the Mortgage Insurance
Income Proceeds and Other Income in relation to that Determination Date.

PRINCIPAL DRAW

     If the manager determines on any Determination Date that there is a net income shortfall, the manager must direct the issuer trustee to apply a portion of the Available Principal Amount, to the extent that funds are available as discussed in "Distribution of the Available Principal
Amount" below to cover such net income shortfall in an amount equal to the lesser of the net income shortfall and the funds from Available
Principal Amount for this purpose.

     A net income shortfall is the amount by which the drawing, if any, available to be made under the liquidity facility on the following
Distribution Date is insufficient to meet the gross income shortfall.

     Any application of the Available Principal Amount to cover a net income shortfall, a PRINCIPAL DRAW, will be reimbursed out of any
Available Income Amount available for this purpose on subsequent
Distribution Dates as described in "Distribution of the Available Income
Amount" below.

DISTRIBUTION OF THE AVAILABLE INCOME AMOUNT ON A DISTRIBUTION DATE

     Subject to the following, on each Distribution Date, the Available
Income Amount for that Distribution Date is allocated in the following order of priority:

o    first, to payment of any taxes in relation to the Series Trust including government charges paid by the Servicer for the issuer trustee;

o    second, payment of the issuer trustee's fee;

o    third, payment of the security trustee's fee;

o    fourth, payment to the manager of the management fee;

o    fifth, payment of the servicer's fee;

o    sixth, payment of the commitment fee payable under the liquidity facility;

o    seventh, rateably towards payment of any amounts due to a Support Facility
     Provider under a Support Facility, including interest due on advances outstanding under the liquidity facility and payments under all the fixed rate swaps and the basis swap, but not including any payments under Support
     Facilities detailed above or below or which are properly payable from the
     Available Principal Amount;

o    eighth, payment of all costs, charges and expenses incurred by the issuer trustee in administering the Series Trust, other than as detailed above or below or which are payable from the Available Principal Amount;

o    ninth, payment of the commitment fee payable under the standby redraw facility;

o    tenth, repayment of any liquidity facility advance made on or prior to the previous Distribution Date and then outstanding;

o    eleventh, while the currency swap remains in place for the Offered notes and payments are being made under them by the issuer trustee, rateably between:

                                      S-47

     o    payment to the currency swap provider under the Class A currency swap of the A$ Class A Floating Amount in relation to that Distribution
          Date and any unpaid A$ Class A Floating Amounts from prior
          Distribution Dates and interest on those unpaid amounts in return for which the currency swap provider will pay the principal paying agent for distribution to the Class A noteholders;

     o    payment of interest in relation to the redraw bonds for the Accrual
          Period ending immediately prior to that Distribution Date and any unpaid interest in relation to the redraw bonds from prior
          Distribution Dates and interest on that unpaid interest; and

     o    payment of the interest due on the Distribution Date under the standby redraw facility and any interest remaining unpaid from prior
          Distribution Dates and interest on that unpaid interest;

o    twelfth, while the currency swap remains in place for the Offered notes and payments are being made under them by the issuer trustee, payment of interest in relation to the Class B notes for the Accrual Period ending immediately prior to that Distribution Date, including unpaid interest in relation to the Class B notes from prior Distribution Dates and interest on any unpaid interest;

o    thirteenth, while the currency swap remains in place for the Offered notes and payments are being made under them by the issuer trustee, to reimburse any unreimbursed Principal Draws as an allocation to the Available
     Principal Amount on that Distribution Date;

o    fourteenth, while the currency swap remains in place for the Offered notes and payments are being made under them by the issuer trustee, to reimburse any principal charge-offs as an allocation to the Available Principal
     Amount on that Distribution Date;

o    fifteenth, while the currency swap remains in place for the Offered notes and payments are being made under them by the issuer trustee, payment to the Manager of the arranging fee and any unpaid arranging fee from prior
     Distribution Dates; and

o    sixteenth, while the currency swap remains in place for the Offered notes and payments are being made under them by the issuer trustee, to the income unitholder.

     The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Income Amount remains from which to make the payment after amounts with priority to that payment have been distributed or provided for in the collections account provided that the issuer trustee must not make any payment under bullet points eleven to sixteen (inclusive) above on the relevant Distribution Date if the manager determines that the issuer trustee would have insufficient funds after making such payments to pay the A$ Class A Floating Amounts (and any unpaid interest on such amounts) owed by the issuer trustee to the currency swap provider under the Class A currency swap on that
Distribution Date.

INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES

     The period that any notes or redraw bonds accrue interest is divided into quarterly Accrual Periods. The first Accrual Period in respect of the notes commences on and includes the closing

                                      S-48

date and ends on but excludes the first Distribution Date. Each subsequent
Accrual Period commences on and includes a Distribution Date and ends on but excludes the following Distribution Date. The Offered notes accrue interest from and including the closing date up to but excluding the day upon which the final
Accrual Period ends.

     The final Accrual Period for the Offered notes will end on, but exclude, the earlier of:

     o    the date upon which the Stated Amount of the Offered notes is reduced to zero and all accrued but previously unpaid interest is paid in full;

     o    the date upon which the Offered notes are redeemed, unless upon presentation payment is improperly withheld in which case
          interest will continue to accrue until the earlier of the day on which the noteholder receives all sums due in respect of the
          Offered note or the seventh day after notice is given to the noteholder that, where this is required, upon presentation of the Offered note such payment will be made, provided that
          payment is in fact made; and

     o    the date upon which the Offered notes are deemed to be
          redeemed.

     Up to, but excluding, the first Distribution Date after the
Distribution Date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on April 27, 2005, the STEP-UP
DATE, the interest rate for the Class A notes for each Accrual Period will be equal to LIBOR for that Accrual Period plus 0.04%. If the issuer trustee has not redeemed or attempted to redeem all of the notes and redraw bonds by the Step-Up Date, then subject to the following, the interest rate for the Class A notes for each Accrual Period commencing on or after that date will be equal to LIBOR for that Accrual Period plus
0.08%.

     If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and any redraw bonds on the
Distribution Date on or after the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on April
27, 2005 at their Stated Amount rather than their Invested Amount, as described in "Optional Redemption of the Notes" below, but is unable to do so because, following a meeting of noteholders and redraw bondholders convened under the provisions of the security trust deed by the manager for this purpose, the noteholders and redraw bondholders have not approved by an Extraordinary Resolution the redemption of the notes and redraw bonds at their Stated Amounts, then the interest rate for the
Class A notes for each Accrual Period commencing on or after that
Distribution Date will be equal to LIBOR for that Accrual Period plus
0.04%.

     The interest rate for the Class B notes for each Accrual Period will be equal to the Bank Bill Rate for that Accrual Period plus the margin applicable to the Class B notes. If redraw bonds are issued the interest rate applicable to them will be equal to the Bank Bill Rate plus a margin determined at the time of their issue. The interest rates for the Class B notes and the redraw bonds, if any, for each Accrual Period are calculated by the manager.

     With respect to any Distribution Date, interest on a note or any redraw bond will be calculated as the product of:

                                      S-49

     o    the Invested Amount of that note or redraw bond as of the first day of that Accrual Period, after giving effect to any payments of principal made with respect to such note or redraw bond on such day;

     o    the interest rate for such note or redraw bond for that Accrual
          Period; and

     o    a fraction, the numerator of which is the actual number of days in the Accrual Period, and the denominator of which is 360 days for the Offered notes, or 365 days for the Class B notes and any redraw bonds.

     Interest will accrue on any unpaid interest in relation to a note or redraw bond at the interest rate that applies from time to time to that note or redraw bond until that unpaid interest is paid.

CALCULATION OF LIBOR

     On the second day on which banks are open for business in London and
New York City (other than a Saturday, a Sunday or a public holiday in
London and New York City) before the beginning of each Accrual Period, the agent bank will determine LIBOR for the next Accrual Period.

DETERMINATION OF THE AVAILABLE PRINCIPAL AMOUNT

     Payments of principal, including repayment of principal on the notes and redraw bonds, are made from the Available Principal Amount. The
AVAILABLE PRINCIPAL AMOUNT for a Determination Date and the following
Distribution Date means the aggregate of:

     o    the PRINCIPAL COLLECTIONS for the preceding Collection Period which are all amounts received during the Collection Period in respect of principal on the housing loans, except as described below, and includes principal to the extent that an obligation to pay principal on a housing loan is discharged by a right of set-off or right to combine accounts;

     o    the MORTGAGE INSURANCE PRINCIPAL PROCEEDS for the Determination
          Date which are all amounts received by the issuer trustee under a mortgage insurance policy which the manager determines should be accounted for in respect of a loss of principal and certain property restoration expenses on a housing loan;

     o    OTHER PRINCIPAL AMOUNTS which are amounts received in respect of principal on the housing loans including:

          o    proceeds of the liquidation of a housing loan following
               enforcement, other than amounts included in Finance Charge
               Collections, received during the Collection Period;

          o    principal prepayments under the housing loans received during the
               Collection Period;

          o    certain damages or equivalent, including amounts paid by
               Commonwealth Bank in respect of breaches of representations or warranties in relation to the housing loans, in respect of principal received from the servicer or Commonwealth Bank or
               Homepath as a seller during the Collection Period;

                                      S-50

          o    other damages received by the issuer trustee during the
               Collection Period from the servicer, a seller or any other person and allocated by the manager as Other Principal Amounts;

          o    amounts received upon a sale of the housing loans in respect of principal if the trust terminates as described under "Description of the Offered Notes--Termination of a Trust" in the accompanying prospectus;

          o    in relation to the first Determination Date, the amount, if any, by which subscription proceeds of the notes exceed the aggregate of the principal outstanding on the housing loans as at the cut-off date;

          o    any amount rounded down on payments of principal on the previous
               Distribution Date; and

          o    any other receipts in the nature of principal as determined by the manager which have been received by the Determination Date;

     o    PRINCIPAL CHARGE-OFF REIMBURSEMENT which is the amount of the
          Available Income Amount for the Determination Date available to be applied towards unreimbursed principal charge-offs;

     o    PRINCIPAL DRAW REIMBURSEMENT which is the amount of the Available
          Income Amount for the Determination Date available to be applied towards unreimbursed Principal Draws;

     o    STANDBY REDRAW FACILITY ADVANCE which is any advance to be made under the standby redraw facility on that Distribution Date; and

     o    REDRAW BOND AMOUNT which is the total subscription proceeds of redraw bonds issued on the Determination Date or during the Collection
          Period, but after the immediately preceding Determination Date.

DISTRIBUTION OF THE AVAILABLE PRINCIPAL AMOUNT

     On each Distribution Date, the Available Principal Amount for that
Distribution Date is allocated in the following order of priority:

     o    first, repayment to Commonwealth Bank and Homepath of any redraws and further advances under the housing loans, other than further advances which cause the related housing loan to be removed from the trust, made during or prior to the Collection Period then ended and which are then outstanding;

     o    second, to be allocated to the Available Income Amount as a Principal
          Draw to meet any net income shortfall;

     o    third, repayment to the standby redraw facility provider of the principal outstanding under the standby redraw facility as reduced by any principal charge-offs or increased by any reimbursement of principal charge-offs on or prior to that Distribution Date;

                                      S-51

     o    fourth, equally amongst the redraw bonds in order of their issue until their Stated Amounts are reduced to zero on the basis that a redraw bond receives no principal repayment until the Stated Amount of all earlier issued redraw bonds has been reduced to zero;

     o    fifth:

          o    while the currency swap remains in place for the Class A notes and payments are being made under it by the issuer trustee, to the currency swap provider under the Class A currency swap in respect of principal repayments on the Class A notes on that
               Distribution Date; and

          o    amongst the Class B notes in respect of principal repayments on the Class B notes,

          in the manner described below under the heading "Allocation of
          Principal to the Notes" below; and

     o    sixth, while the currency swap remains in place for the Offered notes and payments are being made under it by the issuer trustee, firstly to the Class A Capital unitholder up to a maximum aggregate amount of
          A$1,000 for all such distributions and secondly to the Class B Capital unitholder.

     The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Principal Amount remains from which to make the payment after amounts with priority to that payment have been distributed provided that the issuer trustee must not make any payment under bullet points four, five or six above on a Distribution Date if the manager determines that the issuer trustee would have insufficient funds after making such payments to pay all amounts owed by the issuer trustee to the currency swap provider under the Class A currency swap on that Distribution Date.

ALLOCATION OF PRINCIPAL TO THE NOTES

     That part of the Available Principal Amount which is available on a
Distribution Date for repayment of the Stated Amount of the Class A notes and the Class B notes is applied as follows.

     The amount available for repayment of the Stated Amount of the notes, under the fifth bullet point above, is divided between NET PRINCIPAL COLLECTIONS and
NET UNSCHEDULED PRINCIPAL. The Net Principal Collections are the remaining
Principal Collections available after prior applications in the preceding four bullet points and the Net Unscheduled Principal is the remaining Mortgage
Insurance Principal Proceeds, Other Principal Amounts, Principal Charge-Off
Reimbursement, Standby Redraw Facility Advance, Redraw Bond Amount and Principal
Draw Reimbursement after prior applications in the preceding four bullet points.
This is determined on the basis that in applying the Available Principal Amount, the issuer trustee first applies the Mortgage Insurance Principal Proceeds, the
Other Principal Amounts, the Principal Charge-Off Reimbursement, the Standby
Redraw Facility Advance, the Redraw Bond Amount and the Principal Draw
Reimbursement and then, only after these have been applied in full, applies the
Principal Collections.

                                      S-52

     The amount to be applied towards repayment of the Stated Amount of the
Class A notes on a Distribution Date is determined as follows:

     The amount to be applied to repayment is:

     ((NPC+NUP) x SACAN) + (NUP x SACBN x SP)
                  -----           -----
                   SAN             SAN

     where:

     o    NPC is the Net Principal Collections;

     o    NUP is the Net Unscheduled Principal;

     o    SACAN is the aggregate Stated Amount of the Class A notes on the preceding Determination Date, converted to Australian dollars at the
          US$ Exchange Rate;

     o    SACBN is the aggregate Stated Amount of the Class B notes on the preceding Determination Date;

     o    SAN is the sum of the aggregate Stated Amounts of the Class A notes and the Class B notes converted, in the case of the Class A notes, to
          Australian dollars at the US$ Exchange Rate; and

     o    SP is the Stepdown Percentage.

     The effect of the above calculation is that Class A noteholders are allocated their proportional share of the Net Principal Collections and the Net
Unscheduled Principal, based upon the aggregate Stated Amount of the notes, and are also allocated the Stepdown Percentage, which may vary between 0% and 100%, of the Class B noteholders' proportional share of the Net Unscheduled Principal.
The remaining part of the Available Principal Amount is applied towards repayment of the Stated Amount of the Class B notes on a Distribution Date.

     The amount to be applied towards repayment of the Stated Amount of the
Class A notes on the Distribution Date is allocated on each Distribution Date, to the Currency Swap provider under the Class A currency swap in respect of principal repayments of the Class A notes until the Stated Amount of the Class A notes is reduced to zero.

     The balance of the Net Principal Collections and the Net Unscheduled
Principal, on a Distribution Date is applied amongst the Class B notes in reduction of the Stated Amount of the Class B notes until the Stated Amount of the Class B notes is reduced to zero.

REDRAWS AND FURTHER ADVANCES

     Commonwealth Bank and Homepath may each make redraws and further advances to borrowers under the housing loans. Commonwealth Bank and Homepath are entitled to be reimbursed by the issuer trustee for redraws and further advances which exceed the scheduled principal balance of the housing loan by no more than one scheduled monthly installment on the housing loan. Commonwealth Bank and
Homepath, as applicable, will be reimbursed from the Available Principal Amount including proceeds of advances under the standby redraw facility and proceeds from the issue of redraw bonds.

                                      S-53

     Where Commonwealth Bank or Homepath makes further advances which exceed the scheduled principal balance of a housing loan by more than one scheduled monthly installment, then Commonwealth Bank or Homepath, as applicable, will repurchase the housing loan from the pool.

STANDBY REDRAW FACILITY

     If the manager determines that there is a redraw shortfall on a
Determination Date, the manager may direct the issuer trustee in writing to make a drawing under the standby redraw facility on a Distribution Date equal to the lesser of the redraw shortfall and the unutilized portion of the redraw limit, if any.

     A redraw shortfall is the amount by which the redraws and further advances to be repaid to the sellers on that Distribution Date exceed the aggregate of the Principal Collections, the Mortgage Insurance Principal Proceeds, the Other
Principal Amounts, the Principal Charge-Off Reimbursement and the Principal Draw
Reimbursement in relation to that Distribution Date less the amount of any
Principal Draw on that Distribution Date.

ISSUE OF REDRAW BONDS

     If prior to a Determination Date the manager considers that the aggregate of the Principal Collections, the Mortgage Insurance Principal Proceeds, the
Other Principal Amounts, the Principal Charge-Off Reimbursement and the
Principal Draw Reimbursement in relation to the Determination Date, less the amount of any Principal Draw on the following Distribution Date, and the Standby
Redraw Facility Advance that will be available to be made with respect to that
Distribution Date are likely to be insufficient to pay in full the manager's estimate of:

     o    the redraws and further advances to be repaid to Commonwealth Bank or
          Homepath on that Distribution Date; and

     o    the outstanding principal under the standby redraw facility as reduced by any principal charge-offs or increased by any reimbursement of principal charge-offs prior to that Distribution Date,

the manager may direct the issuer trustee to issue redraw bonds.

     The manager must not direct the issuer trustee to issue redraw bonds unless it considers that on the following Distribution Date, taking into account that issue of redraw bonds and any repayments of principal and principal charge-offs or reimbursement of principal charge-offs on the redraw bonds expected on that
Distribution Date, the aggregate Stated Amount of all redraw bonds will not exceed on that Distribution Date A$50 million or such other amount agreed between the manager and the rating agencies and notified to the issuer trustee.

     Before issuing any redraw bonds, the issuer trustee must receive written confirmation from each rating agency that the proposed issue of redraw bonds will not result in a reduction, qualification or withdrawal of any credit rating assigned by that rating agency to a note or redraw bond. The redraw bonds will be denominated in Australian dollars and issued only in Australia.

PRINCIPAL CHARGE-OFFS

     In certain circumstances, amounts which are unrecoverable under a housing loan will be absorbed by reducing the Stated Amount of a note or redraw bond or by reducing the principal

                                      S-54

outstanding in respect of the standby redraw facility. That reduction of the
Stated Amount of a note or redraw bond or the principal outstanding of the standby redraw facility is referred to as a principal charge-off.

APPLICATION OF PRINCIPAL CHARGE-OFFS

     If on a Determination Date preceding a Distribution Date, the manager determines that a principal loss should be accounted for in respect of a housing loan, after taking into account proceeds of enforcement of that housing loan and its securities, any relevant payments under a mortgage insurance policy or damages from the servicer, Commonwealth Bank or Homepath, that principal loss will be allocated in the following order:

     o    first, equally amongst the Class B notes until the Stated Amount of the Class B notes is reduced to zero; and

     o    secondly, rateably as follows amongst the following according to, in the case of the notes or redraw bonds, their Stated Amount converted, in the case of the Class A notes, to Australian dollars at the US$
          Exchange Rate:

          o    the Class A notes;

          o    the redraw bonds; and

          o    the principal outstanding of the standby redraw facility,

     until the Stated Amounts of the Class A notes, the redraw bonds, and the principal outstanding of the standby redraw facility is reduced to zero.

     To the extent allocated, the principal loss will reduce the Stated Amount of the notes and redraw bonds and will reduce the principal outstanding of the standby redraw facility as from the following Distribution Date. The principal loss allocated is an Australian dollar amount. Where this is allocated to an
Offered note, the Stated Amount of the Offered note is reduced by an equivalent
US dollar amount converted at the US$ Exchange Rate.

REIMBURSEMENTS OF PRINCIPAL CHARGE-OFFS

     Principal charge-offs may be reimbursed on a subsequent Distribution Date where there is excess available income after payment of all fees and expenses of the trust and interest on that Distribution Date and reimbursement of any unreimbursed Principal Draws. Reimbursement of principal charge-offs will only occur to the extent that there are unreimbursed principal charge-offs and will be allocated in the following order:

     o    first, rateably amongst the following according to their unreimbursed principal charge-offs converted, in the case of the Class A notes, to
          Australian dollars at the US$ Exchange Rate:

          o    the Class A notes;

          o    the redraw bonds; and

          o    the principal outstanding of the standby redraw facility,

          in reduction of their unreimbursed charge-offs until these are reduced to zero; and

     o    second, equally amongst the Class B notes until the unreimbursed charge-offs of the Class B notes are reduced to zero.

                                      S-55

     A reimbursement of a principal charge-off on a note or redraw bond will increase the Stated Amount of that note or redraw bond and a reimbursement of a principal charge-off on the standby redraw facility will increase the principal outstanding of the standby redraw facility but the actual funds allocated in respect of the reimbursement will be distributed as described in "Distribution of the Available Principal Amount" above.

     The amounts allocated for reimbursement of principal charge-offs are
Australian dollar amounts. Where such an amount is allocated to an Offered note, the Stated Amount of the Offered note is increased by an equivalent US dollar amount converted at the US$ Exchange Rate.

OPTIONAL REDEMPTION OF THE NOTES

     The issuer trustee must, when directed by the manager, at the manager's option, redeem all of the notes and any redraw bonds at their then Invested
Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any Distribution Date falling on or after the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on April 27, 2005.

     The issuer trustee may redeem the notes and redraw bonds at their Stated
Amounts instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an
Extraordinary Resolution of noteholders and redraw bondholders together.
However, the issuer trustee will not and the manager will not direct the issuer trustee to redeem the notes or redraw bonds unless the issuer trustee is in a position on the relevant Distribution Date to repay the then Invested Amounts or the Stated Amounts, as required, of the notes and the redraw bonds together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes or redraw bonds if the charge under the security trust deed were enforced.

     If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and redraw bonds on a Distribution Date on or after the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on April 27, 2005 at their Stated Amounts rather than their Invested Amounts, as described above, but is unable to do so because, following a meeting of noteholders and redraw bondholders convened under the provisions of the security trust deed by the manager for this purpose, the noteholders and redraw bondholders have not approved by an Extraordinary
Resolution the redemption of the notes and redraw bonds at their Stated Amounts, then the margins for the Offered notes for each Accrual Period commencing on or after that Distribution Date will remain at, or if that Distribution Date is after the Step-Up Date revert to, the margins applying at the closing date.

     Holders of the Offered notes must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

FINAL MATURITY DATE

     Unless previously redeemed, the issuer trustee must redeem the notes and any redraw bonds by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each note and redraw bond on or by the
Distribution Date falling in August 2036. The failure of

                                      S-56

the issuer trustee to pay the Stated Amount, together with all accrued and unpaid interest, within 10 days of the due date for payment, other than amounts due to the Class B noteholders, will be an event of default under the security trust deed.

REPORTS TO NOTEHOLDERS

     On the Business Day immediately prior to each Distribution Date, the manager will deliver to the principal paying agent, the note trustee, the issuer trustee and the Offered noteholders, a quarterly servicing report containing the following information for the relevant periods or dates specified in the report:

     o    the Invested Amount and the Stated Amount of each class of notes;

     o    the interest payments and principal distributions on each class of notes;

     o    the Available Income Amount;

     o    the aggregate of all seller advances made during the preceding
          Collection Period;

     o    the redraw shortfall, if any;

     o    the gross income shortfall, if any, and the net income shortfall, if any;

     o    the liquidity facility advances, if any, for that Distribution Date, together with the outstanding liquidity facility advances as at the preceding Determination Date;

     o    the Principal Draw, if any;

     o    the Available Principal Amount;

     o    the Principal Collections;

     o    the Standby Redraw Facility Advance;

     o    the Redraw Bond Amount;

     o    the principal charge-off in relation to the preceding Determination
          Date;

     o    the Other Principal Amounts;

     o    the Principal Draw Reimbursement, if any;

     o    the Principal Charge-Off Reimbursement, if any;

     o    the principal charge-offs, if any, allocated to each class of notes and the standby redraw facility principal;

     o    the Principal Charge-Off Reimbursement, if any, allocated to each class of notes and the standby redraw facility principal;

     o    the note factor for each class of notes and redraw bonds, which is the aggregate of the Invested Amount of the class of notes or redraw bonds less all principal payments on that class of notes or redraw bonds to be made on that Distribution Date, divided by the aggregate initial
          Invested Amount for that class of notes or redraw bonds;

     o    if relevant, the threshold rate at that Distribution Date;

     o    the interest rates on each class of notes and redraw bonds for the related Accrual Period;

     o    scheduled and unscheduled payments of principal on the housing loans;

     o    the aggregate outstanding principal balance of the fixed rate housing loans and the aggregate outstanding principal balance of the variable rate housing loans; and

                                      S-57

     o    delinquency, mortgagee in possession and loss statistics with respect to the housing loans.

     As described in "Description of the Offered Notes--Reports to Noteholders"
in the accompanying prospectus, unless and until definitive Offered notes are issued, beneficial owners of the Offered notes will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

     The manager may also arrange for information in relation to the notes, the trust or the housing loans to be published on the electronic information system made available to subscribers by Bloomberg L.P. or a similar electronic reporting service.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

THE SECURITY TRUST DEED

GENERAL

     The issuer trustee will grant a floating charge, registered with the
Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the Secured
Moneys owing to the noteholders, the redraw bondholders, the servicer, the note trustee in its personal capacity and for and on behalf of the holders of the
Offered notes, each agent, the sellers, the liquidity facility provider, the standby redraw facility provider and each swap provider. These secured parties are collectively known as the SECURED CREDITORS.

     The security trustee will act as trustee on behalf of the Secured Creditors as described in "Description of the Transaction Documents--The Security Trust
Deed" in the accompanying prospectus. Under the security trust deed, if there is a conflict between the duties owed by the security trustee to any Secured
Creditor or class of Secured Creditors and the interests of the noteholders and redraw bondholders as a whole, the security trustee must give priority to the interests of the noteholders and redraw bondholders. In addition, the security trustee must give priority to the interests of the Class A noteholders and redraw bondholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and redraw bondholders and the interests of the Class B noteholders or other persons entitled to the benefit of the charge.

VOTING PROCEDURES

     For the purposes of "Description of the Transaction Documents--The Security
Trust Deed--Voting Procedures" in the accompanying prospectus, at any meeting of
Voting Secured Creditors a poll is demanded, every person who is present will have one vote for every A$10 of Secured Moneys owing to it, converted, in the case of the Class A noteholders, to Australian dollars at either the US$
Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the Class A currency swap, whichever produces the lowest amount in Australian dollars.

VOTING ENTITLEMENTS

     For the purposes of the definition of "Voting Entitlements" in the accompanying prospectus, Secured Moneys in respect of the Class A note will be converted to Australian dollars

                                      S-58

at either the US$ Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the Class A currency swap, whichever produces the lowest amount in Australian dollars.

INDEMNIFICATION

     The issuer trustee has agreed to indemnify the security trustee and each person to whom duties, powers, trusts, authorities or discretions may be delegated by the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the execution of their respective duties under the security trust deed, except to the extent that they result from the fraud, negligence or willful default on the part of such persons.

PRIORITIES UNDER THE SECURITY TRUST DEED

     The proceeds from the enforcement of the charge are to be applied in the following order of priority, subject to any statutory or other priority which may be given priority by law and subject to the application of proceeds of the termination of the currency swap as described in the next paragraph:

     o    first, rateably to pay amounts owing or payable under the security trust deed to indemnify the security trustee, the manager, the note trustee and the receiver against all loss and liability incurred by such parties in acting under the security trust deed, except the receiver's remuneration, and in payment of the Prior Interest;

     o    second, to pay rateably any fees and any liabilities, losses, costs, claims, expenses, actions, damages, demands, charges, stamp duties and other taxes due to the security trustee, the note trustee or any paying agent or note registrar and the receiver's remuneration;

     o    third, to pay rateably other outgoings and liabilities that the receiver, the security trustee or the note trustee have incurred in acting under the security trust deed, and, in the case of the note trustee, under the note trust deed;

     o    fourth, to pay any security interests over the assets of the trust of which the security trustee is aware having priority to the charge under the security trust deed, other than the Prior Interest, in the order of their priority;

     o    fifth, to pay the Class A noteholders the proceeds, if any, of any termination payment received from the currency swap provider in respect of the Class A currency swap toward satisfaction of any
          Secured Moneys owing in relation to the Class A notes;

     o    sixth, to pay the liquidity facility provider any unutilized cash collateral lodged with the issuer trustee by the liquidity facility provider and any unpaid interest on that cash collateral;

     o    seventh, to pay rateably:

          o    the sellers any unpaid Accrued Interest Adjustment; and

                                      S-59

          o    the fixed rate swap provider and the basis swap provider amounts in respect of collateral or prepayments owing under the fixed rate swaps or basis swap;

     o    eighth, to pay rateably:

          o    the Class A noteholders and redraw bondholders all other Secured
               Moneys owing in relation to the Class A notes and redraw bonds to be applied as follows:

               o    first, rateably towards all unpaid interest on the Class A notes and redraw bonds; and

               o    second, rateably to reduce the Stated Amount of the Class A notes and redraw bonds;

          o    any other Secured Moneys owing to the liquidity facility
               provider;

          o    any Secured Moneys owing to the standby redraw facility provider provided that for this purpose the Secured Moneys owing in respect of the principal component of the standby redraw facility will exclude unreimbursed principal charge-offs;

          o    rateably all other Secured Moneys owing to each swap provider;
               and

          o    all unpaid redraws and further advances owing to each seller;

     o    ninth, to pay rateably to the Class A noteholders, the redraw bondholders and the standby redraw facility provider all unreimbursed principal charge-offs constituting remaining Secured Moneys owing in respect of the Class A notes, the redraw bonds and the standby redraw facility;

     o    tenth, if there are still Secured Moneys owing in respect of the
          Offered notes, after the application of the preceding paragraphs, to pay the remaining Secured Moneys owing in relation to the Offered notes;

     o    eleventh, equally to the Class B noteholders in respect of Secured
          Moneys owing in relation to the Class B notes;

     o    twelfth, to pay rateably to each Secured Creditor any monetary liabilities owing to that Secured Creditor under any transaction document and not satisfied under the preceding paragraphs;

     o    thirteenth, to pay subsequent security interests over the assets of the trust of which the security trustee is aware, in the order of their priority; and

     o    fourteenth, to pay any surplus to the issuer trustee to be distributed in accordance with the terms of the master trust deed and the series supplement. The surplus will not carry interest as against the security trustee.

                                      S-60

     Any proceeds from the termination of the currency swap must be applied first in accordance with the fifth bullet point above, with any remaining proceeds to be applied in accordance with the order of priority set out above.

     Payments to Class A noteholders will be effected in US$ obtained by the security trustee either from a US$ termination payment received from the currency swap provider in respect of the Class A currency swap or by converting the A$ available for such payments, based on the priority set out above, at the spot exchange rate.

     For the purpose of bullets points eight and nine above, the Secured Moneys owing, in the case of the Class A notes, will be converted from US dollars to
Australian dollars at the US$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the Class A currency swap, which ever rate produces the lesser amount of Australian dollars.

     Upon enforcement of the security created by the security trust deed, the net proceeds may be insufficient to pay all amounts due on redemption to the noteholders and redraw bondholders. Any claims of the noteholders and redraw bondholders remaining after realization of the security and application of the proceeds shall be extinguished.

THE INTEREST RATE SWAPS

PURPOSE OF THE INTEREST RATE SWAPS

     Collections in respect of interest on the variable rate housing loans will be calculated based on Commonwealth Bank's or Homepath's, as appropriate, administered variable rates. Collections in respect of interest on the fixed rate housing loans will be calculated based on the relevant fixed rates.
However, the payment obligations of the issuer trustee on the Class B notes and under the currency swap are calculated by reference to the relevant Bank Bill
Rate. To hedge these interest rate exposures, the issuer trustee will enter into the basis swap with the basis swap provider and fixed rate swaps with the fixed rate swap provider. The basis swap and the fixed rate swaps will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmations in relation to each swap. The initial basis swap provider and fixed rate swap provider will be Commonwealth Bank of
Australia, Level 7, 48 Martin Place, Sydney NSW 2000, Australia.

BREAK COSTS

     If a borrower prepays a loan subject to a fixed rate of interest, or otherwise terminates a fixed rate period under a housing loan, the issuer trustee will normally be entitled to receive from the borrower a break cost.

     A break cost is currently payable by the borrower to the issuer trustee where the terminated fixed rate under the housing loan is greater than the current equivalent fixed rate product offered by Commonwealth Bank for the remaining term of the housing loan. Under Commonwealth Bank's current policies and procedures, prepayments of up to $10,000 in any 12 month period may be made by a borrower without incurring break costs, see "Commonwealth Bank Residential
Loan Program--Special Features of the Housing Loans--Early Repayment" in the
accompanying prospectus.

                                      S-61

     The method for calculation of break costs may change from time to time according to the business judgment of the servicer.

SCHEDULED TERMINATION OF INTEREST RATE SWAPS

     The fixed rate swaps are scheduled to terminate on the earlier of the date that all the notes have been redeemed in full and the termination of the trust.
The basis swap are scheduled to terminate on the earlier of the same dates and the date the interest rates on the Class A notes increase following the Step-Up
Date, provided that the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due. See "Description of the Transaction Documents--Servicing of the Housing Loans--Administer
Interest Rates" in the accompanying prospectus in relation to the servicer's obligations with respect to interest rates on the variable rate housing loans if the basis swap are terminated.

TERMINATION BY THE BASIS SWAP AND FIXED RATE SWAP PROVIDERS

     The basis swap provider and fixed rate swap provider will each have the right to terminate the basis swap and the fixed rate swaps, respectively, in the following circumstances:

     o    if the issuer trustee fails to make a payment under the swap within 10 days after notice of failure is given to the issuer trustee;

     o    if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the relevant basis swap or fixed rate swap. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make efforts to transfer its rights and obligations to avoid this illegality; or

     o    in the case of the basis swap only, at any time at the election of the basis swap provider provided that at the date of termination the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due.

TERMINATION BY THE ISSUER TRUSTEE

     The issuer trustee will have the right to terminate the basis swap or the fixed rate swaps in the following circumstances:

     o    if the swap provider fails to make a payment within 10 days after notice of failure is given to the swap provider; or

     o    if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the relevant basis swap or fixed rate swap. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make certain efforts to transfer its rights and obligations to avoid this illegality.

                                      S-62

FIXED RATE SWAP PROVIDER DOWNGRADE

     If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any Determination Date the fixed rate swap provider does not have:

     o    a short term credit rating of at least A-1 by Standard & Poor's; and

     o    either a short term credit rating of at least P-1 or a long term credit rating of at least A2 by Moody's,

     o    the fixed rate swap provider must where it ceases to have a short term credit rating of at least A-1 from Standard & Poor's or where it ceases to have either a short term credit rating of at least P-1 or a long term credit rating of at least A2 by Moody's:

     o    enter into an agreement novating its rights and obligations under the fixed rate swaps to a replacement counterparty acceptable to the manager and which each rating agency confirms will not result in a reduction or withdrawal of any credit rating assigned by it to the notes or redraw bonds;

     o    lodge cash collateral in an amount determined by the relevant rating agencies or, in certain circumstances, determined under the fixed rate swaps; or

     o    enter into other arrangements satisfactory to the manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds.

     The fixed rate swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

BASIS SWAP PROVIDER DOWNGRADE

     If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any Determination Date the basis swap provider does not have:

     o    a short term credit rating of at least A-1 by Standard & Poor's; and

     o    a short term credit rating of at least P-1 by Moody's,

the basis swap provider must:

     o    prepay the amount that is expected to be due, as determined by the manager, from the basis swap provider to the issuer trustee on the next Distribution Date; or

     o    enter into other arrangements satisfactory to the issuer trustee and the manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds.

     The basis swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in either of the above manners as it elects from time to time.

                                      S-63

TERMINATION PAYMENTS

     Upon termination of the fixed rate swaps, a termination payment will be due from the issuer trustee to the fixed rate swap provider or from the fixed rate swap provider to the issuer trustee.

     The termination payment in respect of a fixed rate swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of a fixed rate swap.

     No termination payment will be payable in respect of the termination of the basis swap.

     If the basis swap terminates then, unless and until the issuer trustee has entered into a replacement basis swap or other arrangements which the rating agencies have confirmed will not result in a reduction, qualification or withdrawal of the credit ratings assigned to the notes or redraw bonds, the servicer must adjust the rates of interest on the mortgage interest saver accounts and, if necessary, the housing loans as described in "Description of the Transaction Documents--Servicing of the Housing Loans--Administer Interest
Rates" in the accompanying prospectus.

THE CURRENCY SWAP

PURPOSE OF THE CURRENCY SWAP

     Collections on the housing loans and receipts under the basis swap and the fixed rate swaps will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Class A notes are denominated in United
States dollars. In addition, receipts by the issuer trustee under the basis swap and the fixed rate swaps are calculated by reference to the relevant Bank Bill
Rate but the interest obligations of the issuer trustee with respect to the
Class A notes are calculated by reference to LIBOR. To hedge these currency and interest rate exposures, the issuer trustee will enter into a currency swap in respect of the Class A notes, the CLASS A CURRENCY SWAP, with the currency swap provider. The Class A currency swap will be governed by a standard form ISDA
Master Agreement, as amended by a supplementary schedule and a credit support annex, which together act as a separate agreement in respect of each trust established under the master trust deed, and will each be confirmed by a written confirmation. The initial currency swap provider will be Commonwealth Bank,
Level 7, 48 Martin Place, Sydney NSW 2000, Australia.

PRINCIPAL PAYMENTS UNDER THE CLASS A CURRENCY SWAP

     On the closing date, the issuer trustee will pay the currency swap provider under the Class A currency swap the US dollar proceeds of issue of the Class A notes. In return, the currency swap provider will pay to the issuer trustee under the Class A currency swap the Australian dollar equivalent of the proceeds of issue of the Class A notes converted at the US$ Exchange Rate.

     On each Distribution Date, the issuer trustee will pay to the currency swap provider under the Class A currency swap the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A notes. In return, the currency swap provider will pay to the principal paying agent on behalf of the issuer trustee the US dollar equivalent of that amount converted at the US$ Exchange Rate for distribution to the Class A noteholders in accordance with the agency agreement in reduction of the Stated Amount of the
Class A notes.

                                      S-64

INTEREST PAYMENTS UNDER THE CLASS A CURRENCY SWAP

     On each Distribution Date, the issuer trustee will pay to the currency swap provider under the Class A currency swap an aggregate amount, the A$ CLASS A
FLOATING AMOUNT, calculated by reference to the Australian dollar equivalent of the aggregate Invested Amount of the Class A notes as at the preceding
Distribution Date converted at the US$ Exchange Rate and the relevant Bank Bill
Rate plus a margin.

     In return, the currency swap provider will pay to the principal paying agent on behalf of the issuer trustee amounts in aggregate equal to the interest due in respect of the Class A notes on that Distribution Date for distribution to Class A noteholders in accordance with the agency agreement.

     If the issuer trustee does not have sufficient funds under the series supplement to pay the full amount owing to the currency swap provider in respect of the above payment under the Class A currency swap, the currency swap provider is not required to make the corresponding payments to the principal paying agent and, after the applicable grace period, the currency swap provider may terminate the Class A currency swap. The manner of determining whether the issuer trustee will have sufficient funds to pay the currency swap provider that amount under the Class A currency swap on a Distribution Date is described in "Description of the Offered Notes--Distribution of the Available Income Amount". A failure of the issuer trustee to pay an amount owing under the Class A currency swap, if not remedied within the applicable grace period, will be an event of default under the security trust deed.

SCHEDULED TERMINATION OF CURRENCY SWAP

     The Class A currency swap is scheduled to terminate on the earlier of the date that all the Class A notes have been redeemed in full and the final maturity date of the Class A notes.

TERMINATION BY THE CURRENCY SWAP PROVIDER

     The currency swap provider will have the right to terminate the currency swap in the following circumstances:

     o    if the issuer trustee fails to make a payment under the currency swap within 10 days after notice of failure is given to the issuer trustee;

     o    if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the currency swap provider is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

     o    if due to any action taken by a taxation authority or a change in tax law the currency swap provider is required to receive payments from which amounts have been withheld or deducted on account of tax.
          However, the currency swap provider will only have the right to terminate the currency swap if the note trustee is satisfied that all amounts owing to Offered noteholders will be paid in full on the date on which the Offered notes are to be redeemed. In addition, whether or not the currency swap provider can terminate the currency swap, following the occurrence of such an event,

                                      S-65

          the currency swap provider may transfer the currency swap to another counterparty, provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Offered notes;

     o    if certain bankruptcy related events occur in relation to the issuer trustee; and

     o    if an event of default occurs under the security trust deed and the security trustee has declared the Offered notes immediately due and payable.

TERMINATION BY THE ISSUER TRUSTEE

     The issuer trustee will have the right to terminate the currency swap in the following circumstances:

     o    if the currency swap provider fails to make a payment under the currency swap within 10 days after notice of failure is given to the currency swap provider;

     o    if certain bankruptcy related events occur in relation to the currency swap provider;

     o    if the currency swap provider merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the currency swap provider under the currency swap;

     o    if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the issuer trustee is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

     o    if due to any action taken by a taxation authority or a change in tax law the issuer trustee is required to receive payments from which amounts have been withheld or deducted on account of tax;

     o    if as a result of the currency swap provider merging with, or otherwise transferring all or substantially all of its assets to another entity, the issuer trustee is required to receive payments from which a deduction or withholding has been made on account of a non-resident withholding tax liability and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants, or, in certain circumstances, a breach of its tax representations;

     o    if the currency swap provider fails to comply with its obligations described in "Currency Swap Provider Downgrade" below following a downgrade of its credit ratings, and that failure is not remedied within 10 Business Days of notice of the failure being given to the currency swap provider or such longer period as the issuer trustee and the manager agree and the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Offered notes; and

                                      S-66

     o    if an event of default occurs under the security trust deed and the security trustee has declared the Offered notes immediately due and payable.

     The issuer trustee may only terminate the currency swap with the prior written consent of the note trustee.

TERMINATION BY THE NOTE TRUSTEE

     If following an event that allows the issuer trustee to terminate the currency swap the issuer trustee does not terminate the currency swap, the note trustee may terminate the currency swap.

CURRENCY SWAP PROVIDER DOWNGRADE

     If, as a result of the withdrawal or downgrade of the currency swap provider's credit rating by any rating agency, the currency swap provider does not have:

     o    a short term credit rating of at least A-1+ by Standard & Poor's; and

     o    a long term credit rating of at least A2 by Moody's and a short term credit rating of at least P-1 by Moody's,

     the currency swap provider must within:

     o    30 Business Days, if the currency swap provider still has a short term credit rating of at least A-1 by Standard & Poor's, and both a long term credit rating of at least A3 by Moody's and a short term credit rating of at least P-1 by Moody's; or

     o    5 Business Days, in any other case,

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at their cost and at their election:

     o    if the short term credit rating by Standard & Poor's is greater than or equal to A-1, lodge collateral as determined under the currency swap and the credit support annex;

     o    enter into an agreement novating the currency swap to a replacement counterparty acceptable to the manager and which each rating agency has confirmed will not result in there being a reduction,
          qualification or withdrawal of any credit rating assigned by it to the
          Offered notes; or

     o    enter into other arrangements which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Offered notes.

     The currency swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

     If the currency swap provider lodges cash collateral with the issuer trustee, any interest or income on that cash collateral will be paid to the currency swap provider.

                                      S-67

TERMINATION PAYMENTS

     Upon termination of the currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee in respect of the currency swap.

     The termination payment in respect of the currency swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the applicable currency swap.

     If termination payments are due from the currency swap provider to the issuer trustee, they will be denominated in US dollars.

REPLACEMENT OF THE CURRENCY SWAP

     If the currency swap is terminated prior to its scheduled termination date, the issuer trustee may, at the direction of the manager, enter into a replacement currency swap on terms and with a counterparty which the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Offered notes. Any termination payments received by the issuer trustee upon termination of the currency swap may be applied towards a premium payable to enter into replacement currency swap and any premium received by the issuer trustee upon entering into a new currency swap may be applied towards a termination payment in respect of the terminated currency swap.

CURRENCY SWAP PROVIDER

     The currency swap provider will be Commonwealth Bank.

     For a description of The Commonwealth Bank see "The Issuer Trustee,
Commonwealth Bank of Australia and the Manager--Commonwealth Bank of Australia"
in the accompanying prospectus and "The Sellers--Commonwealth Bank" in this prospectus supplement.

THE MORTGAGE INSURANCE POLICIES

GENERAL

     The mortgage insurance policies consist of:

     o    a high LTV master mortgage insurance policy in relation to housing loans which generally had a loan-to-value ratio of greater than around
          80% at the time that they were originated; and

     o    a master mortgage insurance policy to provide mortgage insurance in relation to the balance of the housing loans.

THE HIGH LTV MASTER MORTGAGE INSURANCE POLICY

     The high LTV master mortgage insurance policy represents a liability of GE
Mortgage Insurance Company Pty Ltd.

     The high LTV master mortgage insurance policy insures the issuer trustee against losses in respect of housing loans insured under it, which generally had a loan-to-value ratio of greater than around 80% at the time of origination.
Each seller will equitably assign their rights under the high LTV master mortgage insurance policy to the issuer trustee on the closing date. Each borrower paid a single upfront premium for their respective housing loan to be insured under the high LTV

                                      S-68

master mortgage insurance policy and no further premium is payable by the sellers or the issuer trustee.

PERIOD OF COVER

     The issuer trustee has the benefit of the high LTV master mortgage insurance policy in respect of each housing loan insured under it generally from the latest of:

     o    the date monies are first advanced under the housing loan;

     o    the date the mortgage securing the housing loan is granted to or acquired by the issuer trustee; or

     o    the date the premium in respect of the housing loan is paid,

     until the earliest of:

     o    midnight on the day immediately preceding the date the housing loan or the mortgage securing the housing loan is beneficially assigned;

     o    the date the housing loan or the mortgage securing the housing loan is assigned, transferred or mortgaged to a person other than a person who is or becomes entitled to the benefit of the policy;

     o    the date the housing loan is repaid in full;

     o    the date the housing loan ceases to be secured by the relevant mortgage (other than where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purpose);

     o    the expiry date set out in the certificate of insurance issued by the mortgage insurer in relation to the housing loan or as extended with the written consent of the mortgage insurer or as varied by a court under the Australian Consumer Credit Code; or

     o    the date the high LTV master mortgage insurance policy is cancelled in respect of the housing Loan in accordance with the terms of the high
          LTV master mortgage insurance policy.

COVER FOR LOSSES

     If a loss date occurs in respect of a housing loan insured under the high
LTV master mortgage insurance policy, the mortgage insurer will pay to the issuer trustee the loss in respect of that housing loan.

     A loss date means:

     o    if a default occurs under the housing loan and the mortgaged property is sold pursuant to enforcement proceedings, the date on which the sale is completed;

     o    if a default occurs under the housing loan and the issuer trustee or a prior approved mortgagee becomes the absolute owner by foreclosure of the mortgaged property, the date on which this occurs;

                                      S-69

     o    if a default occurs under the housing loan and the mortgagor sells the mortgaged property with the prior approval of the issuer trustee and the mortgage insurer, the date on which the sale is completed;

     o    if the mortgaged property is compulsorily acquired or sold by a government for public purposes and there is a default under the housing loan (or where the mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a failure in repayment of the housing loan which would have been a default but for the occurrence of that event), the later of the date of the completion of the acquisition or sale or 28 days after the date of the default; or

     o    where the mortgage insurer has agreed to pay a claim under the high
          LTV master mortgage insurance policy, the date specified in that agreement.

     A "default" in respect of an insured housing loan means any event which triggers the issuer trustee's power of sale in relation to the mortgaged property.

     The loss payable by the mortgage insurer to the issuer trustee in respect of an insured loan is the amount outstanding, less the deductions referred to below, in relation to the housing loan, in each case calculated as at the loss date.

     The amount outstanding under a housing loan is the aggregate of the following:

     o    the principal amount outstanding together with any additional advance approved by the mortgage insurer or loan redraw, and any interest, fees or charges outstanding as at the loss date;

     o    fees and charges paid or incurred by the issuer trustee; and

     o    other amounts, including fines or penalties, approved by the mortgage insurer,

which the issuer trustee is entitled to recover under the housing loan or a related guarantee.

     The mortgage insurer may make the following deductions:

     o    where the mortgaged property is sold, the sale price, or where the mortgaged property is compulsorily acquired, the amount of compensation, less, in either case, any amount required to discharge any approved prior mortgage;

     o    where foreclosure action occurs, the value of the issuer trustee's interest in the mortgaged property, including the interest of any unapproved prior mortgagee;

     o    any amount received by the issuer trustee under any collateral security;

     o    any amounts paid to the issuer trustee by way of rents, profits or proceeds in relation to the mortgaged property or under any insurance policy relating to the mortgaged property and not applied in restoration or repair;

     o    any interest that exceeds interest at the non-default interest rate payable in relation to the housing loan, unless the Australian
          Consumer Credit Code applies;

                                      S-70

     o    any fees or charges other than:

          o    premiums for general insurance policies, levies and other charges payable to a body corporate under the Australian strata titles system, rates, taxes and other statutory charges;

          o    reasonable and necessary legal and other fees and disbursements of enforcing or protecting the issuer trustee's rights under the housing loan, up to a maximum of A$5,000, unless otherwise approved in writing by the mortgage insurer;

          o    repair, maintenance and protection of the mortgaged property, up to a maximum amount of A$2,000, unless otherwise approved in writing by the mortgage insurer;

          o    reasonable costs of the sale of the mortgaged property up to a maximum amount of A$1,000 plus the lesser of 3% of the sale price and A$25,000, unless otherwise approved in writing by the
               mortgage insurer.

     In addition, any fees and charges exceeding those recoverable under the
Australian Consumer Credit Code, less any amount that must be accounted for to the borrower or the relevant mortgagor, will be excluded;

          o    losses arising out of damage to the mortgaged property other than:

               o    fair wear and tear; or

               o    losses recovered and applied in the restoration or repair of the mortgaged property or losses recovered under a general insurance policy and applied to reduce the amount
                    outstanding under the housing loan; and

          o    any amounts by which a claim may be reduced under the high LTV master mortgage insurance policy.

REFUSAL OR REDUCTION OF CLAIMS

     The mortgage insurer may refuse or reduce the amount of a claim with respect to a housing loan in certain circumstances, including where:

          o    the mortgaged property is not insured under a general home owner's insurance policy;

          o    there is not a servicer approved by the mortgage insurer;

          o    the housing loan has not been duly registered with the land titles office in the relevant jurisdiction;

          o    the issuer trustee does not comply with the obligation to seek the mortgage insurer's consent under certain circumstances;

          o    the issuer trustee does not comply with certain reporting
               obligations;

                                      S-71

          o    the issuer trustee has failed to comply with a condition,
               provision or requirement of the high LTV master mortgage
               insurance policy which has prejudiced the mortgage insurer's interests; or

          o    the issuer trustee does not lodge a claim within 28 days after the loss date under the high LTV master mortgage insurance policy, and the mortgage insurer suffers loss from such a failure to lodge the claim within 28 days.

EXCLUSIONS

     The high LTV master mortgage insurance policy does not cover any loss arising from:

          o    any war or warlike activities;

          o    the use, existence or escape of nuclear weapons or nuclear contamination;

          o    the existence or escape of any pollution or environmentally hazardous material;

          o    the fact that the housing loan or any collateral security is void or unenforceable; or

          o    any failure of the housing loan mortgagor guarantee or collateral security to comply with the requirements of the Australian
               Consumer Credit Code.

THE MASTER MORTGAGE INSURANCE POLICY

COVER

     The master mortgage insurance policy is provided by GE Mortgage Insurance
Company Pty Ltd. The master mortgage insurance policy insures the issuer trustee against losses in respect of housing loans which are not insured under the high
LTV master mortgage insurance policy. Commonwealth Bank and Homepath will prior to the closing date pay a single upfront premium for the master mortgage insurance policy. No further premium is payable by a seller or the issuer trustee.

PERIOD OF COVER

     The insurance under the mortgage insurance policy in respect of the housing loans terminates on the earliest of the following:

          o    the date the housing loan or the mortgage securing the housing loan is assigned, transferred or mortgaged to a person other than a person who is or becomes entitled to the benefit of the policy;

          o    the date the housing loan is repaid in full;

          o    the date the housing loan ceases to be secured by the relevant mortgage (other than where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purpose);

          o    the maturity date set out in the certificate of insurance issued by the mortgage insurer in relation to the housing loan or as extended with the written consent of

                                      S-72

               the mortgage insurer or as varied by a court under the Australian
               Consumer Credit Code; or

          o    the date the pool master mortgage insurance policy is cancelled in respect of the housing Loan in accordance with the terms of the pool master mortgage insurance policy.

COVER FOR LOSSES

     If a loss date occurs in respect of a housing loan insured under the pool master mortgage insurance policy, the mortgage insurer will pay to the issuer trustee the loss in respect of that housing loan.

A loss date means:

          o    if a default occurs under the housing loan and the mortgaged property is sold, the date on which the sale is completed;

          o    if a default occurs under the housing loan and the issuer trustee or a prior approved mortgagee becomes the absolute owner by foreclosure of the mortgaged property, the date on which this occurs;

          o    if a default occurs under the housing loan and the mortgagor sells the mortgaged property with the prior approval of the
               Trustee and the mortgage insurer, the date on which the sale is completed;

          o    if the mortgaged property is compulsorily acquired or sold by a government for public purposes and there is a default under the housing loan (or where the mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a failure in repayment of the housing loan which would have been a default but for the occurrence of that event), the later of the date of the completion of the acquisition or sale or 28 days after the date of the default; or

          o    where the mortgage insurer has agreed to pay a claim under a pool master mortgage insurance policy, the date specified in that agreement.

     A "default" in respect of an insured housing loan means any event which triggers the issuer trustee's power of sale in relation to the mortgaged property. The loss payable by the mortgage insurer to the issuer trustee in respect of an insured loan is the amount outstanding, less the deductions referred to below, in relation to the housing loan, in each case calculated as at the loss date.

     The amount outstanding under a housing loan is the aggregate of the following:

          o    the principal amount outstanding together with any additional advance approved by the mortgage insurer or loan redraw, and any interest, fees or charges outstanding as at the loss date;

          o    fees and charges paid or incurred by the issuer trustee; and

                                      S-73

          o    other amounts, including fines or penalties, approved by the mortgage insurer, which the issuer trustee is entitled to recover under the housing loan or a related guarantee.

     The mortgage insurer may make the following deductions:

          o    where the mortgaged property is sold, the sale price, or where the mortgaged property is compulsorily acquired, the amount of compensation, less, in either case, any amount required to discharge any approved prior mortgage;

          o    where foreclosure action occurs, the value of the issuer
               trustee's interest in the mortgaged property, including the interest of any unapproved prior mortgagee;

          o    any amount received by the issuer trustee under any collateral security;

          o    any amounts paid to the issuer trustee by way of rents, profits or proceeds in relation to the mortgaged property or under any insurance policy relating to the mortgaged property and not applied in restoration or repair;

          o    any interest that exceeds interest at the non-default interest rate payable in relation to the housing loan;

          o    any fees or charges other than:

               o    premiums for general insurance policies, levies and other
                    charges payable to a body corporate under the Australian
                    strata titles system, rates, taxes and other statutory
                    charges;

               o    reasonable and necessary legal and other fees and
                    disbursements of enforcing or protecting the issuer
                    trustee's rights under the housing loan, up to a maximum of
                    A$5,000, unless otherwise approved in writing by the
                    mortgage insurer;

               o    repair, maintenance and protection of the mortgaged
                    property, up to a maximum amount of A$2,000, unless
                    otherwise approved in writing by the mortgage insurer;

               o    reasonable costs of the sale of the mortgaged property up to a maximum amount of A$1,000 plus the lesser of 3% of the
                    sale price and A$25,000, unless otherwise approved in
                    writing by the mortgage insurer.

          o    losses arising out of damage to the mortgaged property other than:

               o    fair wear and tear; or

               o    losses recovered and applied in the restoration or repair of the mortgaged property or losses recovered under a general insurance policy and applied to reduce the amount
                    outstanding under the housing loan; and

               o    any amounts by which a claim may be reduced under the pool master mortgage insurance policy.

                                      S-74

     If the Australian Consumer Credit Code applies to a housing loan covered by the pool master mortgage insurance policy, then:

               o    any interest greater than the interest calculated and
                    accrued at the standard rate in accordance with the
                    provisions of the Australian Consumer Credit Code shall be excluded in respect of that housing loan;

               o    any fees and charges recoverable by the issuer trustee
                    exceeding those recoverable under the Australian Consumer
                    Credit Code in respect of that housing loan (less any amount that must be accounted for to the borrower or the relevant mortgagor) shall be excluded;

               o    the amount recoverable by the issuer trustee in respect of that housing loan will not exceed the amount required to pay out that housing loan as calculated in accordance with the provisions of the Australian Consumer Credit Code at the
                    last date prior to the loss date on which such payment could be made less any interest whether capitalized or not that
                    exceeds the standard rate, and if after payment of a claim by the mortgage insurer it is determined that no amount or a lesser amount was payable immediately preceding the loss
                    date then Commonwealth Bank shall immediately advise the
                    mortgage insurer and promptly pay to the mortgage insurer
                    any overpayment by the mortgage insurer; and

               o    if any application is made to a court under the Australian
                    Consumer Credit Code in respect of that housing loan after a default or any application has been made prior to a default that has not been finally disposed of prior to that default then no claim shall be payable until the application has
                    been finally disposed of.

REDUCTION IN A CLAIM

     The mortgage insurer may refuse or reduce the amount of a claim with respect to a housing loan in certain circumstances, including where:

          o    the mortgaged property is not insured under a general home owner's insurance policy;

          o    there is not a mortgage manager approved by the mortgage insurer;

          o    the housing loan has not been duly registered with the land titles office in the relevant jurisdiction;

          o    the issuer trustee does not comply with the obligation to seek the mortgage insurer's consent under certain circumstances;

          o    the issuer trustee does not comply with certain reporting
               obligations;

                                      S-75

          o    the issuer trustee has failed to comply with a condition,
               provision or requirement of the high LTV master mortgage
               insurance policy which has prejudiced the mortgage insurer's interests; or

          o    the issuer trustee does not lodge a claim within 28 days after the loss date under the Pool Master Mortgage Insurance Policy, and the mortgage insurer suffers loss from such a failure to lodge the claim within 28 days.

EXCLUSIONS

     The Pool Master Mortgage Insurance Policy does not cover any loss arising from:

          o    any war or warlike activities;

          o    the use, existence or escape of nuclear weapons or nuclear contamination;

          o    the existence or escape of any pollution or environmentally hazardous material;

          o    the fact that the housing loan or any collateral security is void or unenforceable; or

          o    any failure of the housing loan mortgagor guarantee or collateral security to comply with the requirements of the Australian
               Consumer Credit Code.

SUBMISSION FOR PAYMENT OF CLAIMS

     A claim for a loss in respect of a housing loan insured under the pool master mortgage insurance policy must be lodged within 28 days after the loss date unless in its absolute discretion the Insurer otherwise agrees. Where a claim is not lodged within 28 days after the loss date the claim will be reduced for any loss and damage the mortgage insurer suffers by reason of the delay in lodgment of the claim.

DESCRIPTION OF THE MORTGAGE INSURER

GE MORTGAGE INSURANCE COMPANY PTY LTD

     LOANS INSURED BY HOUSING LOANS INSURANCE CORPORATION - Housing Loans
Insurance Corporation ("HLIC" or the "STATUTORY AUTHORITY") was a Commonwealth
Government statutory authority established under the Housing Loans Insurance Act
1965 (Cth). With effect from December 15, 1997 the Commonwealth Government:

     (a)  transferred to the Commonwealth Government (pursuant to the Housing
          Loans Insurance Corporation (Transfer of Assets and Abolition) Act
          1996) (Cth) the liabilities of the Statutory Authority in relation to contracts of insurance to which the Statutory Authority was a party immediately before that day;

     (b)  established a new corporation, Housing Loans Insurance Corporation
          Limited (ACN 071 466 334), which has since changed its name to GE
          Mortgage Insurance Pty Limited ("GEMI"), to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

                                      S-76

     (c)  sold that new corporation (including the assets and infrastructure of the Statutory Authority) to GE Capital Australia, which is a wholly owned subsidiary of General Electric Company ("GE").

     References in this prospectus supplement to "HLIC" are, with respect to contracts of insurance to which the Statutory Authority was a party on or before
December 12, 1997 and which are now vested in the Commonwealth of Australia.

     LOANS INSURED BY THE GENERAL ELECTRIC GROUP - GE Capital Mortgage Insurance
Corporation (Australia) Pty Limited ("GEMICO") commenced operations in March,
1998 and was established by GE as a sister company to GEMI. It is also a wholly owned subsidiary of GE Capital Australia.

     Together GEMI and GEMICO insured all loans between December 15, 1997 and
March 31, 2004.

     On March 31, 2004 the lenders mortgage insurance ("LMI") businesses
(including all of the LMI policies written during such period) of GEMI and
GEMICO were transferred to a new entity - GE Mortgage Insurance Company Pty
Limited ("GENWORTH GEMICO").

     The transfer of the LMI policies was made pursuant to two separate schemes under the Insurance Act 1973 (Cth) ("INSURANCE ACT") approved by both APRA and the Federal Court of Australia. One scheme effected the transfer of LMI policies issued by GEMI and the other scheme effected the transfer of LMI policies issued by GEMICO.

     Upon the completion of the transfer, the then current claims paying ratings for both GEMI and GEMICO ("AA" by S&P and Fitch and "Aa2" by Moody's) were withdrawn and identical ratings were issued by all three local ratings agencies in respect of Genworth GEMICO.

     As at April 1, 2004, Genworth GEMICO had total assets of A$1,662,413,000 and shareholder's equity of A$1,066,603,000.

     LOANS INSURED BY THE GENWORTH FINANCIAL GROUP - On or about May 24, 2004,
Genworth GEMICO became a wholly owned subsidiary of a newly incorporated and
U.S. domiciled entity, Genworth Financial, Inc. (NYSE: GNW). Genworth Financial,
Inc. is a leading insurance company in the United States, serving the lifestyle protection, retirement income, investment and mortgage insurance needs of more than 15 million customers in 22 countries including the U.S., Canada, Australia, and more than a dozen European countries. Genworth Financial, Inc.'s rated mortgage insurance companies have financial strength ratings of "AA" (Very
Strong) from Standard & Poor's, "Aa2" (Excellent) from Moody's and "AA" (Very
Strong) from Fitch.

     General Electric Company is currently the majority owner of Genworth
Financial, Inc. General Electric Company is a diversified industrial and financial services company with operations in over 100 countries. General
Electric Company is rated "AAA" by Standard & Poor's and Aaa by Moody's. General
Electric Company is the indirect owner of lenders mortgage insurance business in the United States, United Kingdom, Canada, New Zealand and Australia.

                                      S-77

     The principal place of business of GE Mortgage Insurance Company Pty
Limited is Level 23, 259 George Street, Sydney, New South Wales, Australia.

LIQUIDITY FACILITY

     Under the amended liquidity facility agreement, the liquidity facility provider agrees to make advances to the issuer trustee for the purpose of meeting shortfalls between the Finance Charge Collections, Mortgage Insurance
Income Proceeds and Other Income on a Distribution Date and the payments to be made from the Available Income Amount, other than reimbursements of Principal
Draws, reimbursements of principal charge-offs, payments of the manager's arranging fee and payments to the income unitholder, on that Distribution Date.

     The liquidity facility provider agrees to make advances to the issuer trustee up to the liquidity limit. The liquidity limit is equal to the lesser of:

     o    A$14.6 million; and

     o    the Performing Housing Loans Amount at that time,

     or such greater or lesser amount agreed by the liquidity facility provider, the manager and the rating agencies.

     Interest is payable to the liquidity facility provider on the principal outstanding under the liquidity facility, and a commitment fee is payable to the liquidity facility provider, quarterly in arrears on each Distribution Date to the extent that funds are available for this purpose as described in
"Description of the Offered Notes--Distribution of the Available Income Amount".

     The liquidity facility will terminate upon the earlier to occur of:

     o    the Distribution Date in August 2036;

     o    the date on which the liquidity facility provider declares the liquidity facility terminated following an event of default under the liquidity facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the liquidity facility;

     o    the date one month after all notes and redraw bonds are redeemed;

     o    the Distribution Date upon which the issuer trustee, as directed by the manager, appoints a replacement liquidity facility provider, provided that each rating agency has confirmed that this will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds; and

     o    the date on which the liquidity limit is reduced to zero by agreement between the liquidity facility provider, the manager and the rating agencies.

STANDBY REDRAW FACILITY

     Under the standby redraw facility agreement, the standby redraw facility provider agrees to make advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by a seller to the extent that the aggregate of the Principal Collections, Mortgage Insurance Principal Proceeds,
Other Principal Amounts and Principal Charge-Off

                                      S-78

Reimbursements, less any Principal Draw, are insufficient to fund such redraws and further advances on a Distribution Date.

     The standby redraw facility provider agrees to make monthly advances to the issuer trustee up to the redraw limit. The redraw limit is equal to the lesser of:

     o    A$50 million; and

     o    the Performing Housing Loans Amount at that time,

     or such greater or lesser amount agreed by the standby redraw facility provider, the manager and the rating agencies.

     Interest is payable on the principal outstanding under the standby redraw facility, adjusted for principal charge-offs and Principal Charge-Off
Reimbursements, in arrears on each Distribution Date to the extent that funds are available for this purpose as described in "Description of the Offered
Notes--Distribution of the Available Income Amount".

     A commitment fee is payable to the standby redraw facility provider in arrears on each Distribution Date to the extent that funds are available for this purpose as described in "Description of the Offered Notes--Distribution of
the Available Income Amount".

     Advances under the standby redraw facility are repayable on the following
Distribution Date from the funds available for this purpose as described in
"Description of the Offered Notes--Distribution of the Available Income Amount".

     In certain circumstances, the principal outstanding under the standby redraw facility will be reduced by way of principal charge-off or increased by a reimbursement of principal charges-offs, as described in "Description of the
Offered Notes--Principal Charge-Offs" in this prospectus supplement. The amount of principal to be repaid under the standby redraw facility on a Distribution
Date is the outstanding principal as reduced by any principal charge-offs or increased by any Principal Charge-Off Reimbursements.

GOVERNING LAW

     The underwriting agreement and the credit support annex to the currency swap agreement are governed by the laws of New York. All the other transaction documents, and the balance of the currency swap agreement, are governed by the laws of New South Wales, Australia.

                   DESCRIPTION OF THE TRUSTEES AND THE MANAGER

THE ISSUER TRUSTEE

GENERAL

     Perpetual Trustee Company Limited is appointed as trustee of the trust on the terms set out in the master trust deed and the series supplement. For a description of Perpetual Trustee Company Limited, see "The Issuer Trustee,
Commonwealth Bank of Australia and the Manager--The Issuer Trustee" in the
accompanying prospectus.

     The issuer trustee will be entitled to a quarterly fee.

                                      S-79

     Perpetual Trustee Company Limited has 4,000,000 ordinary shares issued with a paid amount of A$1.00 per share and 4,000,000 A$1.00 ordinary shares with a paid amount of A$0.01 per share. The shares are held by Perpetual Trustees
Australia Limited, a publicly listed company on the Australian Stock Exchange.

     The principal activities of Perpetual Trustee Company Limited are the provision of trustee and other commercial services. Perpetual Trustee Company
Limited is an authorized trustee corporation, and holds an Australian Financial
Services Licence under Part 7.6 of the Corporations Act 2001 (Australian
Financial Services Licence No. 236643). The issuer trustee and its related companies provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. The issuer trustee and its related companies are leading trustee companies in Australia with in excess of A$110 billion under administration. The directors of the issuer trustee are as follows:

NAME                       BUSINESS ADDRESS             PRINCIPAL ACTIVITIES
----                       ----------------             --------------------
Philip Andrew Vernon....   Level 7, 39 Hunter Street,   Director
                           Sydney NSW 2000
Patrick John Nesbitt....   Level 7, 39 Hunter Street,   Director
                           Sydney NSW 2000
Ivan Douglas Holyman....   Level 7, 39 Hunter Street,   Director
                           Sydney NSW 2000
Jane Lachlan Couchman...   Level 7, 39 Hunter Street,   Director
                           Sydney NSW 2000

THE SECURITY TRUSTEE

GENERAL

     P.T. Limited, of Level 7, 9 Castlereagh Street, Sydney, Australia, a wholly owned subsidiary of Perpetual Trustee Australia Limited, will be the security trustee for the trust. Perpetual Trustee Company Limited has appointed P.T.
Limited to act as its authorized representative under its Australian Financial
Services Licence (Authorized Representative Number 266797).

THE NOTE TRUSTEE

GENERAL

     The Bank of New York will be the note trustee for the note trust. The corporate trust office of the note trustee responsible for the administration of the note trustee's obligations in relation to the note trust is located at 101
Barclay Street, 21W, New York, New York 10286.

RETIREMENT OF NOTE TRUSTEE

     The note trustee may retire at any time on 3 months', or such lesser period as the manager, the issuer trustee and the note trustee agree, notice in writing to the issuer trustee, the manager and the rating agencies, without giving any reason and without being responsible for any liabilities incurred by reason of its retirement provided that the period of notice may not expire within 30 days before a Distribution Date.

                                      S-80

THE MANAGER

     Securitisation Advisory Services Pty Limited will be the manager for the trust. The manager will be entitled to a management fee and an arranging fee on each Distribution Date.

                                    SERVICING

GENERAL

     Under the series supplement, Commonwealth Bank will be appointed as the initial servicer of the housing loans with a power to delegate to related companies within the Commonwealth Bank group. The day to day servicing of the housing loans will be performed by the servicer at Commonwealth Bank's loan processing centres, presently located in Sydney, Melbourne, Brisbane, Perth and
Adelaide, and at the retail branches and telephone banking and marketing centers of Commonwealth Bank and a Homepath contact center operated by Commonwealth
Bank. Servicing procedures undertaken by loan processing include partial loan security discharges, loan security substitutions, consents for subsequent mortgages and arrears management. Customer enquiries are dealt with by the retail branches and telephone banking and marketing centres. For a further description of the duties of the servicer, see "Description of the Transaction
Documents--Servicing of the Housing Loans" in the accompanying prospectus.

COLLECTION AND ENFORCEMENT PROCEDURES

HOMEPATH - COLLECTION AND ENFORCEMENT PROCEDURES

     The scheduled repayments on Homepath loans are only made by way of direct debits to a nominated bank account. The Commonwealth Bank carries out the collection and enforcement process for Homepath loans in the same manner described under "The Servicer--Collection and Enforcement Procedures" and "The
Servicer--Collection and Enforcement Process" in the accompanying prospectus.

DELINQUENCY EXPERIENCE

     The following table summarizes the delinquency and loss experience of the home loan portfolio of Commonwealth Bank and Homepath, including securitized loans. All loans were originated and are serviced by Commonwealth Bank or
Homepath.

                                      S-81

     This information is provided by Commonwealth Bank.

         ONE-TO-FOUR FAMILY RESIDENTIAL LOANS ORIGINATED BY COMMONWEALTH
                                BANK AND HOMEPATH

                             30-JUN-   30-JUN-   30-JUN-   30-JUN-   30-JUN-   30-JUN-   30-JUN-   30-JUN-   31-DEC-
                                97        98        99        00        01        02        03        04        04
                             -------   -------   -------   -------   -------   -------   -------   -------   -------

TOTAL OUTSTANDING BALANCES    35,833    40,429    45,398    52,466    64,771    76,243    86,869   102,566   110,558
($M)

NUMBER OF LOANS              624,585   642,919   651,753   655,951   766,054   756,787   767,435   790,685   805,943

% ARREARS BY NUMBER
   30-59 days                 0.61%     0.51%     0.40%     0.37%     0.38%     0.40%     0.38%     0.31%     0.33%
   60-89 days                 0.27%     0.20%     0.15%     0.14%     0.20%     0.15%     0.15%     0.11%     0.10%
   90-119 days                0.14%     0.13%     0.08%     0.07%     0.11%     0.09%     0.07%     0.06%     0.05%
   120+ days                  0.41%     0.36%     0.23%     0.20%     0.35%     0.29%     0.23%     0.26%     0.26%
   TOTAL                      1.43%     1.20%     0.86%      0.78%    1.04%     0.93%     0.83%     0.74%     0.74%
% ARREARS BY BALANCES
   30-59 days                 0.74%     0.63%     0.45%     0.40%     0.51%     0.42%     0.37%     0.33%     0.36%
   60-89 days                 0.36%     0.25%     0.18%     0.16%     0.24%     0.15%     0.15%     0.12%     0.11%
   90-119 days                0.19%     0.17%     0.11%     0.08%     0.14%     0.09%     0.07%     0.07%     0.05%
   120+ days                  0.58%     0.45%     0.29%     0.22%     0.53%     0.36%     0.35%     0.44%     0.47%
   TOTAL                      1.87%     1.50%     1.03%     0.86%     1.42%     1.03%     0.94%     0.96%     0.99%
NET LOSSES ($M)
(excluding securitized
loans)                         8.6       10.0      8.8       7.6       6.2       7.5       6.4       3.2       2.1
NET LOSSES AS % OF AVERAGE
BALANCES (ANNUALIZED)
(excluding securitized
loans)                        0.026%    0.026%    0.021%    0.016%    0.010%    0.010%    0.008%    0.003%    0.004%

     The higher delinquency figures as at June 30, 2001 are largely attributable to the inclusion in the portfolio of home loans previously serviced by Colonial
State Bank. This is demonstrated by the following table which summarizes the delinquency and loss experience of the home loan portfolio originated by
Commonwealth Bank including securitized loans, but excluding the home loans previously serviced by Colonial State Bank. After June 5, 2001, all home loans originated by Colonial State Bank have been serviced using Commonwealth Bank's collection and enforcement procedures described in "The Servicer--Collection and
Enforcement Procedures" in the accompanying prospectus.

                                      S-82

     This information is provided by Commonwealth Bank.

      ONE-TO-FOUR FAMILY RESIDENTIAL LOANS ORIGINATED BY COMMONWEALTH BANK

                         30-JUN-96   30-JUN-97   30-JUN-98   30-JUN-99   30-JUN-00   30-JUN-01
                         ---------   ---------   ---------   ---------   ---------   ---------

TOTAL OUTSTANDING         30,335       35,833      40,429      45,398      52,466      54,524
BALANCES ($M)
NUMBER OF LOANS           549,789     624,585      642,919    651,753     655,951     676,936
% ARREARS BY NUMBER
   30-59 days              0.60%       0.61%        0.51%      0.40%       0.37%       0.27%
   60-89 days              0.29%       0.27%        0.20%      0.15%       0.14%       0.13%
   90-119 days             0.18%       0.14%        0.13%      0.08%       0.07%       0.07%
   120+ days               0.58%       0.41%        0.36%      0.23%       0.20%       0.22%
   TOTAL                   1.65%       1.43%        1.20%      0.86%       0.78%       0.69%
% ARREARS BY BALANCES
   30-59 days              0.73%       0.74%        0.63%      0.45%       0.40%       0.33%
   60-89 days              0.37%       0.36%        0.25%      0.18%       0.16%       0.14%
   90-119 days             0.24%       0.19%        0.17%      0.11%       0.08%       0.08%
   120+ days               0.81%       0.58%        0.45%      0.29%       0.22%       0.28%
   TOTAL                   2.15%       1.87%        1.50%      1.03%       0.86%       0.83%
NET LOSSES ($M)
(excluding securitized
loans)                      5.1         8.6         10.0        8.8         7.6         4.6
NET LOSSES AS % OF
AVERAGE BALANCES
(excluding securitized
loans)                     0.018%      0.026%      0.026%      0.021%      0.016%      0.010%

     Loan losses for each period are net of recoveries including claims under mortgage insurance policies in respect of loans with a loan-to-value ratio of greater than 80%. Percentage losses are calculated based on the average outstanding balance for the period.

     The sellers do not have available details of their foreclosure experience. It is the servicer's policy on behalf of the sellers on enforcement of a housing loan to enter into possession of the mortgaged property as mortgagee in possession rather than to foreclose on the mortgage. See "The Servicer--Collection and Enforcement Process" in the
accompanying prospectus. The servicer has undertaken to collect details of its mortgagee in possession experience for the housing loans in the pool on an ongoing basis.

     There can be no assurance that the delinquency and loss experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and loss experience of the mortgage portfolios of Commonwealth Bank and Homepath set forth in the foregoing tables. The statistics shown in the preceding tables represent the delinquency and loss experience for the total residential mortgage portfolio for each of the years presented, whereas the aggregate delinquency and loss experiences on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool. Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and losses could be

                                      S-83

significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and losses with respect to the housing loan pool.
You should note that Australia experienced a period of relatively low interest rates during the period covered in the preceding tables. If interest rates were to rise significantly, it is likely that the rate of delinquencies and losses would increase. See "The Servicer--Collection and Enforcement Procedures" and
"The Servicer--Collection and Enforcement Process" in the accompanying prospectus for a description of the servicing procedures of Commonwealth Bank.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

     The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

     Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

     o    refinancing by mortgagors with other financiers;

     o    receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

     o    receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

     o    repurchase by Commonwealth Bank or Homepath as a result of a breach by it of certain representations, if any;

     o    repurchase by Commonwealth Bank or Homepath upon a further advance being made which exceeds the then scheduled balance of the housing loan by more than one scheduled monthly
          installment;

     o    repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

                                      S-84

     o    receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; and

     o    receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either

          o    repurchased by Commonwealth Bank under its right of first
               refusal; or

          o    sold to a third party.

     The prepayment amounts described above are reduced by repayment to the seller of redraws and further advances as described in "Commonwealth
Bank Residential Loan Program--Special Features of the Housing
Loans--Redraws and Further Advances", "Homepath's Residential Loan
Program--Special Features of the Housing Loans" in the accompanying prospectus and "Description of the Offered Notes--Redraws and Further
Advances" in this prospectus supplement.

     Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

     o    the degree to which a note is purchased at a discount or
          premium; and

     o    the degree to which the timing of payments on the note is
          sensitive to prepayments, liquidations and purchases of the housing loans.

     A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

WEIGHTED AVERAGE LIVES

     The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

     Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

     The following tables are based on a constant prepayment rate model.
Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant

                                      S-85

prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither Commonwealth
Bank nor the manager believe that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

PREPAYMENT MODEL AND ASSUMPTIONS

     The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans.
Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

     For the purpose of the following tables, it is assumed that:

     o    the housing loan pool consists of fully-amortizing housing loans;

     o    the cut-off date is the commencement of business on April 27,
          2005;

     o    closing date for the notes is May 4, 2005;

     o    payments on the notes are made on the 22nd of May, August,
          November and February regardless of the day on which payment actually occurs, commencing in August 2005, in accordance with the priorities described in this prospectus supplement;

     o    the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the
          tables;

     o    the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month commencing in June 2005;

     o    there are no defaults, redraws, substitutions or payment
          holidays with respect to the housing loans;

     o    all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the
          prepayment, commencing in May 2005;

     o    Principal Collections are distributed according to the rules of distribution set forth in this prospectus supplement;

     o    all payments under the swaps are made as scheduled;

     o    the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "WAL to Call"; and

     o    the Initial Principal Balance of Class A Notes is equal to
          A$1,801,778,312;

     o    the Initial Principal Balance of Class B Notes is equal to
          A$16,500,000;

                                      S-86

     The tables indicate the projected weighted average life of the notes and set forth the percentage of the initial aggregate principal balance of the notes that is projected to be outstanding after each of the dates shown at specified constant prepayment rate percentages. The tables also assume that (i) the housing loans have an aggregate principal balance of A$1,818,278,312 as of the cut-off date, and (ii) the housing loans have been aggregated into six hypothetical pools with all of the housing loans within each such pool having the characteristics described below:

                                                       WEIGHTED
                                                        AVERAGE        REMAINING
                                 WEIGHTED AVERAGE   REMAINING TERM   INTEREST ONLY
REPLINE   CURRENT BALANCE (A$)       RATE (%)          (MONTHS)      TERM (MONTHS)
-------   --------------------   ----------------   --------------   -------------

   1             11,287,406           6.772%               96              1
   2             46,746,706           6.794%              157              1
   3            131,719,563           6.753%              216              1
   4            256,344,454           6.672%              276              2
   5            123,680,076           6.678%              322              2
   6          1,248,500,107           6.573%              341              4

     It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement as well as other relevant assumptions.

     In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life ("WAL") of a class of notes is determined by the following three step process:

     o    multiplying the amount of each payment of principal thereof by the number of months from the date of issuance to the related payment date,

     o    summing the results, and

     o    dividing the sum by the aggregate distributions of principal referred to in the first clause above, expressing the result in years, and rounding to two decimal places.

                                      S-87

     The source of the information in the following table is Commonwealth Bank.

 PERCENT OF INITIAL PRINCIPAL OUTSTANDING OF THE CLASS A NOTES AT THE FOLLOWING
                     PERCENTAGES OF CONSTANT PREPAYMENT RATE

DATE                   0%     15%    20%    23%    25%    28%    30%    35%
----                 -----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage     100    100    100    100    100    100    100    100
May 22, 2006            99     84     79     76     74     71     69     64
May 22, 2007            97     70     62     57     54     50     47     41
May 22, 2008            95     58     48     43     40     35     32     26
May 22, 2009            93     48     38     32     29     25     22     16
May 22, 2010            91     40     30     24     21     17     15     10
May 22, 2011            89     33     23     18     16     12     10      7
May 22, 2012            86     27     18     14     11      9      7      4
May 22, 2013            84     23     14     10      8      6      5      2
May 22, 2014            81     19     11      8      6      4      3      1
May 22, 2015            78     15      8      6      4      3      2      1
May 22, 2016            75     12      6      4      3      2      1      *
May 22, 2017            72     10      5      3      2      1      1      *
May 22, 2018            69      8      4      2      1      1      *      *
May 22, 2019            65      7      3      2      1      *      *      0
May 22, 2020            62      5      2      1      1      *      *      0
May 22, 2021            58      4      1      1      *      *      *      0
May 22, 2022            54      3      1      *      *      *      0      0
May 22, 2023            49      3      1      *      *      0      0      0
May 22, 2024            45      2      1      *      *      0      0      0
May 22, 2025            41      1      *      *      *      0      0      0
May 22, 2026            36      1      *      *      0      0      0      0
May 22, 2027            31      1      *      *      0      0      0      0
May 22, 2028            26      1      *      0      0      0      0      0
May 22, 2029            22      *      *      0      0      0      0      0
May 22, 2030            17      *      *      0      0      0      0      0
May 22, 2031            12      *      0      0      0      0      0      0
May 22, 2032             7      *      0      0      0      0      0      0
May 22, 2033             2      *      0      0      0      0      0      0
May 22, 2034             0      0      0      0      0      0      0      0
WAL TO MATURITY      17.05   5.42   4.20   3.67   3.38   3.01   2.80   2.37
WAL TO CALL          16.94   5.02   3.86   3.37   3.09   2.76   2.57   2.17

* indicates a value of less than 0.5% and greater than 0.0%.

                                      S-88

                       PLAN OF DISTRIBUTION--UNDERWRITING

     Under the terms and subject to the conditions contained in the underwriting agreement, the issuer trustee has agreed to sell to the underwriter, and the underwriter has agreed to purchase the principal amount of the Offered notes set forth opposite its name below:

                                PRINCIPAL AMOUNT OF
                                      CLASS A
UNDERWRITER                         NOTES (US$)
-----------                     -------------------
Citigroup Global Markets Inc.      1,400,000,000

     The underwriter proposes to initially offer the Offered notes at the public offering price on the cover page of this prospectus supplement. After the initial public offering, the public offering price may be changed by the underwriter.

     Commonwealth Bank estimates that the out-of-pocket expenses for this offering will be approximately US$600,000. Certain of these expenses and other amounts will be reimbursed by the underwriter on the closing date.

     The underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered notes. The underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. In this regard:

     o    Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

     o    Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

     o    Syndicate covering transactions involve purchases of the Offered notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

     o    Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the Offered notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offered notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

     Pursuant to the underwriting agreement, the manager, Commonwealth Bank and the issuer trustee have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the underwriter may be responsible for.

                                      S-89

     In the ordinary course of its business, the underwriter and some of its affiliates have in the past and may in the future engage in commercial and investment banking activities with Commonwealth Bank and its affiliates.

OFFERING RESTRICTIONS

UNITED KINGDOM

     The Underwriter has agreed that (a) it has not offered or sold and will not offer or sell the Offered notes to persons in the United Kingdom (prior to the expiry of a period of six months from the date of issue of the Offered notes)
except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal and agent) for the purposes of their businesses; or otherwise in circumstances which have not resulted and will not result in an offer to the public under the Public Offers of Securities
Regulations 1995 (as amended); (b) it has complied with all applicable provisions of the Financial Services and Markets Act 2000, as amended ("FSMA"), and rules and regulations made thereunder with respect to anything done in relation to the Offered notes in, from or otherwise involving the United Kingdom and (c) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of such Offered notes in circumstances in which section 21(1) of FSMA does not apply.

     Neither this prospectus supplement nor the Offered notes have been, or will be, available to other categories of persons in the United Kingdom and no-one falling outside such categories is entitled to rely on, and must not act on, any information in this prospectus supplement. The transmission of this prospectus supplement to any person in the United Kingdom other than the categories stated
above is unauthorized and may contravene FSMA.

AUSTRALIA

     The underwriter has agreed that it will not sell Offered notes to, or invite or induce offers for the Offered notes from, any person identified as an associate of the issuer trustee, Commonwealth Bank or the manager on a list provided, or from time to time specified in writing to the relevant underwriter, by the issuer trustee, Commonwealth Bank and the manager respectively.

SPAIN

     The sale of the Offered notes to which this prospectus supplement refers, by the underwriter on behalf of the issuer, does not form part of any public offer of such Offered notes in Spain. Each sale of Offered notes is an individual transaction and has been negotiated and/or agreed with the relevant underwriter in respect of the Offered notes. Each investor in respect of the
Offered notes acknowledges that they have not received any advertising or marketing material from the relevant underwriter regarding this prospectus supplement and the accompanying prospectus. Any subsequent transaction they execute regarding the Offered notes to which this prospectus supplement refers, including requesting the relevant underwriter to transfer the Offered notes to any entity managed or controlled by them, will be executed on their own behalf only and not on behalf of or for the account of the relevant underwriter. These
Offered notes may not be directly/indirectly sold, transferred or delivered in any manner, at any time other than to institutional investors in Spain, defined under Spanish law to include only pension funds,

                                      S-90

collective investment schemes, insurance companies, banks, saving banks and securities companies.

     Should any investor purchase the Offered notes, they will be deemed to have represented that: (i) they have made their own independent decision to purchase the Offered notes and have not relied on any recommendation or advice from any underwriter; and (ii) they already have all required information and understand all the terms, conditions and restrictions of these Offered notes.

ITALY

     The Offered notes have not been registered pursuant to Italian securities legislation and, accordingly, each underwriter has represented and agreed that no action has or will be taken by it which would allow an offering (or a
"sollecitazione all'investimento") of the notes to the public in the Republic of
Italy, and that sale of the notes to any persons in the Republic of Italy shall be effected in accordance with Italian securities, tax and other applicable laws and regulations.

     The underwriter has represented that it has not offered, sold or delivered and will not offer, sell or deliver any of the Offered notes or distribute or make available any of the Offered notes or copies of this prospectus supplement and the accompanying prospectus relating to the Offered notes or any other offering material relating to the Offered notes in the Republic of Italy except:

o    to professional investors (operatori qualificati), as defined in Article
     31, second paragraph of Regulation No. 11522 of 1st July, 1998 issued by the Commissione Nazionale per le Societa e la Borsa ("CONSOB"), as amended and integrated from time to time;

o    in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24th
     February, 1998 (the "Financial Services Act") and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14th May, 1999, as amended and integrated from time to time; or

o    to an Italian resident who submits outside the Italian territory an unsolicited offer to purchase such Offered notes.

     Any offer, sale or delivery of the Offered notes or distribution of copies of this prospectus supplement or any other document relating to any of the notes in Italy under the above paragraphs in this section "Republic of Italy" must be:

o    made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the
     Financial Services Act, Legislative Decree No. 385 of 1st September, 1993
     (the "ITALIAN BANKING Act"), as amended, Regulation 11522 and any other applicable laws and regulations;

o    in compliance with Article 129 of the Italian Banking Act and the implementing guidelines of the Bank of Italy pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics;

                                      S-91

o    in compliance with any other application notification, requirement or limitation which may be imposed by CONSOB or the Bank of Italy. For the avoidance of doubt no application pursuant to Article 129 of the Italian
     Banking Act has been made to the Bank of Italy by the underwriter; and

o    in compliance with the banking transparency requirements set forth in the
     Italian Banking Act and the implementing regulations and decrees.

OTHER JURISDICTIONS

     Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Offered notes in any country or jurisdiction. The Offered notes may be offered non-publicly in other jurisdictions. The Offered notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the Offered notes will be characterized as debt for United States federal income tax purposes. See "United States Federal Income Tax Matters" in the accompanying prospectus.

     Although Mayer, Brown, Rowe & Maw LLP will give its opinion that the
Offered notes will be treated as debt and the issuer trustee will treat the
Offered notes as debt of the issuer trustee for all United States federal income tax purposes, because there is no authority on transactions comparable to that contemplated herein, the IRS may attempt to characterize the Offered notes in an alternative fashion. One possible alternative characterization is that the IRS could assert that the Offered notes should be treated as an equity interest in the issuer trustee for United States federal income tax purposes and, in which case, holders of the Offered notes would be treated as owning equity in a passive foreign investment company or, depending on the level of ownership and certain other factors, might also be treated as owning an interest in a controlled foreign corporation. Treatment of the Offered notes as an equity interest in the issuer trustee would result in certain timing and character consequences to United States noteholders and could require certain elections and disclosures that would need to be made shortly after acquisition to avoid potentially adverse United States federal income tax consequences. Prospective investors should consult their own tax advisors with respect to the potential impact of an alternative characterization of the Offered notes for United States federal income tax purposes.

                              ERISA CONSIDERATIONS

     Subject to the restrictions described in "ERISA Considerations" in the accompanying prospectus, the Offered notes are eligible for purchase by employee benefit plans. By its acquisition of an Offered note, each investor shall be deemed to represent and warrant that either (i) it is not acquiring the Offered note with assets of a pension, profit-sharing or other benefit plan subject to
ERISA or to Section 4975 of the Code, including individual retirement accounts and certain types of Keogh plans and any entity deemed to hold the "plan assets"
of the foregoing (each, a "Benefit Plan") or (ii) its purchase and holding of the Offered note will not result in a

                                      S-92

non-exempt prohibited transaction under ERISA or the Code or any substantially similar applicable law. See "ERISA Considerations" in the accompanying prospectus.

                        EXCHANGE CONTROLS AND LIMITATIONS

RESERVE BANK OF AUSTRALIA APPROVAL

     Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, by order of or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

          o    the Embassy or Consulate-General of the Federal Republic of
               Yugoslavia (Serbia and Montenegro) (in respect of any amount in excess of $100,000);

          o    the Narodna Banka Jugoslavije (including Banque Nationale de
               Yugoslavie) (in respect of any amount in excess of $100,000);

          o    certain other persons and entities listed in instruments issued under the Australian Banking (Foreign Exchange) Regulations and
               published on behalf of the Reserve Bank of Australia in the
               Commonwealth of Australia Gazette on October 24, 2001; or

          o    certain ministers and senior officials of the government of
               Zimbabwe as listed in instruments issued under the Australian
               Banking (Foreign Exchange) Regulations and published on behalf of the Reserve Bank of Australian in the Commonwealth of Australia
               Gazette on December 11, 2002.

AUSTRALIAN MINISTERIAL APPROVAL

     Additionally, under Part 4 of the Australian Charter of the United Nations
Act 1945 and the Australian Charter of United Nations (Terrorism and Dealings
with Assets) Regulations 2002 the approval of the Australian Minister for
Foreign Affairs, or the Minister's delegate, is required with respect to certain payments and actions in relation to an asset prescribed under, or which is owned or controlled directly or indirectly by a person or entity proscribed under those Regulations or is an asset derived or generated from such assets
(proscribed persons presently include, amongst others, the Taliban, Usama bin
Laden and other persons and entities connected with them).

     Under Part 4 of the Australian Charter of the United Nations Act 1945 and
the Iraq (Reconstruction and Repeal of Sanctions) Regulations 2003, the approval of the Minister for Foreign Affairs, or the Minister's delegate, is required with respect to certain payments and actions in relation to certain Iraqi assets, assets acquired by certain Iraqis and assets derived or generated from such assets.

                                  AUTHORIZATION

     The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Offered notes. The issue of the Offered notes has been authorized by the resolutions of the board of directors of Perpetual Trustee Company Limited passed on April 21,
2005.

                                      S-93

                                   LITIGATION

     The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus supplement, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

                   DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

     The Offered notes have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg with the following CUSIP numbers, ISINs and Common
Codes:

                      CUSIP          ISIN       COMMON CODE
                   -----------   ------------   -----------
Class A notes...   58403A AF 5   US58403AAF57    021894575

                                  ANNOUNCEMENT

     By distributing or arranging for the distribution of this prospectus supplement to the underwriter and the persons to whom this prospectus supplement and the accompanying prospectus are distributed, the issuer trustee announces to the underwriter and each such person that:

     o    the Offered notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

     o    in connection with the issue, DTC will confer rights in the Offered notes to the noteholders and will record the existence of those rights; and

     o    as a result of the use of the Offered notes in this manner, these rights will be created.

                              RATINGS OF THE NOTES

     The issuance of the Class A notes will be conditioned on obtaining a rating of AAA by Standard & Poor's and Aaa by Moody's. The issuance of the Class B notes will be conditioned on obtaining a rating of AA by Standard & Poor's. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the Offered notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Offered notes will be based on several factors including the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the notes, the availability of excess available income after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the availability of the liquidity facility and Principal Draws, the creditworthiness of the swap providers and the mortgage insurer. None of the rating agencies have been involved in the preparation of this prospectus supplement and the accompanying prospectus.

                                      S-94

                                  LEGAL MATTERS

     Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the Offered notes, including the material U.S. federal income tax matters, for Commonwealth Bank and Securitisation Advisory Services
Pty Limited. Clayton Utz, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Offered notes for Commonwealth Bank and Securitisation Advisory Services Pty Limited. Sidley
Austin Brown & Wood LLP will pass upon some legal matters for the underwriter.

                                      S-95

                                   DIRECTORY

                                    MANAGER
                  SECURITISATION ADVISORY SERVICES PTY LIMITED
                           Level 7, 48 Martin Place,
                       Sydney, New South Wales, Australia

                                    SERVICER
                         COMMONWEALTH BANK OF AUSTRALIA
                           Level 7, 48 Martin Place,
                       Sydney, New South Wales, Australia

                                 ISSUER TRUSTEE
 PERPETUAL TRUSTEE COMPANY LIMITED (IN ITS CAPACITY AS TRUSTEE OF THE MEDALLION
                             TRUST SERIES 2005-2G)
                           Level 7, 39 Hunter Street
                       Sydney, New South Wales, Australia

                                SECURITY TRUSTEE
                                  P.T. LIMITED
                           Level 7, 39 Hunter Street
                       Sydney, New South Wales, Australia

                     NOTE TRUSTEE, PRINCIPAL PAYING AGENT,
                    AGENT BANK AND US DOLLAR NOTE REGISTRAR
                              THE BANK OF NEW YORK
                  101 Barclay Street, New York, New York 10286
                            United States of America

                       AUSTRALIAN COUNSEL TO THE MANAGER
                                  CLAYTON UTZ
                                  Level 19-35
                             No. 1 O'Connell Street
                       Sydney, New South Wales, Australia

  UNITED STATES COUNSEL TO                           UNITED STATES COUNSEL TO
         THE MANAGER                                      THE UNDERWRITER
MAYER, BROWN, ROWE & MAW LLP                      SIDLEY AUSTIN BROWN & WOOD LLP
        1675 Broadway                                   787 Seventh Avenue
  New York, New York 10019                           New York, New York 10019
  United States of America                           United States of America

                                      S-96

    UNITED STATES COUNSEL TO                         AUSTRALIAN COUNSEL TO
        THE NOTE TRUSTEE                              THE ISSUER TRUSTEE
   EMMET, MARVIN & MARTIN, LLP                     MALLESONS STEPHEN JAQUES
          120 Broadway                              Governor Phillip Tower
    New York, New York 10271                            1 Farrer Place
                                              Sydney, New South Wales, Australia

       AUSTRALIAN COUNSEL TO
     THE NOTE TRUSTEE AND THE
      PRINCIPAL PAYING AGENT
     MALLESONS STEPHEN JAQUES
      Governor Phillip Tower
          1 Farrer Place
Sydney, New South Wales, Australia

                                      S-97

                                    GLOSSARY

          Additional definitions of capitalized terms used in this prospectus supplement can be found under the caption "Glossary" in the accompanying prospectus. When a capitalized term is both defined below and in the accompanying prospectus, the definition below will apply for the purpose of this prospectus supplement and the accompanying prospectus in relation to the Offered notes.

A$ CLASS A FLOATING AMOUNT....   page S-65.

ACCRUED INTEREST ADJUSTMENT...   means the amount of interest accrued on the
                                 housing loans for, and any fees in relation to
                                 the housing loans falling due for payment
                                 during, the period commencing on and including
                                 the date on which interest is debited to the
                                 relevant housing loan accounts by the Servicer
                                 for that housing loan immediately prior to the
                                 Cut-Off Date and ending on but excluding the
                                 Closing Date and any accrued interest and fees
                                 due but unpaid in relation to the housing loan
                                 prior to the date that interest is debited to
                                 the relevant housing loan accounts.

AUTHORIZED SHORT-TERM
INVESTMENTS...................   means:

                                 (a)  bonds, debentures, stock or treasury bills
                                      issued by or notes or other securities
                                      issued by the Commonwealth of Australia or
                                      the government of any State or Territory
                                      of the Commonwealth of Australia;

                                 (b)  deposits with, or the acquisition of
                                      certificates of deposit issued by, an ADI;

                                 (c)  bills of exchange, which at the time of
                                      acquisition have a maturity date of not
                                      more than 200 days and which have been
                                      accepted, drawn on or endorsed by an ADI
                                      and provide a right of recourse against
                                      that ADI by a holder in due course who
                                      purchases them for value;

                                 (d)  debentures or stock of any public
                                      statutory body constituted under the laws
                                      of the Commonwealth of Australia or any
                                      State or Territory of the Commonwealth
                                      where the repayment of the principal
                                      secured and the interest payable on that
                                      principal is guaranteed by the
                                      Commonwealth or the State or Territory;

                                 (e)  securities which are "mortgage-backed
                                      securities" within the meaning of the
                                      Duties Act 1997

                                      S-98

                                      (NSW), the Duties Act 2000 (VIC), the
                                      Duties Act 2001 (QLD) and the Duties Act
                                      2001 (Tas); or

                                 (f)  any other investments which are specified
                                      as Authorized Short-Term Investments in
                                      the Series Supplement relating to the
                                      Series Trust,

                                 in each case denominated in Australian Dollars.

AVAILABLE INCOME AMOUNT.......   see page S-45.

AVAILABLE PRINCIPAL AMOUNT....   see page S-50.

AVERAGE DELINQUENT
PERCENTAGE....................   in relation to a Determination Date means the
                                 amount (expressed as a percentage) calculated
                                 as follows:

                                 ADP = SDP
                                       ---
                                        12

                                 where:

                                 ADP = the Average Delinquent Percentage; and

                                 SDP = the sum of the Delinquent Percentages for
                                       the 12 Collection Periods immediately
                                       preceding or ending, as the case may be,
                                       on the Determination Date, provided that
                                       if on that Determination Date there has
                                       not yet been 12 Collection Periods the
                                       Average Delinquent Percentage in relation
                                       to that Determination Date means the
                                       amount (expressed as a percentage)
                                       calculated as follows:

                                 ADP = SDP
                                       ---
                                        N

                                 where:

                                 ADP = the Average Delinquent Percentage;

                                 SDP = the sum of the Delinquent Percentages for
                                       all of the Collection Periods preceding
                                       or ending, as the case may be, on the
                                       Determination Date; and

                                 N =   the number of Collection Periods
                                       preceding the Determination Date.

                                      S-99

BANK BILL RATE................   in relation to an Accrual Period means the rate
                                 appearing at approximately 10.00 am Sydney time
                                 on the first day of that Accrual Period on the
                                 Reuters Screen page "BBSW" as being the average
                                 of the mean buying and selling rates appearing
                                 on that page for a bill of exchange having a
                                 tenor of three months.

                                 If:

                                 o    on the first day of an Accrual Period
                                      fewer than 4 banks are quoted on the
                                      Reuters Screen page "BBSW"; or

                                 o    for any other reason the rate for that day
                                      cannot be determined in accordance with
                                      the foregoing procedures,

                                 then the "BANK BILL RATE" means such rate as is
                                 specified by the Manager having regard to
                                 comparable indices then available.
                                 Notwithstanding the foregoing, if the initial
                                 Accrual Period is less than or greater than
                                 three months, the relevant rate for that
                                 Accrual Period will be determined by the
                                 Manager by linear interpolation by reference to
                                 two available rates, one of which is the Bank
                                 Bill Rate on that date, determined as above,
                                 for a bill of exchange having a tenor in months
                                 next shorter than the length of that Accrual
                                 Period, and the other of which is the Bank Bill
                                 Rate on that date, determined as above, for a
                                 bill of exchange having a tenor in months next
                                 longer than the length of that Accrual Period.

BUSINESS DAY..................   means any day on which banks are open for
                                 business in Sydney, New York City and London
                                 other than a Saturday, a Sunday or a public
                                 holiday in Sydney, New York City or London.

CLASS A CURRENCY SWAP.........   see page S-64.

CLASS B AVAILABLE SUPPORT.....   in relation to a Determination Date means an
                                 amount (expressed as a percentage) calculated
                                 as follows:

                                 CBAS =    SAB
                                        ---------
                                        ASA+ SRFL

                                 where:

                                 CBAS = the Class B Available Support;

                                      S-100

                                 SAB =    the aggregate Stated Amount for the
                                          Class B notes on that Determination
                                          Date;

                                 ASA =    the aggregate of the Stated Amount of
                                          the Class A notes converted to
                                          Australian dollars at the US$ Exchange
                                          Rate and the Stated Amounts for all
                                          other notes and redraw bonds on that
                                          Determination Date; and

                                 SRFL =   the redraw limit under the standby
                                          redraw facility on that Determination
                                          Date.

CLASS B REQUIRED SUPPORT......   in relation to a Determination Date means the
                                 amount (expressed as a percentage) calculated
                                 as follows:

                                          IIA
                                 CBRS = -------
                                          AIIA

                                 where:

                                 CBRS = the Class B Required Support;

                                 IIA =    the aggregate Invested Amount of the
                                          Class B notes upon the issue of the
                                          Class B notes; and

                                 AIIA =   the aggregate of the initial Invested
                                          Amounts of the Class A notes upon the
                                          issue of the Class A notes converted
                                          to Australian dollars at the US$
                                          Exchange Rate and the initial Invested
                                          Amounts of all other notes and redraw
                                          bonds, on that Determination Date.

DELINQUENT PERCENTAGE.........   in relation to a Collection Period means the
                                 amount (expressed as a percentage) calculated
                                 as follows:

                                        DMLP
                                 DP = --------
                                        AMLP

                                 where:

                                 DP =     the Delinquent Percentage;

                                 DMLP =   the aggregate, on the last day of the
                                          Collection Period, of the principal
                                          outstanding with respect to those
                                          housing loans in relation to which a
                                          payment due

                                      S-101

                                          from the borrower has been in arrears
                                          (on that day) by more than 60 days;
                                          and

                                 AMLP =   the aggregate principal outstanding in
                                          relation to the housing loans on the
                                          last day of the Collection Period.

DISTRIBUTION DATE.............   see page S-13.

FINANCE CHARGE COLLECTIONS....   see page S-45.

FITCH.........................   Fitch Ratings (Australia) Limited ABN 93 081
                                 339 184

INVESTED AMOUNT...............   means in relation to a note or a redraw bond,
                                 the principal amount of that note or redraw
                                 bond upon issue less the aggregate of all
                                 principal payments made on that note or redraw
                                 bond.

LIBOR.........................   means:

                                 o   the rate for three-month deposits in US
                                     dollars which appears on Telerate Page 3750
                                     as of 11.00 am, London time on the second
                                     London and New York Business Day before the
                                     beginning of the Accrual Period;

                                 o   if that rate does not appear, the
                                     USD-LIBOR-BBA for that Accrual Period will
                                     be determined as if the issuer trustee and
                                     the agent bank had specified
                                     "USD-LIBOR-Reference Banks" as the
                                     applicable Floating Rate Option under the
                                     Definitions of the International Swaps and
                                     Derivates Association, Inc.

                                 The LIBOR for the first Accrual Period will be
                                 determined by linear interpolation calculated
                                 with reference to the duration of the first
                                 Accrual Period.

MOODY'S.......................   Moody's Investor Service Inc.

MORTGAGE INSURANCE INCOME
PROCEEDS......................   see page S-46.

MORTGAGE INSURANCE PRINCIPAL
PROCEEDS......................   see page S-50.

NET PRINCIPAL COLLECTIONS.....   see page S-52.

NET UNSCHEDULED PRINCIPAL.....   see page S-52.

OTHER INCOME..................   see page S-46.

                                      S-102

OTHER PRINCIPAL AMOUNTS.......   see page S-50.

PRINCIPAL CHARGE-OFF
REIMBURSEMENT.................   see page S-51.

PRINCIPAL COLLECTIONS.........   see page S-50.

PRINCIPAL DRAW................   see page S-47.

PRINCIPAL DRAW REIMBURSEMENT..   see page S-51.

REDRAW BOND AMOUNT............   see page S-51.

STANDARD & POOR'S.............   Standard & Poor's (Australia) Pty Limited ABN
                                 62 007 324 852.

SECURED CREDITORS.............   see page S-58.

STANDBY REDRAW FACILITY
ADVANCE.......................   see page S-51.

STATED AMOUNT.................   means for a note or a redraw bond:

                                 (a)  the principal amount of that note or
                                      redraw bond upon issue; less

                                 (b)  the aggregate of principal payments
                                      previously made on that note or redraw
                                      bond; less

                                 (c)  the aggregate of all then unreimbursed
                                      principal charge-offs on that note or
                                      redraw bond.

STEPDOWN CONDITIONS...........   are satisfied on a Determination Date if:

                                 (A)  the following applies:

                                    o    the Class B Available Support on the
                                         Determination Date is equal to or
                                         greater than two times the Class B
                                         Required Support on the Determination
                                         Date;

                                    o    the aggregate Stated Amount for the
                                         Class B notes on the Determination Date
                                         is equal to or greater than 0.25% of
                                         the aggregate Invested Amount of all
                                         the notes upon the issue of the Class B
                                         notes;

                                 either:

                                    o    the Average Delinquent Percentage on
                                         the Determination Date does not exceed
                                         2% and the aggregate of all
                                         unreimbursed principal charge-offs on
                                         the Determination Date does not exceed
                                         30% of the aggregate of the Invested
                                         Amounts of the Class B notes upon the
                                         issue of the Class B notes; or

                                     S-103

                                    o    the Average Delinquent Percentage on
                                         the Determination Date does not exceed
                                         4% and the aggregate of all
                                         unreimbursed principal charge-offs on
                                         the Determination Date does not exceed
                                         10% of the aggregate of the Invested
                                         Amounts of the Class B notes upon the
                                         issue of the Class B notes; and

                                    o    the total principal outstanding on the
                                         housing loans is not, and is not
                                         expected to be on or prior to the next
                                         Distribution Date, less than 10% of the
                                         total principal outstanding on the
                                         housing loans on April 27, 2005; or

                                 (B)  the following applies:

                                    o    the Determination Date falls on or
                                         after the fifth anniversary of the
                                         closing date;

                                    o    the Average Delinquent Percentage on
                                         the Determination Date does not exceed
                                         2%;

                                    o    the sum of the aggregate of the Stated
                                         Amount of all outstanding Class A notes
                                         and Class B notes is greater than 10%
                                         of the original issued amount;

                                    o    the aggregate Stated Amount for the
                                         Class B notes on the Determination Date
                                         is equal to or greater than 0.25% of
                                         the aggregate Invested Amount of all
                                         the notes upon the issue of the Class B
                                         notes; and

                                    o    the aggregate of all unreimbursed
                                         principal charge-offs on the
                                         Determination Date does not exceed, if
                                         the Determination Date falls on or
                                         after the:

                                         o    fifth but prior to the sixth
                                              anniversary of the closing date,
                                              30% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes;

                                         o    sixth but prior to the seventh
                                              anniversary of the closing date,
                                              35% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes;

                                         o    seventh but prior to the eighth
                                              anniversary of the closing date,
                                              40% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes;

                                         o    eighth but prior to the ninth
                                              anniversary of the closing date,
                                              45% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes; or

                                         o    ninth anniversary of the closing
                                              date, 50% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes.

                                      S-104

STEPDOWN PERCENTAGE...........   on a Determination Date is determined as
                                 follows. If the Stepdown Conditions are not
                                 satisfied on that Determination Date, the
                                 Stepdown Percentage is 100%.

                                 If the Stepdown Conditions are satisfied on
                                 that Determination Date, the Stepdown
                                 Percentage is 100% unless the following apply:

                                 o    if the Determination Date falls prior to
                                      the third anniversary of the closing date
                                      the Stepdown Percentage is 50%;

                                 o    if:

                                      o    the Determination Date falls on or
                                           after the third anniversary of the
                                           closing date but prior to the tenth
                                           anniversary of the closing date; and

                                      o    the Class B Available Support on the
                                           Determination Date is equal to or
                                           greater than two times the Class B
                                           Required Support on the Determination
                                           Date;
                                      the Stepdown Percentage is 0%;

                                 o    if:

                                      o    the preceding 4 bullet points do not
                                           apply; and

                                      o    the Determination Date falls on or
                                           after the fifth anniversary of the
                                           closing date but prior to the tenth
                                           anniversary of the closing date; and

                                      o    the Class B Available Support on the
                                           Determination Date is equal to or
                                           greater than the Class B Required
                                           Support on the Determination Date;
                                      then if the Determination Date falls on or
                                      after the:

                                      o    fifth but prior to the sixth
                                           anniversary of the closing date, the
                                           Stepdown Percentage is 70%;

                                      o    sixth but prior to the seventh
                                           anniversary of the closing date, the
                                           Stepdown Percentage is 60%;

                                      o    seventh but prior to the eighth
                                           anniversary of the closing date, the
                                           Stepdown Percentage is 40%;

                                      o    eighth but prior to the ninth
                                           anniversary of the closing date, the
                                           Stepdown Percentage is 20%;

                                      o    ninth but prior to the tenth
                                           anniversary of the closing date, the
                                           Stepdown Percentage is 0%; or

                                 o   if the Determination Date falls on or after
                                     the tenth anniversary of the closing date,
                                     the Stepdown Percentage is 0%.

STEP-UP DATE..................   see page S-49.

                                      S-105

SUPPORT FACILITY..............   means the Class A currency swap, the basis
                                 swap, the fixed rate swaps, the liquidity
                                 facility, the standby redraw facility and the
                                 mortgage insurance policies.

US$ EXCHANGE RATE.............   means a rate of US$0.7770 = A$1.

                                      S-106

                                   APPENDIX A

                            HOUSING LOAN INFORMATION

                           POOL PROFILE BY ORIGINATOR

                                                                                              WEIGHTED
                                                                      WEIGHTED   WEIGHTED     AVERAGE
                                                                       AVERAGE    AVERAGE     TERM TO
                                 NO. OF     TOTAL LOAN    % BY LOAN   INTEREST    CURRENT     MATURITY
ORIGINATOR                        LOANS    BALANCE (A$)    BALANCE    RATE (%)    LTV (%)   (IN MONTHS)
----------                       ------   -------------   ---------   --------   --------   -----------

Commonwealth Bank ............    8,101   1,237,254,014      68.05%     6.73%      62.18%       309
Colonial Brand ...............    2,726     560,814,865      30.84%     6.37%      61.19%       330
Homepath .....................      112      20,209,433       1.11%     6.15%      73.09%       313
                                 ------   -------------     ------      ----       ------       ---
TOTAL: .......................   10,939   1,818,278,312     100.00%     6.61%      62.00%       315
                                 ======   =============     ======      ====       ======       ===

                         YEAR OF ORIGINATION (QUARTERLY)

                                                                                       AVERAGE
                                                                            WEIGHTED     LOAN      % BY
                                 NO. OF   TOTAL SECURITY      TOTAL LOAN     AVERAGE   BALANCE     LOAN
YEAR OF ORIGINATION               LOANS   VALUATIONS (A$)    BALANCE (A$)    LTV (%)     (A$)    BALANCE
-------------------              ------   ---------------   -------------   --------   -------   -------

2002 Q2 ......................       16        4,230,500        2,556,927     66.02%   159,808     0.14%
2002 Q3 ......................      523      142,250,805       80,213,805     61.58%   153,372     4.41%
2002 Q4 ......................    1,417      388,995,441      210,638,232     58.19%   148,651    11.58%
2003 Q1 ......................    1,594      442,069,849      252,610,173     60.98%   158,476    13.89%
2003 Q2 ......................    1,613      454,094,434      272,196,874     62.99%   168,752    14.97%
2003 Q3 ......................    1,658      504,289,030      299,473,738     62.58%   180,623    16.47%
2003 Q4 ......................    1,506      433,941,003      260,139,235     62.77%   172,735    14.31%
2004 Q1 ......................    1,421      392,569,102      237,684,588     62.97%   167,266    13.07%
2004 Q2 ......................    1,191      334,777,342      202,764,740     62.99%   170,247    11.15%
                                 ------    -------------    -------------     -----    -------   ------
TOTAL: .......................   10,939    3,097,217,506    1,818,278,312     62.00%   166,220   100.00%
                                 ======    =============    =============     =====    =======   ======

                                       A-1

                   POOL PROFILE BY GEOGRAPHIC DISTRIBUTION(1)

                                                                                       AVERAGE
                                          TOTAL SECURITY                    WEIGHTED     LOAN      % BY
                                 NO. OF     VALUATIONS       TOTAL LOAN      AVERAGE   BALANCE     LOAN
REGION                           LOANS         (A$)         BALANCE (A$)     LTV (%)     (A$)    BALANCE
------                           ------   --------------   --------------   --------   -------   -------

AUSTRALIAN CAPITAL TERRITORY
Metro ........................      151       45,261,190       27,723,899     64.11%   183,602     1.52%
                                 ------   --------------   --------------     -----    -------   ------

NEW SOUTH WALES
Metro ........................    1,303      546,834,115      317,051,590     61.86%   243,324    17.44%
Other ........................    1,002      270,200,646      163,192,933     63.35%   162,867     8.98%
                                 ------   --------------   --------------     -----    -------   ------

QUEENSLAND
Metro ........................    1,402      382,658,929      222,496,194     61.43%   158,699    12.24%
Non Metro - Gold Coast .......      364      112,607,021       64,053,012     60.50%   175,970     3.52%
Non Metro - Sunshine Coast ...      231       65,448,149       37,669,225     60.65%   163,070     2.07%
Non Metro - Other ............      636      133,016,204       81,726,511     64.23%   128,501     4.49%
                                 ------   --------------   --------------     -----    -------   ------

VICTORIA
Metro ........................    2,711      758,820,356      452,546,761     62.86%   166,930    24.89%
Other ........................      603      126,096,897       78,990,264     64.73%   130,995     4.34%
                                 ------   --------------   --------------     -----    -------   ------

WESTERN AUSTRALIA
Metro ........................    1,314      359,268,774      203,370,755     60.09%   154,772    11.18%
Other ........................      100       25,010,517       14,213,255     60.25%   142,133     0.78%
                                 ------   --------------   --------------     -----    -------   ------

SOUTH AUSTRALIA
Metro ........................      657      168,794,123       95,197,961     59.28%   144,898     5.24%
Other ........................      128       29,558,128       16,787,146     59.55%   131,150     0.92%
                                 ------   --------------   --------------     -----    -------   ------

NORTHERN TERRITORY
Metro ........................       40   $   10,480,500   $    6,179,770     61.56%   154,494     0.34%
Other ........................        9   $    2,418,500   $    1,275,625     58.64%   141,736     0.07%
                                 ------   --------------   --------------     -----    -------   ------

TASMANIA
Metro ........................      185       40,645,726       23,609,625     60.54%   127,620     1.30%
Other ........................      103       20,097,731       12,193,786     61.98%   118,386     0.67%
                                 ------   --------------   --------------     -----    -------   ------

TOTAL FOR ALL REGIONS: .......   10,939    3,097,217,506    1,818,278,312     62.00%   166,220   100.00%
                                 ======   ==============   ==============     =====    =======   ======

(1)  Geographic distributions are split by State or Territory and by metropolitan (metro) or country (other). Metro areas comprise the city and surrounding suburbs of the capital city of each State or Territory and
     Other comprise all other areas.

                                       A-2

                       POOL PROFILE BY BALANCE OUTSTANDING

                                                                                      AVERAGE
                                          TOTAL SECURITY                   WEIGHTED     LOAN      % BY
CURRENT LOAN                     NO. OF     VALUATIONS       TOTAL LOAN     AVERAGE   BALANCE     LOAN
BALANCE (A$)                      LOANS        (A$)         BALANCE (A$)    LTV (%)     (A$)    BALANCE
------------                     ------   --------------   -------------   --------   -------   -------

50,000 to 100,000.............    1,968      335,895,135     172,963,269     56.47%    87,888      9.51%
100,001 to 150,000............    3,866      847,403,309     484,069,625     60.74%   125,212     26.62%
150,001 to 200,000............    2,588      744,989,754     446,979,313     62.99%   172,712     24.58%
200,001 to 250,000............    1,238      445,431,796     275,836,720     64.27%   222,808     15.17%
250,001 to 300,000............      558      251,167,767     151,848,140     63.08%   272,129      8.35%
300,001 to 350,000............      304      161,217,165      98,327,434     63.74%   323,446      5.41%
350,001 to 400,000............      149       93,899,112      55,941,916     62.05%   375,449      3.08%
400,001 to 450,000............       99       68,688,906      42,040,647     63.35%   424,653      2.31%
450,001 to 500,000............       73       56,130,510      34,590,836     63.28%   473,847      1.90%
500,001 to 550,000............       41       34,892,960      21,479,233     64.12%   523,884      1.18%
550,001 to 600,000............       24       21,840,292      13,775,862     64.19%   573,994      0.76%
600,001 to 650,000............       15       14,420,000       9,291,567     64.93%   619,438      0.51%
650,001 to 700,000............        9       13,490,000       6,071,457     49.51%   674,606      0.33%
700,001 to 750,000............        7        7,750,800       5,062,293     66.70%   723,185      0.28%
                                 ------    -------------   -------------     -----    -------    ------
TOTAL:........................   10,939    3,097,217,506   1,818,278,312     62.00%   166,220    100.00%
                                 ======    =============   =============     =====    =======    ======

                    POOL PROFILE BY LOAN TO VALUE RATIO (LTV)

                                                                                      AVERAGE
                                          TOTAL SECURITY                   WEIGHTED     LOAN      % BY
                                 NO. OF     VALUATIONS       TOTAL LOAN     AVERAGE   BALANCE     LOAN
CURRENT LTV (%)                   LOANS        (A$)         BALANCE (A$)    LTV (%)     (A$)    BALANCE
---------------                  ------   --------------   -------------   --------   -------   -------

15.01 to 20.00................        4        1,450,000         263,508     18.25%    65,877      0.01%
20.01 to 25.00................       65       27,471,300       6,527,431     23.80%   100,422      0.36%
25.01 to 30.00................      241      117,075,960      32,307,056     27.67%   134,054      1.78%
30.01 to 35.00................      305      125,874,251      41,124,993     32.74%   134,836      2.26%
35.01 to 40.00................      431      168,652,903      63,534,851     37.73%   147,413      3.49%
40.01 to 45.00................      479      172,933,394      73,337,407     42.46%   153,105      4.03%
45.01 to 50.00................      339      111,515,467      53,384,442     47.92%   157,476      2.94%
50.01 to 55.00................      611      178,777,234      94,045,050     52.64%   153,920      5.17%
55.01 to 60.00................    1,716      507,191,098     294,509,564     58.09%   171,626     16.20%
60.01 to 65.00................    1,990      534,068,615     336,067,056     62.95%   168,878     18.48%
65.01 to 70.00................    2,378      592,013,773     401,605,709     67.86%   168,884     22.09%
70.01 to 75.00................    1,066      248,006,837     180,640,890     72.87%   169,457      9.93%
75.01 to 80.00................    1,127      280,142,324     213,380,688     76.17%   189,335     11.74%
80.01 to 85.00................       75       14,091,350      11,567,728     82.12%   154,236      0.64%
85.01 to 90.00................       75       12,523,750      10,981,954     87.71%   146,426      0.60%
90.01 to 95.00................       37        5,429,250       4,999,985     92.12%   135,135      0.27%
                                 ------    -------------   -------------     -----    -------    ------
TOTAL:........................   10,939    3,097,217,506   1,818,278,312     62.00%   166,220    100.00%
                                 ======    =============   =============     =====    =======    ======

                                       A-3

                        POOL PROFILE BY YEAR OF MATURITY

                                                                                      AVERAGE
                                          TOTAL SECURITY                   WEIGHTED     LOAN      % BY
                                 NO. OF     VALUATIONS       TOTAL LOAN     AVERAGE   BALANCE     LOAN
MATURITY YEAR                     LOANS        (A$)         BALANCE (A$)    LTV (%)     (A$)    BALANCE
-------------                    ------   --------------   -------------   --------   -------   -------

2006..........................        2          915,000         232,217     25.38%   116,109      0.01%
2008..........................        2          767,000         295,802     39.34%   147,901      0.02%
2009..........................        3          837,000         420,140     52.54%   140,047      0.02%
2010..........................        4          728,000         305,954     48.04%    76,489      0.02%
2011..........................        5          860,086         481,358     56.71%    96,272      0.03%
2012..........................       12        2,653,744       1,254,026     51.82%   104,502      0.07%
2013..........................       32        7,184,901       3,754,597     55.88%   117,331      0.21%
2014..........................       31        6,184,091       3,453,292     58.49%   111,397      0.19%
2015..........................       23        5,206,088       2,523,353     53.09%   109,711      0.14%
2016..........................       27        5,489,276       3,162,743     59.91%   117,139      0.17%
2017..........................       77       16,873,131       8,810,248     56.59%   114,419      0.48%
2018..........................      156       34,122,631      17,866,023     56.68%   114,526      0.98%
2019..........................      109       23,732,044      13,106,276     58.38%   120,241      0.72%
2020..........................       63       13,965,554       7,703,425     59.17%   122,277      0.42%
2021..........................      102       21,719,462      12,241,118     59.96%   120,011      0.67%
2022..........................      169       39,706,342      22,653,481     60.30%   134,044      1.25%
2023..........................      409       96,732,236      54,299,590     59.70%   132,762      2.99%
2024..........................      241       53,213,317      30,978,772     61.35%   128,543      1.70%
2025..........................      128       30,088,047      18,450,560     63.40%   144,145      1.01%
2026..........................      158       35,873,702      21,966,162     63.76%   139,026      1.21%
2027..........................      285       72,037,258      40,928,143     60.30%   143,608      2.25%
2028..........................      765      194,844,056     114,328,254     61.83%   149,449      6.29%
2029..........................      361       93,136,868      55,928,399     62.75%   154,926      3.08%
2030..........................      172       42,799,461      26,103,495     63.44%   151,765      1.44%
2031..........................      195       43,864,175      27,878,466     65.68%   142,966      1.53%
2032..........................    1,054      294,502,108     164,719,475     60.55%   156,280      9.06%
2033..........................    4,258    1,310,758,628     770,386,314     62.16%   180,927     42.37%
2034..........................    2,096      648,423,300     394,046,629     63.20%   187,999     21.67%
                                 ------    -------------   -------------     -----    -------    ------
TOTAL: .......................   10,939    3,097,217,506   1,818,278,312     62.00%   166,220    100.00%
                                 ======    =============   =============     =====    =======    ======

                     POOL PROFILE BY PROPERTY OWNERSHIP TYPE

                                                                                      AVERAGE
                                          TOTAL SECURITY                   WEIGHTED     LOAN      % BY
                                 NO. OF     VALUATIONS       TOTAL LOAN     AVERAGE   BALANCE     LOAN
LOAN PURPOSE                      LOANS        (A$)         BALANCE (A$)    LTV (%)     (A$)    BALANCE
-------------                    ------   --------------   -------------   --------   -------   -------

Owner Occupied................    8,614    2,255,147,986   1,342,179,748     62.68%   155,814     73.82%
Investment....................    2,325      842,069,520     476,098,564     60.08%   204,774     26.18%
                                 ------    -------------   -------------     -----    -------    ------
TOTAL:........................   10,939    3,097,217,506   1,818,278,312     62.00%   166,220    100.00%
                                 ======    =============   =============     =====    =======    ======

                                       A-4

                          POOL PROFILE BY AMORTIZATION

                                                                                       AVERAGE
                                                                            WEIGHTED     LOAN     % BY
                                 NO. OF    TOTAL SECURITY     TOTAL LOAN     AVERAGE   BALANCE     LOAN
PAYMENT TYPE                      LOANS   VALUATIONS (A$)    BALANCE (A$)    LTV (%)     (A$)    BALANCE
------------                     ------   ---------------   -------------   --------   -------   -------

Principal and Interest........   10,115    2,729,774,034    1,613,369,161    62.33%    159,503    88.73%
Interest Only.................      824      367,443,472      204,909,151    59.35%    248,676    11.27%
                                 ------    -------------    -------------    -----     -------   ------
TOTAL:........................   10,939    3,097,217,506    1,818,278,312    62.00%    166,220   100.00%
                                 ======    =============    =============    =====     =======   ======

                          MORTGAGE INSURER DISTRIBUTION

                                                                                             AVERAGE
                                                                                  WEIGHTED     LOAN     % BY
                                                 TOTAL SECURITY     TOTAL LOAN     AVERAGE   BALANCE     LOAN
MORTGAGE INSURER                 NO. OF LOANS   VALUATIONS (A$)    BALANCE (A$)    LTV (%)     (A$)    BALANCE
----------------                 ------------   ---------------   -------------   --------   -------   -------

Pool Policy...................      10,292       2,969,326,203    1,729,084,236    61.41%    168,003    95.09%
GE............................         647         127,891,303       89,194,076    73.30%    137,858     4.91%
                                    ------       -------------    -------------    -----     -------   ------
TOTAL:........................      10,939       3,097,217,506    1,818,278,312    62.00%    166,220   100.00%
                                    ======       =============    =============    =====     =======   ======

                             POOL PROFILE BY PRODUCT

                                                                                      AVERAGE
                                          TOTAL SECURITY                   WEIGHTED     LOAN     % BY
                                 NO. OF     VALUATIONS       TOTAL LOAN     AVERAGE   BALANCE     LOAN
LOAN TYPE                         LOANS        (A$)         BALANCE (A$)    LTV (%)     (A$)    BALANCE
---------                        ------   --------------   -------------   --------   -------   -------

Standard Variable Rate Loans
   and Homepath Loans.........    4,730    1,388,697,609     799,066,539    61.24%    168,936    43.95%
1yr Fixed.....................      187       49,893,232      29,928,124    63.06%    160,043     1.65%
2yr Fixed.....................      551      155,622,878      94,527,620    63.51%    171,556     5.20%
3yr Fixed.....................    1,491      413,565,426     243,422,405    61.83%    163,261    13.39%
4yr Fixed.....................       94       27,782,340      16,457,150    62.80%    175,076     0.91%
5yr Fixed.....................      908      264,705,667     154,745,535    61.45%    170,425     8.51%
Economiser Loans..............    2,978      796,950,354     480,130,939    63.13%    161,226    26.41%
                                 ------    -------------   -------------    -----     -------   ------
Total:........................   10,939    3,097,217,506   1,818,278,312    62.00%    166,220   100.00%
                                 ======    =============   =============    =====     =======   ======

                     DISTRIBUTION BY CURRENT INTEREST RATES

                                                                                      AVERAGE
                                          TOTAL SECURITY                   WEIGHTED     LOAN     % BY
                                 NO. OF     VALUATIONS       TOTAL LOAN     AVERAGE   BALANCE     LOAN
CURRENT RATE (%)                  LOANS        (A$)         BALANCE (A$)    LTV (%)     (A$)    BALANCE
----------------                 ------   --------------   -------------   --------   -------   -------

5.25 to 5.50..................      106       50,768,738      28,906,564    60.80%    272,703     1.59%
5.51 to 6.00..................      529      168,986,119     100,190,550    62.57%    189,396     5.51%
6.01 to 6.50..................    2,514      793,135,425     465,745,606    62.07%    185,261    25.61%
6.51 to 7.00..................    4,437    1,264,367,688     747,224,634    62.26%    168,408    41.10%
7.01 to 7.50..................    3,336      815,650,536     473,354,389    61.42%    141,893    26.03%
7.51 to 8.00..................       15        3,802,000       2,520,751    67.30%    168,050     0.14%
8.01 to 8.50..................        2          507,000         335,818    66.40%    167,909     0.02%
                                 ------    -------------   -------------    -----     -------   ------
TOTAL:........................   10,939    3,097,217,506   1,818,278,312    62.00%    166,220   100.00%
                                 ======    =============   =============    =====     =======   ======

                                       A-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX B

                    TERMS AND CONDITIONS OF THE OFFERED NOTES

     The following, subject to amendments, are the terms and conditions of the
Offered Notes, substantially as they will appear on the reverse of the Offered
Notes.

     Offered Notes will initially be issued in book-entry form. Offered Notes in definitive form will only be issued in limited circumstances. While the Offered
Notes remain in book-entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Offered Notes in definitive form.

                                       B-1

OFFERED NOTE CONDITIONS

The following, subject to amendments, are the terms and conditions of the
Offered Notes, substantially as they will appear on the reverse of the Offered
Notes.

Offered Notes will initially be issued in book-entry form. Offered Notes in definitive form will only be issued in limited circumstances. While the Offered
Notes remain in book-entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Offered Notes in definitive form.

1.   GENERAL

     These terms and conditions relate to the issue of the:

     (a)  US$1,400,000,000 Class A Mortgage Backed Floating Rate Notes due
          August 22, 2036 (the "CLASS A NOTES"); and

     (b)  the A$16,500,000 Class B Mortgage Backed Floating Rate Notes due
          August 22, 2036 (the "CLASS B NOTES" and together with the Class A
          Notes, the "NOTES"),

     by Perpetual Trustee Company Limited ABN 42 000 001 007, ("PERPETUAL") in
     its capacity as trustee of the Medallion Trust Series 2005-2G (the "SERIES
     TRUST") (Perpetual in such capacity, the "ISSUER"). The issue of the
     Offered Notes by Perpetual, was authorised by a resolution of the board of directors of Perpetual passed on April 21, 2005. The entry by Perpetual into the Transaction Documents, including those relating to the Class B
     Notes, has been approved by Perpetual.

     The Class A Notes (also referred to in these terms and conditions as the
"OFFERED NOTES"):

     (a)  are constituted by an Offered Note Trust Deed (the "OFFERED NOTE TRUST
          DEED") dated April 22, 2005 made between the Issuer, Securitisation
          Advisory Services Pty Limited ABN 88 064 133 946 (the "MANAGER") and
          The Bank of New York (the "OFFERED NOTE TRUSTEE") as trustee for the several persons who are for the time being registered holders of the
          Class A Notes (each an "OFFERED NOTEHOLDER" and together the "OFFERED
          NOTEHOLDERS");

     (b)  are issued subject to, and with the direct or indirect benefit of, amongst other things:

          (i)  a Master Trust Deed (the "MASTER TRUST DEED") dated 8 October
               1997 made between the Manager and Perpetual, as amended from time to time;

          (ii) a Series Supplement (the "SERIES SUPPLEMENT") dated April 22,
               2005 made between Commonwealth Bank of Australia ABN 48 123 123
               124 (generally the "BANK" and in its respective capacities under the Series Supplement, a "SELLER" and the initial "SERVICER"),
               Homepath Pty Limited ABN 35 081 986 530 (a "SELLER"), the Manager
               and Perpetual;

          (iii) a Security Trust Deed (the "SECURITY TRUST DEED") dated April
               22, 2005 made between the Issuer, the Manager, the Offered Note
               Trustee and P.T. Limited ABN 67 004 454 666 (the "SECURITY
               TRUSTEE");

          (iv) the Offered Note Trust Deed;

          (v)  these terms and conditions (the "CONDITIONS"); and

                                      B-2

          (vi) the Agency Agreement (as defined below).

     Certain provisions of these Conditions (including the definitions herein)
     are summaries of the Transaction Documents and are subject to the detailed provisions of the Transaction Documents, a copy of which may be inspected as indicated in CONDITION 3.

     Payments of interest and principal, and the calculation of certain amounts and rates, under these Conditions in respect of the Offered Notes will be made pursuant to an Agency Agreement (the "AGENCY AGREEMENT") dated April
     22, 2005 made between the Issuer, the Offered Note Trustee, the Manager,
     The Bank of New York, as the initial principal paying agent (the "PRINCIPAL
     PAYING AGENT") (together with any other paying agent appointed from time to time under the Agency Agreement, the "PAYING AGENTS"), as the initial agent bank (the "AGENT BANK") and as the initial US Dollar note registrar for the
     Class A Notes (the "US DOLLAR NOTE REGISTRAR" and also referred to in these terms and conditions as an "OFFERED NOTE REGISTRAR").

     The Issuer has entered into an ISDA Master Agreement (the "CURRENCY SWAP
     AGREEMENT") with the Bank (the "CURRENCY SWAP PROVIDER") and the Manager,
     together with a schedule and a credit support annex dated March 13, 2003 and a confirmation dated on or about April 27, 2005 relating thereto in respect of the Class A Notes (such confirmation documenting the "CLASS A
     CURRENCY SWAP").

     "TRANSACTION DOCUMENTS" means the Master Trust Deed in so far as it relates to the Series Trust, the Series Supplement, the Currency Swap Agreement,
     the Interest Rate Swap Agreement, the Liquidity Facility Agreement, the
     Standby Redraw Facility Agreement, the Pool Mortgage Insurance Policy, the
     Security Trust Deed, the Dealer Agreement, the Underwriting Agreement, the
     Offered Note Trust Deed, these Conditions, the Agency Agreement and any other document which is agreed by the Manager and the Issuer to be a
     Transaction Document in relation to the Series Trust.

     "DEALER AGREEMENT", "POOL MORTGAGE INSURANCE POLICY", "INTEREST RATE SWAP
     AGREEMENT", "LIQUIDITY FACILITY AGREEMENT", "STANDBY REDRAW FACILITY
     AGREEMENT" and "UNDERWRITING AGREEMENT" have the same respective meanings as in the Series Supplement.

     "US$" means the lawful currency for the time being of the United States of
     America and "A$" means the lawful currency for the time being of the
     Commonwealth of Australia.

2.   DEFINITIONS AND INTERPRETATION

2.1  INCORPORATED DEFINITIONS AND OTHER PROVISIONS

     Where in these Conditions a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction
     Document, any amendment to the meaning of that word or expression, to that other Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of these Conditions unless and until the amendment:

     (a)  if it does not effect a Payment Modification (as defined in CONDITION
          10.3) is either:

          (i)  if the Offered Note Trustee is of the opinion that the amendment will not be materially prejudicial to the interests of the
               Offered Noteholders, consented to by the Offered Note Trustee; or

          (ii) otherwise, approved by a Special Majority (as defined in
               CONDITION 10.3) of the Offered Noteholders under the Offered Note
               Trust Deed; or

                                      B-3

     (b)  if the amendment does effect a Payment Modification (as defined in
          Condition 10.3), is consented to by each Offered Noteholder.

2.2  INTERPRETATION

     In these Conditions, unless the context otherwise requires:

     (a)  a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation;

     (b)  a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefore and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

     (c)  subject to CONDITION 2.1, a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time;

     (d)  words importing the singular include the plural (and vice versa);

     (e)  words denoting a given gender include all other genders; and

     (f)  headings are for convenience only and do not affect the interpretation of these Conditions.

2.3  CALCULATIONS

     Except as expressly provided otherwise in these Conditions, all calculations in a given currency under these Conditions will be rounded down to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 4 decimal places.

3.   OFFERED NOTEHOLDERS BOUND

     The Offered Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction
     Document is available for inspection during normal business hours on New
     York business days at the registered office for the time being of the
     Offered Note Trustee (which is, at the date of these Conditions, 101
     Barclay Street, 21W, New York, New York, 10286).

4.   FORM, DENOMINATION AND TITLE OF AND TO, AND THE ISSUE OF DEFINITIVE,
     OFFERED NOTES

4.1  FORM AND DENOMINATION

     The Offered Notes will be issued in registered form and in minimum denominations of US$100,000 and integral multiples of US$1,000.

     The initial principal amount of each Offered Note (the "INITIAL INVESTED
     AMOUNT" in relation to that Offered Note) will be stated on its face.

4.2  TITLE

     Title to the Offered Notes will only be shown on, and will only pass by registration in, the registers (the "OFFERED NOTE REGISTERS") maintained by the Offered Note Registrars in accordance with the

                                      B-4

     Agency Agreement. Offered Notes may be transferred, or may be exchanged for other Offered Notes of the same class in any authorised denominations and a like Invested Amount (as defined in CONDITION 6.4), upon the surrender of the Offered Notes to be transferred or exchanged duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed
     (with such execution guaranteed by an eligible guarantor institution) and the provision of such other documents as the relevant Offered Note
     Registrar may reasonably require, to a specified office of the relevant
     Offered Note Registrar (as set out at the end of these Conditions or otherwise notified to Offered Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the relevant Offered Note Registrar may require payment by the Offered Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Offered Notes. The relevant Offered Note Registrar need not register transfers or exchanges of Offered Notes for a period of 30 days preceding the due date for any payment with respect to the Offered Notes or for a period, not exceeding 30 days, specified by the Offered Note Trustee prior to any meeting, which includes Offered Noteholders, under the Master
     Trust Deed or the Security Trust Deed. The Issuer, the Offered Note
     Trustee, the Manager, the Agent Bank and each Paying Agent may accept the correctness of the Offered Note Registers and any information provided to it by the relevant Offered Note Registrar and is not required to enquire into its authenticity. None of the Issuer, the Offered Note Trustee, the
     Manager, the Agent Bank, any Paying Agent or the relevant Offered Note
     Registrar is liable for any mistake in the Offered Note Registers or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

5.   STATUS, SECURITY AND RELATIONSHIP BETWEEN THE OFFERED NOTES, THE CLASS B
     NOTES AND THE REDRAW BONDS

5.1  STATUS OF THE SECURITIES

     The Notes and the Redraw Bonds (as defined in CONDITION 5.6) (together the
     "SECURITIES") are direct, secured (as described in CONDITION 5.2) limited recourse (as described in CONDITION 5.3) obligations of the Issuer.

5.2  SECURITY

     The obligations of the Issuer under the Securities are (amongst the other payment obligations of the Issuer comprising the Secured Moneys (as defined below)) secured, pursuant to the Security Trust Deed, in favour of the
     Security Trustee as trustee for the Secured Creditors (as defined below), by a floating charge (the "CHARGE") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Series Trust (the "CHARGED
     PROPERTY"). The Charged Property includes an equitable interest in certain mortgage loans, and related mortgages, acquired by the Issuer from the
     Sellers. The Charge is a first ranking security, subject only to the Prior
     Interest in the Charged Property.

     "INVESTED AMOUNT" in relation to an Offered Note is defined in CONDITION
     6.4 and in relation to a Class B Note or Redraw Bond (as defined in
     CONDITION 5.6) means A$100,000 less the aggregate of all amounts previously paid in relation to that Class B Note or Redraw Bond on account of principal pursuant to clause 10.5 of the Series Supplement.

                                      B-5

     "PRIOR INTEREST" means the lien over, and right of indemnification from, the Charged Property held by the Issuer under, and calculated in accordance with, the Master Trust Deed for the fees, costs, charges and expenses incurred by or payable to the Issuer (in its capacity as trustee of the
     Series Trust) in accordance with the Master Trust Deed and the Series
     Supplement (other than the Secured Moneys and other than the Arranging Fees
     (as defined in the Series Supplement) payable to the Manager) which are unpaid or paid by the Issuer but not reimbursed to the Issuer from the assets and property of the Series Trust.

     "SECURED CREDITORS" means the Offered Note Trustee (in its personal capacity and as trustee of the Offered Note Trust established under the
     Offered Note Trust Deed), each Agent, each Securityholder, each Hedge
     Provider (as defined in the Series Supplement), the Liquidity Facility
     Provider (as defined in the Series Supplement), the Standby Redraw Facility
     Provider (as defined in the Series Supplement), the Servicer and each
     Seller.

     "SECURED MONEYS" means, without double counting, the aggregate of all moneys owing to the Security Trustee or to a Secured Creditor under any of the Transaction Documents, whether such amounts are liquidated or not or are contingent or presently accrued due, and includes all rights sounding in damages only provided that:

     (a)  the amount owing by the Issuer in relation to the principal component of a Security is to be calculated by reference to the Invested Amount of that Security;

     (b)  the amount owing by the Issuer in relation to the principal component of the Standby Redraw Facility Agreement is to be calculated by reference to the aggregate of the Standby Redraw Facility Principal and the Unreimbursed Principal Chargeoffs (as defined in CONDITION
          7.10) in relation to the Standby Redraw Facility Principal; and

     (c)  the Secured Moneys do not include any fees or value added tax payable to the Offered Note Trustee or an Agent referred to in clause 12.7 of the Offered Note Trust Deed or Clause 12.6 of the Agency Agreement.

     "SECURITYHOLDERS" means the Offered Noteholders, the Class B Noteholders
     (as defined in the Series Supplement) and the Redraw Bondholders (as
     defined in the Series Supplement).

     "STANDBY REDRAW FACILITY PRINCIPAL" has the same meaning as in the Series
     Supplement.

5.3  LIMITED RECOURSE

     The liability of the Issuer to make interest and principal payments on the
     Offered Notes is limited, except in certain circumstances described in
     CONDITION 12, to the assets and property of the Series Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Series Supplement (prior to enforcement of the Charge) or the Security Trust Deed (following enforcement of the Charge).

     The net proceeds of realisation of the assets and property of the Series
     Trust (including following enforcement of the Charge) may be insufficient to pay all amounts due to the Offered Noteholders and any other amounts ranking in priority to or equally with amounts due to the Offered
     Noteholders. Except in the limited circumstances described in CONDITION 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other series trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Offered Noteholders.

                                      B-6

     None of the Bank, either Seller, the Manager, the Offered Note Trustee, the
     Security Trustee, any Agent, the Currency Swap Provider or the Managers (as
     defined in the Underwriting Agreement), amongst others, has any obligation to any Offered Noteholder for payment of any amount owed by the Issuer in respect of the Offered Notes.

5.4  NO PREFERENCE WITHIN THE OFFERED NOTES

     The Offered Notes rank equally and rateably and without any preference or priority among themselves except for, after enforcement of the Charge, the application of any termination payment payable by the Currency Swap
     Provider to the Issuer under the Class A Currency Swap. Any such termination payment in respect of the Class A Currency Swap will be applied rateably amongst the Class A Noteholders.

5.5  RANKING OF OFFERED NOTES

     (a)  Prior to the enforcement of the Charge, under the Series Supplement the Offered Notes will rank equally and rateably in relation to the allocation and payment of interest and principal. The amounts payable by the Issuer under the Series Supplement in relation to the Offered
          Notes will be calculated by reference to the applicable Australian dollar amounts payable by the Issuer to the Currency Swap Provider, which in turn will be applied to meet the payment of interest and the repayment of principal (as applicable) on the Offered Notes as explained, respectively, in CONDITIONS 6.9 and 7.2.

     (b)  Following enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Offered Notes will rank rateably (the amounts owing in respect of the Offered Notes will, for the purposes of determining distributions to, and allocations between, the Offered Noteholders and the other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

5.6  ISSUE OF REDRAW BONDS

     Under the Series Supplement, the Issuer is entitled to issue debt securities ("REDRAW BONDS") from time to time at the direction of the
     Manager. If prior to a Determination Date, the Manager considers that the aggregate of:

     (a)  the amount by which the aggregate of the Principal Collections, the
          Principal Draw Reimbursement, the Principal Chargeoff Reimbursements
          (as defined in CONDITION 7.10) and the Other Principal Amounts for the
          Collection Period ending on the Determination Date exceeds any Net
          Income Shortfall on that Determination Date; and

     (b)  the Standby Redraw Facility Advance (if any) to be made on the next
          Distribution Date,

     as estimated by the Manager are likely to be insufficient to meet in full the aggregate of:

     (c)  the Seller Advances; and

     (d)  the Standby Redraw Facility Principal,

     that the Manager estimates will be outstanding on the Determination Date, the Manager may direct the Issuer to issue Redraw Bonds for a principal amount specified in the direction. The maximum Stated Amount (as hereinafter defined) of the Redraw Bonds outstanding on any Distribution
     Date (after taking into account any expected repayment of principal on the
     Redraw Bonds on that Distribution Date) must not exceed the Redraw Bond
     Principal Limit.

                                      B-7

     "COLLECTION PERIOD", "DETERMINATION DATE", " DISTRIBUTION DATE", "NET
     INCOME SHORTFALL", "OTHER PRINCIPAL AMOUNT", "PRINCIPAL COLLECTIONS",
     "PRINCIPAL DRAW REIMBURSEMENT", "REDRAW BOND PRINCIPAL LIMIT", "SELLER
     ADVANCE", "STANDBY REDRAW FACILITY ADVANCE" and "STATED AMOUNT" in relation to the Redraw Bonds have the same respective meanings as in the Series
     Supplement.

     Prior to the enforcement of the Charge, under the Series Supplement: (i)
     the payment of interest on the Redraw Bonds will rank equally and rateably with the payment of interest on the Offered Notes (or, in the case of the
     Offered Notes, equally and rateably with the payment of the relevant A$
     amounts by the Issuer to the Currency Swap Provider which in turn will be applied to meet the payment of interest on the Offered Notes as explained in CONDITION 6.9); and (ii) the repayment of principal on the Redraw Bonds will rank ahead of the repayment of principal on the Offered Notes (or, in the case of the Offered Notes, ahead of the payment of the relevant A$
     amounts by the Issuer to the Currency Swap Provider which in turn will be applied to meet the repayment of principal on the Offered Notes as explained in CONDITION 7.2).

     Following the enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Redraw Bonds will rank rateably with the payment of amounts owing in relation to the Offered Notes (the amounts owing in respect of the Offered Notes will, for the purposes of determining distributions to, and allocations between, the Offered
     Noteholders and Redraw Bondholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

5.7  SUBORDINATION OF CLASS B NOTES

     Prior to the enforcement of the Charge, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Offered Notes and the Redraw Bonds in accordance with the Series Supplement; and the repayment of the principal on the Class B
     Notes is, to a certain extent, subordinated to, amongst other things, the repayment of the principal on the Offered Notes and the Redraw Bonds in accordance with the calculations to be made of the amounts to be paid by the Issuer under the Series Supplement (in the case of the Offered Notes, the subordination of the Class B Notes is in respect of the relevant A$
     amounts payable by the Issuer to the Currency Swap Provider which in turn will be applied to meet the payment of interest and the repayment of principal on the Offered Notes as explained, respectively, in CONDITIONS
     6.9 and 7.2.).

     Following the enforcement of the Charge, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Offered Notes and the
     Redraw Bonds (the amounts owing in respect of the Offered Notes will, for the purposes of determining distributions to, and allocations between, the
     Offered Noteholders, Class B Noteholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

     The Security Trust Deed contains provisions requiring the Security Trustee, subject to other provisions of the Security Trust Deed, to give priority to the interests of the Offered Noteholders and the Redraw Bondholders if
     there is a conflict between the interests of the Offered Noteholders and the Redraw Bondholders (on the one hand) and any other Secured Creditor, including the Class B Noteholders (on the other hand). In determining the interests of the Offered Noteholders, the Security Trustee may rely on a determination of the Offered Note Trustee.

                                       B-8

5.8  THE SECURITIES RANK EQUALLY EXCEPT AS PROVIDED IN THE TRANSACTION DOCUMENTS

     The Securities enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6.   INTEREST

6.1  PERIOD OF ACCRUAL

     Each Offered Note accrues interest from (and including) May 4, 2005 (the
     "CLOSING DATE") and ceases to accrue interest on (but excluding) the earliest of:

     (a)  the date on which the Stated Amount (as hereinafter defined) of the
          Offered Note is reduced to zero and all accrued but previously unpaid interest, is paid in full;

     (b)  the date on which the Offered Note is redeemed or repaid in full in accordance with CONDITION 7 (other than CONDITION 7.6) unless, upon presentation, payment is improperly withheld or refused in which case the Offered Note will continue to bear interest in accordance with this CONDITION 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

          (i)  the day on which all sums due in respect of the Offered Note up to that day are received by or on behalf of the Offered
               Noteholder; and

          (ii) the seventh day after notice is given to the Offered Noteholder
               (either in accordance with CONDITION 11.1 or individually) that, where required by CONDITION 8.2, upon presentation thereof being duly made, such payment will be made, provided that upon such presentation payment is in fact made; and

     (c)  the date on which the Offered Note is deemed to be redeemed in accordance with CONDITION 7.6.

     "STATED AMOUNT" in relation to:

     (a)  an Offered Note at any given time means the Initial Invested Amount of that Offered Note less the sum of:

          (i)  the aggregate of all amounts previously paid in relation to that
               Offered Note on account of principal pursuant to CONDITION
               7.2(C); and

          (ii) the aggregate of all then Unreimbursed Principal Chargeoffs (as defined in CONDITION 7.10) in relation to that Offered Note; and

     (b)  any A$ Security (as defined in the Series Supplement) at any given time means A$100,000 less the sum of:

          (i)  the aggregate of all amounts previously paid in relation to that
               A$ Security on account of principal pursuant to clause 10.3(d) of the Series Supplement; and

          (ii) the aggregate of all then Unreimbursed Principal Chargeoffs (as defined in the Series Supplement) in relation to that A$
               Security.

                                      B-9

6.2  ACCRUAL PERIODS

     The period that an Offered Note accrues interest in accordance with
     CONDITION 6.1 is divided into periods (each an "ACCRUAL PERIOD"). The first
     Accrual Period for an Offered Note commences on (and includes) the Closing
     Date and ends on (but does not include) the first Distribution Date thereafter. Each succeeding Accrual Period for an Offered Note commences on
     (and includes) a Distribution Date and ends on (but does not include) the next Distribution Date. The final Accrual Period for an Offered Note ends on (but does not include) the date on which interest ceases to accrue on the Offered Note pursuant to CONDITION 6.1.

     "DISTRIBUTION DATE" means the 22nd day of February, May, August and
     November] in each year (or, if such a day is not a Business Day, the next
     Business Day). The first Distribution Date is August 22, 2005 (or, if that day is not a Business Day, the next Business Day).

     "BUSINESS DAY" means any day on which banks are open for business in Sydney and New York City and London, other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

6.3  INTEREST RATE FOR THE CLASS A NOTES

     The rate of interest ("INTEREST RATE") payable from time to time in respect of a Class A Note and an Accrual Period is the aggregate of USD-LIBOR-BBA
     (as hereinafter defined) for that Accrual Period and the Issue Margin (as hereinafter defined) in relation to the Class A Note.

     "USD-LIBOR-BBA" for an Accrual Period will be calculated by the Agent Bank in accordance with paragraph (a) (or, if applicable, paragraph (b)) below
     (subject, in the case of the first Accrual Period, to paragraph (c) below):

     (a)  on the second Banking Day before the beginning of the Accrual Period
          (a "CLASS A RATE SET DATE") the Agent Bank will determine the rate
          "USD-LIBOR-BBA" as the applicable Floating Rate Option under the 2000
          ISDA Definitions of the International Swaps and Derivatives
          Association, Inc. ("ISDA") (the "ISDA DEFINITIONS") being the rate applicable to any Accrual Period for three-month deposits in US dollars in the London inter-bank market which appears on the Class A
          Rate Page (as hereinafter defined) as of 11.00am, London time, on the
          Class A Rate Set Date;

     (b)  if such rate does not appear on the Class A Rate Page at that time, the USD-LIBOR-BBA for that Accrual Period will be determined as if the
          Issuer and the Agent Bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for an
          Accrual Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Agent
          Bank) at approximately 11.00am, London time, on the Class A Rate Set
          Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount (as defined in the ISDA Definitions). The
          Agent Bank will request the principal London office of each of the
          Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Accrual
          Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that
          Accrual Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Agent Bank and the Currency Swap Provider, at approximately 11.00am, New York
          City time, on that Class A Rate Set Date for loans in US dollars to leading European banks for a

                                      B-10

          period of three months commencing on the first day of the Accrual
          Period and in a Representative Amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Accrual Period will be the most recently determined rate in accordance with paragraph (a);
          and

     (c)  the USD-LIBOR-BBA for the first Accrual Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Accrual Period.

     "BANKING DAY" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in
     London or New York City.

     "CLASS A RATE PAGE" means Telerate Page 3750 or, if Telerate Page 3750 ceases to quote the relevant rate, such other page, section or part of
     Telerate as quotes the relevant rate and is selected by the Agent Bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Agent Bank and approved by the Offered Note Trustee.

     "ISSUE MARGIN" in relation to a Class A Note means, subject to the following:

     (a)  for the period from, and including, the Closing Date to, but excluding, the first Distribution Date (the "STEP-UP DATE") after the
          Distribution Date on which the aggregate Mortgage Loan Principal (as defined in the Series Supplement) expressed as a percentage of the aggregate Mortgage Loan Principal at the beginning of business (Sydney time) on April 27, 2005 falls below 10%, 0.04% per annum; and

     (b)  for the period from, and including, the Step-Up Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with CONDITION 6.1, 0.08% per annum.

     If the Issuer, at the direction of the Manager, proposes to exercise its option to redeem the Securities at their Stated Amount in accordance with
     CONDITION 7.3 on a Distribution Date but is unable to do so because, following a meeting of Securityholders convened under the provisions of the
     Security Trust Deed by the Manager for this purpose, the Securityholders have not approved by an Extraordinary Resolution (as defined in CONDITION
     9.1) the redemption of the Securities at their Stated Amount, then the
     Issue Margin in relation to each Class A Note from, and including, that
     Distribution Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with CONDITION 6.1, is 0.04% per annum.

     There is no maximum or minimum Interest Rate for the Class A Notes.

6.4  CALCULATION OF INTEREST ON THE OFFERED NOTES

     Interest on each Class A Note for an Accrual Period (the "CLASS A INTEREST
     AMOUNT") is calculated by applying the Interest Rate for that Class A Note for that Accrual Period to the Invested Amount of that Class A Note on the first day of the Accrual Period (after taking into account any reductions in the Invested Amount of that Class A Note on that day), by then multiplying such product by the actual number of days in the Accrual Period divided by 360 and rounding the resultant figure down to the nearest cent.

     "INVESTED AMOUNT" in relation to an Offered Note means the Initial Invested
     Amount of that Offered Note less the aggregate of all amounts previously paid in relation to that Offered Note on account of principal pursuant to
     CONDITION 7.2(C).

                                      B-11

6.5  DETERMINATION OF INTEREST RATES AND INTEREST AMOUNTS

     The Agent Bank will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each Class A Rate Set Date, determine the Interest Rate in relation to the Class A Notes, and calculate the Class
     A Interest Amount, for the immediately succeeding Accrual Period in accordance with, respectively, CONDITIONS 6.3 and 6.4. The determination of the Interest Rate in relation to the Class A Notes, and the calculation of the Class A Interest Amount, by the Agent Bank in accordance with, respectively, CONDITIONS 6.3 and 6.4 will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

6.6  NOTIFICATION AND PUBLICATION OF INTEREST RATES AND INTEREST AMOUNTS

     The Agent Bank will cause the Interest Rates for the Class A Notes and the
     Class A Interest Amount for each Accrual Period, and the date of the next
     Distribution Date, to be notified to the Issuer, the Manager, the Offered
     Note Trustee, the Currency Swap Provider, the Paying Agents on or as soon as practical after the Agent Bank has determined the Interest Rates for the
     Class A Notes and calculated the Class A Interest Amount and will cause the same to be published in accordance with CONDITION 11.2 as soon as practical after that notification. The Class A Interest Amount and the Distribution
     Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Accrual Period. If following the occurrence of an Event of Default (as defined in CONDITION 9.1), the Security Trustee declares in accordance with the Security Trust Deed that the Offered Notes are immediately due and payable, the Class A Interest Amount and the Interest
     Rates in respect of the Class A Notes will nevertheless continue to be calculated by the Agent Bank in accordance with this Condition, but no publication of the Class A Interest Amount or the Interest Rates for the
     Class A Notes so calculated or the Distribution Dates needs to be made unless, in the case of the Class A Interest Amount or the Interest Rates for the Class A Notes, the Offered Note Trustee otherwise requires.

6.7  DETERMINATION OR CALCULATION BY THE OFFERED NOTE TRUSTEE

     If the Agent Bank at any time for any reason does not determine the
     Interest Rates in respect of the Class A Notes or calculate the Class A
     Interest Amount in accordance with this CONDITION 6, the Offered Note
     Trustee will do so and each such determination or calculation by the
     Offered Note Trustee will be as if made by the Agent Bank. In doing so, the
     Offered Note Trustee will apply the foregoing provisions of this CONDITION
     6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.8  AGENT BANK

     The Issuer will procure that, for so long as any of the Offered Notes remain outstanding, there will at all times be an Agent Bank. The Issuer, at the direction of the Manager, may with the prior written approval of the
     Offered Note Trustee, terminate the appointment of the Agent Bank immediately on the occurrence of certain events specified in the Agency
     Agreement in relation thereto or, otherwise, by giving not less than 60 days' notice in writing to, amongst others, the Agent Bank. Notice of that termination will be given by the Issuer to the Offered Noteholders in accordance with CONDITION 11.1. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer, at the direction of the Manager, will appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank will take effect until a successor approved by the Offered Note Trustee has been appointed and notice of the appointment of the successor has been given by the Issuer to the Offered Noteholders in accordance with CONDITION 11.1. The initial
     Agent Bank and its specified office are set out at the end of these
     Conditions.

                                      B-12

6.9  PAYMENT OF THE INTEREST AMOUNTS

     The Class A Interest Amount for each Accrual Period in relation to a Class
     A Note is payable in arrears in US$ on the Distribution Date which is the last day of the Accrual Period. On each Distribution Date prior to the enforcement of the Charge, the Issuer must:

     (a)  to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the directions of the Manager

          the A$ Class A Floating Amount and any A$ Class A Unpaid Floating
          Amount in relation to that Distribution Date to the Currency Swap
          Provider in accordance with the Class A Currency Swap; and

     (b)  direct the Currency Swap Provider (which direction may be contained in the Class A Currency Swap) to pay the Class A Interest Payments on
          each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

     (c)  direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay

          the Class A Interest Payments received by it from the Currency Swap
          Provider under the Class A Currency Swap on a Distribution Date rateably amongst the Class A Notes based on their Stated Amounts towards the Class A Interest Amount in relation to each Class A Note in relation to the Accrual Period ending on that Distribution Date and any then Class A Unpaid Interest Amount (as defined in CONDITION 6.10)
          in relation to each Class A Note (to the extent included in the Class
          A Interest Payment) in accordance with, and subject to, these
          Conditions and the Agency Agreement.

     "A$ CLASS A FLOATING AMOUNT", "A$ CLASS A UNPAID FLOATING AMOUNT" AND
     "CLASS A INTEREST PAYMENT" have the same respective meanings as in the
     Series Supplement.

6.10 INTEREST ON UNPAID INTEREST AMOUNTS

     If interest is not paid in respect of an Offered Note on the date when due and payable, that unpaid interest will itself bear interest at the Interest
     Rate in relation to that Offered Note applicable from time to time until
     (but excluding the date of payment) the unpaid interest, and interest on it, is paid in accordance with CONDITION 6.9 (the unpaid interest and interest on that unpaid interest, in relation to a Class A Note, is a
     "CLASS A UNPAID INTEREST AMOUNT".

7.   REDEMPTION OF THE OFFERED NOTES

7.1  FINAL REDEMPTION OF THE OFFERED NOTES

     Unless previously redeemed (or deemed to be redeemed) in full, the Issuer will redeem the Offered Notes at their then Stated Amount, together with all then accrued but unpaid interest, on the Distribution Date occurring in
     August 22, 2036 (the "SCHEDULED MATURITY DATE").

7.2  PART REDEMPTION OF OFFERED NOTES

     Subject to CONDITIONS 7.3, 7.4 and 7.6, on each Distribution Date prior to the enforcement of the Charge until the Stated Amount of the Offered Notes is reduced to zero the Issuer must:

     (a)  pay, in accordance with the directions of the Manager the A$ Class A
          Principal Amount (if any) in relation to that Distribution Date to the
          Currency Swap Provider in accordance with the Class A Currency Swap;
          and

                                      B-13

     (b)  direct the Currency Swap Provider (which instruction may be contained in the Class A Currency Swap) to pay on each Distribution Date to the
          Principal Paying Agent in accordance with the Agency Agreement the US$
          Equivalent of the amount of the A$ Class A Principal Amount (such US$
          Equivalent of the A$ Class A Principal Amount being the "CLASS A
          PRINCIPAL AMOUNT") received under the Class A Currency Swap by the
          Currency Swap Provider from the Issuer on that Distribution Date; and

     (c)  direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A Principal Amount received under the Class A Currency Swap from the Currency Swap Provider equally amongst the Class A Notes towards the repayment of the Stated
          Amount on the Class A Notes in accordance with, and subject to, these
          Conditions and the Agency Agreement. Such payments of the Stated
          Amounts on an Offered Note will constitute a redemption of that
          Offered Note in part to the extent of such repayment and, upon such repayment, the obligation of the Issuer with respect to that Offered
          Note will be discharged to the extent of such repayment.

     "A$ CLASS A PRINCIPAL AMOUNT" and "US$ EQUIVALENT" have the same respective meanings as in the Series Supplement.

7.3  CALL OPTION

     The Issuer will, subject to the other provisions of this CONDITION 7 and prior to the enforcement of the Charge, when directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities at their then Invested Amount, subject to the following, together with all accrued but unpaid interest in respect of the Securities to (but excluding)
     the date of redemption, on any Distribution Date falling on or after the date on which the aggregate Mortgage Loan Principal (as defined in the
     Series Supplement) expressed as a percentage of the aggregate Mortgage Loan
     Principal at the beginning of business (Sydney time) on April 27, 2005 falls below 10%.

     Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding)
     the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 9.1) of the Securityholders together.

     The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities on such a Distribution Date unless the Issuer is in a position on the Distribution Date to repay in respect of the Securities their then Invested Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the
     Securities of all classes if the Charge were enforced.

     The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this CONDITION 7.3 will occur to the Sellers, the Offered
     Note Trustee, the Principal Paying Agent, the Agent Bank and to the Offered
     Noteholders in accordance with CONDITION 11.1.

7.4  REDEMPTION FOR TAXATION OR OTHER REASONS

     If the Manager satisfies the Issuer and the Offered Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer becomes subject (or the application or official interpretation thereof) (a "RELEVANT JURISDICTION") from that in effect on the Closing
     Date, either:

                                      B-14

     (a)  on the next Distribution Date the Issuer will be required to deduct or withhold from any payment of principal or interest in respect of the
          Offered Notes or any other class of the Securities any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

     (b)  the total amount payable in respect of interest in relation to any of the Mortgage Loans (as defined in the Series Supplement) for a
          Collection Period (as defined in the Series Supplement) ceases to be receivable (whether or not actually received) by the Issuer during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant
          Jurisdiction,

     and, in each case, such obligation cannot be avoided by the Issuer taking reasonable measures available to it, the Issuer must, when so directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities on any subsequent Distribution Date at their then Invested
     Amount, subject to the following, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption.
     Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding)
     the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 9.1) of the Securityholders together.

     The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities unless the Issuer is in a position on such
     Distribution Date to repay in respect of the Securities their then Invested
     Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security
     Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

     The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this CONDITION 7.4 will occur to the Offered Note Trustee, the Sellers, the Principal Paying Agent, the US Dollar Note Registrar, the
     Agent Bank and the Offered Noteholders in accordance with CONDITION 11.1.

     If an event referred to in paragraph (a) of this CONDITION 7.4 occurs in respect of only the Offered Notes (and not any other Securities) and as a result thereof the Issuer gives notice in accordance with this CONDITION
     7.4 that it proposes to redeem all of the Securities on the Distribution
     Date referred to in that notice, the Offered Noteholders may by a Special
     Majority (as defined in CONDITION 10.3) in accordance with the Offered Note
     Trust Deed elect that they do not require the Issuer to redeem the Offered
     Notes. If the Offered Noteholders make such an election they (or the
     Offered Note Trustee on their behalf) must notify the Issuer and the
     Manager not less than 21 days before the proposed Distribution Date for the redemption of the Offered Notes. Upon receipt of such a notice, the Issuer must not so redeem the Securities.

7.5  CERTIFICATION

     For the purpose of any redemption made under CONDITION 7.3 or 7.4, the
     Issuer and the Offered Note Trustee may rely on any certificate of an
     Authorised Officer (as defined in the Master Trust Deed) of the Manager that the Issuer will be in a position to repay in respect of the Securities their then Invested Amount or Stated Amount, as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Security Trust Deed to be paid in priority to or equally with the
     Securities if the Charge were enforced.

                                      B-15

7.6  REDEMPTION ON FINAL PAYMENT

     Upon a final distribution being made in respect of the Offered Notes under clause 26.12 of the Series Supplement or clause 13.1 of the Security Trust
     Deed, the Offered Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid
     Class A Interest Amount, Class A Unpaid Interest Amount or any then unpaid
     Invested Amount, Stated Amount or other amounts in relation to the Offered
     Notes will be extinguished in full.

7.7  CANCELLATION

     All Offered Notes redeemed in full (or deemed to be redeemed in full)
     pursuant to the above Conditions will be cancelled and may not be resold or reissued.

7.8  NO PAYMENT IN EXCESS OF STATED AMOUNT

     Subject to CONDITIONS 7.3 and 7.4, no amount of principal will be repaid in respect of an Offered Note in excess of the Stated Amount of the Offered
     Note.

7.9  APPLICATION OF PRINCIPAL CHARGEOFFS

     If on a Determination Date (as hereinafter defined) any Principal Chargeoff is allocated to the Class A Notes in accordance with the Series Supplement, it will reduce the Stated Amount of the Class A Notes (equally and rateably according to their Stated Amount) by an amount equal to the US$ Equivalent of the amount so allocated until the Stated Amount of the Class A Notes is reduced to zero.

     A reduction in the Stated Amount of an Offered Note in accordance with the foregoing will take effect on the next Distribution Date.

     "DETERMINATION DATE" and "PRINCIPAL CHARGEOFF" have the same respective meanings as in the Series Supplement.

7.10 PRINCIPAL CHARGEOFF REIMBURSEMENT

     If on a Determination Date any Principal Chargeoff Reimbursement is
     allocated to the Class A Notes in accordance with the Series Supplement, it will reduce the Unreimbursed Principal Chargeoffs of the Class A Notes
     (rateably according to their amount of Unreimbursed Principal Chargeoffs)
     by an amount equal to the US$ Equivalent of the amount so allocated until the Unreimbursed Principal Chargeoffs in respect of the Class A Notes are reduced to zero.

     A reduction in the Unreimbursed Principal Chargeoffs in respect of the
     Offered Notes in accordance with the foregoing, and the resultant increase in the Stated Amount of the Offered Notes, will take effect on the next
     Distribution Date.

     "DETERMINATION DATE" and "PRINCIPAL CHARGEOFF REIMBURSEMENT" have the same meaning as in the Series Supplement.

     "UNREIMBURSED PRINCIPAL CHARGEOFFS" means in relation to a Class A Note at any time means the aggregate of the US$ Equivalent of the Principal
     Chargeoffs up to and including that time allocated to the Class A Note in accordance with CONDITION 7.9 less the aggregate of the US$ Equivalent of the Principal Chargeoff Reimbursements prior to that time allocated to the
     Class A Note in accordance with this CONDITION 7.10.

                                      B-16

7.11 CALCULATION OF CLASS A PRINCIPAL AMOUNTS, STATED AMOUNTS AND OTHER AMOUNTS

     (a)  No later than two Business Days prior to each Distribution Date, the
          Manager will determine: (i) the amount of any Class A Principal Amount payable in respect of each Offered Note on the Distribution Date; (ii)
          the Stated Amount and Invested Amount of each Offered Note as at the first day of the Accrual Period commencing on the Distribution Date
          (after deducting any Class A Principal Amounts due to be paid in respect of such Offered Note on that Distribution Date and after making any other adjustments to the Stated Amount or the Invested
          Amount (as the case may be) of the Offered Note in accordance with these Conditions on or with effect from that Distribution Date); (iii)
          the Class A Note Factor (each as defined below) as at that
          Distribution Date; and (iv) the amount of the Class A Interest Payment to be made on the Distribution Date applicable to each Offered Note.

     (b)  The Manager will notify the Issuer, the Offered Note Trustee, the
          Principal Paying Agent, the Agent Bank, the US Dollar Note Registrar,
          as soon as practical (and in any event by not later than two Business
          Days prior to the Distribution Date of each determination of an amount or percentage referred to in CONDITION 7.11(A) and will cause details of each of those determinations to be published in accordance with
          CONDITION 11.2 as soon as practical after that notification. If no
          Class A Principal Amount is due to be paid on the Offered Notes on any
          Distribution Date the Manager will cause a notice to be given in accordance with CONDITION 11.2 as soon as practicable (and in any event by no later than the relevant Distribution Date).

     (c)  If the Manager does not at any time for any reason make one or more of the determinations referred to in CONDITION 7.11(a), the Agent Bank
          (or, failing the Agent Bank, the Offered Note Trustee) must make such determinations in accordance with this Condition (but based on the information in its possession) and each such determination will be deemed to have been made by the Manager.

     "CLASS A NOTE FACTOR" at a given time means the percentage calculated as follows:

                                    CANF =  A
                                           --
                                            B

     where:

     CANF = the Class A Note Factor;

     A =  the aggregate Invested Amount of the Class A Notes on the last day of the just ended Accrual Period; and

     B =  the aggregate Initial Invested Amount of the Class A Notes.

8.   PAYMENTS

8.1  METHOD OF PAYMENT

     Any instalment on account of interest or principal payable on any Offered
     Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer to the Principal Paying Agent on the applicable
     Distribution Date shall be paid to the person in whose name such Offered
     Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it

                                      B-17

     appears on the Offered Note Register on such Record Date.

     "RECORD DATE" in relation to a Distribution Date or any other date for any payment to be made in respect of an Offered Note means:

     (a)  if the Offered Note is issued in book-entry form, 1 day prior to that
          Distribution Date; and

     (b)  if the Offered Note is issued in definitive form, the day which is the last day of the prior calendar month.

8.2  SURRENDER ON FINAL PAYMENT

     Prior to a final distribution being made in respect of the Offered Notes under clause 26.12 of the Series Supplement or clause 13.1 of the Security
     Trust Deed the Offered Note Trustee must notify the persons in whose names the Offered Notes are registered on the relevant Record Date of the date upon which the Offered Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant Offered Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Offered Notes and none of the Issuer, the Offered
     Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Offered Noteholder as a result of any delay in payment due to an Offered Note not having been surrendered in accordance with this CONDITION 8.2.

8.3  PAYING AGENTS

     The initial Paying Agents and their respective specified offices are set out at the end of these Conditions.

     The Issuer, at the direction of the Manager, may with the prior written approval of the Offered Note Trustee terminate the appointment of the
     Principal Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with CONDITION 11.1.

8.4  TAXATION

     All payments in respect of the Offered Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer or any
     Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted.
     Neither the Issuer nor any Paying Agent nor the Offered Note Trustee will be obliged to make any additional payments in respect of the relevant
     Offered Notes in relation to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer will notify the Offered Note Trustee, the Principal
     Paying Agent and the Offered Noteholders in accordance with CONDITION 11.1, thereof.

8.5  PRESCRIPTION

     An Offered Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated
     Amount of, and all accrued but unpaid interest on, that Offered Note to zero. After the date on which an Offered Note becomes void in its entirety, no claim can be made in respect of it.

                                      B-18

     "RELEVANT DATE" in respect of an Offered Note means the date on which a payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the Offered Notes due on or before that date has not been duly received by the Principal Paying Agent or the Offered
     Note Trustee on or prior to such date) the date on which, the full amount of such moneys having been so received and notice to that effect is duly given to the Offered Noteholders in accordance with CONDITION 11.1.

8.6  NOTIFY LATE PAYMENTS

     In the event of the unconditional payment to the Principal Paying Agent or the Offered Note Trustee of any sum due in respect of the Offered Notes or any of them being made after the due date for payment thereof, the Issuer will forthwith give or procure to be given notice to the Offered
     Noteholders in accordance with CONDITION 11.1 that such payment has been made.

8.7  ROUNDING OF PAYMENTS

     All payments in respect of the Offered Notes will be rounded down to the nearest cent.

9.   ENFORCEMENT FOLLOWING OCCURRENCE OF EVENT OF DEFAULT

9.1  ENFORCEMENT

     The Security Trust Deed provides that at any time after the Security
     Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to CONDITION 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Securities immediately due and payable (in which case, subject to CONDITION 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Offered Notes will become immediately due and payable) and enforce the Charge.

     Subject to being indemnified in accordance with the Security Trust Deed and to the provisions of CONDITION 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

     "EVENT OF DEFAULT", "EXTRAORDINARY RESOLUTION" and "VOTING SECURED
     CREDITORS" have the same respective meanings as in the Security Trust Deed.

9.2  SECURITY TRUSTEE MAY ENFORCE CHARGE WITHOUT DIRECTION

     After the Security Trustee becomes actually aware of the occurrence of an
     Event of Default, provided that it has been indemnified to its satisfaction in accordance with the Security Trust Deed, the Security Trustee must enforce the Security Trust Deed without an Extraordinary Resolution of the
     Voting Secured Creditors if in its opinion, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of the Secured Creditors as a class.

9.3  PRIORITY OF PAYMENTS FROM PROCEEDS FROM THE ENFORCEMENT OF THE CHARGE

     Following the enforcement of the Charge, all moneys received in connection with the Security Trust Deed by the Security Trustee or by any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed are to be applied, subject to the Security Trust
     Deed, in accordance with the order of priority contained in the Security
     Trust Deed.

9.4  SECURITY TRUSTEE AND OFFERED NOTE TRUSTEE NOT LIABLE FOR LOSS ON
     ENFORCEMENT

     Except in the case of fraud, negligence or wilful default (in the case of the Security Trustee) and,

                                      B-19

     subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act) or wilful default (in the case of the Offered Note Trustee), neither the
     Offered Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Security Trust Deed of any Charged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer or any third party in respect of the Issuer or the Offered Notes or relating in any way to the Charged
     Property. Without limitation, neither the Offered Note Trustee nor the
     Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it based on advice received by it in accordance with the applicable requirements of the Offered Note Trust Deed (and the Trust
     Indenture Act) or the Security Trust Deed, as the case may be.

     "TRUST INDENTURE ACT" means the Trust Indenture Act 1939 of the United
     States of America as in force at the date of the Offered Note Trust Deed.

9.5  DIRECTIONS FROM OFFERED NOTEHOLDERS TO OFFERED NOTE TRUSTEE FOLLOWING EVENT
     OF DEFAULT

     If an Event of Default or Potential Event of Default has occurred and is known to the Offered Note Trustee, the Offered Note Trustee must: (a)
     notify each Offered Noteholder of the Event of Default or Potential Event
     of Default, as the case may be, within 10 days after becoming aware of the
     Event of Default or Potential Event of Default, provided that except in the case of a default in payment of principal or interest on any Offered Note, the Offered Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorised officers under the Offered Note Trust Deed in good faith determine that withholding the notice is in the interest of
     Offered Noteholders; (b) if a meeting of Voting Secured Creditors is to be held under the Security Trust Deed, determine whether it proposes to seek directions from Offered Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Offered
     Noteholders; and (c) vote at any meeting of Voting Secured Creditors held under the Security Trust Deed in accordance, where applicable, with the directions of the Offered Noteholders (whether or not solicited and whether or not all Offered Noteholders have provided such directions) and otherwise in its absolute discretion. In acting in accordance with the directions of
     Offered Noteholders the Offered Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Offered Notes held by Offered Noteholders who have directed the Offered Note Trustee to vote for or against such a proposal.

     If any of the Offered Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the
     Offered Notes, the Offered Note Trustee must not vote at a meeting of
     Voting Secured Creditors under the Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the Charged Property unless: (a) a sufficient amount would be realised to discharge in full all amounts owing to the Offered Noteholders in respect of the Offered Notes and any other amounts owing by the Issuer to any other person ranking in priority to or with the Offered Notes; (b) the Offered Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the Offered Note
     Trustee, that the cash flow receivable by the Issuer (or the Security
     Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in paragraph
     (a); or (c) the Offered Note Trustee is so directed by a Special Majority
     (as defined in CONDITION 10.3) of Offered Noteholders.

                                      B-20

     Subject to the mandatory provisions of the Trust Indenture Act and provisions in the Offered Note Trust Deed relating to the deemed receipt of notices, the Offered Note Trustee will only be considered to have knowledge or awareness of, or notice of, an Event of Default or Potential Event of
     Default by virtue of the officers of the Offered Note Trustee (or any related body corporate of the Offered Note Trustee) which have the day to day responsibility for the administration or management of the Offered Note
     Trustee's (or a related body corporate of the Offered Note Trustee's)
     obligations in relation to the Series Trust, the trust created under the
     Offered Note Trust Deed or the Offered Note Trust Deed, having actual knowledge, actual awareness or actual notice of the occurrence of the events or circumstances constituting an Event of Default or Potential Event of Default, as the case may be, or grounds or reason to believe that such events or circumstances have occurred.

     "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

9.6  ONLY SECURITY TRUSTEE MAY ENFORCE CHARGE

     Only the Security Trustee may enforce the Charge and neither the Offered
     Note Trustee nor any Offered Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of the Security Trust Deed, the Offered Note Trust
     Deed, the Offered Notes or any other applicable Transaction Document, except as provided for in the Security Trust Deed, the Offered Note Trust
     Deed, the Master Trust Deed and the Series Supplement. The Security Trustee
     is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Charged Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an
     Extraordinary Resolution of the Voting Secured Creditors) and is put in
     funds to the extent necessary.

9.7  EXERCISE OF OFFERED NOTEHOLDER RIGHTS BY OFFERED NOTE TRUSTEE

     The rights, remedies and discretions of the Offered Noteholders under the
     Security Trust Deed including all rights to vote or to give an instruction or consent can only be exercised by the Offered Note Trustee on behalf of the Offered Noteholders in accordance with the Security Trust Deed. The
     Security Trustee may rely on any instructions or directions given to it by the Offered Note Trustee as being given on behalf of the Offered
     Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Offered Note Trust
     Deed, whether the Offered Note Trustee or the Offered Noteholders from time to time have complied with any requirements under the Offered Note Trust
     Deed or as to the reasonableness or otherwise of the Offered Note Trustee.

10.  MEETINGS OF VOTING SECURED CREDITORS, DIRECTIONS OF OFFERED NOTEHOLDERS,
     MODIFICATIONS, CONSENTS, WAIVERS AND INDEMNITIES

10.1 MEETINGS OF VOTING SECURED CREDITORS

     The Security Trust Deed contains provisions for convening meetings of the
     Voting Secured Creditors to, among other things, enable the Voting Secured
     Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed; for example to enable the
     Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Securities immediately due and payable and/or to enforce the Charge.

                                      B-21

10.2 DIRECTIONS OF OFFERED NOTEHOLDERS

     Under the Offered Note Trust Deed the Offered Note Trustee may seek directions from the Offered Noteholders from time to time including following the occurrence of an Event of Default. The Offered Note Trustee will not be responsible for acting in good faith upon a direction given, or purporting to be given, by Offered Noteholders holding Offered Notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the Offered Notes.

     If the Offered Note Trustee is entitled under the Master Trust Deed or the
     Security Trust Deed to vote at any meeting on behalf of Offered Noteholders the Offered Note Trustee must vote in accordance with the directions of the
     Offered Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Offered Noteholders the Offered Note
     Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Offered Notes held by Offered Noteholders who have directed the Offered
     Note Trustee to vote for or against that proposal.

     For the purposes of seeking any consent, direction or authorisation from
     Offered Noteholders the Offered Note Trustee may by notice to the Offered
     Noteholders specify a date, not earlier than the date of the notice, upon which the persons who are the Offered Noteholders and the Invested Amount
     of the Offered Notes held by them will be determined based upon the details recorded in the Offered Note Register as at 5.30 pm on that date.

10.3 AMENDMENTS TO OFFERED NOTE TRUST DEED AND THE OFFERED NOTES

     Pursuant, and subject, to the Offered Note Trust Deed and subject to any approval required by law, the Offered Note Trustee, the Manager and the
     Issuer may together agree, without the consent or sanction of any Offered
     Noteholder, by way of supplemental deed to alter, add to or revoke (each a
     "MODIFICATION") any provision of the Offered Note Trust Deed or the Offered
     Notes (including these Conditions) so long as such modification is not a
     Payment Modification (as defined below) and such modification in the opinion of the Offered Note Trustee:

     (a)  is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

     (b)  is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

     (c)  is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the Offered Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of
          Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Series Trust or the trust constituted under the Offered
          Note Trust Deed); or

     (d)  and in the opinion of the Issuer is otherwise desirable for any reason and:

          (i)  is not in the opinion of the Offered Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Offered Noteholders; or

          (ii) if it is in the opinion of the Offered Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Offered Noteholders the

                                      B-22

               consent of a Special Majority (as hereinafter defined) of Offered
               Noteholders is obtained.

     For the purpose of determining whether a Special Majority of Offered
     Noteholders has consented to a modification, Offered Notes which are beneficially owned by the Issuer or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Manager, will be disregarded. The
     Manager must give the Rating Agencies 5 Business Days' prior notice of any such modification. The Offered Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Offered Noteholders if each of the Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Offered Notes by that Rating Agency.

     Pursuant to the Offered Note Trust Deed, the Offered Note Trustee may
     concur with the Issuer and the Manager in making or effecting any Payment
     Modification if and only if the consent has first been obtained of each
     Offered Noteholder to such Payment Modification.

     Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer to the Offered
     Noteholders in accordance with CONDITION 11.1 as soon as reasonably practicable after the modifications have been made.

     "PAYMENT MODIFICATION" means any alteration, addition or revocation of any provision of the Offered Note Trust Deed or the Offered Notes (including the Conditions) which modifies: (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Offered Notes including, without limitation, any modification to the Stated Amount,
     Invested Amount, Interest Rates or Scheduled Maturity Date in respect of the Offered Notes or to CONDITIONS 5.4, 6.3, 6.9 and 7.2, clause 10 of the
     Series Supplement or clause 13 of the Security Trust Deed or which would impair the rights of Offered Noteholders to institute suit for enforcement of such payment on or after the due date for such payment; (b) the definition of the term "Special Majority", clause 21.5 of the Offered Note
     Trust Deed or the circumstances in which the consent or direction of a
     Special Majority of Offered Noteholders is required; (c) clause 6.1(a) of the Security Trust Deed; or (d) the requirements for altering, adding to or revoking any provision of the Offered Note Trust Deed or the Offered Notes
     (including the Conditions).

     "RATING AGENCY" has the same meaning as in the Series Supplement.

     "SPECIAL MAJORITY" in relation to the Offered Noteholders means Offered
     Noteholders holding Offered Notes with an aggregate Invested Amount of no less than 75% of the aggregate Invested Amount of all the Offered Notes.

10.4 WAIVERS ETC

     The Security Trustee may, in accordance with the Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured
     Creditors), waive or authorise any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if and in so far as in its opinion the interests of the
     Secured Creditors will not be materially prejudiced. Any such waiver, authorisation or determination shall be binding on the Secured Creditors and, if, but only if, the Security Trustee so requires, any such waiver, authorisation or determination will be notified to the Secured Creditors by the Manager in accordance with the Security Trust Deed.

     The Offered Note Trustee may, and if directed to do so by a Majority of
     Offered Noteholders must, on such terms and conditions as it may deem reasonable, without the consent of any of the

                                      B-23

     Offered Noteholders, and without prejudice to its rights in respect of any subsequent breach, agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction
     Documents by the Issuer, the Manager or any other person which, unless the
     Offered Note Trustee is acting on the direction of a Majority of Offered
     Noteholders, is not, in the opinion of the Offered Note Trustee, materially prejudicial to the interests of the Offered Noteholders as a class. No such waiver, authorisation or determination may be made in contravention of any prior directions by a Majority (as hereinafter defined) of the Offered
     Noteholders. Any such waiver, authorisation or determination will, if the
     Offered Note Trustee so requires, be notified to the Offered Noteholders in accordance with CONDITION 11.1 by the Issuer as soon as practicable after it is made.

     "MAJORITY" in relation to the Offered Noteholders means Offered Noteholders holding Class A Notes with an aggregate Invested Amount of greater than 50%
     of the aggregate Invested Amount of all the Offered Notes.

10.5 INDEMNIFICATION AND EXONERATION OF THE OFFERED NOTE TRUSTEE AND THE
     SECURITY TRUSTEE

     The Offered Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Offered Note Trustee and the Security
     Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Securities unless indemnified to their satisfaction. Each of the Offered Note Trustee and the Security Trustee is
     entitled, subject in the case of the Offered Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

     Subject to the mandatory provisions of the Trust Indenture Act, the Offered
     Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Charged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections
     Account (as defined in the Series Supplement) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence or wilful default of the Offered Note Trustee. The Security
     Trustee is not, nor is any receiver appointed in relation to the Charged
     Property pursuant to the provisions of the Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Security Trust Deed except for fraud, negligence or wilful default.

     Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act) or wilful default, and subject to the mandatory provisions of the Trust Indenture Act, the Offered Note Trustee may act on
     the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the Offered Note
     Trustee, or by a person other than Offered Note Trustee, where that opinion, advice or information is addressed to the Offered Note Trustee or by its terms is expressed to be capable of being relied upon by the Offered
     Note Trustee. Except as provided above, the Offered Note Trustee will not be responsible to any Offered Noteholder, amongst others, for any loss occasioned by so acting in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Offered Note Trustee will not be liable to any Offered
     Noteholder, amongst others, for acting on any opinion, advice or information conforming with any applicable requirements of the Offered Note
     Trust Deed or the Trust Indenture Act and purporting to be conveyed by such means even though it contains some error which is not a manifest error or is not authentic.

                                      B-24

11.  NOTICES

11.1 GENERAL

     All notices, other than notices given in accordance with the following paragraph and CONDITION 11.2, to Offered Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Offered
     Noteholder, at his or her address as it appears on the relevant Offered
     Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Offered Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular
     Offered Noteholder will affect the sufficiency of such notice with respect to other Offered Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

     A notice may be waived in writing by the relevant Offered Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Offered Noteholders will be filed with the Offered Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

     In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Offered Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer directs the
     Offered Note Trustee will be deemed to be a sufficient giving of such notice.

11.2 OFFERED NOTE INFORMATION

     Any notice specifying a Distribution Date, an Interest Rate in relation to the Offered Notes, an Offered Interest Amount, an Offered Principal Amount
     (or the absence of an Offered Principal Amount), an Invested Amount, a
     Stated Amount, a Class A Note Factor or any other matter permitted to be given in accordance with this CONDITION 11.2, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Offered Note Trustee in writing and notified to Offered Noteholders pursuant to CONDITION 11.1 (the
     "RELEVANT SCREEN"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen.
     If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with CONDITION 11.1.

11.3 QUARTERLY SERVICING AND OTHER REPORTS

     The Manager must deliver a Quarterly Servicing Report for each Accrual
     Period to the Offered Note Trustee, the Principal Paying Agent, the Issuer
     and each Offered Noteholder on the Business Day preceding the Distribution
     Date on the last day of the Accrual Period in accordance with CONDITION
     11.1.

     The Issuer and the Manager must, to the extent required by the rules and regulation of the Securities and Exchange Commission, forward to Offered
     Noteholders, and such other persons as are required by the Trust Indenture
     Act, such summaries of any information, documents and reports required to be filed by the Issuer or the Manager in accordance with the Securities and

                                      B-25

     Exchange Act 1934 of the United States of America or the rules and regulations of the Securities and Exchange Commission.

     "QUARTERLY SERVICING REPORT" in relation to an Accrual Period and the
     Distribution Date at the end of that Accrual Period means a report which contains the following information:

     o    the aggregate Invested Amounts and the aggregate Stated Amounts of each class of Securities on the first day of the Accrual Period;

     o    the amounts to be applied towards payment of interest and principal on each class of Securities on the Distribution Date;

     o    the Available Income Amount (as defined in the Series Supplement) on the Distribution Date;

     o    the aggregate of all Seller Advances made during the preceding
          Collection Period (as defined in the Series Supplement);

     o    the Redraw Shortfall (as defined in the Standby Redraw Facility
          Agreement) in relation to the preceding Determination Date;

     o    the Gross Income Shortfall and Net Income Shortfall (each as defined in the Series Supplement) in relation to the preceding Determination
          Date;

     o    the Liquidity Facility Advance (as defined in the Series Supplement)
          in relation to that Distribution Date and the Liquidity Facility
          Principal (as defined in the Series Supplement) in relation to the preceding Determination Date;

     o    the Principal Draw (as defined in the Series Supplement) in relation to that Distribution Date;

     o    the Available Principal Amount (as defined in the Series Supplement)
          in relation to that Distribution Date;

     o    the Principal Collections in relation to that Distribution Date;

     o    the Standby Redraw Facility Advance in relation to that Distribution
          Date;

     o    the Redraw Bond Amount (as defined in the Series Supplement) in relation to the preceding Determination Date;

     o    the Principal Chargeoff in relation to the preceding Determination
          Date;

     o    the Other Principal Amounts (as defined in the Series Supplement) in relation to the preceding Determination Date;

     o    the Principal Draw Reimbursement (as defined in the Series Supplement)
          in relation to that Distribution Date;

     o    the Principal Chargeoff Reimbursement in relation to the preceding
          Determination Date;

     o    the Principal Chargeoffs allocated to each class of Securities and the
          Standby Redraw Facility Principal with effect from that Distribution
          Date;

                                      B-26

     o    the Principal Chargeoff Reimbursement allocated to each class of
          Securities and the Standby Redraw Facility Principal with effect from that Distribution Date;

     o    the Class A Note Factor and the Note Factor (as defined below) for each other class of Securities

     o    if the Basis Swap (as defined in the Series Supplement) has terminated, the Threshold Rate (as defined in the Series Supplement)
          on the preceding Determination Date;

     o    the Interest Rate (as defined in the Series Supplement with respect to the Class B Notes and the Redraw Bonds) applying to each class of
          Securities for that Accrual Period;

     o    scheduled payments of principal and prepayments of principal received on the Mortgage Loans forming part of the Assets of the Series Trust
          (as defined in the Master Trust Deed) during the preceding Collections
          Period;

     o    aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust (as defined in the Master Trust
          Deed) being charged a fixed rate of interest and the aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust being charged a variable rate of interest as at opening of business on the preceding Determination
          Date;

     o    delinquency, mortgagee in possession and loss statistics, as determined by the Manager, with respect to the Mortgage Loans forming part of the Assets of the Series Trust as at opening of business on the preceding Determination Date.

     "NOTE FACTOR" in relation to a class of Securities and a Distribution Date, means the aggregate of the Invested Amount of the class of Securities less all principal payments on that class of Securities to be made on that
     Distribution Date, divided by the aggregate initial Invested Amount of that class of Securities.

11.4 CONSENTS IN WRITING

     All consents and approvals in these Conditions must be given in writing.

12.  LIMITATION OF LIABILITY OF THE ISSUER

     (a)  The Issuer enters into the Transaction Documents, and issues the
          Offered Notes, only in its capacity as trustee of the Series Trust and in no other capacity (except where the Transaction Documents provide otherwise). A liability arising under or in connection with the
          Offered Notes, the Transaction Documents or the Series Trust is
          limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets and property of the
          Series Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction Documents (other than paragraph
          (c) below) and extends to all liabilities and obligations of the
          Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction
          Documents, the Offered Notes or the Series Trust.

     (b)  No person may sue the Issuer in respect of liabilities incurred by the
          Issuer in its capacity as trustee of the Series Trust other than as trustee of the Series Trust or seek the appointment of a receiver
          (except under the Security Trust Deed), a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation,

                                      B-27

          administration or similar arrangements of or affecting the Issuer
          (except in relation to the assets or property of the Series Trust).

     (c)  The provisions of this CONDITION 12 will not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification or exoneration out of the assets or property of the Series Trust as a result of the
          Issuer's fraud, negligence or wilful default.

     (d)  The Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust.
          No act or omission of the Issuer (including any related failure to satisfy its obligations under the Transaction Documents or the Offered
          Notes) will be considered fraud, negligence or wilful default of the
          Issuer for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by any
          Relevant Party or any other person appointed by the Issuer under any
          Transaction Document (other than a person whose acts or omissions the
          Issuer is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

     (e)  In exercising their powers under the Transaction Documents, each of the Security Trustee, the Offered Note Trustee and the Offered
          Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with a Transaction
          Document has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c).

     (f)  The Issuer is not obliged to enter into any commitment or obligation under these Conditions or any other Transaction Document (including incur any further liability) unless the Issuer's liability is limited in a manner which is consistent with this CONDITION 12 or otherwise in a manner satisfactory to the Issuer in its absolute discretion.
          "RELEVANT PARTIES" means each of the Manager, each Seller, the
          Servicer, the Agent Bank, each Paying Agent, the Offered Note Trustee and the Hedge Providers (as those parties, which are not defined in these Conditions, are defined in the Series Supplement).

     The expression "FRAUD, NEGLIGENCE OR WILFUL DEFAULT" is to be construed in accordance with the Security Trust Deed.

13.  GOVERNING LAW

     The Offered Notes and the Transaction Documents are governed by, and will be construed in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia, except for the Underwriting Agreement and the credit support annex to the Currency Swap Agreement which are governed by, and will be construed in accordance with, New York law. Each of the
     Issuer and the Manager has in the Offered Note Trust Deed irrevocably agreed for the benefit of the Offered Note Trustee and the Offered
     Noteholders that the courts of the State of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Offered Note Trust Deed and the Offered Notes.

                                      B-28

PRINCIPAL PAYING AGENT:          The Bank of New York
                                 Global Structured Finance
                                 101 Barclay Street, 21W
                                 New York, New York, 10286

US DOLLAR NOTE REGISTRAR:        The Bank of New York
                                 Global Structured Finance
                                 101 Barclay Street, 21W
                                 New York, New York, 10286

AGENT BANK:                      The Bank of New York
                                 Corporate Trust - Global Structured Finance
                                 101 Barclay Street, 21W
                                 New York, New York, 10286

                  SECURITISATION ADVISORY SERVICES PTY LIMITED
                              (ABN 88 064 133 946)
                                     MANAGER

                              MORTGAGE BACKED NOTES
                      ISSUABLE IN SERIES BY SEPARATE TRUSTS

EACH SERIES OF NOTES:

o   will consist of one or more classes of mortgage backed floating or fixed rate notes representing interests in the assets of a trust;

o   may consist of notes denominated in US dollars, Australian dollars or any other currency specified in the accompanying prospectus supplement for a trust;

o   will receive principal and interest only from payments collected on the assets of the related trust;

o   will not be insured or guaranteed by any government agency or instrumentality and will not be the personal obligations of the entity acting as issuer trustee of the related trust or any of its affiliates; and

o   will not represent deposits or other liabilities of Commonwealth Bank of
    Australia, Securitisation Advisory Services Pty Limited or any other member of the Commonwealth Bank group.

EACH TRUST:

o   will own a pool of housing loans secured by first ranking mortgages on owner-occupied and non-owner occupied residential properties located in
    Australia;

o   may have rights under insurance policies relating to the housing loans, to amounts on deposit in the trust accounts and income earned on those deposits and to authorized investments of the trust; and

o   will include the issuer trustee's rights under the transaction documents for that trust.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS JANUARY 17, 2005.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                  PAGE

Important Notice About Information Presented
in this Prospectus and each Accompanying
Prospectus Supplement                                3

Capitalized Terms                                    5

The Issuer Trustee, Commonwealth Bank of
Australia and the Manager                            5

Description of the Trusts                            6

Description of the Assets of a Trust                 8

    Representations, Warranties and Eligibility
    Criteria........................................11
    Breach of Representations and Warranties........13

Commonwealth Bank Residential Loan Program          15

Homepath Residential Loan Program                   20

Other Commonwealth Bank Subsidiaries
Residential Loan Programs                           21

Description of the Offered Notes                    21
    General.........................................21
    Form of the Offered Notes.......................21
    Global Clearance, Settlement and Tax

    Redemption of the Notes for Taxation or
    Other Reasons...................................30
    Redemption of the Notes upon an Event of

    No Payments of Principal in Excess of

    Amendments to Offered Notes and Note Trust
    Deed ...........................................36

Description of the Transaction Documents            39
    Collections Account and Authorized
    Short-Term Investments..........................39
    Modifications of the Master Trust Deed and

    Limits on Rights of Noteholders and Redraw

Prepayment and Yield Considerations                 70
    General.........................................70
    Prepayments.....................................70
    Weighted Average Lives..........................70

The Servicer                                        71

                              i

                                                          PAGE

Use of Proceeds                                            73

Legal Aspects of the Housing Loans                         73

    Deductibility of Interest on Australian
    Housing Loans..........................................79
    Australian Consumer Credit Code........................79

United States Federal Income Tax Matters                   80

Australian Tax Matters                                     84

Enforcement of Foreign Judgments in Australia              90

Exchange Controls and Limitations                          91

ERISA Considerations                                       91

Incorporation of Certain Documents by Reference            92

Legal Investment Considerations                            93

Available Information                                      93

Ratings of the Notes                                       94

Plan of Distribution                                       94

Legal Matters                                              96

Glossary                                                   97

                              ii

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

         For each series, the issuer trustee of that series will, unless otherwise specified in the prospectus supplement for that series, issue notes denominated in U.S. dollars, Australian dollars or any other currency specified in the prospectus supplement for that series. The prospectus supplement for a series will specify which class(es) of notes will be offered pursuant to this prospectus and the prospectus supplement for that series and provide details in relation to those notes. This prospectus and the prospectus supplement for a series will also provide details of all other classes of notes to be issued (if any) for that series.

         References in this prospectus to Offered notes are to the class(es) of notes specified in the prospectus supplement for a series as being offered by this prospectus and the prospectus supplement for that series.

         References in this prospectus to Non-offered notes, if any, are to all other classes of notes specified in the prospectus supplement for a series to be issued by the issuer trustee for that series which are not being offered by this prospectus and the prospectus supplement for that series.

         References in this prospectus to notes are to both Offered notes and, if any, Non-offered notes.

         A series of Offered notes will be described in two separate documents:
(1) this prospectus, which provides general information, some of which may not apply to that particular series of Offered notes; and (2) the prospectus supplement for that series, which describes the specific terms of that series of
Offered notes and may be different from the information in this prospectus.

         IF THE DESCRIPTION OF THE TERMS OF THE NOTES IN A SERIES VARIES BETWEEN
THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR THAT SERIES, YOU SHOULD RELY
ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

         Neither this prospectus nor any prospectus supplement will contain all of the information included in the registration statement. The registration statement also includes copies of the various agreements referred to in this prospectus and each prospectus supplement. You may obtain copies of these documents for review. See "Available Information".

         Each prospectus supplement for a series will usually include the following information regarding the related series of notes:

         o   the currency, principal amount, interest rate, authorized
             denominations and maturity date of each class of notes;

         o   the method for calculating the amount of interest and principal to be paid to each class of notes, and the timing and order of priority of such interest and principal payments on the notes;

         o   information concerning the pool of housing loans and other assets of the trust;

         o   information regarding the risk factors relating to the Offered notes; and

         o   the particulars of the plan of distribution for the Offered notes.

         We include cross-references in this prospectus and in each prospectus supplement to captions where further related discussions appear. The preceding
Table of Contents and the Table of Contents included in each prospectus supplement provide the pages on which these captions are located. You can find definitions of capitalized terms used in this prospectus and each prospectus supplement under the caption "Glossary" in this prospectus and in the relevant prospectus supplement.

         In this prospectus the terms "we", "us" and "our" refer to
Securitisation Advisory Services Pty Limited.

                                CAPITALIZED TERMS

         The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page
97.

               THE ISSUER TRUSTEE, COMMONWEALTH BANK OF AUSTRALIA
                                 AND THE MANAGER

THE ISSUER TRUSTEE

         Perpetual Trustee Company Limited will act as the issuer trustee for each trust unless the prospectus supplement for a series identifies another entity that will serve as issuer trustee for that series.

         Perpetual Trustee Company Limited was incorporated on September 28,
1886 as Perpetual Trustee Company (Limited) under the Companies Statute of New
South Wales as a public company. Perpetual Trustee Company (Limited) changed its name to Perpetual Trustee Company Limited on December 14, 1971 and now operates as a limited liability public company under the Australian Corporations Act
2001. Perpetual Trustee Company Limited has its registered office at Level 7, 39
Hunter Street, Sydney.

         The prospectus supplement for a series may specify additional or different details regarding Perpetual Trustee Company Limited or any other entity identified in that prospectus supplement as the issuer trustee for that series.

         The issuer trustee with respect to each series will act as trustee of the related trust and, in such capacity, as issuer of the notes for such series under the terms set out in the transaction documents for that series.

COMMONWEALTH BANK OF AUSTRALIA

         Commonwealth Bank of Australia, COMMONWEALTH BANK, will be appointed as the initial servicer of the housing loans acquired by each trust unless the prospectus supplement for a series identifies another entity that will act as the initial servicer for that series. Unless specified otherwise in the prospectus supplement for a series, Commonwealth Bank will also act as seller of the assets acquired by each trust, in addition to any other entity identified in the prospectus supplement for a series as a seller in relation to that series.

         Commonwealth Bank was established in 1911 by an Act of Australia's
Commonwealth Parliament as a government owned enterprise to conduct commercial and savings banking business. For a period it also operated as Australia's central bank until this function was transferred to the Reserve Bank of
Australia in 1959. The process of privatization of Commonwealth Bank was commenced by Australia's Commonwealth Government in 1990 and was completed in
July 1996. Commonwealth Bank is now a public company listed on the Australian
Stock Exchange Limited.

         Commonwealth Bank is one of the four major banks in Australia. It is a provider of integrated financial services including retail, premium, business, corporate and institutional banking, funds management, superannuation, insurance, investment and sharebroking products and services.

         Commonwealth Bank currently files periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act. The prospectus supplement for a series will specify details of Commonwealth Bank's recent filings of
Annual Reports and where copies may be obtained.

         The Australian banking activities of Commonwealth Bank come under the regulatory supervision of the Australian Prudential Regulation Authority. For a
further description of the business operations of Commonwealth Bank, see "The
Servicer".

         The prospectus supplement for a series may specify additional or different details regarding Commonwealth Bank.

THE MANAGER

         Securitisation Advisory Services Pty Limited will be appointed as manager for each trust on the terms set out in the master trust deed and the related series supplement.

         Securitisation Advisory Services Pty Limited is a wholly owned subsidiary of Commonwealth Bank. Its principal business activity is the management of securitization trusts established under Commonwealth Bank's
Medallion Program and the management of other securitization programs established by Commonwealth Bank or its clients.

         The prospectus supplement for a series may specify additional or different details regarding Securitisation Advisory Services Pty Limited.

                            DESCRIPTION OF THE TRUSTS

COMMONWEALTH BANK SECURITIZATION TRUST PROGRAM

         Commonwealth Bank established its Medallion Trust Program pursuant to a master trust deed dated October 8, 1997 for the purpose of enabling Perpetual
Trustee Company Limited, as trustee of each trust established pursuant to the
Medallion Trust Program, to invest in pools of assets originated by or purchased from time to time from Commonwealth Bank, its subsidiaries and/or other persons.
Trusts under the Medallion Trust Program may also be established under other master trust deeds, entered into in the future, if so specified in the relevant prospectus supplement for the trust and, if so specified, a reference in this prospectus to the master trust deed will be to the relevant master trust deed for that trust.

ESTABLISHING THE TRUSTS

         The master trust deed provides for the creation of an unlimited number of trusts and may be varied or amended by a series supplement in respect of a corresponding trust. The master trust deed establishes the general framework under which trusts may be established from time to time, with each such trust established under the master trust deed and the corresponding series supplement.
Each trust is separate and distinct from any other trust. The assets of each trust are not available to meet the liabilities of any other trust.

         The detailed terms of each trust established to acquire housing loans will be as set out in the master trust deed and the series supplement relating to that trust.

         Each series supplement, which supplements the general framework under the master trust deed with respect to a trust established to acquire housing loans, will do, amongst other things, the following:

         o   specify the details of the series of notes other than for the
             Offered notes which will be contained in the corresponding note trust deed and the note terms and conditions annexed to the Offered notes for that series;

         o   establish the cash flow allocation;

         o   set out the mechanism for the acquisition of the pool of housing loans by the related trust and contain various representations and warranties by Commonwealth Bank in relation to the housing loans;

         o   contains the appointment of the initial servicer of the housing loans and the various powers, discretions, rights, obligations and protections of the initial servicer in this role;

         o   provide for the beneficial ownership of the trust by one or more unitholders; and

         o   specify a number of ancillary matters associated with the operation of the related trust and the housing pool such as the arrangements regarding the operation of the collections account, the custody of the title documents in relation to the housing loans, the fees payable to the issuer trustee, the manager and the servicer, the perfection of the issuer trustee's title to the housing loans, the termination of the trust and the limitation on the issuer trustee's liability.

TRANSFER OF ASSETS BETWEEN TRUSTS

         The master trust deed provides for the transfer of some or all of the assets of one trust, the DISPOSING TRUST, to another trust, the ACQUIRING TRUST, subject to the requirements of the master trust deed and the series supplements for both the Disposing Trust and the Acquiring Trust.

         Under the master trust deed, if the issuer trustee as trustee of a
Disposing Trust has received:

         o   a Transfer Proposal in accordance with the master trust deed;

         o   the Transfer Amount in respect of that Transfer Proposal; and

         o   a direction from the manager to accept that Transfer Proposal,

then, subject to the requirements of the master trust deed and the series supplements for both the Disposing Trust and the Acquiring Trust, the issuer trustee will hold the Assigned Assets in respect of that Transfer Proposal as trustee of the Acquiring Trust in accordance with the terms of the series supplement in relation to the Acquiring Trust.

         To ensure that the Disposing Trust has the benefit of any receipts
(other than receipts in the nature of principal), and bears the cost of any outgoings, in respect of the Assigned Assets for the period up to (but excluding) the Assignment Date and the Acquiring Trust has the benefit of such receipts and bears such costs for the period after (and including) that
Assignment Date, the manager will direct the issuer trustee as trustee of the
Acquiring Trust to pay an Adjustment Advance to the Disposing Trust on the
Assignment Date.

OTHER TRUSTS

         In  addition to each trust, three other trusts will be established in relation to an issue of the notes as follows:

         o   NOTE TRUST. Unless otherwise specified in the prospectus supplement for a series, The Bank of New York will be appointed as note trustee for each series of Offered notes. The note trustee will act as trustee of the note trust under the note trust deed for the benefit of holders of the Offered

             notes for that particular series. For a description of the principal functions, responsibilities, powers, discretions and protections of the note trustee, see "Description of the Offered
             Notes--The Note Trustee".

         o   SECURITY TRUST. Unless otherwise specified in the prospectus supplement for a series, P.T. Limited will be appointed as security trustee under the terms of the security trust deed for that series.
             The security trustee will hold the charge over the assets of the corresponding trust granted by the issuer trustee under the security trust deed on trust for the benefit of the noteholders, any redraw bondholders and all other Secured Creditors of that series. If an event of default occurs under the security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of the corresponding trust and the security trustee will be
             responsible for distributing the proceeds of realization to Secured
             Creditors in the order prescribed under the security trust deed.

         o   CBA TRUST. Unless otherwise specified in the prospectus supplement for a series, Perpetual Trustee Company Limited will be appointed under the series supplement for that series as trustee under the terms of a trust in favor of each seller for that series. Perpetual
             Trustee Company Limited, in its capacity as trustee of the CBA trusts will hold certain financial indebtedness and security not directly related to the housing loans. The CBA trust is described in more detail in "Description of the Assets of a Trust-- CBA
             Trust".

                      DESCRIPTION OF THE ASSETS OF A TRUST

ASSETS OF A TRUST

         The assets of a trust may include the following:

         o   the pool of housing loans assigned to the trust, including all:

             o   principal payments paid or payable on the housing loans at any time from and after the cut-off date;

             o   interest payments paid or payable on the housing loans before or after the cut-off date (other than the Accrued Interest
                 Adjustment which is to be paid on the first distribution date to each seller of the housing loans); and

             o   fees paid or payable on the housing loans at any time from and after the cut-off date;

         o   rights under any mortgage insurance policies covering the housing loans and any individual property insurance policies covering the mortgaged properties relating to the housing loans;

         o   rights under the mortgages in relation to the housing loans;

         o   rights under collateral securities appearing on a seller's records as securing the housing loans;

         o   amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collections account, and any instruments in which these amounts are invested; and

         o   the issuer trustee's rights under the transaction documents.

         The prospectus supplement for each series will include information describing the assets of the related trust.

         The Offered notes will be non-recourse obligations of the related trust. The assets of the trust specified in the prospectus supplement for that series will serve as collateral only for that series of Offered notes.
Noteholders of a series of Offered notes may only proceed against the collateral securing that series of

Offered notes in the case of a default on that series of Offered notes and may not proceed against any assets of Commonwealth Bank or any of its affiliates, any other seller specified in the prospectus supplement for that series, or any of its affiliates, or the assets of any other trust.

THE HOUSING LOANS

         The housing loans will be secured by registered first ranking mortgages on properties located in Australia. To the extent described in any prospectus supplement, the housing loans may also be secured by registered first ranking mortgages on properties located in New Zealand. Each housing loan will be from a seller's general residential mortgage product pool and will be originated by that seller in the ordinary course of its business. Unless specified otherwise in the corresponding prospectus supplement, each housing loan to be sold to a trust:

         o   by Commonwealth Bank will be one of the types of products described in "Commonwealth Bank Residential Loan Program--Commonwealth Bank's
             Product Types" and may have some or all of the features described in "Commonwealth Bank Residential Loan Program--Special Features of
             the Housing Loans";

         o   by Homepath Pty Limited will be one of the types of products described in "Homepath Residential Loan Program--Homepath's Product
             Types" and may have some or all of the features described in
             "Homepath Residential Loan Program--Special Features of the Housing
             Loans"; and

         o   by any other subsidiary of Commonwealth Bank identified in the prospectus supplement for a series as a seller in relation to that series will be described in the prospectus supplement for that series.

         The prospectus supplement for a series may specify additional or different product types or features in respect of housing loans to be sold by a seller specified in the prospectus supplement for that series.

         The housing loans will be either fixed rate or variable rate loans. The mortgaged properties will consist of one-to-four family owner-occupied properties and one-to-four family non-owner occupied properties, but will not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

         The prospectus supplement for each series may provide additional information with respect to the housing loans that are assets of the related trust as of the cut-off date specified in the prospectus supplement which may include, among other things, to the extent relevant:

         o   the aggregate outstanding principal balance of the housing loans included in the assets of the related trust;

         o   the range and average outstanding principal balance of the housing loans;

         o   the range and weighted average loan rate on the housing loans, if any;

         o   the percentage by outstanding principal balance as of the cut-off date of housing loans that accrue interest at variable or fixed interest rates;

         o   the weighted average remaining term-to-stated maturity of the housing loans;

         o   the year of origination of the housing loans;

         o   the range and weighted average of loan-to-value ratios for the housing loans;

         o   the geographic distribution of any mortgaged properties securing the housing loans; and

         o   distribution by number and aggregate outstanding principal balance of the types of properties securing the housing loans.

         If information of the nature described above respecting the housing loans is not known or available at the time the related series of Offered notes is initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement for that series and additional information will be set forth in a Current Report on Form 8-K filed with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered notes.

THE SELLERS

         Unless otherwise specified in the prospectus supplement for a series, the housing loans included in the assets of a trust will be sold to the trust by
Commonwealth Bank, Homepath Pty Limited, and/or other subsidiaries of
Commonwealth Bank identified in the prospectus supplement for a series as a seller in relation to that Series.

COMMONWEALTH BANK

         See "The Issuer Trustee, Commonwealth Bank of Australia and the Manager
--Commonwealth Bank of Australia" for a description of Commonwealth Bank.

HOMEPATH PTY LIMITED

         Homepath Pty Limited, HOMEPATH, was established on March 16, 1998 as a provider of home loans and property related information services via the internet. Homepath is a wholly owned, but not guaranteed, subsidiary of
Commonwealth Bank. Its registered office is at Level 7, 48 Martin Place, Sydney
New South Wales, Australia.

         Homepath is consolidated with the Commonwealth Bank group in the Annual
Report of the Commonwealth Bank group filed with the Securities and Exchange
Commission on Form 20-F.

         The prospectus supplement for a series may specify additional or different details regarding Homepath.

OTHER COMMONWEALTH BANK SUBSIDIARIES

         Details of any other subsidiary of Commonwealth Bank which is a seller in respect of a trust will be specified in the corresponding prospectus supplement.

TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

         The housing loans assigned to a trust on the closing date for that trust will be specified in a sale notice from each seller to the issuer trustee.

         Each seller will equitably assign housing loans, the mortgages and any collateral securities from time to time appearing in its records as securing those housing loans, any mortgage insurance policies in relation to the housing loans and its interest in any insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to its sale notice. After this assignment, the issuer trustee will be entitled to the collections, subject to certain exceptions, on the housing loans the subject of the sale notice.

                                       10

         If the issuer trustee is actually aware of the occurrence of a
Perfection of Title Event which is subsisting then, unless each rating agency confirms that a failure to perfect the issuer trustee's title to the relevant housing loans will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the notes and any redraw bonds, the issuer trustee must declare that a Perfection of Title Event has occurred and the issuer trustee and the manager must as soon as practicable take steps to perfect the issuer trustee's legal title to those housing loans. These steps will include the lodgment of transfers of the mortgages securing the housing loans with the appropriate land titles office in each applicable Australian State and
Territory. The issuer trustee will hold at the closing date for a trust irrevocable powers of attorney from each seller to enable it to execute such mortgage transfers.

CBA TRUST

         A seller may in some instances equitably assign to the issuer trustee a housing loan secured by an "all moneys" mortgage, which may also secure other financial indebtedness. A seller will also assign these other loans to the issuer trustee which will hold these by way of a separate trust for the seller, established under the series supplement relating to the trust and known as the
CBA trust. The other loans will not be assets of the relevant trust. The issuer trustee will hold the proceeds of enforcement of the related mortgage, to the extent they exceed the amount required to repay the housing loan, as trustee for the CBA trust, in relation to that other loan. The mortgage will secure the housing loan equitably assigned to the trust in priority to that other loan.

         Because a seller's standard security documentation may secure all moneys owing by the provider of the security to that seller, it is possible that a security held by that seller in relation to other facilities provided by it could also secure a housing loan, even though in that seller's records the particular security was not taken for this purpose. A seller will only assign to the issuer trustee in its capacity as trustee of the trust those securities that appear in its records as intended to secure the housing loans. Other securities which by their terms technically secure a housing loan, but which were not taken for that purpose, will not be assigned for the benefit of the noteholders or any redraw bondholders of the series.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

         Unless otherwise specified in the prospectus supplement for a series,
Commonwealth Bank will represent and warrant to the issuer trustee in respect of each seller specified in the prospectus supplement for a series and each housing loan being equitably assigned to the issuer trustee that, amongst other things, as at the cut-off date specified in that prospectus supplement:

         o   at the time the seller of the housing loan entered into the related mortgage, the mortgage complied in all material respects with applicable laws;

         o   at the time the seller of the housing loan entered into the housing loan, it did so in good faith;

         o   at the time the seller of the housing loan entered into the housing loan, the housing loan was originated in the ordinary course of that seller's business and since then that seller has dealt with the housing loan in accordance with its servicing procedures and servicing standards;

         o   at the time the seller of the housing loan entered into the housing loan, all necessary steps were taken to ensure that the related mortgage complied with the legal requirements applicable at that time to ensure that the mortgage was a first ranking mortgage, subject to any statutory charges, any prior charges of a body corporate, service company or equivalent, whether registered or not, and any other prior security interests which do not prevent the mortgage from being considered

                                       11

             to be a first ranking mortgage in accordance with the servicing standards, secured over land, subject to stamping and registration in due course;

         o   where there is a second or other mortgage in respect of the land the subject of the related mortgage and the seller of the housing loan is not the mortgagee of that second or other mortgage, the seller has ensured whether by a priority agreement or otherwise, that the mortgage ranks ahead in priority to the second or other mortgage on enforcement for at least the principal amount plus accrued but unpaid interest of the housing loan and such other amount determined in accordance with the servicing standards;

         o   at the time the housing loan was approved, the seller of that housing loan had received no notice of the insolvency or bankruptcy of the relevant borrower or any notice that the relevant borrower did not have the legal capacity to enter into the relevant mortgage;

         o   the seller of the housing loan is the sole legal and beneficial owner of that housing loan and the related securities assigned to the issuer trustee as trustee of the trust and, to its knowledge, subject to the above paragraph in relation to second or other mortgages in respect of which the seller of the housing loan is not the mortgagee, no prior ranking security interest exists in relation to its right, title and interest in the housing loan and related securities;

         o   each of the relevant mortgage documents, other than any insurance policies in respect of land, which is required to be stamped with stamp duty has been duly stamped;

         o   the terms of the loan agreement in relation to each housing loan require payments in respect of the housing loan to the relevant seller to be made free of set-off unless prohibited by law;

         o   other than in respect of priorities granted by statute, the seller of the housing loan has not received notice from any person that it claims to have a security interest ranking in priority to or equal with the security interest held by that seller and constituted by the relevant mortgage;

         o   each housing loan is, or will on the closing date specified in relation to the equitable assignment of that housing loan in the relevant prospectus supplement be, insured under a mortgage insurance policy;

         o   except in relation to fixed rate housing loans or those which can be converted to a fixed rate or a fixed margin relative to a benchmark and applicable laws, binding codes and competent authorities binding on the relevant seller or as may be otherwise provided in the corresponding mortgage documents, there is no limitation affecting, or consent required from a borrower to effect, a change in the interest rate under the housing loan; and

         o   as of the cut-off date specified in the relevant prospectus supplement the housing loan satisfies the following eligibility criteria:

             o   it is from the seller's general housing loan pool;

             o   it is secured by a mortgage over land which has erected on or within it a residential dwelling or unit and the terms of that mortgage require that dwelling or unit to be insured under a general home owner's insurance policy;

             o   it has a loan-to-value ratio based on the outstanding balance of the housing loan and the most recent valuation of the
                 mortgaged property, at the commencement of business on the cut-off date, less than or equal to 95%;

             o   the amount outstanding, assuming all due payments have been made by the borrower, will not exceed the amount specified in the relevant prospectus supplement;

             o   the borrower is required to repay that loan within 30 years of the cut-off date;

                                       12

             o   no payment from the borrower under the housing loan is in
                 arrears for more than 30 consecutive days;

             o   it is or has been fully drawn; and

             o   the borrower under the housing loan is not an employee of the seller of that housing loan who is paying a concessional rate of interest under the housing loan as a result of that
                 employment, other than a concessional rate of interest which is offered to other groups of borrowers who are not also employees of the seller.

              The issuer trustee will not investigate or make any inquiries regarding the accuracy of the representations and warranties given by Commonwealth Bank and has no obligation to do so. The issuer trustee will be entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the day to day administration of the trust has actual notice to the contrary.

BREACH OF REPRESENTATIONS AND WARRANTIES

         If Commonwealth Bank, any other seller specified in the prospectus supplement for a series, the manager or the issuer trustee becomes actually aware that a representation or warranty from Commonwealth Bank relating to any housing loan or mortgage was incorrect when given, including that a housing loan not meeting the eligibility criteria has been included in the housing loan pool, it must notify the others within 5 Business Days, and provide to them sufficient details to identify the housing loan and the reasons for believing the representation or warranty is incorrect. None of Commonwealth Bank, any other seller specified in that prospectus supplement, the manager or the issuer trustee is under any ongoing obligation to determine whether any representation or warranty is incorrect when given.

         If any representation or warranty is incorrect when given and notice of this is given not later than 5 Business Days prior to 120 days after the closing date specified in the prospectus supplement, or such other date after 120 days as the Australian Prudential Regulation Authority may allow, and the seller of that housing loan does not remedy the breach to the satisfaction of the issuer trustee within 5 Business Days of the notice being given, the housing loan and its related securities will no longer form part of the assets of the corresponding trust. The issuer trustee will, however, retain all collections received in connection with that housing loan from the cut-off date specified in the prospectus supplement to the date of delivery of the notice. Commonwealth
Bank must pay or procure payment to the issuer trustee the principal amount of, and interest accrued but unpaid under, the housing loan as at the date of delivery of the relevant notice within 2 Business Days of that housing loan ceasing to form part of the corresponding trust.

         During the 120 days after the closing date specified in a prospectus supplement or such longer period as the Australian Prudential Regulation
Authority may allow, the issuer trustee's sole remedy for any of the representations or warranties being incorrect is the right to the above payment from Commonwealth Bank and neither Commonwealth Bank nor any other seller has any other liability for any loss or damage caused to the issuer trustee, any noteholder or any other person, for any of the representations or warranties being incorrect.

         If the breach of a representation or warranty in relation to a housing loan is discovered after the last day for giving notices in the period 120 days after the closing date specified in a prospectus supplement or such longer period as the Australian Prudential Regulation Authority may allow, Commonwealth
Bank will pay damages to the issuer trustee limited to the principal amount outstanding and any accrued but unpaid interest and any outstanding fees in respect of the housing loan. The amount of the damages must be agreed between the issuer trustee and Commonwealth Bank or, failing this, will be determined by
Commonwealth Bank's external auditors.

                                       13

         The prospectus supplement for a series may specify additional or different provisions regarding the transfer of housing loans, representations and warranties in relation to the transfer, breaches of such representations and warranties and different notice provisions, cure periods and remedies for such breaches.

                                       14

                   COMMONWEALTH BANK RESIDENTIAL LOAN PROGRAM

         Set out below is a summary of Commonwealth Bank's residential loan program. The prospectus supplement for a series may specify additional or different provisions regarding Commonwealth Bank's residential loan program.

ORIGINATION PROCESS

         The housing loans to be assigned to a trust by Commonwealth Bank will comprise a portfolio of variable and fixed rate loans originated by Commonwealth
Bank through loan applications from new and existing customers. Unless specified otherwise in the prospectus supplement for a series, housing loan applications in relation to each series will be sourced from Commonwealth Bank's branch networks, their mobile sales forces, their telephone sales operations, approved mortgage brokers, and through the internet from Commonwealth Bank's website at
"www.commbank.com.au".

APPROVAL AND UNDERWRITING PROCESS

         When a housing loan application is received it is processed in accordance with Commonwealth Bank's approval policies. These policies are monitored and are subject to continuous review by Commonwealth Bank which, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for their residential housing loans. In certain situations discounted interest rates are provided to retain existing borrowers or to attract certain high income individuals. All Commonwealth Bank's borrowers must satisfy the approval criteria as described in this section. The prospectus supplement relating to a series of notes will contain a description of any changes to the underwriting process relating to the housing loans to be included in the assets of the trust.

         The approval process includes verifying the borrower's application details, assessing their ability to repay the housing loan and determining the valuation of the mortgaged property.

VERIFICATION OF APPLICATION DETAILS

         The verification process involves borrowers providing proof of identity, evidence of income and evidence of savings. For an employed applicant, it includes confirming employment and income levels by way of recent payslips, tax assessments or letter from the employer. For a self-employed or business applicant it includes checking annual accounts and tax assessments. Where applicants are refinancing debts from another financial institution, a check of recent statements of the existing loan is made to determine the regularity of debt payments. The credit history of any existing borrowings from Commonwealth
Bank is also checked.

ASSESSING ABILITY TO REPAY

         Based upon the application, once verified, an assessment is made of the applicant's ability to repay the housing loan. This is primarily based on the applicant's debt servicing to income commitment ratio along with any risk factors identified in verifying the applicant's income, savings or credit history. The credit decision is made using one of the following processes.

         o   Credit scorecard. A credit scorecard system automatically and consistently applies Commonwealth Bank's credit assessment rules without relying on the credit experience of the inputting officer.
             The credit scorecard returns a decision to approve, reject or refer an application. An application is referred by the system if certain risk factors, such as loan size or a high commitment level, are present which require the application to be assessed by an

                                       15

             experienced loan officer. The credit score determined by this system is based on historical performance data of Commonwealth
             Bank's housing loan portfolio.

         o   Credit approval authorities. Housing loan applications which are not credit scored and those which are referred by the credit scorecard are assessed by a loan officer. Each loan officer is allocated a credit approval authority based on their level of experience and past performance. Loans which have certain risk characteristics, such as loan size or a high commitment level, are assessed by more experienced loan officers. Commonwealth Bank monitors the quality of lending decisions and conducts regular audits of approvals.

         In addition to the processes described above, housing loan applications sourced through Commonwealth Bank's approved mortgage brokers are also subject to a credit history search of the borrower which is provided by Baycorp
Advantage Ltd, formerly known as Credit Advantage Ltd.

         Borrowers in respect of housing loans may be natural persons, corporations or trusts. Housing loans to corporations and trusts may be secured, if deemed necessary, by guarantees from directors. Guarantees may also be obtained in other circumstances.

VALUATION OF MORTGAGED PROPERTY

         For applications which successfully pass the credit decision process, the maximum allowable loan-to-value ratio, being the ratio of the housing loan amount to the value of the mortgaged property, is calculated and an offer for finance is made conditional upon a satisfactory valuation of the mortgaged property and any other outstanding conditions being satisfied. The amount of the housing loan that will be approved for a successful applicant is based on an assessment of the applicant's ability to service the proposed housing loan and the loan-to-value ratio. For the purposes of calculating the loan-to-value ratio, the value of a mortgaged property in relation to housing loans to be assigned to the trust has been determined at origination by a qualified professional valuer or, subject to certain risk criteria, an externally provided database value or an acceptable source document such as a contract for the purchase of the mortgaged property or rates notice. The risk criteria include limits on the loan amount and the value and geographical location of the security property.

         The maximum loan-to-value ratio that is permitted for any loan is determined according to Commonwealth Bank credit policy and is dependent on the size of the proposed loan, the nature and location of the proposed mortgaged property and other relevant factors. Where more than one mortgaged property is offered as security for a housing loan, the sum of the valuations for each mortgaged property is assessed against the housing loan amount sought.

         Once Commonwealth Bank's formal loan offer has been accepted by the applicant, one of the relevant bank's loan processing centers prepares the loan security documentation and dispatches it to the borrower for execution. After execution, the documentation, together with signed acknowledgement that all non-documentary conditions of approval have been met, is returned by the business unit to the loan processing center authorizing settlement and funding of the housing loan to proceed. In certain circumstances, settlement and funding are completed at the business unit level.

         One of the conditions of settlement is that the borrower establish and maintain full replacement general home owner's insurance on the mortgaged property. Some of the housing loans have home owner's insurance provided by
Commonwealth Insurance Limited, a subsidiary of Commonwealth Bank. However, there is no ongoing monitoring of the level of home owner's insurance maintained by borrowers.

                                       16

         The prospectus supplement for a series may specify additional or different provisions regarding Commonwealth Bank's approval and underwriting process.

COMMONWEALTH BANK'S PRODUCT TYPES

         Set out below is a summary of Commonwealth Bank's housing loan product types. The prospectus supplement for a series may specify additional or different product types or changes to the product types of Commonwealth Bank housing loans in relation to that series.

PRODUCT TYPES

         Commonwealth Bank offers a wide variety of housing loan product types with various features and options that are further described in this section.
Market competition and economics may require that Commonwealth Bank offer new product types or add features to a housing loan which are not described in this section. However, unless otherwise specified in the relevant prospectus supplement, before doing so, Commonwealth Bank must satisfy the manager that the additional features would not affect any mortgage insurance policy covering the housing loans and would not cause a downgrade or withdrawal of the rating of any series of notes if those housing loans remain in the trusts.

STANDARD VARIABLE RATE LOAN AND FIXED RATE LOAN

         These types of loan are Commonwealth Bank's traditional standard mortgage products which consists of standard variable rate and fixed rate options. The standard variable rate product is not linked to any other variable rates in the market. However, it may fluctuate with market conditions. Borrowers may switch to a fixed interest rate at any time upon payment of a switching fee as described below in "Switching Interest Rates". Some of the housing loans will be subject to fixed rates for differing periods.

         In addition, some of these loans have an interest rate which is discounted by a fixed percentage to the standard variable rate or fixed rate.
These discounts are offered to members of certain professional groups, other high income individuals and borrowers who meet certain loan size requirements.

ECONOMISER HOME LOAN AND RATE SAVER HOME LOAN

         These types of loans have a variable interest rate which is not linked to the standard variable rate product and which may fluctuate independently of this and other standard variable rates in the market. These types of loans were introduced by Commonwealth Bank to allow borrowers who did not require a full range of product features to reduce their interest rate. The interest rate for the Economiser Home Loan and Rate Saver Home Loan historically has been less than that for the standard variable rate product. Of the features described below, at present only those headed "Redraws and Further Advances", "Interest
Only Periods", "Payment Holiday" and "Early Repayment" are available.

         However, any borrowers availing themselves of the "Interest Only
Periods" product feature will currently cease to be eligible for the product feature "Redraws and Further Advances". To take advantage of other features borrowers must, with the agreement of Commonwealth Bank and upon payment of a fee, switch their housing loan to a Standard Variable Rate Loan or Fixed Rate
Loan product. However, these or other features may in the future be offered to borrowers.

SPECIAL FEATURES OF THE HOUSING LOANS

         Each housing loan in relation to a series may have some or all of the features described in this section or other features or options specified in the prospectus supplement for that series. In addition, during the

                                       17

term of any housing loan, Commonwealth Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

SWITCHING INTEREST RATES

         Borrowers may elect for a fixed rate, as determined by Commonwealth
Bank, to apply to their housing loan for a period of up to 15 years. These housing loans convert to the standard variable interest rate at the end of the agreed fixed rate period unless the borrower elects to fix the interest rate for a further period.

         Any variable rate housing loan of a trust converting to a fixed rate product will be hedged in the manner described in the relevant prospectus supplement.

SUBSTITUTION OF SECURITY

         Under the series supplement for a series, the servicer for that series is empowered in relation to each housing loan to, amongst other things, substitute any corresponding mortgage, or collateral security appearing in the records of Commonwealth Bank or Homepath as intending to secure the housing loan, as long as this is done in accordance with the relevant mortgage insurance policy and the servicing guidelines. Under these guidelines, a borrower may apply to the servicer to achieve the following:

         o   substitute a different mortgaged property in place of the existing mortgaged property securing a housing loan; or

         o   release a mortgaged property from a mortgage.

         If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan. The servicer must obtain the consent of any relevant mortgage insurer to the substitution of security or a release of a mortgage where this is required by the terms of a mortgage insurance policy.

REDRAWS AND FURTHER ADVANCES

         Each of the variable rate housing loans allows the borrower to redraw principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Borrowers may request a redraw at any time subject to meeting certain credit criteria at that time. The borrower may be required to pay a fee to
Commonwealth Bank in connection with a redraw. Currently, Commonwealth Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the trust.

         In addition, Commonwealth Bank may agree to make a further advance to a borrower under the terms of a housing loan subject to a credit assessment.

         Unless otherwise specified in the relevant prospectus supplement, where a further advance does not result in the previous scheduled principal balance of the housing loan being exceeded by more than one scheduled monthly installment, the further advance will not result in the housing loan being removed from the trust.

         Unless otherwise specified in the relevant prospectus supplement, where a further advance does result in the previous scheduled principal balance of the housing loan being exceeded by more than one scheduled monthly installment,
Commonwealth Bank must pay to the trust the principal balance of the housing loan and accrued and unpaid interest and fees on the housing loan. If this occurs the housing loan will be treated as being repaid and will cease to be an asset of the trust. However the prospectus supplement for a series may

                                       18

provide a method for such further advances to be made without the relevant housing loan being removed from the trust under which the funding for that part of a further advance which causes the previous scheduled principal balance of the housing loan to be exceeded by more than one scheduled monthly installment is subordinated, upon enforcement of the security trust deed, to amounts owing with respect to the Offered notes.

         A further advance to a borrower may also be made under the terms of another loan or as a new loan. These loans may share the same security as a housing loan assigned to the trust but will be subordinated upon the enforcement of that security to the housing loan.

         The prospectus supplement for a series may contain a description of different or additional provisions to apply with respect to redraws and further advances under housing loans of that series or with respect to housing loans of the series assigned by other sellers.

PAYMENT HOLIDAY

         A borrower is allowed a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday will not cause the related housing loan to be considered delinquent.

EARLY REPAYMENT

         A borrower may incur break fees if an early repayment or partial prepayment of principal occurs on a fixed rate housing loan. However, at present fixed rate loans allow for early repayment by the borrower of up to A$10,000 in any 12 month period without any break fees being applicable.

COMBINATION OR "SPLIT" HOUSING LOANS

         A borrower may elect to split a housing loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are secured by the same mortgage.

INTEREST OFFSET

         Commonwealth Bank offers borrowers an interest offset product known as a mortgage interest saver account under which the interest accrued on the borrower's deposit account is offset against interest on the borrower's housing loan. Commonwealth Bank does not actually pay interest to the borrower on the loan offset account, but simply reduces the amount of interest which is payable by the borrower under its housing loan. The borrower continues to make its scheduled mortgage payment with the result that the portion allocated to principal is increased by the amount of interest offset. Commonwealth Bank will pay to the trust the aggregate of all interest amounts offset in respect of the housing loans for which it is the seller. These amounts will constitute interest collections for the relevant period.

         If, following a Perfection of Title Event, the trust obtains legal title to a housing loan, the relevant seller will no longer be able to offer an interest offset arrangement for that housing loan.

INTEREST ONLY PERIODS

         A borrower may also request to make payments of interest only on his or her housing loan. If Commonwealth Bank agrees to such a request it does so conditional upon higher principal repayments or a

                                       19

bulk reduction of principal applying upon expiry of the interest only period so that the housing loan is repaid within its original term.

SPECIAL INTRODUCTORY RATES

         Commonwealth Bank may offer borrowers introductory rates for periods of up to three years during which period the rate is either variable or fixed. On the expiry of the introductory offer, these home loans automatically convert to the standard or base variable interest rate.

ADDITIONAL FEATURES

         Commonwealth Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceding section or in the relevant prospectus supplement or may cease to offer features that have been previously offered and may add, remove or vary any fees or other conditions applicable to such features.

                        HOMEPATH RESIDENTIAL LOAN PROGRAM

         Set out below is a summary of Homepath's residential loan program. The prospectus supplement for a series may specify additional or different provisions regarding Homepath's residential loan program.

ORIGINATION PROCESS

         The housing loans to be assigned to a trust by Homepath will comprise a portfolio of variable and fixed rate loans originated by Homepath through loan applications from new and existing customers. Unless specified otherwise in a prospectus supplement for a series all Homepath applications are sourced through the internet from Homepath's website at "www.homepath.com.au".

APPROVAL AND UNDERWRITING PROCESS

         When a housing loan application is received it is processed by
Commonwealth Bank as servicer for Homepath in accordance with the same process described above in "Commonwealth Bank Residential Loan Program--Approval and
Underwriting Process".

HOMEPATH'S PRODUCT TYPES

         Homepath only offers a variable and a fixed interest rate home loan product, the HOMEPATH LOAN.

SPECIAL FEATURES OF THE HOUSING LOANS

         Each Homepath Loan in relation to a series may have some or all of the features described in this section or other features or options specified in the prospectus supplement for that series. In addition, during the term of any
Homepath Loan, Homepath may agree to change any of the terms of that loan from time to time at the request of the borrower. The prospectus supplement for a series may specify different product types or changes to the product types offered by Homepath in relation to that series.

         Homepath Loans have an interest rate which is not linked to the interest rate of Commonwealth Bank products and which may fluctuate independently of other interest rates in the market. The variable interest rate for the Homepath Loan historically has been less than that for the Commonwealth
Bank standard variable rate product.

         Of the features described above in "Commonwealth Bank Residential Loan
Program--Special Features of the Housing Loans" at present only those headed
"Switching of Interest Rates", "Substitution of

                                       20

Security", "Redraw and Further Advances", "Early Repayment", "Interest Only
Periods" and "Combination or "Split" Housing Loans" are available for Homepath
Loans.

ADDITIONAL FEATURES

         Homepath may from time to time offer additional features in relation to a Homepath Loan which are not described in this section or in the relevant prospectus supplement or may cease to offer features that have been previously offered and may add, remove or vary any fees or other conditions applicable to such features.

         OTHER COMMONWEALTH BANK SUBSIDIARIES RESIDENTIAL LOAN PROGRAMS

         The prospectus supplement for a series will set out details of the residential loan program for any other seller specified in that prospectus supplement.

                        DESCRIPTION OF THE OFFERED NOTES

         The following summary, together with the description of the Offered notes in the prospectus supplement, describes the material terms of the Offered notes for a series except as already described above or in the prospectus supplement for that series. The summary does not purport to be complete and is subject to the terms and conditions of the Offered notes and to the provisions of the transaction documents for that series and the prospectus supplement for that series.

         The prospectus supplement for a series may specify additional or different terms for the Offered notes for that series.

GENERAL
         The issuer trustee will issue each series of Offered notes on the closing date specified in the relevant prospectus supplement pursuant to a direction from the manager to the issuer trustee to issue the Offered notes and the terms of the master trust deed and the corresponding series supplement, note trust deed and underwriting agreement. Unless otherwise specified in the relevant prospectus supplement, the laws of New South Wales, Australia will govern the Offered notes.

FORM OF THE OFFERED NOTES

BOOK-ENTRY REGISTRATION

         Offered notes that are denominated in US Dollars, if any, US DOLLAR
OFFERED NOTES, will be issued only in permanent book-entry format in minimum denominations as specified in the relevant prospectus supplement. While the US
Dollar Offered notes are in book-entry format all references to actions by the corresponding holders of the US Dollar Offered notes will refer to actions taken by the Depository Trust Company, DTC, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of the US Dollar Offered notes will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the US Dollar Offered notes in accordance with DTC's procedures.

         Holders of the US Dollar Offered notes may hold their interests in their US Dollar Offered notes in a series through DTC in the United States or, if specified in the applicable prospectus supplement, through Clearstream
Banking, societe anonyme, previously named Cedelbank, CLEARSTREAM, LUXEMBOURG, or the

                                       21

Euroclear System, EUROCLEAR, in Europe, which in turn hold through DTC, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

         Cede & Co, as nominee for DTC, will hold the US Dollar Offered notes in its name on the books of DTC. If applicable, Clearstream, Luxembourg and
Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in the customers' securities accounts in the depositaries' names on the books of DTC.

         Offered notes that are not US Dollar Offered notes, if any, NON-US
DOLLAR OFFERED NOTES, will be issued only in permanent book-entry format in minimum denominations as specified in the relevant prospectus supplement. Non-US
Dollar Offered notes will be issued to a common depositary for and on behalf of
Clearstream, Luxembourg and Euroclear. While the non-US Dollar Offered notes are in book-entry format, all references to actions by the corresponding holders of non-US Dollar Offered notes will refer to actions taken by the common depositary for Clearstream, Luxembourg and Euroclear and all references in this prospectus to distributions, notices, reports and statements to holders of non-US Dollar
Offered notes will refer to distributions, notices, reports and statements to the common depositary, as the registered noteholder, for distribution to
Clearstream, Luxembourg and Euroclear and to owners of the non-US Dollar Offered notes in accordance with the procedures of Clearstream, Luxembourg and
Euroclear, respectively. Non-US Dollar Offered notes will not be held through
DTC and will not be tradeable through DTC.

         DTC has advised the manager and the underwriters that it is:

         o   a limited-purpose trust company organized under the New York
             Banking Law;

         o   a "banking organization" within the meaning of the New York Banking
             Law;

         o   a member of the Federal Reserve System;

         o   a "clearing corporation" within the meaning of the New York Uniform
             Commercial Code; and

         o   a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

         DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and
Exchange Commission.

         Transfers between participants on the DTC system will occur in accordance with DTC rules. If applicable, transfers between participants on the
Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines,
European time. The relevant

                                       22

European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

         Because of time-zone differences, credits of securities in Clearstream,
Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a
Euroclear participant to a DTC participant will be received and available on the
DTC settlement date. However, it will not be available in the relevant
Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

         Purchases of US Dollar Offered notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the US
Dollar Offered notes on DTC's records. The ownership interest of each actual holder of a US Dollar Offered note is in turn to be recorded on the DTC participants' and indirect participants' records. Holders of US Dollar Offered notes will not receive written confirmation from DTC of their purchase. However, holders of US Dollar Offered notes are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the holder of the US Dollar Offered notes entered into the transaction. Transfers of ownership interests in the US Dollar Offered notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the holders of
US Dollar Offered notes. Holders of US Dollar Offered notes will not receive US
Dollar Offered notes representing their ownership interest in offered US Dollar
Offered notes unless use of the book-entry system for the US Dollar Offered notes is discontinued.

         To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co.
The deposit of securities with DTC and their registration in the name of Cede &
Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of US Dollar Offered notes; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual beneficial owners of the US Dollar Offered notes.
The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to holders of US Dollar Offered notes will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote on behalf of the US
Dollar Offered notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee, the security trustee or the note trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the US Dollar Offered notes are credited on the record date, identified in a listing attached to the proxy.

                                       23

         Principal and interest payments on the US Dollar Offered notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to holders of US Dollar Offered notes. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent.
Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to holders of US Dollar Offered notes is the responsibility of DTC participants and indirect participants.

         DTC may discontinue providing its services as securities depository for the US Dollar Offered notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive Offered notes are required to be printed and delivered.

         According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream,
Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including the currency (or currencies, if the relevant prospectus supplement specifies that the Offered notes are denominated in more than one currency) in which the Offered notes are denominated.

         Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream, Luxembourg participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including the currency (or currencies, if the relevant prospectus supplement specifies that the Offered notes are denominated in more than one currency) in which the Offered notes are denominated.

         The Euroclear System is owned by Euroclear Clearance System Public
Limited Company (ECSplc) and operated through a license agreement by Euroclear
Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the EUROCLEAR OPERATOR. The Euroclear operator is regulated and examined by the
Belgian Banking and Finance Commission and the National Bank of Belgium.

         Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

                                       24

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear
System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Distributions on the Offered notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder of an Offered note on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and, with respect to US Dollar Offered notes, depending on its depositary's ability to effect these actions on its behalf through DTC.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in US Dollar
Offered notes among participants of DTC, Clearstream, Luxembourg or Euroclear, as applicable, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         In most circumstances, the Offered notes will be issued only as GLOBAL
NOTES which are registered and held by a depository. Note owners of the global notes may hold their global notes through any of DTC, Clearstream, Luxembourg or
Euroclear. Note owners of global notes which represent interests in non-US
Dollar Offered notes may hold their global notes through Clearstream, Luxembourg or Euroclear. The global notes which represent interests in US Dollar Offered notes will be tradeable as home market instruments in both the European and U.S.
domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global notes through
Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

         Secondary market trading between investors holding global notes through
DTC will be conducted according to the rules and procedures applicable to U.S.
corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or
Euroclear and DTC participants holding global notes will be effected on a delivery-against-payment basis through the respective depositaries of
Clearstream, Luxembourg and Euroclear, and the DTC participants.

                                       25

INITIAL SETTLEMENT

         All global notes representing interests in US Dollar Offered notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC.
Note owners' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.
As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries which in turn will hold their positions in accounts as DTC participants.

         Holders of US Dollar Offered notes electing to hold their global notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. US Dollar Offered noteholders' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Holders of US Dollar Offered notes electing to hold their global notes through Clearstream, Luxembourg or Euroclear accounts and holders of all non-US
Dollar Offered notes bearing global notes through Clearstream, Luxembourg or
Euroclear will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no
"lock-up" or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream, Luxembourg participants or
Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a
Euroclear participant, the purchaser will send instructions to Clearstream,
Luxembourg or Euroclear through a Clearstream, Luxembourg participant or
Euroclear participant at least one business day before settlement. Clearstream,
Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last distribution date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global notes credit will appear the next day accounting to European time and the cash debit will be back-valued to, and interest on the global notes will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the
Clearstream, Luxembourg or Euroclear cash debit will be valued instead on the actual settlement date.

                                       26

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global notes are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream,
Luxembourg participants or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or
Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending global notes to the respective depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a
Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or
Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last distribution date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream,
Luxembourg participant's or Euroclear participant's account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the
Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued on the actual settlement date. Finally, day traders that use
Clearstream, Luxembourg or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o   borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their
             Clearstream, Luxembourg or Euroclear accounts, under the clearing system's customary procedures;

                                       27

         o   borrowing the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their Clearstream,
             Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         o   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the
             Clearstream, Luxembourg participant or Euroclear participant.

DEFINITIVE OFFERED NOTES

         Offered notes issued in definitive form are referred to in this prospectus as DEFINITIVE OFFERED NOTES. Offered notes issued in book entry form are referred to in this prospectus as BOOK ENTRY OFFERED NOTES. Offered notes will be issued as definitive Offered notes, rather than in book entry form to
DTC Euroclear or Clearstream, Luxembourg or their nominee, only if specified in the prospectus supplement or if one of the following events occurs:'

         o   DTC, Euroclear or Clearstream, Luxembourg, as the case maybe, advises the note trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository for those Offered notes, and is not able to locate a qualified successor;

         o   the manager, at its option, advises the issuer trustee, the note trustee and DTC, Euroclear or Clearstream, Luxembourg, as the case may be in writing that those definitive Offered notes are to be issued in replacement of the book-entry Offered notes; or

         o   after an event of default under the security trust deed relating to the relevant series has occurred and is continuing and the beneficial owners of the Offered notes, holding a majority of the outstanding principal balance of the Offered notes, advises the issuer trustee through DTC, Euroclear or Clearstream, Luxembourg, as the case may be, that the continuation of a book-entry system is no longer in the best interest of the beneficial owners of the
             Offered notes.

         If any of these events occurs, the issuer trustee, at the direction of the manager, must within 30 days of such event instruct DTC, Euroclear or
Clearstream, Luxembourg, as the case may be, (or their respective replacements)
to notify all of the beneficial owners of the relevant Offered notes of the occurrence of the event and of the availability of definitive Offered notes.
DTC, Euroclear or Clearstream, Luxembourg, as the case may be, will then surrender the relevant book-entry Offered notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the note trustee will authenticate and deliver definitive
Offered notes of the same aggregate Invested Amount as those book-entry Offered notes. Offered notes will be serially numbered if issued in definitive form.

         No holder of an Offered note will be entitled to receive a definitive
Offered note representing its interest, except as described in the preceding paragraph.

         For each trust, definitive Offered notes will be transferable and exchangeable at the specified offices of:

         o   with respect to the US Dollar Offered notes, the note registrar designated for US Dollar Offered notes in the prospectus supplement for the relevant trust; and

         o   with respect to non-US Dollar Offered notes, the note registrar designated for non-US Dollar Offered notes in the prospectus supplement for the relevant trust.

         The prospectus supplement for a series will specify the details of the note registrar designated for US Dollar Offered notes or for non-US Dollar
Offered notes.

                                       28

         The prospectus supplement for a series may specify different or additional provisions regarding definitive Offered notes for that series.]

COLLECTIONS

         Collections in respect of interest, principal and fees on the housing loans will be received during each collection period. Collection periods may be monthly, quarterly, semi-annually or at another interval as specified in the prospectus supplement. The amount of or method for determining collections of interest, principal and fees on housing loans of a given series will be described in the prospectus supplement for that series.

DISTRIBUTIONS

GENERAL

         Distributions on the notes of each series will be made on each distribution date as specified in the prospectus supplement for that series.
Distribution dates may be monthly, quarterly, semi-annually or at another interval, as specified in the prospectus supplement for that series. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of notes of a given series will be described in the prospectus supplement for that series. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement for that series.

DISTRIBUTIONS OF INTEREST

         Each class of notes of a series will accrue interest from the date and at the interest rate described in the prospectus supplement for that series.
Each class of notes of a series may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing. The prospectus supplement for a series will specify the interest rate or, in the case of a variable rate, the method for determining the interest rate, for each class of notes of that series.

DISTRIBUTIONS OF PRINCIPAL

         Each class of notes of a series will have an Invested Amount which, at any time, will equal the then maximum amount that the noteholders of that class will be entitled to receive in respect of principal out of the housing loans and other assets of the related trust. The initial Invested Amount of each class of a series of notes will be specified in the prospectus supplement for that series. The Invested Amount of a class of notes will be reduced by distributions of principal on the notes from time to time. Each class of notes of a series will have a Stated Amount which, at any time, will generally equal the Invested
Amount of the class less any principal charge-offs incurred in respect of the housing loans in the related trust allocated to that class of notes as described in the prospectus supplement for that series. Unless specified otherwise in the prospectus supplement for a series, distributions of principal will be made, and losses on the housing loans will be allocated, on each payment date to the holders of the class or classes of notes of each series until the Stated Amount of the notes in that series have been reduced to zero. Distributions of principal with respect to one or more classes of notes may be made at a rate that is faster, and in some cases substantially faster, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may not commence until the occurrence of certain events, including the retirement of one or more other classes of notes of the same series, or may be made at a rate that is slower, and in some cases substantially slower, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions

                                       29

of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule.
Distributions of principal with respect to one or more classes of notes may be contingent on the specified principal payment schedule of another class of the same series and the rate at which payments or other collections of principal on the housing loans in the related trust are received.

         In addition, the prospectus supplement will specify whether all or a portion of principal collected on the housing loans may be retained by the issuer trustee or the servicer and held in temporary investments for a specified period prior to being used to distribute payments of principal to noteholders, purchase additional assets for the trust or fund redraws or further advances.
Unless otherwise specified in the prospectus supplement for a series, distributions of principal of any class of notes in each series will be made on a pro rata basis among all of the notes of that class in that series.

WITHHOLDING OR TAX DEDUCTIONS

         Unless specified otherwise in the relevant prospectus supplement, all payments in respect of the notes of a series will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make such a withholding or deduction. In that event the issuer trustee or the paying agent, as the case may be, will account to the relevant authorities for the amount so required to be withheld or deducted. Unless otherwise specified in the relevant series supplement, neither the issuer trustee nor any paying agent nor the note trustee will be obligated to make any additional payments to holders of the Offered notes of a series with respect to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the issuer trustee will notify the note trustee, the principal paying agent and the relevant noteholders of that series.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

         Unless specified otherwise in the relevant prospectus supplement, if the manager satisfies the issuer trustee and the note trustee of a series, immediately before giving the notice to the noteholders of that series as described in this section, that because of a change of law in Australia or any other jurisdiction to which the issuer trustee becomes subject either:

         o   on the next distribution date specified in the relevant prospectus supplement the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of any class of notes or redraw bonds of that series any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction; or

         o   the total amount payable in respect of interest in relation to the housing loans in respect of that series for a collection period ceases to be receivable, whether or not actually received, by the issuer trustee during such collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction,

and in each case such obligation cannot be avoided by the issuer trustee taking reasonable measures available to it, then the issuer trustee must, when so directed by the manager, at the manager's option, redeem all, but not some, of the notes and any redraw bonds of that series on any subsequent distribution date specified in the relevant prospectus supplement at their then Invested
Amounts, subject to the following, together with accrued but unpaid interest to but excluding the date of redemption. Unless specified otherwise in the prospectus supplement for a series, the issuer trustee may redeem the notes and any redraw bonds of each

                                       30

series at their Stated Amounts, instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of noteholders and any redraw bondholders together for that series.

         However, the manager will not direct the issuer trustee to, and the issuer trustee will not, redeem the notes or any redraw bonds of that series unless it is in a position on the relevant distribution date to repay the then
Invested Amounts or Stated Amounts, as required, of the notes and any redraw bonds of that series together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes or any redraw bonds of that series if the charge under the security trust deed were enforced.

         Holders of Offered notes of that series must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

         Unless otherwise specified in the relevant prospectus supplement, if a tax, duty or other amount described above applies only to the notes of a series and the issuer trustee gives notice that it proposes to redeem the Offered notes and any redraw bonds of that series, the holders of 75% of the aggregate
Invested Amount of the notes of that series may elect, in accordance with the terms of the note trust deed for that series, that they do not require the issuer trustee to redeem the Offered notes. Upon being notified of such an election at least 21 days before the relevant distribution date upon which redemption was to occur the issuer trustee must not redeem those notes or any redraw bonds.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

         Unless specified otherwise in the relevant prospectus supplement, if an event of default occurs under the security trust deed for a series the security trustee must, upon becoming aware of the event of default and subject to certain conditions, in accordance with an Extraordinary Resolution of Voting Secured
Creditors for that series and the provisions of the security trust deed, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed for that series.

OPTIONAL REDEMPTION OF THE NOTES

         Unless specified otherwise in the relevant prospectus supplement, the issuer trustee must, when directed by the manager, at the manager's option, redeem all of the notes and any redraw bonds of a series at their then Invested
Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any distribution date specified in the relevant prospectus supplement falling on or after the date of the occurrence of certain events specified in that prospectus supplement.

                                       31

FINAL MATURITY DATE

         Unless previously redeemed, the issuer trustee must redeem the notes and any redraw bonds of a series by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each note and any redraw bond on or by the distribution date falling on the maturity date specified in the prospectus supplement for that series. The failure of the issuer trustee to pay the Stated Amount, together with all accrued and unpaid interest, within 10 days, or such other period as is specified in the prospectus supplement for a series, of the due date for payment, other than amounts due to such subordinated classes of notes as may be specified in the prospectus supplement for that series, will be an event of default under the security trust deed for that series.

REDEMPTION UPON FINAL PAYMENT

         Upon final distribution being made in respect of any notes or any redraw bonds of a series following termination of the trust or enforcement of the charge under the security trust deed for that series, those notes or redraw bonds will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the Invested Amount in relation to those notes or any redraw bonds will be extinguished in full.

NO PAYMENTS OF PRINCIPAL IN EXCESS OF STATED AMOUNT

         No amount of principal will be repaid in respect of a note or any redraw bond of any series in excess of its Stated Amount or, in the case of an optional redemption or redemption for taxation reasons, and where applicable, its Invested Amount.

         The prospectus supplement for a series may contain a description of different or additional provisions regarding the redemption of the notes or any redraw bonds.

TERMINATION OF A TRUST

TERMINATION OF TRUST

         Unless specified otherwise in the relevant prospectus supplement, following the issue of notes in respect of a trust, that trust may only terminate prior to the redemption of the notes if a Potential Termination Event occurs and:

         o   the issuer trustee for that series determines that the Potential
             Termination Event has or will have an Adverse Effect, upon which it must promptly notify the manager, the servicer, the security trustee and the note trustee;

         o   the servicer, the issuer trustee and the manager for that series consult and use their reasonable endeavors, in consultation with the security trustee, the note trustee and, if necessary, the unitholders to amend or vary the terms of the series supplement for that series, any other relevant transaction document and the notes and any redraw bonds for that series in such a way so as to cure the Potential Termination Event or its Adverse Effect; and

         o   such consultations do not result in the cure of the Potential
             Termination Event or its Adverse Effect, with the consent of the servicer, the issuer trustee, the manager, the security trustee and the note trustee, within 60 days of notice being given by the issuer trustee as described above.

         If this occurs then the issuer trustee, in consultation with the manager, must proceed to liquidate the assets of the trust in accordance with the corresponding series supplement.

                                       32

SALE OF HOUSING LOANS UPON TERMINATION

         Upon termination of a trust, the issuer trustee in consultation with the manager must sell and realize the assets of that trust within 180 days of the termination date of that trust. During this period the issuer trustee is not entitled to sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights for less than the aggregate Fair
Market Value of the housing loans. The issuer trustee is only entitled to sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights to a person other than Commonwealth Bank if
Commonwealth Bank, for itself and on behalf of any other seller specified in the prospectus supplement for that series, does not exercise its right of first refusal. The issuer trustee must not conclude a sale to a person other than
Commonwealth Bank unless, among other things, any housing loans of that trust and their related securities, mortgage insurance policies and other rights are assigned in equity only, except if the issuer trustee already has legal title, and the sale is expressly subject to the servicer's right to be retained as servicer and subject to the rights of the CBA trust and to the rights of
Commonwealth Bank and any other seller specified in the prospectus supplement for that series as beneficiaries of the CBA trust in respect of those housing loans and their related securities, mortgage insurance policies and other rights, as described in "Description of the Assets of a Trust--Transfer and
Assignment of the Housing Loans".

         If the issuer trustee is unable to sell the housing loans of that trust and their related securities and mortgage insurance policies for Fair Market
Value and on those terms during the 180 day period, it may then sell them free of the restrictions and may perfect its legal title if necessary to obtain Fair
Market Value for the housing loans. However upon such a sale the issuer trustee must use reasonable endeavors to include as a condition of the sale that a purchaser will agree to Commonwealth Bank or any other seller specified in the prospectus supplement for that series (as appropriate) taking second mortgages in order to retain second ranking security for the other loans secured by the mortgage and to entering into a priority agreement to give Commonwealth Bank or any other seller specified in the prospectus supplement for that series (as appropriate) second priority for its second mortgage and to use reasonable endeavors to obtain the consent of the relevant borrowers and security providers to the seller's second mortgage.

SELLER'S FIRST RIGHT OF REFUSAL

         On the termination date of a trust, the issuer trustee is deemed to offer to sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights in relation to that trust to
Commonwealth Bank (for itself and any other seller specified in the prospectus supplement for that series) for at least the aggregate Fair Market Value of the housing loans.

         The issuer trustee must not sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights unless
Commonwealth Bank has failed to accept that offer within 90 days of the termination date of the trust or has failed to pay the purchase price within 180 days of the termination date of that trust.

DISTRIBUTIONS OF TRUST ASSETS

         The issuer trustee must deposit the proceeds of realization of the assets of a trust into the collections account for that trust and, following the realization of all the assets of that trust, must distribute them on a distribution date in accordance with the cash flow allocation methodology set out in the prospectus supplement for that series. Upon a final distribution being made, the notes of that series will be deemed to be redeemed and discharged in full and the obligations of the issuer trustee with respect to the payment of principal, interest or any other amount on the notes of that series will be extinguished.

                                       33

         The prospectus supplement for a series may contain a description of different or additional provisions regarding the termination of the relevant series trust and the sale of the assets of the trust upon termination.

PRESCRIPTION

         An Offered note will be void in its entirety if not surrendered for final payment within ten years of the relevant date in respect of that payment of principal or interest on the Offered note which would have the effect of reducing the Stated Amount of, and all accrued but unpaid interest on, the
Offered note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant Offered note. After the date on which an Offered note becomes void in its entirety, no claim may be made in respect of it.

THE NOTE TRUSTEE

APPOINTMENT OF NOTE TRUSTEE

         Unless otherwise specified in the prospectus supplement for a series,
The Bank of New York will serve as the note trustee for the applicable series of
Offered notes. The Bank of New York is a banking corporation duly organized and existing under the laws of New York.

NOTE TRUSTEE'S FEES AND EXPENSES

         Unless otherwise specified in the relevant prospectus supplement for each series, the issuer trustee will pay the note trustee's fees out of its personal funds, other than fees in respect of any additional duties outside the scope of the note trustee's normal duties under the corresponding transaction documents. The note trustee will be entitled to be indemnified for its fees with respect to any such additional duties from the assets of the relevant trust.

DELEGATION BY NOTE TRUSTEE

         The note trustee will be entitled to delegate its duties, powers, authorities, trusts and discretions under a note trust deed to any related company of the note trustee or to any other person in accordance with that note trust deed or as agreed by the manager.

INDEMNITY OF NOTE TRUSTEE

         The note trustee will be entitled to be indemnified from the assets of the corresponding trust against all liabilities, expenses, costs, charges, taxes and stamp duties, other than general overhead costs and expenses, properly incurred by the note trustee, or its properly appointed agents or delegates in the performance of its obligations under the corresponding note trust deed or any other transaction document.

         However, the note trustee will not be entitled to be indemnified against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of fraud or willful default of which it may be guilty in relation to its duties under the corresponding note trust deed.

QUALIFICATIONS OF NOTE TRUSTEE

         The note trustee is, and will at all times be, a corporation or association, organized and doing business under the laws of the United States of
America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of at least US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by

                                       34

federal or state authority. The note trustee may also, if permitted by the
Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

REMOVAL OF NOTE TRUSTEE

         The note trustee will retire as note trustee in respect of a series if:

         o   an Insolvency Event occurs in relation to the note trustee in its personal capacity or in respect of its personal assets and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee;

         o   it ceases to carry on business;

         o   it ceases to be an Eligible Trust Corporation;

         o   it is so directed by the holders of the Offered notes of a series holding no less than 75% of the aggregate Invested Amount of the
             Offered notes of that series;

         o   when required to do so by the manager or the issuer trustee by notice in writing, it fails or neglects within 20 Business Days after receipt of such notice to carry out or satisfy any material duty imposed on it by the note trust deed or any transaction document; or

         o   there is a change in ownership of 50% or more of the issued equity share capital of the note trustee from the position as at the date of the relevant note trust deed or effective control of the note trustee alters from the position as at the date of the note trust deed unless in either case approved by the manager, whose approval must not be unreasonably withheld.

         If any of these events occurs and the note trustee refuses to retire, the manager may remove the note trustee from office immediately by notice in writing. On the retirement or removal of the note trustee of a series:

         o   the manager must promptly notify the rating agencies of that series; and

         o   subject to any approval required by law, the manager must use reasonable endeavors to appoint in writing some other Eligible
             Trust Corporation approved by the rating agencies of that series to be the substitute note trustee for that series.

NOTE TRUSTEE MAY RETIRE

         The note trustee may retire as note trustee of a series at any time on
3 months', or such lesser period as the manager, the issuer trustee and the note trustee agree, notice in writing to the issuer trustee, the manager and the rating agencies of that series, without giving any reason and without being responsible for any liabilities incurred by reason of its retirement provided that the period of notice may not expire within 30 days before a distribution date specified in the prospectus supplement. Upon retirement the note trustee, subject to any approval required by law, may appoint in writing any other
Eligible Trust Corporation approved by the rating agencies and the manager, which approval must not be unreasonably withheld by the manager, as note trustee for the corresponding series. If the note trustee does not propose a replacement at least one month prior to its proposed retirement, the manager may appoint a substitute note trustee, which must be an Eligible Trust Corporation approved by the rating agencies of that series.

APPOINTMENT BY HOLDERS OF OFFERED NOTES

         No retirement or removal of the note trustee will be effective until a substitute note trustee has been appointed.

                                       35

         If a substitute note trustee has not been appointed at a time when the position of note trustee would, but for the foregoing requirement, become vacant, the issuer trustee must promptly advise the holders of the Offered notes of that series. A special majority of holders of Offered notes, being holders of the Offered notes who hold not less than 75% of the aggregate Invested Amount of all Offered notes of that series, may appoint an Eligible Trust Corporation to act as note trustee.

         The prospectus supplement for each series may contain a description of additional or different qualifications, obligations, powers, discretions and protections of the note trustee for that series and different or additional requirements in relation to the retirement or removal of the note trustee and the appointment of a substitute note trustee.

DIRECTIONS BY HOLDERS OF OFFERED NOTES

         Unless specified otherwise in the prospectus supplement for a series, under the note trust deed the note trustee may seek directions from the holders of Offered notes from time to time as described below, including following the occurrence of an event of default under the security trust deed.

         The note trustee will not be responsible for acting in good faith upon a direction given by holders of Offered notes holding Offered notes with an
Invested Amount of greater than 50% of the aggregate Invested Amount of all the
Offered notes.

         If the note trustee is entitled under the master trust deed or the security trust deed to vote at any meeting on behalf of the holders of the
Offered notes the note trustee must vote in accordance with the directions of the holders of the Offered notes and otherwise in its absolute discretion. In acting in accordance with the directions of holders of the Offered notes the note trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the
Offered notes held by holders of the Offered notes who have directed the note trustee to vote for or against that proposal.

         For the purposes of seeking any consent, direction or authorization from the holders of the Offered notes the note trustee may by notice to the holders of the Offered notes specify a date, not earlier than the date of the notice, upon which the persons who are the holders of the Offered notes and the
Invested Amount of the Offered notes held by them will be determined based upon the details recorded in the note register as at 5.30 pm on that date.

AMENDMENTS TO OFFERED NOTES AND NOTE TRUST DEED

         Unless specified otherwise in the prospectus supplement for a series, the issuer trustee, the manager and the note trustee, may alter, add to or revoke any provision of the note trust deed or the Offered notes, without the consent or sanction of any holder of the Offered notes, subject to the limitations described below, if the alteration, addition or revocation is not a
Payment Modification and, in the opinion of the note trustee:

         o   is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

         o   is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any governmental agency;

         o   is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which, in the opinion of the note

                                       36

             trustee, is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian
             Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust or to the trust under the note trust deed; or

         o   and in the opinion of the issuer trustee is otherwise desirable for any reason and:

             o   is not in the opinion of the note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the Offered notes; or

             o   if it is in the opinion of the note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the holders of the Offered notes, the consent is obtained of holders of the Offered notes owning 75% of the aggregate
                 Invested Amount of the Offered notes, excluding notes
                 beneficially owned by the issuer trustee or the manager or any person controlling or controlled by or under common control with the issuer trustee or the manager.

         Any alteration, addition or revocation must be notified to the rating agencies for the series 5 Business Days in advance.

         The note trustee of a series will be entitled to assume that any proposed alteration, addition or revocation, other than a Payment Modification, will not be materially prejudicial to the interests of holders of the Offered notes of that series if each of the rating agencies for that series confirms in writing that the alteration, addition or revocation, if effected, will not lead to a reduction, qualification or withdrawal of the rating given to the Offered notes by that rating agency.

         The issuer trustee, the manager and the note trustee may make or effect any Payment Modification to the note trust deed or the Offered notes of a trust only if the consent has first been obtained of each holder of an Offered note in respect of that trust to the Payment Modification.

         PAYMENT MODIFICATION means, unless otherwise specified in the relevant prospectus supplement in relation to a series, any alteration, addition or revocation of any provision of the relevant note trust deed, the Offered notes, the master trust deed so far as it applies to the trust, the relevant series supplement or the relevant security trust deed which modifies:

         o   the amount, timing, currency or manner of payment of principal or interest in respect of the Offered notes, including, without limitation, any modification to the Stated Amount, Invested Amount, interest rate or maturity date of the Offered notes or the orders of payment of the proceeds of the trust assets under the relevant series supplement, the Offered notes or the relevant security trust deed or which would impair rights of holders of the Offered notes to institute suit for enforcement of such payment;

         o   the manner of determining whether holders of the Offered notes owning 75% of the aggregate Invested Amount of the Offered notes have provided a consent or direction or the circumstances in which such a consent or direction is required or to reduce the percentage of the aggregate Invested Amount of the Offered notes required for such a consent or direction;

         o   the provision of the relevant security trust deed that prohibits the issuer trustee from creating or permitting to exist any security interest, other than the Prior Interest, over the assets of the trust; or

         o   the requirements for altering, adding to or revoking any provision of the relevant note trust deed or the notes, including the note conditions.

                                       37

         The issuer trustee must distribute to all holders of the Offered notes of the relevant trust a copy of any amendment made as soon as reasonably practicable after the amendment has been made.

REPORTS TO HOLDERS OF OFFERED NOTES

         Unless otherwise specified in the relevant prospectus supplement, for each series, on each determination date, the manager will, in respect of the collection period ending before that determination date, deliver to the principal paying agent, the note trustee and the issuer trustee a servicing report containing, to the extent applicable to the series, among other things:

         o   the Invested Amounts and the Stated Amounts of each class of notes;

         o   the interest payments and principal distributions on each class of notes;

         o   the principal collections;

         o   the note factor for each class of notes, which with respect to a class of notes, means the aggregate of the Invested Amount of the class of notes less all principal payments on that class of notes to be made on that distribution date divided by the aggregate initial Invested Amount for all of that class of notes;

         o   the interest rates on the notes for the related accrual period;

         o   aggregate outstanding principal balance of the fixed rate housing loans and the aggregate outstanding principal balance of the variable rate housing loans;

         o   delinquency, mortgagee in possession and loss statistics with respect to the housing loans; and

         o   any other items of information applicable to a particular series of notes.

         Unless and until definitive Offered notes are issued in respect of a trust, beneficial owners of the corresponding Offered notes will receive reports and other information provided for under the transaction documents for that trust only if, when and to the extent provided by DTC and its participating organizations.

         Unless and until definitive Offered notes are issued in respect of a trust, periodic and annual unaudited reports containing information concerning the trust and the corresponding Offered notes will be prepared by the manager and sent to DTC and its participating organizations, in the case of US Dollar
Offered notes, and Clearstream, Luxembourg or Euroclear and their participants'
organizations in the case of non-US Dollar Offered notes. DTC, Clearstream,
Luxembourg and Euroclear and their respective participants will make such reports available to holders of interests in the corresponding Offered notes in accordance with the rules, regulations and procedures creating and affecting
DTC, Clearstream, Luxembourg and Euroclear, as the case may be. However, such reports will not be sent directly to each beneficial owner while the corresponding Offered notes are in book-entry form. Upon the issuance of Offered notes in definitive form such reports for a trust and its corresponding Offered notes will be sent directly to each holder of the Offered notes of that series.
Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         The manager will file with the Securities and Exchange Commission such periodic reports as are required under the Exchange Act, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                       38

         If stated in the prospectus supplement for the series, the manager will prepare and arrange for the publication of summary pool performance data for the corresponding trust in a format determined by the manager on Reuters, Bloomberg or other financial news medium.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes the material terms of the transaction documents for a series other than the underwriting agreement and the dealer agreement for that series and except as already described above or in the prospectus supplement for that series. The summary does not purport to be complete and is subject to the provisions of the transaction documents for that series and the prospectus supplement for that series. Unless specified otherwise in the relevant prospectus supplement, the transaction documents, other than the underwriting agreement for any series of Offered notes, will be governed by the laws of New South Wales, Australia. The underwriting agreement will be governed by the laws of the State of New York.

         Within fifteen days after the closing date for each series of notes, the manager will file with the Securities and Exchange Commission copies of each of the material transaction documents on a Current Report on Form 8-K.

COLLECTIONS ACCOUNT AND AUTHORIZED SHORT-TERM INVESTMENTS

         For each series, the issuer trustee will establish and maintain a collections account with an Eligible Depositary. Unless otherwise specified in the prospectus supplement for a series, the collections account for that series will initially be established with Commonwealth Bank by the issuer trustee in its name and in its capacity as trustee of the relevant trust. The collections account will not be used for any purpose other than for the trust. The account will be an interest bearing account.

         If the financial institution with which the collections account is held ceases to be an Eligible Depositary the issuer trustee must establish a new account with an Eligible Depositary as a replacement collections account. In addition, unless otherwise specified in the prospectus supplement for a series, if the Eligible Depository has a short term credit rating of no higher than A-1 from Standard & Poor's the sum of the balance of the collections account and the value of Authorized Short-Term Investments with a short term rating of A-1 by
Standard & Poor's must not exceed 20% of the aggregate Invested Amount of all notes of that series.

         The manager has the discretion to propose to the issuer trustee, in writing, the manner in which any moneys forming part of a trust may be invested in Authorized Short-Term Investments and what purchases, sales, transfers, exchanges, realizations or other dealings with assets of that trust will be effected and when and how they should be effected. Provided that they meet certain requirements, the issuer trustee must give effect to the manager's proposals. Each investment of moneys required for the payment of liabilities of a trust must be in Authorized Short-Term Investments that will mature on or before the due date for payment of those liabilities.

         The prospectus supplement for a series may contain a description of additional or different provisions to apply with respect to the collections account or the Authorized Short-Term Investments of that series.

MODIFICATIONS OF THE MASTER TRUST DEED AND SERIES SUPPLEMENT

         Unless otherwise specified in the prospectus supplement for a series, the issuer trustee and the manager, with respect to the master trust deed, and the issuer trustee, the manager, each seller and the

                                       39

servicer, with respect to the series supplement for a series, may amend, add to or revoke any provision of the master trust deed or the corresponding series supplement, subject to the limitations described below, if the amendment, addition or revocation:

         o   in the opinion of the issuer trustee is necessary to correct a manifest error or is of a formal, technical or administrative nature only;

         o   in the opinion of the issuer trustee, or of a lawyer instructed by the issuer trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

         o   in the opinion of the issuer trustee is required by, a consequence of, consistent with or appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency including, an amendment, addition or revocation which in the opinion of the issuer trustee is appropriate or expedient as a result of an amendment to Australia's tax laws or any ruling by the
             Australian Commissioner or Deputy Commissioner of Taxation or any
             governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Medallion
             Program trusts;

         o   in the case of the master trust deed, relates only to a Medallion
             Program trust not yet constituted;

         o   in the opinion of the issuer trustee, will enable the provisions of the master trust deed or the series supplement to be more
             conveniently, advantageously, profitably or economically
             administered; or

         o   in the opinion of the issuer trustee is otherwise desirable for any reason.

         Unless otherwise specified in the prospectus supplement for a series, any amendment, addition or revocation referred to in the last two of the above paragraphs which in the opinion of the issuer trustee is likely to be prejudicial to the interests of:

         o   the unitholders of a trust, may only be effected with the consent of those unitholders;

         o   a class of noteholders or any redraw bondholders of the
             corresponding series may only be effected if those noteholders or redraw bondholders pass a resolution by a majority of not less than
             75% of the votes at a meeting approving the amendment, addition or revocation or all such noteholders or redraw bondholders sign a resolution approving the amendment, addition or revocation, subject to the following paragraph; or

         o   all noteholders and any redraw bondholders of the corresponding series, may only be effected if those noteholders and redraw bondholders pass a resolution by a majority of not less than 75% of the votes at a meeting approving the amendment, addition or revocation or all noteholders and redraw bondholders sign a resolution approving the amendment, addition or revocation. A separate resolution will not be required in relation to any class of noteholders or redraw bondholders.

         Unless otherwise specified in the prospectus supplement for a series, the manager must advise the rating agencies in respect of each trust affected by the amendment, addition or revocation no less than 10 Sydney business days prior to any amendment, addition or revocation of the master trust deed or the corresponding series supplement and must certify to the issuer trustee that no rating agency for the series has advised that the amendment, addition or revocation will cause a withdrawal, downgrading or qualification of the credit ratings assigned to the notes or any redraw bonds of that series before the amendment, addition, or revocation is effected. The issuer trustee may not amend, add to or revoke any provision of the master trust

                                       40

deed or the corresponding series supplement if the consent of a party is required under a transaction document unless that consent has been obtained.

         Any amendment, addition or revocation to the master trust deed or the corresponding series supplement with respect to a series that effects a Payment
Modification may only be made with the consent of each holder of an Offered note in that series.

THE ISSUER TRUSTEE

GENERAL DUTIES OF ISSUER TRUSTEE

         Unless provided otherwise in the prospectus supplement for a series,
Perpetual Trustee Company Limited will act as issuer trustee of each trust on the terms set out in the master trust deed and the corresponding series supplement.

         Subject to the provisions of the master trust deed, the issuer trustee has all the powers in respect of the assets of a trust which it could exercise if it were the absolute and beneficial owner of the assets. The issuer trustee agrees to act in the interests of the unitholders, the noteholders and any redraw bondholders of a series. If there is a conflict between the interests of the unitholders on the one hand and the noteholders and any redraw bondholders on the other hand, the issuer trustee must act in the interests of the noteholders and the redraw bondholders.

         The issuer trustee must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed and the corresponding series supplement in a proper and efficient manner and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed, having regard to the interests of noteholders, any redraw bondholders and the unitholders for each series.

         The terms of the master trust deed and the corresponding series supplement will provide, amongst other things, that:

         o   the obligations of the issuer trustee to the noteholders expressed in the master trust deed or the series supplement are contractual obligations only and do not create any relationship of trustee or fiduciary between the issuer trustee and the noteholders;

         o   the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager Default, a Servicer Default or a
             Perfection of Title Event has occurred in relation to the
             corresponding trust other than where it has actual notice;

         o   unless actually aware to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to
             investigate the accuracy of any calculation by, a seller, the servicer or the manager under the series supplement, the amount or allocation of collections or the contents of any certificate provided to the issuer trustee by the servicer or manager under a series supplement;

         o   the issuer trustee may obtain and act on the advice of experts, whether instructed by the issuer trustee or the manager, which are necessary, usual or desirable for the purpose of enabling the issuer trustee to be fully and properly advised and informed and will not be liable for acting in good faith on such advice; and

         o   the issuer trustee will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of the issuer trustee who have day-to-day

                                       41

             responsibility for the administration or management of the issuer trustee's obligations in relation to the trust, having actual knowledge, actual awareness or actual notice of that thing, or grounds to believe that thing.

ANNUAL COMPLIANCE STATEMENT

         The issuer trustee in its capacity as trustee of a trust will not publish annual reports and accounts. The issuer trustee will deliver to the note trustee of each series annually a written statement as to the fulfillment of the issuer trustee's obligations under the corresponding note trust deed including compliance with its material obligations under the related transaction documents and whether an event of default or other matter which is required to be brought to the note trustee's attention has occurred.

DELEGATION

         In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may delegate any or all of the powers, discretions and authorities of the issuer trustee under the master trust deed or otherwise in relation to a trust, to a related company of the issuer trustee or otherwise in accordance with the master trust deed or corresponding series supplement, including, in respect of its payment obligations in respect of the Offered notes, to the paying agents under an agency agreement in relation to each trust. The issuer trustee at all times remains liable for the acts or omissions of such related company when acting as delegate.

ISSUER TRUSTEE FEES AND EXPENSES

         The issuer trustee will be entitled to a fee in respect of a trust payable in arrears on each distribution date specified in the corresponding prospectus supplement for that trust.

         The fee payable to the issuer trustee in respect of a trust may be varied as agreed between the issuer trustee and the manager provided that each corresponding rating agency must be given 3 Business Days' prior notice of any variation and the fee must not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond relating to that trust.

         If the issuer trustee becomes liable to remit to a governmental agency an additional amount of Australian goods and services tax or is otherwise disadvantaged by a change in the Australian goods and services tax legislation in connection with a trust, the issuer trustee will not be entitled to any reimbursement from the assets of that trust. However, the fees payable to the issuer trustee may be adjusted, in accordance with the series supplement for that trust.

         At any time within 12 months after the abolition of or a change in the goods and services tax laws becomes effective, the issuer trustee or the manager may, by written notice to the other, require negotiations to commence to adjust the fees payable to the issuer trustee in respect of a trust so that it is not economically advantaged or disadvantaged by the effect of the change in the goods and services tax. Any adjustment to fees will be subject to written confirmation from the corresponding rating agencies that the adjustment will not result in a reduction, qualification or withdrawal of the credit ratings then assigned to the notes relating to that trust.

         The issuer trustee is entitled to be reimbursed out of the assets of a trust for costs, charges and expenses which it may incur in respect of and can attribute to the trust including, amongst other costs, disbursements in connection with the assets of that trust, the auditing of the trust, taxes payable in respect of the trust, legal costs and other amounts in connection with the exercise of any power or discretion or the performance of any obligation in relation to the trust approved by the manager which approval is not to be unreasonably withheld.

                                       42

RETIREMENT AND REMOVAL OF THE ISSUER TRUSTEE

         The issuer trustee is required to retire as issuer trustee of a trust following an Issuer Trustee Default. If the issuer trustee refuses to retire following an Issuer Trustee Default the manager may remove the issuer trustee immediately, or, if the Issuer Trustee Default relates only to a change in ownership or merger without assumption of the issuer trustee, upon 30 days'
notice in writing.

         The manager must use reasonable endeavors to appoint a qualified substitute issuer trustee who is approved by the rating agencies of all the
Medallion Program trusts established under the master trust deed within 30 days of the removal of the issuer trustee. Until a substitute issuer trustee is appointed, the manager must act as issuer trustee and will be entitled to receive the issuer trustee's fee.

         If after 30 days the manager is unable to appoint a qualified substitute issuer trustee who is approved by all such rating agencies, it must convene a meeting of all debt security holders, including the noteholders and any redraw bondholders of the trusts, and all beneficiaries, including the unitholders, of all the Medallion Program trusts under the master trust deed at which a substitute issuer trustee may be appointed by resolution of not less than 75% of the votes at that meeting or by a resolution in writing signed by all debt security holders and beneficiaries.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

         The issuer trustee may resign as trustee of the trusts on giving to the manager not less than 3 months' notice in writing, or such lesser period as the manager and the issuer trustee may agree, of its intention to do so.

         Upon retirement, the issuer trustee must appoint a qualified substitute issuer trustee who is approved by the rating agencies of all the Medallion
Program trusts established under the master trust deed and the manager. If the issuer trustee does not propose a substitute issuer trustee at least one month prior to its proposed retirement, the manager may appoint a qualified substitute issuer trustee who is approved by all such rating agencies.

         If a substitute issuer trustee has not been appointed upon the expiry of the 3 month notice period, the manager will act as issuer trustee. If the manager is unable to appoint a qualified substitute issuer trustee within a further 30 days, it must convene a meeting of all debt security holders, including the noteholders and any redraw bondholders of the trusts, and all beneficiaries, including the unitholders of the trusts, of all the Medallion
Program trusts under the master trust deed at which a substitute issuer trustee may be appointed by resolution of not less than 75% of the votes at that meeting or by a resolution in writing signed by all debt security holders and beneficiaries.

         The retiring issuer trustee must indemnify the manager and the substitute issuer trustee in respect of all costs incurred as a result of its removal or retirement.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

         The issuer trustee acts as trustee of a trust and issues the notes relating to that trust only in its capacity as trustee of that trust and in no other capacity. A liability incurred by the issuer trustee acting as trustee of a trust under or in connection with the related transaction documents, except with respect to the following paragraph, is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of that trust out of which the issuer trustee is actually indemnified for the liability. Except in the circumstances described in the following paragraph, this limitation of the issuer trustee's liability applies despite any other provisions of the related transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty,

                                       43

conduct, omission, agreement or transaction related to the notes, any redraw bonds, the master trust deed, the relevant series supplement or any other transaction document of the trust. Noteholders, redraw bondholders and the parties to the transaction documents may not sue the issuer trustee in respect of liabilities incurred by it acting as trustee of a trust in any capacity other than as trustee of the trust and may not seek to appoint a liquidator or administrator to the issuer trustee or to appoint a receiver to the issuer trustee, except in relation to the assets of the trust, and may not prove in any liquidation, administration or arrangements of or affecting the issuer trustee, except in relation to the assets of the trust.

         The limitation in the previous paragraph will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence or willful default or the fraud, negligence or willful default of its officers, employees or agents or any person for whom the issuer trustee is liable under the terms of the transaction documents. For these purposes a willful default does not include a default which arises as a result of a breach of a transaction document by any other person, other than any person for whom the issuer trustee is liable under the terms of the transaction documents, or which is required by law or a proper instruction or direction of a meeting of Secured Creditors of a trust or noteholders, any redraw bondholders or other debt security holders or beneficiaries of a trust.

         In addition, the manager, the servicer, the agents, the note trustee and other persons are responsible for performing a variety of obligations in relation to a trust. An act or omission of the issuer trustee will not be considered to be fraudulent, negligent or a willful default to the extent to which it was caused or contributed to by any failure by any such person to fulfill its obligations relating to a trust or by any other act or omission of such a person.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

         The issuer trustee is indemnified out of the assets of the applicable trust for any liability properly incurred by the issuer trustee in performing or exercising any of its powers or duties. This indemnity is in addition to any indemnity allowed to the issuer trustee by law, but does not extend to any liabilities arising from the issuer trustee's fraud, negligence or willful default.

         The issuer trustee is indemnified out of the assets of the applicable trust against certain payments it may be liable to make under the Australian
Consumer Credit Code. The servicer also indemnifies the issuer trustee in relation to such payments in certain circumstances and the issuer trustee is required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust. See "Legal Aspects of the Housing
Loans--Australian Consumer Credit Code".

         The prospectus supplement for each series may contain a description of additional or different obligations, powers and protections of the issuer trustee and additional or different requirements in relation to the retirement or removal of the issuer trustee and the appointment of a substitute issuer trustee.

THE MANAGER

POWERS

         The manager's general duty is to manage the assets of each trust which are not serviced by the servicer. In addition, the manager has a number of specific responsibilities including making all necessary determinations to enable the issuer trustee to make the payments and allocations required on each distribution date specified in the relevant prospectus supplement in accordance with the applicable series supplement,

                                       44

directing the issuer trustee to make those payments and allocations, keeping books of account and preparing the tax returns of each trust and monitoring support facilities.

         The manager must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed and the other transaction documents for each trust in a proper and efficient manner and exercise such prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed and the other transaction documents having regard to the interests of noteholders, any redraw bondholders and the unitholders of each trust.

DELEGATION

         The manager may, in carrying out and performing its duties and obligations in relation to a trust, appoint any person as attorney or agent of the manager with such powers as the manager thinks fit including the power to sub-delegate provided that the manager may not delegate a material part of its duties and obligations in relation to the trust. The manager remains liable for the acts or omissions of such attorneys or agents to the extent that the manager would itself be liable.

MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

         The manager is entitled to a management fee and arranging fee in respect of each trust payable in arrears on each distribution date specified in the prospectus supplement for that trust.

         The management fee payable to the manager by the issuer trustee out of the available income amount for a trust may be varied as agreed between the income unitholder and the manager provided that each corresponding rating agency must be given 3 Business Days' prior notice of any variation and the fee must not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond relating to that trust. The arranging fee payable to the manager by the issuer trustee out of the Available
Income Amount for the trust is agreed between the income unitholder and the manager prior to the date of the series supplement relating to that trust.

         The manager will be indemnified out of the assets of each trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust.

REMOVAL OR RETIREMENT OF THE MANAGER

         If the issuer trustee becomes aware that a Manager Default has occurred and is subsisting the issuer trustee must immediately terminate the appointment of the manager as manager of a trust and must appoint a substitute manager in its place. The manager indemnifies the issuer trustee in respect of all costs incurred as a result of its replacement by the issuer trustee.

         The manager may retire as manager of the trusts on giving to the issuer trustee 3 months', or such lesser period as the manager and the issuer trustee may agree, notice in writing of its intention to do so. Upon its retirement, the manager may appoint another corporation approved by the issuer trustee as manager in its place. If the manager does not propose a replacement by the date one month prior to the date of its retirement the issuer trustee may appoint a replacement manager as from the date of the manager's retirement.

         Until a substitute manager is appointed, the issuer trustee must act as manager and will be entitled to receive the manager's fee.

                                       45

LIMITATION OF MANAGER'S LIABILITY

         The manager is not personally liable to indemnify the issuer trustee or to make any payments to any other person in relation to the applicable trust except where arising from any fraud, negligence, willful default or breach of duty by it in its capacity as manager of the trust. A number of limitations on the manager's liability are or will be set out in full in the master trust deed and the other transaction documents. These include the limitation that the manager will not be liable for any loss, costs, liabilities or expenses:

         o   arising out of the exercise or non-exercise of its discretions under any transaction document or otherwise in relation to the trust;

         o   arising out of the exercise or non-exercise of a discretion on the part of the issuer trustee, a seller or the servicer or any act or omission of the issuer trustee, a seller or the servicer; or

         o   caused by its failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the issuer trustee, a seller, the servicer or any other person,

except to the extent that they are caused by the manager's own fraud, negligence or willful default.

         The prospectus supplement for each series may contain a description of additional or different obligations, powers and protections of the manager.

LIMITS ON RIGHTS OF NOTEHOLDERS AND REDRAW BONDHOLDERS

         Apart from the security interest arising under the security trust deed for a series, the noteholders and any redraw bondholders of each series do not own and have no interest in the corresponding trust or any of its assets. In particular, no noteholder or redraw bondholder is entitled to:

         o   an interest in any particular part of the trust or any asset of the trust;

         o   require the transfer to it of any asset of the trust;

         o   interfere with or question the exercise or non-exercise of the rights or powers of a seller, the servicer, the manager or the issuer trustee in their dealings with the trust or any assets of the trust;

         o   attend meetings or take part in or consent to any action concerning any property or corporation in which the issuer trustee has an interest;

         o   exercise any rights, powers or privileges in respect of any asset of the trust;

         o   lodge a caveat or other notice forbidding the registration of any person as transferee or proprietor of or any instrument affecting any asset of the trust or claiming any estate or interest in any asset of the trust;

         o   negotiate or communicate in any way with any borrower or security provider under any housing loan assigned to the issuer trustee or with any person providing a support facility to the issuer trustee;

         o   seek to wind up or terminate the trust;

         o   seek to remove the servicer, manager or issuer trustee;

         o   interfere in any way with the trust;

         o   take proceedings against the issuer trustee, the manager, a seller or the servicer or in respect of the trust or the assets of the trust. This will not limit the right of noteholders and any redraw bondholders to compel the issuer trustee, the manager and the security trustee to comply with their respective obligations under the master trust deed and the corresponding series supplement,
                                       46

             note trust deed and security trust deed, in the case of the issuer trustee and the manager, and the security trust deed, in the case of the security trustee;

         o   have any recourse to the issuer trustee or the manager in their personal capacity, except to the extent of fraud, negligence or willful default on the part of the issuer trustee or the manager respectively; or

         o   have any recourse whatsoever to a seller or to the servicer in respect of a breach by a seller or the servicer of their respective obligations and duties under the corresponding series supplement.

THE SECURITY TRUST DEED

GENERAL

         Unless otherwise specified in the prospectus supplement for a series,
P.T. Limited will serve as security trustee for each series under a security trust deed. The issuer trustee will grant a floating charge, registered with the
Australian Securities and Investments Commission, over all of the trust assets of that series in favor of the security trustee. Unless otherwise specified in the relevant prospectus supplement, the floating charge will secure the Secured
Moneys owing to the noteholders, any redraw bondholders, the servicer, the note trustee in its personal capacity and for and on behalf of the holders of the
Offered notes, each agent, the sellers, the liquidity facility provider, the standby redraw facility provider and each swap provider in respect of that series. These secured parties, or such other persons as are specified in the relevant prospectus supplement, are collectively known as the SECURED CREDITORS.

         Unless otherwise specified in the prospectus supplement for a series, the principal terms of the security trust deed for each series will be as described below.

NATURE OF THE CHARGE

         A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant chargee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

         A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of a trust subject to a floating charge except in accordance with the master trust deed, the corresponding series supplement or any other related transaction document and the manager has agreed not to direct the issuer trustee to take any such actions. If, however, the issuer trustee disposes of any of a trust's assets, including any housing loan, other than in accordance with the master trust deed, the corresponding series supplement or any other related transaction document, the person acquiring the property may nevertheless take it free of the floating charge. The floating charge granted over a trust's assets will crystallize, which means it becomes a fixed charge, upon the occurrence of an event of default as described in the corresponding security trust or will become fixed over the affected assets in the case of certain of such events of default. Once the floating charge crystallizes, the issuer trustee will still be obliged not to dispose of or create interests in the assets of the trust except in accordance with the related transaction documents and, as a result of the crystallization of the charge, any attempt to do so in violation of the related transaction documents will not generally be effective to create interests in the assets of the trust ranking in priority to the charge.

                                       47

THE SECURITY TRUSTEE

         The security trustee will be appointed to act as trustee on behalf of the Secured Creditors of a trust and will hold the benefit of the charge over the trust's assets in trust for each such Secured Creditor on the terms and conditions of the security trust deed for that trust. If, in the security trustee's opinion, there is a conflict between the duties owed by the security trustee to any Secured Creditor or class of Secured Creditors of a trust and the interests of noteholders and any redraw bondholders of a trust as a whole, the security trustee will give priority to the interests of the noteholders and any redraw bondholders. The prospectus supplement for a series will specify the priority given to each class of noteholders and any redraw bondholders, if there is a conflict between the interests of particular classes of noteholders and any redraw bondholders of that trust.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

         The security trustee's liability to the Secured Creditors of a trust is limited to the amount the security trustee is entitled to recover through its right of indemnity from the assets held on trust by it under the security trust deed relating to that trust. However, this limitation will not apply to the extent that the security trustee limits its right of indemnity as a result of its own fraud, negligence or willful default.

         Each security trust deed will contain a range of other provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

         o   the security trustee will not be required to monitor whether an event of default under the security trust deed for a series has occurred in relation to the trust for that series or compliance by the issuer trustee or manager with the transaction documents relating to a trust or their other activities;

         o   the security trustee will not be required to do anything unless its liability is limited in a manner satisfactory to it;

         o   the security trustee will not be responsible for the adequacy or enforceability of any transaction documents relating to a trust;

         o   except as expressly stated in the security trust deed, the security trustee will not be required to give to the corresponding Secured
             Creditors information concerning the issuer trustee or the related trust which comes into the possession of the security trustee;

         o   the issuer trustee will give wide ranging indemnities to the security trustee in relation to its role as security trustee; and

         o   the security trustee may be entitled to rely on documents and information provided by the issuer trustee or manager.

EVENTS OF DEFAULT

         Unless otherwise specified in the prospectus supplement, each of the following will be an event of default under the security trust deed for a series:

         o   the issuer trustee retires or is removed, or is required to retire or be removed, as trustee of the corresponding trust and is not replaced within 30 days and the manager fails within a further 20 days to convene a meeting of debt security holders and
             beneficiaries of the Medallion Program trusts established under the master trust deed in accordance with the master trust deed;

         o   the security trustee has actual notice or is notified by the manager or the issuer trustee that the issuer trustee is not entitled for any reason to fully exercise its right of indemnity against the assets of the corresponding trust to satisfy any liability to a Secured Creditor of that trust and the circumstances are not rectified to the reasonable satisfaction of the security trustee within 14 days of the security trustee requiring this;

                                       48

         o   the corresponding trust is not properly constituted or is
             imperfectly constituted in a manner or to an extent that is regarded by the security trustee acting reasonably to be materially prejudicial to the interests of any class of Secured Creditor of that trust and is incapable of being, or is not within 30 days of the discovery thereof, remedied;

         o   an Insolvency Event occurs in respect of the issuer trustee in its capacity as trustee of the corresponding trust;

         o   distress or execution is levied or a judgment, order or encumbrance is enforced, or becomes enforceable, over any of the assets of the corresponding trust for an amount exceeding A$1,000,000, either individually or in aggregate, or can be rendered enforceable by the giving of notice, lapse of time or fulfillment of any condition;

         o   the charge under the security trust deed:

             o   is or becomes wholly or partly void, voidable or unenforceable;
                 or

             o   loses its priority, subject only to the Prior Interest, as a first ranking charge, other than as mandatorily preferred by law or by an act or omission of the security trustee;

         o   subject only to the Prior Interest, the issuer trustee attempts to create or allows to exist a security interest over the assets of the corresponding trust or transfers, assigns or otherwise disposes of, or creates or allows to exist, any other interest over the assets of the trust, otherwise than in accordance with the master trust deed, the corresponding series supplement or the security trust deed;

         o   the Australian Commissioner of Taxation, or its delegate,
             determines to issue a notice (under any legislation that imposes a tax) requiring any person obliged or authorized to pay money to the issuer trustee in respect of the corresponding trust to instead pay such money to the Commissioner in respect of any tax or any fines and costs imposed on the issuer trustee in respect of that trust;
             and

         o   any Secured Moneys of the corresponding trust are not paid within
             10 days of when due, other than amounts due to any subordinated class of noteholders or other subordinated Secured Creditors so long as any Secured Moneys relating to any senior class of notes remain outstanding.

         The security trustee may determine that any event that would otherwise be an event of default under a security trust deed will not be treated as an event of default, where this will not in the opinion of the security trustee be materially prejudicial to the interests of the Secured Creditors of the corresponding trust. However, it must not do so in contravention of any prior directions in an Extraordinary Resolution of Voting Secured Creditors of that trust. Unless the security trustee has made such an election, and providing that the security trustee is actually aware of the occurrence of an event of default under a security trust deed, the security trustee will promptly and, in any event, within 2 Business Days, convene a meeting of the Voting Secured Creditors of the corresponding trust at which it will seek directions from the Voting
Secured Creditors of that trust by way of Extraordinary Resolution regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING SECURED CREDITORS

         The security trust deed for a series will contain provisions for convening meetings of the Voting Secured Creditors of the corresponding trust to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the

                                       49

security trustee to enforce the security trust deed. Meetings may also be held of a class or classes of Voting Secured Creditors under a security trust deed.

VOTING PROCEDURES

         Every question submitted to a meeting of Voting Secured Creditors will be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman will both on a show of hands and on a poll have a casting vote. A representative is a person or body corporate appointed as a proxy for a
Voting Secured Creditor or a representative of a corporate Voting Secured
Creditor under the Australian Corporations Act 2001. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys will have one vote. If at any meeting a poll is demanded, every person who is present will have one vote for every A$10 of
Secured Moneys owing to it, converted, in the case of the holders of the Offered notes, to Australian dollars at the exchange rate specified for this purpose in the prospectus supplement for a series or the spot rate used for the calculation of amounts payable on the early termination of the relevant currency swap of the trust, whichever produces the lowest amount in Australian dollars.

         A resolution of all the Voting Secured Creditors of a trust, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Secured Creditors of that trust.

ENFORCEMENT OF THE CHARGE

         Upon a vote at a meeting of Voting Secured Creditors of a trust called following an event of default under the security trust deed for that trust, or by a resolution in writing signed by all Voting Secured Creditors of that trust, the Voting Secured Creditors of that trust may direct the security trustee by
Extraordinary Resolution to do any or all of the following:

         o   declare all Secured Moneys relating to that trust immediately due and payable;

         o   appoint a receiver over that trust's assets and determine the remuneration to be paid to that receiver;

         o   sell and realize the assets of that trust and otherwise enforce the charge; or

         o   take any other action as the Voting Secured Creditors may specify in the terms of such Extraordinary Resolution.

         Any enforcement action taken by the security trustee relating to a trust will only relate to the same rights in relation to the assets of that trust as are held by the issuer trustee. This means that even after an enforcement, the security trustee's interest in the assets of the trust will remain subject to the rights of Commonwealth Bank and any other seller specified in the relevant prospectus supplement arising under the master trust deed and the corresponding series supplement.

         No Secured Creditor of a trust is entitled to enforce the charge under the corresponding security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with that security trust deed.

         The prospectus supplement for each series will describe any additional or different voting percentages or procedures applicable to that series of notes.

THE  NOTE TRUSTEE AS VOTING SECURED CREDITOR

         If an event of default, or any event which, with the giving of notice or lapse of time or both, would constitute an event of default, under a security trust deed relating to a trust occurs and is continuing, the

                                       50

note trustee of that trust must deliver notice of that event to each holder of an Offered note issued by that trust within 10 days, or sooner if required by the rules of any stock exchange or listing authority on which the corresponding
Offered notes are listed, of becoming aware of that event provided that, except in the case of a default in payment of interest and principal on those Offered notes, the note trustee may withhold such notice if it determines in good faith that withholding the notice is in the interests of the corresponding holders of the Offered notes.

         The rights, remedies and discretion of the holders of the Offered notes under a security trust deed relating to a trust, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, will only be exercised by the note trustee on behalf of the holders of the Offered notes except in limited circumstances as specified in the corresponding security trust deed. The security trustee will be entitled to rely on any instructions or directions given to it by the note trustee as being given on behalf of the holders of the Offered notes without inquiry about compliance with the note trust deed.

         Unless otherwise specified in the prospectus supplement for a series, if any of the Offered notes of a trust remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Offered notes, the note trustee will not vote under the security trust deed to dispose of the assets of that trust unless:

         o   a sufficient amount would be realized to discharge in full all amounts owing to the holders of the Offered notes, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Offered notes;

         o   the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a investment bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph; or

         o   the note trustee is so directed by the holders of 75% of the aggregate Invested Amount of the Offered notes.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

         The security trustee will not be obliged to take any action, give any consent or waiver or make any determination under a security trust deed relating to a trust without being directed to do so by an Extraordinary Resolution of the corresponding Voting Secured Creditors in accordance with the security trust deed, unless in the opinion of the security trustee the delay required to obtain such directions would be prejudicial to the Secured Creditors of that trust as a class. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Secured Creditors of a trust and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

         If the security trustee convenes a meeting of the Voting Secured
Creditors of a trust, or is required by an Extraordinary Resolution to take any action under the corresponding security trust deed, and advises the Voting
Secured Creditors before or during the meeting that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Secured Creditors of the trust to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, and put the security

                                       51

trustee in funds, then the security trustee will not be obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Secured Creditors may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary
Resolution.

PRIORITIES UNDER THE SECURITY TRUST DEED

         The prospectus supplement for each series of notes will describe the order of priority in which the proceeds from the enforcement of the security trust deed are to be applied.

         Upon enforcement of a security created by the security trust deed, the net proceeds may be insufficient to pay all amounts due on redemption to the corresponding noteholders and any redraw bondholders. Any claims of the noteholders and any redraw bondholders remaining after realization of the security and application of the proceeds will be extinguished.

SECURITY TRUSTEE'S FEES AND EXPENSES

         The issuer trustee as trustee of a trust will reimburse the security trustee of that trust for all costs and expenses of the security trustee incurred in performing its duties under the corresponding security trust deed.
The security trustee will receive a fee in respect of each trust in an amount agreed from time to time by the issuer trustee, the security trustee and the manager provided that the corresponding rating agencies must be given prior notice of any variation of the fee and the fee may not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond relating to that trust.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

         The security trustee must retire as security trustee in respect of a trust if:

         o   an Insolvency Event occurs with respect to it;

         o   it ceases to carry on business;

         o   the issuer trustee, where it is a related body corporate, retires or is removed from office and the manager requires the security trustee by notice in writing to retire;

         o   the Voting Secured Creditors of the trust require it to retire by an Extraordinary Resolution;

         o   it breaches a material duty and does not remedy the breach with 14 days notice from the manager or the issuer trustee; or

         o   there is a change in ownership or effective control of the security trustee without the consent of the manager.

         If the security trustee is removed, the issuer trustee, or failing it the manager, may appoint a replacement security trustee which is an authorized trustee corporation under the Australian Corporations Act 2001 with the approval of the corresponding rating agencies.

         The security trustee may retire as security trustee of a trust on 3 months notice. If the security trustee retires, it may appoint an authorized trustee corporation to act in its place with the approval of the manager, which must not be unreasonably withheld, and the corresponding rating agencies. If the security trustee does not propose a replacement by one month prior to the date of its retirement, the manager is entitled to appoint a substitute security trustee which must be an authorized trustee corporation approved by the corresponding rating agencies.

         If a substitute security trustee has not been appointed at a time when the position of security trustee becomes vacant, the manager must act as security trustee and must promptly convene a meeting of Voting

                                       52

Secured Creditors of the corresponding trust who may by Extraordinary Resolution appoint a replacement security trustee. While the manager acts as security trustee, it is entitled to the security trustee's fee.

AMENDMENT

         The issuer trustee, the manager, the security trustee and the Offered note trustee may alter, add to or revoke any provision of a security trust deed relating to a series, subject to the limitations described below, if the alteration, addition or revocation:

         o   in the opinion of the security trustee is made to correct a manifest error or is of a formal, technical or administrative nature only;

         o   in the opinion of the security trustee, or of a lawyer instructed by the security trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

         o   in the opinion of the security trustee is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of
             Taxation or any governmental announcement or statement or any decision of any court, which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust under the security trust deed; or

         o   in the opinion of the security trustee is otherwise desirable for any reason.

         If any alteration, addition or revocation referred to in the last bullet point above, in the opinion of the note trustee, affects the holders of the Offered notes only or in a manner differently to Secured Creditors generally, alters the terms of the Offered notes or is materially prejudicial to the interests of holders of the Offered notes, the alteration, addition or revocation will not be effective unless the consent of holders of the Offered notes owning 75% of the aggregate Invested Amount of the Offered notes is obtained.

         Any alteration, addition or revocation must be notified to the corresponding rating agencies 5 Business Days in advance.

         The note trustee will be entitled to assume that any proposed alteration, addition or revocation will not be materially prejudicial to the interests of the holders of the Offered notes if each of the corresponding rating agencies confirms in writing that if the alteration, addition or revocation is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Offered notes by the rating agency.

         If any alteration, addition or revocation referred to above effects or purports to effect a Payment Modification it will not be effective as against a given holder of an Offered note unless consented to by that noteholder.

INDEMNIFICATION

         The issuer trustee has agreed to indemnify the security trustee and each person to whom duties, powers, trusts, authorities or discretions may be delegated by the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the execution of their respective duties under the security trust deed, except to the extent that they result from the fraud, negligence or willful default on the part of such persons.

                                       53

THE LIQUIDITY FACILITY

GENERAL

         Unless otherwise specified in the prospectus supplement for a series, a liquidity facility agreement will be entered into in respect of each series between the issuer trustee, the manager and Commonwealth Bank as liquidity facility provider. Unless otherwise specified in the prospectus supplement for a series, the principal terms of the liquidity facility agreement for each series will be as follows.

ADVANCES AND FACILITY LIMIT

         Under the liquidity facility agreement for a series, the liquidity facility provider will agree to make advances to the issuer trustee for the purpose of meeting shortfalls in relation to the corresponding trust as described in the prospectus supplement for the series.

         The liquidity facility provider will agree to make advances to the issuer trustee up to the liquidity limit. The liquidity limit will be equal to the least of:

         o   the amount specified in the corresponding prospectus supplement;

         o   the Performing Housing Loans Amount at that time for that series;
             and

         o   the amount agreed by the liquidity facility provider, the manager and the rating agencies for that series.

CONDITIONS PRECEDENT TO DRAWING

         The liquidity facility provider will only be obliged to make an advance if:

         o   no event of default under the liquidity facility exists or will result from the provision of the advance;

         o   the representations and warranties by the issuer trustee and the manager in any transaction document relating to the corresponding series are true and correct as of the date of the drawdown notice and the drawdown; and

         o   other than statutory priorities, the liquidity facility provider has not received notice of any security interest ranking in priority to or equal with its security interest under the security trust deed relating to that series.

INTEREST AND FEES UNDER THE LIQUIDITY FACILITY

         Interest will accrue daily on the principal outstanding under the liquidity facility at the relevant Australian bank bill rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the relevant series supplement. Unpaid interest will be capitalized and will accrue interest from the date not paid.

         A commitment fee with respect to the unutilized portion of the liquidity limit will accrue daily, calculated on the number of days elapsed and a 365 day year. The commitment fee will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the relevant series supplement.

         The interest rate and the commitment fee under the liquidity facility may be varied by agreement between the liquidity facility provider, the issuer trustee and the manager. However, the corresponding rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be
                                       54

varied if this would result in the reduction, qualification or withdrawal of any credit rating of a note or redraw bond of the series.

REPAYMENT OF LIQUIDITY ADVANCES

         Advances under a liquidity facility will be repayable on the following distribution date from the funds available for this purpose in accordance with the relevant series supplement.

DOWNGRADE OF LIQUIDITY FACILITY PROVIDER

         Unless otherwise specified in the relevant prospectus supplement, if the liquidity facility provider does not have short term credit ratings of at least A-1 by Standard & Poor's and P-1 by Moody's, it must within 5 Business
Days, or longer if agreed by the rating agencies, deposit in the collections account of each trust an amount equal to the unutilized portion of the liquidity limit for that trust. Following this, all drawings under the liquidity facility will be made from the deposit relating to that trust. If the liquidity facility provider regains the required credit ratings, the unutilized portion of that deposit will be repaid to it.

EVENTS OF DEFAULT UNDER THE LIQUIDITY FACILITY AGREEMENT

         The following will be events of default under the liquidity facility agreement relating to a series:

         o   the issuer trustee as trustee of the related trust fails to pay to the liquidity facility provider any amount owing to it under the liquidity facility agreement within 10 Business Days of its due date where funds are available for this purpose under the
             corresponding series supplement;

         o   the issuer trustee alters the priority of payments under the transaction documents relating to the trusts without the consent of the liquidity facility provider; and

         o   an event of default occurs under the security trust deed relating to the trust and any enforcement action is taken under that security trust deed.

CONSEQUENCES OF AN EVENT OF DEFAULT

         At any time after an event of default under the liquidity facility agreement relating to a series, the liquidity facility provider may do all or any of the following:

         o   declare all moneys actually or contingently owing under the liquidity facility agreement immediately due and payable; and

         o   terminate the liquidity facility.

TERMINATION

         The liquidity facility relating to a series will terminate upon the earlier to occur of:

         o   the date specified in the corresponding prospectus supplement;

         o   the date on which the liquidity facility provider declares the liquidity facility terminated following an event of default under the liquidity facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the liquidity facility;

         o   the date one month after all notes and any redraw bonds relating to the trust are redeemed;

         o   the distribution date upon which the issuer trustee, as directed by the manager, appoints a replacement liquidity facility provider for the trust, provided that each corresponding rating agency has confirmed that this will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or any redraw bonds of the trust; and

                                       55

         o   the date on which the liquidity limit is reduced to zero by agreement between the liquidity facility provider, the manager and the corresponding rating agencies.

INCREASED COSTS

         If, by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary, or other governmental agency, the liquidity facility provider in relation to a trust incurs new or increased costs, obtains reduced payments or returns or becomes liable to make any payment based on the amount of advances outstanding under the liquidity facility agreement, the issuer trustee as trustee of the trust must pay the liquidity facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

OTHER LIQUIDITY ENHANCEMENT

GENERAL

         If stated in the prospectus supplement for a series, liquidity enhancement for a series may, in addition to or instead of the liquidity facility, be provided by way of principal draws or another method of liquidity enhancement as described in the relevant prospectus supplement.

PRINCIPAL DRAWS

         Unless otherwise specified in the relevant prospectus supplement, interest collections on the housing loans and other income receipts of a trust are used to pay interest on the notes and any redraw bonds and other expenses of the trust while principal collections on the housing loans and other principal receipts of the trust are used to repay principal on the notes and any redraw bonds and to make other principal payments of the trust.

         However, if stated in the relevant prospectus supplement, if there are insufficient income receipts of a trust to be applied on a distribution date toward payment of interest on the notes and any redraw bonds and other expenses of the trust, the manager may direct the issuer trustee to allocate some or all of the principal collections on the housing loans and other principal receipts of the trust towards meeting the shortfall. Such an application is referred to as a principal draw. Unless otherwise specified in the relevant prospectus supplement, any principal draws will be reimbursed from available interest collections and other income of the trust on subsequent distribution dates so as to be applied towards principal payments of the trust, including repayment of the notes and any redraw bonds.

         The relevant prospectus supplement will set out the circumstances in which principal draws will be made and reimbursed.

THE STANDBY REDRAW FACILITY

GENERAL

         A standby redraw facility agreement will be entered into in respect of each series between the issuer trustee, the manager and Commonwealth Bank as standby redraw facility provider. Unless otherwise specified in the prospectus supplement for a series the principal terms of the standby redraw facility agreement for each series will be as follows.

                                       56

ADVANCES AND FACILITY LIMIT

         Under the standby redraw facility agreement for a series, the standby redraw facility provider will agree to make advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by a seller to the corresponding trust as described in the prospectus supplement for that series.

         The standby redraw facility provider will agree to make advances to the issuer trustee up to the redraw limit. The redraw limit will be equal to the lesser of:

         o   the amount specified in the corresponding prospectus supplement;
             and

         o   the Performing Housing Loans Amount at that time for that series,

or such greater or lesser amount agreed by the standby redraw facility provider, the manager and the rating agencies for that series.

CONDITIONS PRECEDENT TO DRAWING

         The standby redraw facility provider will only be obliged to make an advance if:

         o   no event of default under the standby redraw facility exists or will result from the provision of the advance;

         o   the representations and warranties by the issuer trustee in any transaction document relating to the corresponding series are true and correct as of the date of the drawdown notice and the drawdown;
             and

         o   other than statutory priorities, the standby redraw facility provider has not received notice of any security interest ranking in priority to or equal with its security under the security trust deed relating to that series.

INTEREST AND FEES UNDER THE STANDBY REDRAW FACILITY

         Interest will accrue daily on the principal outstanding under the standby redraw facility, adjusted for principal charge-offs and principal charge-off reimbursements as described below, at the relevant Australian bank bill rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the relevant series supplement. Unpaid interest will be capitalized and will accrue interest from the date not paid.

         A commitment fee with respect to the unutilized portion of the redraw limit will accrue daily, calculated on the number of days elapsed and a 365 day year. The commitment fee will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the relevant series supplement.

         The interest rate and the commitment fee under a standby redraw facility may be varied by agreement between the standby redraw facility provider, the issuer trustee and the manager. However, the corresponding rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a note or any redraw bond of a series.

                                       57

REPAYMENT OF STANDBY REDRAW ADVANCES

         Advances under a standby redraw facility will be repayable on the following distribution date specified in the relevant prospectus supplement from the funds available for this purpose in accordance with the relevant series supplement.

         However, in certain circumstances, the principal outstanding under a standby redraw facility for a series may be reduced by way of principal charge-off or increased by a reimbursement of principal charge-offs, as described in the prospectus supplement for that series. The amount of principal to be repaid under a standby redraw facility on a distribution date is the outstanding principal as reduced by any principal charge-offs or increased by any principal charge-off reimbursements.

EVENTS OF DEFAULT UNDER THE STANDBY REDRAW FACILITY AGREEMENT

         The following will be events of default under the standby redraw facility relating to a series:

         o   the issuer trustee as trustee of the related trust fails to pay to the standby redraw facility provider any amount owing under the standby redraw facility agreement within 10 Business Days of its due date where funds are available for this purpose under the corresponding series supplement;

         o   the issuer trustee alters the priority of payments under the transaction documents relating to the trust without the consent of the standby redraw facility provider; and

         o   an event of default occurs under the security trust deed relating to the trust and any enforcement action is taken under that security trust deed.

CONSEQUENCES OF AN EVENT OF DEFAULT

         At any time after an event of default under the standby redraw facility agreement relating to a series, the standby redraw facility provider may do all or any of the following:

         o   declare all moneys actually or contingently owing under the standby redraw facility agreement immediately due and payable; and

         o   terminate the standby redraw facility.

TERMINATION

         The term of the standby redraw facility for a series will be 364 days from the date of the corresponding standby redraw facility agreement. The term may be renewed at the option of the standby redraw facility provider if it receives a request for an extension from the manager 60 days prior to the scheduled termination. If the standby redraw facility provider agrees to an extension, the term of the standby redraw facility will be extended to the date specified by the standby redraw facility provider, which must not be more than
364 days, subject to any further agreed extension.

         The standby redraw facility for a series will terminate upon the earlier to occur of the following:

         o   the date on which the standby redraw facility provider declares the standby redraw facility terminated following an event of default under the standby redraw facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the standby redraw facility; and

         o   364 days from the date of the corresponding standby redraw facility agreement or any extension as set out above.

                                       58

INCREASED COSTS

         If by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other governmental agency, the standby redraw facility provider in relation to a trust incurs new or increased costs, obtains reduced payments or returns or becomes liable to any payment based on the amount of advances outstanding under the standby redraw facility agreement, the issuer trustee as trustee of the trust must pay the standby redraw facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

REDRAW BONDS

         Unless otherwise specified in the prospectus supplement for a series, in certain circumstances, as specified in the relevant prospectus supplement, the manager may direct the issuer trustee to issue redraw bonds. The redraw bonds will be denominated in Australian dollars and will be issued only in
Australia.

         The manager must not direct the issuer trustee to issue redraw bonds unless it considers that on the following distribution date, taking into account that issue of redraw bonds and any repayments of principal and principal charge-offs or reimbursement of principal charge-offs on the redraw bonds for a series expected on that distribution date, the aggregate Stated Amount of all redraw bonds will not exceed the limit specified in the prospectus supplement for that series, or such other amount agreed between the manager and the rating agencies for that series and notified to the issuer trustee.

         Before issuing any redraw bonds in respect of a series, the issuer trustee must receive written confirmation from each rating agency for that series that the proposed issue of redraw bonds will not result in a reduction, qualification or withdrawal of any credit rating assigned by that rating agency to a note or redraw bond.

         The prospectus supplement for each series may contain a description of additional or different provisions relating to the issue of redraw bonds of that series.

INTEREST RATE SWAPS

         If stated in the relevant prospectus supplement, the issuer trustee will enter into one or more interest rate swaps with Commonwealth Bank. The actual swap agreements may vary for each series of notes depending upon the types of housing loan products included in the trust for that series. The prospectus supplement for each series will identify the interest rate swaps for that series and the terms for each interest rate swap. Unless otherwise stated
in the prospectus supplement, an ISDA Master Agreement, as amended by a schedule thereto, will govern each of the interest rate swaps. Each interest rate swap entered into will be confirmed by a written confirmation.

CURRENCY SWAPS

         If stated in the relevant prospectus supplement, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the housing loan will be denominated in Australian dollars and amounts received under any interest rate swap are likely to be denominated in Australian dollars. However, in most instances, and unless otherwise stated in the relevant prospectus supplement, the payment obligations of the issuer trustee on the Offered notes will be denominated in a currency other than Australian dollars. In these cases, to hedge its currency exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each series of notes.
The prospectus supplement for each series will identify and describe the currency swaps and currency swap providers for that series and the terms for each currency swap. If stated in the prospectus supplement, Commonwealth Bank may be the swap provider for one or more of the currency

                                       59

swaps. Unless otherwise stated in the prospectus supplement, an ISDA Master
Agreement, as amended by a schedule thereto, will govern each of the currency swaps. Each currency swap entered into will be confirmed by a written confirmation.

CREDIT ENHANCEMENT

TYPES OF ENHANCEMENTS

         If specified in the relevant prospectus supplement, credit enhancement may be provided for one or more classes of a series of notes in relation to a trust. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due on the Offered notes and to decrease the likelihood that noteholders will experience losses. Unless otherwise specified in the relevant prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocated share of losses, as described in the prospectus supplement.

         Credit enhancement may be in one or more of the following forms:

         o   the subordination of one or more classes of the notes of the series;

         o   primary mortgage insurance on all or a portion of the housing loans;

         o   a pool mortgage insurance policy;

         o   the utilization of excess available income of the series;

         o   the establishment of one or more reserve funds;

         o   overcollateralisation;

         o   letters of credit;

         o   surety bonds;

         o   a minimum principal payment agreement;

         o   other insurance, guarantees and similar instruments or agreements;
             or

         o   another method of credit enhancement described in the relevant prospectus supplement.

SUBORDINATION

         If specified in the relevant prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, losses on defaulted housing loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

PRIMARY MORTGAGE INSURANCE POLICY

         In order to reduce the likelihood that noteholders will experience losses, Commonwealth Bank or any other seller specified in the prospectus supplement for a series may, if specified in the relevant prospectus

                                       60

supplement, require borrowers with loan-to-value ratios greater than a percentage specified in the relevant prospectus supplement to obtain primary mortgage insurance. Commonwealth Bank or any other seller specified in the relevant prospectus supplement will equitably assign its interest in these policies, if any, to the issuer trustee after receiving the consent of the insurers.

         Unless otherwise specified in the relevant prospectus supplement, the amount of coverage under each policy will be the amount owed on the related housing loan, including unpaid principal, accrued interest at any non-default rate up to specified dates, fines, fees, charges and proper enforcement costs, less all amounts recovered from enforcement of the mortgage.

POOL MORTGAGE INSURANCE POLICY

         In order to decrease the likelihood that noteholders will experience losses the issuer trustee may, if specified in the relevant prospectus supplement, obtain one or more pool mortgage insurance policies. The pool mortgage insurance policy will cover the housing loans specified in the relevant prospectus supplement. Subject to the limitations described in the relevant prospectus supplement, the policy will cover loss by reason of default in payments on the housing loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. The servicer will agree to act in accordance with the terms of any pool mortgage insurance policy obtained and to present claims thereunder to the pool mortgage insurer on behalf of itself, the issuer trustee and the noteholders. However, the pool mortgage insurance policy is not a blanket policy against loss. Claims under a pool mortgage insurance policy may only be made regarding a loss by reason of default insofar as the insurance policy applies to the relevant housing loan, and only upon satisfaction of specific conditions precedent as described in the relevant prospectus supplement.

         Unless otherwise specified in the relevant prospectus supplement, the original amount of coverage under any pool mortgage insurance policy will be reduced over the life of the related series of notes by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool mortgage insurer upon the disposition of all foreclosed properties. The amount of claims paid will include expenses incurred by the servicer on the foreclosed properties. Accordingly, if aggregate net claims paid under any pool mortgage insurance policy reach the original policy limit, coverage under that pool mortgage insurance policy may be exhausted and any further losses may be borne by one or more classes of noteholders.

EXCESS AVAILABLE INCOME

         In order to decrease the likelihood that the noteholders will experience principal losses, if specified in the relevant prospectus supplement, the issuer trustee will apply interest collections on the housing loans and other income of the trust remaining after payments of interest on the notes and any redraw bonds and the trust's other expenses to reimburse noteholders for principal charge offs allocated to the notes. These reimbursements will be allocated to the class or classes of notes, and to any redraw bonds and the standby redraw facility, in the manner described in the prospectus supplement.

RESERVE FUND

         If specified in the relevant prospectus supplement, one or more reserve funds will be established for a series with an entity specified in the prospectus supplement. The prospectus supplement will state whether or not the reserve fund will be part of the assets of the related trust. The reserve fund may be funded with an initial cash or other deposit or from collections on the housing loans or other sources, in either case in the manner specified in the prospectus supplement. The prospectus supplement will specify the manner and timing of distributions from the amounts in the reserve fund, which may include making payments of principal and interest on the notes and payment of other expenses of the relevant trust. The prospectus supplement will set forth the required reserve fund balance, if any, and when and to what extent the required reserve fund balance

                                       61

may be reduced. The prospectus supplement will further specify how any funds remaining in the reserve fund will be distributed after termination of the related trust or reduction of the required reserve fund balance to zero.

OVERCOLLATERALIZATION

         If specified in the relevant prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization where the principal amount of the housing loans exceeds the principal amount of the notes.
The prospectus supplement for the series will specify the manner in which the interest in the excess amount of the housing loans is held by Commonwealth Bank or any other seller and the extent to which the level of overcollateralization must be maintained while the Offered notes are outstanding.

LETTERS OF CREDIT

         If specified in the relevant prospectus supplement, credit enhancement for a series of notes may be provided by the issuance of one or more letters of credit by a bank or financial institution specified in the relevant prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, as specified in the prospectus supplement. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series will be described in the prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If specified in the relevant prospectus supplement, the issuer trustee will enter into a minimum principal payment agreement with an entity meeting the criteria of the relevant rating agencies, under which agreement that entity will provide payments on some or all of the notes of the series in the event that aggregate scheduled principal payments and/or prepayments on the assets of the trust for that series are not sufficient to make payments on those notes to the extent specified in the prospectus supplement. The provisions of such an agreement will be more fully described in the prospectus supplement.

GUARANTEED INVESTMENT CONTRACT

         If specified in the relevant prospectus supplement, the issuer trustee for a series will enter into a guaranteed investment contract or an investment agreement with an entity specified in such prospectus supplement. Pursuant to the agreement, all or a portion of the amounts which would otherwise be held in the collections account would be invested with the entity specified in the prospectus supplement and earn an agreed rate of return. The issuer trustee would be entitled to withdraw amounts invested pursuant to the agreement in the manner specified in the prospectus supplement. The prospectus supplement for a series pursuant to which such an agreement is used will contain a description of the terms of the agreement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the relevant prospectus supplement, a series may also include insurance, guarantees or similar arrangements for the purpose of:

         o   maintaining timely payments or providing protection against losses on the assets included in a trust;

         o   paying administrative expenses; or

         o   establishing a minimum reinvestment rate on the payments made in respect of the assets or a minimum principal payment rate on the assets of a trust.

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SERVICING OF THE HOUSING LOANS

APPOINTMENT AND OBLIGATIONS OF SERVICER

         Unless specified otherwise in the prospectus supplement for a series,
Commonwealth Bank will be appointed as the initial servicer of the housing loans on the terms set out in the series supplement for each series. Unless otherwise specified in the prospectus supplement for a series, the principal terms of
Commonwealth Bank's appointment as servicer will be as follows.

GENERAL SERVICING OBLIGATION

         The servicer will be required to administer the housing loans of a series in the following manner:

         o   in accordance with the corresponding series supplement;

         o   in accordance with the servicer's procedures manual and policies as they apply to those housing loans, which are under regular review and may change from time to time in accordance with business judgment and changes to legislation and guidelines established by relevant regulatory bodies; and

         o   to the extent not covered by the preceding paragraphs, in
             accordance with the standards and practices of a prudent lender in the business of originating and servicing retail home loans.

         The servicer's actions in servicing the housing loans will be binding on the issuer trustee, whether or not such actions are in accordance with the servicer's obligations. The servicer for a series will be entitled to delegate its duties under the series supplement for that series. The servicer at all time will remain liable for the acts or omissions of any delegate to the extent that those acts or omissions constitute a breach of the servicer's obligations.

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POWERS

         The function of servicing the housing loans of a series will be vested in the servicer and it will be entitled to service the housing loans to the exclusion of the issuer trustee. The servicer will have a number of express powers, which include the power:

         o   to release a borrower from any amount owing where the servicer has written-off or determined to write-off that amount or where it is required to do so by a court or other binding authority;

         o   subject to the preceding paragraph, to waive any right in respect of the housing loans and their securities, except that the servicer may not increase the term of a housing loan beyond 30 years from its settlement date unless required to do so by law or by the order of a court or other binding authority or if, in its opinion, such an increase would be made or required by a court or other binding authority;

         o   to release or substitute any security for a housing loan in accordance with the relevant mortgage insurance policy;

         o   to consent to subsequent securities over a mortgaged property for a housing loan, provided that the security for the housing loan retains priority over any subsequent security for at least the principal amount and accrued and unpaid interest on the housing loan plus any extra amount determined in accordance with the servicer's procedures manual and policies;

         o   to institute litigation to recover amounts owing under a housing loan, but it is not required to do so if, based on advice from internal or external legal counsel, it believes that the housing loan is unenforceable or such proceedings would be uneconomical;

         o   to take other enforcement action in relation to a housing loan as it determines should be taken; and

         o   to compromise, compound or settle any claim in respect of a mortgage insurance policy or a general insurance policy in relation to a housing loan or a mortgaged property for a housing loan.

UNDERTAKINGS BY THE SERVICER

         The servicer will undertake, among other things, the following:

         o   upon being directed by the issuer trustee following a Perfection of
             Title Event in relation to a series, it will promptly take all action required or permitted by law to assist the issuer trustee to perfect the issuer trustee's legal title to the housing loans and related securities of that series;

         o   to make reasonable efforts to collect all moneys due under the housing loans and related securities of that series and, to the extent consistent with the corresponding series supplement, to follow such normal collection procedures as it deems necessary and advisable;

         o   to comply with its material obligations under each mortgage insurance policy which is an asset of the trust;

         o   it will notify the issuer trustee if it becomes actually aware of the occurrence of any Servicer Default or Perfection of Title Event
             in relation to a series;

         o   it will obtain and maintain all authorizations, filings and registrations necessary to properly service the housing loans; and

         o   subject to the provisions of the Australian Privacy Act and its duty of confidentiality to its clients, it will promptly make available to the manager, the auditor of the corresponding trust and the issuer trustee any books, reports or other oral or written information and supporting evidence of which the servicer is aware that they reasonably request with respect to the trust or the assets of

                                       64

             the trust or with respect to all matters in respect of the activities of the servicer to which the corresponding series supplement relates.

ADMINISTER INTEREST RATES

         The servicer will set the interest rates to be charged on the variable rate housing loans and the monthly installment to be paid in relation to each housing loan. Subject to the next paragraph, while Commonwealth Bank is the servicer, it must charge the same interest rates on the variable rate housing loans in the pool as it does for housing loans of the same product type which have not been assigned to the issuer trustee.

         Unless one or more interest rate swaps are in place with respect to a trust to hedge any mismatch between the interest earned on the housing loans and the expenses of the trust, then, while any notes or redraw bonds are outstanding, the servicer must, subject to applicable laws, adjust the rates at which interest set-off benefits are calculated under the mortgage interest saver accounts in relation to the housing loans to rates which produce an amount of income which is sufficient to ensure that the issuer trustee has sufficient funds to comply with its obligations under the relevant transaction documents as they fall due. If rates at which such interest set-off benefits are calculated have been reduced to zero and the amount of income produced by the reduction of the rates on the mortgage interest saver accounts is not sufficient, the servicer must, subject to applicable laws, including the Australian Consumer
Credit Code, ensure that the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due.

COLLECTIONS

         The servicer will receive collections on the housing loans from borrowers. The servicer must deposit any collections into the collections account of the corresponding trust within 5 Business Days following its receipt.
However, unless specified otherwise in the relevant prospectus supplement, if the collections account for a trust is permitted to be maintained with the servicer and:

         o   the servicer has short term credit ratings of A-1+ from Standard &
             Poor's and P-1 from Moody's, it may retain collections until 10:00 am on the distribution date for the relevant collection period;

         o   the servicer has short term credit ratings of no lower than A-1 from Standard & Poor's and P-1 from Moody's, it may retain collections until 10.00 am on the distribution date for the relevant collection period. However, while the sum of all
             collections held by the servicer and the value of any Authorized
             Short-Term Investments which are with, or issued by, a bank or financial institution which has a short-term credit rating of A-1 from Standard & Poor's, exceeds 20% of the aggregate of the Stated
             Amounts of the notes and any redraw bonds, the servicer will only be entitled to retain any additional collections received for 2
             Business Days following receipt;

         o   the servicer has no credit ratings or has short term credit ratings of lower than A-1 from Standard & Poor's or lower than P-1 from
             Moody's, it may retain collections for 2 Business Days following receipt.

         After the applicable period referred to above, the servicer must deposit the collections into the collections account of the applicable trust.

         If collections are retained by the servicer in accordance with the first two paragraphs above, the servicer may retain any interest and other income derived from those collections but must when depositing the collections into the collections account also deposit interest on the collections retained equal to the

                                       65

interest that would have been earned on the collections if they had been deposited in the collections account within 5 Business Days of their receipt by the servicer.

SERVICING COMPENSATION AND EXPENSES

         The servicer will be entitled to a monthly fee in respect of each series, payable in arrears on each distribution date specified in the relevant prospectus supplement. The servicer's fee may be varied by agreement between the income unitholder, the manager and the servicer provided that the corresponding rating agencies are notified and the servicer's fee is not varied if it would cause a reduction, qualification or withdrawal in the credit rating of a note or any redraw bond of the series.

         The servicer must pay from its own funds all expenses incurred in connection with servicing the housing loans except for certain specified expenses in connection with, amongst other things, the enforcement of any housing loan or its related securities, the recovery of any amounts owing under any housing loan or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers, which amounts are recoverable from the assets of the trust.

LIABILITY OF THE SERVICER

         The servicer will not be liable for any loss incurred by any noteholder, any redraw bondholder, any creditor of a trust or any other person except to the extent that such loss is caused by a breach by the servicer or any delegate of the servicer of the corresponding series supplement or any fraud, negligence or willful default by the servicer. In addition, the servicer will not be liable for any loss in respect of a default in relation to a housing loan in excess of the amount outstanding under the housing loan at the time of default less any amounts that the issuer trustee has received or is entitled to receive under a mortgage insurance policy in relation to that housing loan.

REMOVAL, RESIGNATION AND REPLACEMENT OF THE SERVICER

         If the issuer trustee determines that the performance by the servicer of its obligations under a series supplement relating to a series is no longer lawful and there is no reasonable action that the servicer can take to remedy this, or a Servicer Default is subsisting, the issuer trustee must by notice to the servicer immediately terminate the rights and obligations of the servicer in relation to the housing loans of that series and appoint another bank or appropriately qualified organization to act in its place.

         Unless specified otherwise in the related prospectus supplement, a
SERVICER DEFAULT in relation to a series will occur if:

         o   the servicer fails to remit any collections or other amounts received within the time periods specified in the corresponding series supplement and that failure is not remedied within 5
             Business Days, or such longer period as the issuer trustee may agree, of notice of that failure given by the manager or the issuer trustee;

         o   the servicer fails to prepare and transmit the information required by the manager by the date specified in the corresponding series supplement and that failure is not remedied within 20 Business
             Days, or such longer period as the issuer trustee may agree, of notice of that failure given by the manager or the issuer trustee and has or will have an Adverse Effect in relation to that trust as reasonably determined by the issuer trustee;

         o   a representation, warranty or certification made by the servicer in a transaction document, or in any certificate delivered pursuant to a transaction document in relation to that series, proves incorrect when made and has or will have an Adverse Effect in relation to that series as

                                       66

             reasonably determined by the issuer trustee and is not remedied within 60 Business Days after receipt by the servicer of notice from the issuer trustee requiring remedy;

         o   an Insolvency Event occurs in relation to the servicer;

         o   if the servicer is a seller and is acting as custodian, it fails to deliver all the mortgage documents to the issuer trustee following a document transfer event in accordance with the corresponding series supplement and does not deliver to the issuer trustee the outstanding documents within 20 Business Days of receipt of a notice from the issuer trustee specifying the outstanding
             documents;

         o   the servicer fails to adjust the rates on the mortgage interest saver accounts or fails to maintain the required threshold rate on the housing loans where an appropriate interest rate swap is not in place and that failure is not remedied within 20 Business Days of its occurrence; or

         o   the servicer breaches its other obligations under a transaction document in relation to that series and that breach has or will have an Adverse Effect in relation to that series as reasonably determined by the issuer trustee and:

             o   the breach is not remedied within 20 Business Days after
                 receipt of notice from the trustee or manager requiring its remedy; and

             o   the servicer has not paid satisfactory compensation to the issuer trustee.

         The servicer may voluntarily retire as the servicer of the housing loans relating to a series if it gives the issuer trustee 3 months' notice in writing or such lesser period as the servicer and the issuer trustee agree. Upon retirement the servicer may appoint in writing any other corporation approved by the issuer trustee, acting reasonably. If the servicer does not propose a replacement by one month prior to its proposed retirement, the issuer trustee may appoint a replacement.

         Pending the appointment of a new servicer, the issuer trustee will act as servicer and will be entitled to the servicer's fee.

         The appointment of a substitute servicer in relation to a series is subject to confirmation from the corresponding rating agencies that the appointment will not cause a reduction, qualification or withdrawal in the credit ratings of the notes or any redraw bonds of that series.

CUSTODY OF THE HOUSING LOAN DOCUMENTS

DOCUMENT CUSTODY

         Unless otherwise stated in the prospectus supplement for a series the servicer will act as custodian in relation to all documents relating to the housing loans, a seller's securities and, where applicable, the certificates of title to property subject to those securities, until a transfer of the housing loan documents to the issuer trustee for a series as described below.

         Unless otherwise specified in the prospectus supplement for a series, the principal terms of the servicer's appointment as custodian will be as follows.

RESPONSIBILITIES AS CUSTODIAN

         The servicer's duties and responsibilities as custodian will include:

         o   holding the housing loan documents in accordance with its standard safe keeping practices and in the same manner and to the same extent as it holds its own documents;

                                       67

         o   marking and segregating the security packages containing the housing loan documents in a manner to enable easy identification by the issuer trustee when the issuer trustee is at the premises where the housing loan documents are located with a letter provided by that seller explaining how those security packages are marked or segregated;

         o   maintaining reports on movements of the housing loan documents;

         o   providing to the issuer trustee prior to the closing date for a series and quarterly thereafter a file, as provided by each seller, containing certain information in relation to the storage of the housing loan documents and the borrower, mortgaged property and housing loan account number in relation to each housing loan; and

         o   curing any deficiencies noted by the auditor in a document custody audit report for that series.

AUDIT

         The servicer will be audited by the auditor of each trust on an annual basis in relation to its compliance with its obligations as custodian of the housing loan documents for that trust and will be instructed to provide a document custody audit report. The document custody audit report will grade the servicer from "A" (good) to "D" (adverse). If the servicer receives an adverse document custody audit report in relation to that trust, the issuer trustee must instruct the auditor to conduct a further document custody audit report.

TRANSFER OF HOUSING LOAN DOCUMENTS

         If:

         o   an adverse document custody audit report for a trust is provided by the auditor and a further report, conducted no earlier than one month nor later than two months after the first report, is also an adverse report for that trust; or

         o   the issuer trustee replaces Commonwealth Bank as the servicer for that trust when entitled to do so,

the servicer, upon notice from the issuer trustee, will transfer custody of the housing loan documents for that trust to the issuer trustee. This obligation will be satisfied if the servicer delivers the housing loan documents in relation to 90% by number of the housing loans within 5 Business Days of that notice and the balance within 10 Business Days of that notice.

         In addition, if:

         o   the issuer trustee declares that a Perfection of Title Event has occurred in relation to a trust other than a Servicer Default referred to in the next bullet point; or

         o   the issuer trustee considers in good faith that a Servicer Default has occurred in relation to a trust as a result of a breach of certain of the servicer's obligations which has or will have an
             Adverse Effect in relation to that trust which is not remedied within the required period, and the issuer trustee serves a notice on the servicer identifying the reasons why it believes that has occurred,

the servicer will, immediately following notice from the issuer trustee, transfer custody of the mortgage documents relating to that trust to the issuer trustee.

         The servicer, as custodian, will not be required to deliver housing loan documents that are deposited with a solicitor, acting on behalf of the servicer, a land titles office, a stamp duty office or a governmental agency or lost but will provide a list of these to the issuer trustee and deliver them upon receipt or take steps to replace them, as applicable.

                                       68

REAPPOINTMENT OF SERVICER AS CUSTODIAN

         The issuer trustee may, following a transfer of the housing loan documents of a trust, reappoint the servicer as custodian of those housing loan documents provided that the corresponding rating agencies confirm that this will not cause a reduction, qualification or withdrawal in the credit rating of any note or redraw bond of that trust.

CLEAN-UP AND EXTINGUISHMENT

         Commonwealth Bank, for itself and on behalf of any other seller specified in the prospectus supplement for a series, will have certain rights to extinguish the issuer trustee's interest in the housing loans for a series and the related securities, mortgage insurance policies and other rights, or to otherwise regain the benefit of the housing loans and the related securities, mortgage insurance policies and other rights, if:

         o   the date on which the total principal outstanding on the housing loans of the series is less than 10% of the total principal outstanding on those housing loans on the cut-off date for that series has occurred or is expected to occur on or before the next distribution date; or

         o   both of the following events occur:

             o   the issuer trustee will be entitled to redeem the notes and any redraw bonds of the series because of the imposition of a
                 withholding or other tax; and

             o   Commonwealth Bank has previously notified the manager that the
                 Australian Prudential Regulation Authority will permit it to exercise on behalf of itself and any other seller specified in the prospectus supplement its rights to extinguish the issuer trustee's interest in the housing loans of the series
                 notwithstanding that the total principal outstanding on the housing loans of the series is greater than 10% of the total principal outstanding on those housing loans on the cut-off date for that series.

         Unless specified otherwise in the relevant prospectus supplement,
Commonwealth Bank may only exercise those rights by paying to the issuer trustee for the relevant series on a distribution date specified in the relevant prospectus supplement the amount determined by the manager to be the aggregate of the Fair Market Value as at the last day of the immediately preceding accrual period of the housing loans for that series. If any notes or redraw bonds of a series are outstanding Commonwealth Bank will not be able to exercise those rights unless the amount to be paid by Commonwealth Bank to the issuer trustee will be sufficient to redeem those notes and redraw bonds. In addition,
Commonwealth Bank may not exercise those rights where the issuer trustee's right to redeem the notes and any redraw bonds of a series arises from the imposition of a tax or duty applicable only to the Offered notes and the holders of 75% of the aggregate Invested Amount of the Offered notes have elected that they do not require the issuer trustee to redeem the Offered notes.

         The prospectus supplement for a series may specify additional or different provisions for that series in relation to the extinguishment of the issuer trustee's interest in the housing loans of that series.

CHANGES TO THE TRANSACTION DOCUMENTS

         Unless specified otherwise in the prospectus supplement for a series, and subject to the provisions described above in relation to amendments to the master trust deed, the Offered notes, any note trust deed, any series supplement or any security trust deed, the issuer trustee and the manager may agree to amend any transaction document of a series, and may enter into new transaction documents for a series, after the relevant Offered notes have been issued and without the consent of the holders of the Offered notes in that

                                       69

series, provided that each rating agency for that series has advised the manager that this will not result in a reduction, qualification or withdrawal of the ratings given to the notes of that series by that rating agency.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The following discussions of prepayment and yield considerations is intended to be general in nature and reference is made to the discussion in each prospectus supplement for a series regarding prepayment and yield considerations particular to that series.

GENERAL

         The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by a seller. Subject to the payment of any applicable fees and break costs, in the case of fixed rate loans, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

         Prepayments, liquidations and purchases of the housing loans, including the optional purchase of the remaining housing loans in connection with the termination of a trust, will result in early distributions of principal amounts on the notes.

         Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

         o   the degree to which a note is purchased at a discount or premium;
             and

         o   the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

         A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust's prepayment experience with respect to the housing loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

         There is no assurance that the prepayment of the housing loans included in the related trust will conform to any level of any prepayment standard or model specified in the prospectus supplement.

WEIGHTED AVERAGE LIVES

         The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero.

         Usually greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and

                                       70

timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

                                  THE SERVICER

         The following description of the servicing, collection and enforcement procedures and processes of the servicer apply in respect of housing loans originated by each seller and is intended to be general in nature. The prospectus supplement for a series may specify different or additional servicing procedures in respect of that series for the servicer. Reference is therefore made to the discussion in each prospectus supplement for a series regarding the servicing, collection and enforcement procedures and processes of the servicer particular to that series.

GENERAL

         Unless specified otherwise in the prospectus supplement for a series,
Commonwealth Bank will be appointed as the initial servicer of the housing loans with a power to delegate to related companies within the Commonwealth Bank group. The day to day servicing of the housing loans will be performed by the servicer at Commonwealth Bank's loan processing centers, presently located in
Sydney, Melbourne, Brisbane, Perth and Adelaide, and at the retail branches and telephone banking and marketing centers of Commonwealth Bank and a Homepath contact center operated by Commonwealth Bank. Servicing procedures undertaken by loan processing centers include partial loan security discharges, loan security substitutions, consents for subsequent mortgages and arrears management.
Customer enquiries will be dealt with by the retail branches and telephone banking and marketing centers. For a further description of the duties of the servicer, see "Description of the Transaction Documents--Servicing of the
Housing Loans".

COLLECTION AND ENFORCEMENT PROCEDURES

         Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. A borrower may elect to make his or her repayments weekly or fortnightly so long as the equivalent of the minimum monthly repayment is received on or before the monthly installment due date.
Borrowers often select repayment dates to coincide with receipt of their salary or other income. Unless specified otherwise in this prospectus or in a prospectus supplement for a series, scheduled loan repayments in respect of housing loans for each series may be made by payment to a retail branch by cash or check or by direct debit to a nominated bank account or direct credit from the borrower's salary by their employer. Payments can be on a monthly, bi-weekly or weekly basis. The scheduled loan repayments on Homepath loans are only made by way of direct debits to a nominated bank account. Payments in addition to scheduled payments can also be made via electronic funds transfer.

         A housing loan is subject to action in relation to arrears of payment whenever the monthly repayment is not paid by the monthly installment due date.
However, under the terms of the housing loans, borrowers may prepay amounts which are additional to their required monthly repayments to build up a "credit buffer," being the difference between the total amount paid by them and the total of the monthly repayments required to be made by them. If a borrower subsequently fails to make some or all of a required monthly repayment, the servicing system will apply the amount not paid against the credit buffer until the total amount of missed payments exceeds the credit buffer. The housing loan will be considered to be arrears only in relation to that excess. See
"Commonwealth Bank Residential Loan Program--Commonwealth Bank's Product
Types--Payment Holidays" in this prospectus.

                                       71

         Commonwealth Bank's product system identifies all housing loan accounts which are in arrears and produces lists of those housing loans for the automated collection system. The collection system allocates overdue loans to designated collection officers within Commonwealth Bank who take action in relation to the arrears.

         Actions taken by Commonwealth Bank in relation to delinquent accounts will vary depending on a number of elements, including the following and, if applicable, with the input of a mortgage insurer:

         o   arrears history;

         o   equity in the property; and

         o   arrangements made with the borrower to meet overdue payments.

         If satisfactory arrangements cannot be made to rectify a delinquent housing loan, legal notices are issued and recovery action is initiated by
Commonwealth Bank in the name of the mortgagee. This includes, if the mortgagee obtains possession of the mortgaged property, ensuring that the mortgaged property supporting the housing loan still has adequate general home owner's insurance and that the upkeep of the mortgaged property is maintained. Recovery action is arranged by experienced collections staff in conjunction with internal or external legal advisers. A number of sources of recovery are pursued including the following:

         o   voluntary sale by the mortgagor;

         o   guarantees;

         o   government assistance schemes;

         o   mortgagee sale;

         o   claims on mortgage insurance; and

         o   action against the mortgagor/borrower personally.

         It should be noted that Commonwealth Bank reports all actions that it takes on overdue housing loans to the relevant mortgage insurer where required in accordance with the terms of the mortgage insurance policies.

COLLECTION AND ENFORCEMENT PROCESS

         When a housing loan is more than 7 days delinquent, a letter is issued to the borrower to seek full and immediate clearance of all arrears. In the absence of successful contact, a phone call is made to the borrower. If the housing loans have a direct debit payment arrangement, a sweep of the nominated account is made to rectify the arrears.

         When a housing loan reaches 60 days delinquent, a default notice is sent advising the borrower that if the matter is not rectified within a period of 30 days, Commonwealth Bank is entitled to commence enforcement proceedings in the name of the mortgagee without further notice. Normally a further notice will be issued to a borrower on an account which is 90 days delinquent advising the borrower that failure to comply within 30 days will result in Commonwealth Bank exercising the mortgagee's power of sale in the name of the mortgagee. At 120 days delinquent, a letter of demand and notice to vacate is issued to the borrower, followed by a statement of claim at 150 days delinquent.

         Service of a statement of claim is the initiating process in the relevant Supreme Court. Once a borrower is served with a statement of claim, the borrower is given, depending on the jurisdiction, from 14

                                       72

up to 40 days to file a notice of appearance and defense and, failing this,
Commonwealth Bank in the name of the mortgagee will apply to the court to have judgment entered in the mortgagee's favor. Commonwealth Bank will then apply in the name of the mortgagee for a writ of possession whereby the sheriff will set an eviction date. Appraisals and valuations are ordered and a reserve price is set for sale by way of public auction, tender or private treaty. These time frames assume that the borrower has either taken no action or has not honored any commitments made in relation to the delinquency to the satisfaction of
Commonwealth Bank and the mortgage insurers.

         It should also be noted that Commonwealth Bank's ability to exercise the mortgagee's power of sale in the mortgagee's name is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of
Commonwealth Bank such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of Commonwealth Bank to exercise the mortgagee's power of sale on the mortgagee's behalf and final completion of the sale.

                                 USE OF PROCEEDS

         The issuer trustee will apply all or substantially all of the net proceeds from the sale of Offered notes of each series, after exchange under any applicable currency swap, for one or more of the following purposes as specified in the relevant prospectus supplement:

         o   to purchase the assets of the trust;

         o   to repay indebtedness which has been incurred to obtain funds to acquire the assets of the trust;

         o   to establish any reserve funds described in the prospectus supplement; and

         o   to pay costs of structuring and issuing the notes, including the costs of obtaining any credit enhancement.

         If so specified in the prospectus supplement, the purchase of the assets of the trust for a series may be effected by an exchange of notes with the seller of such assets of the trust.

                       Legal Aspects of the Housing Loans

         The following discussion is a summary of the material legal aspects of
Australian retail housing loans and mortgages and represent the opinions of
Clayton Utz, legal counsel for Commonwealth Bank. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and
Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, Australia (except where it expressly provides otherwise), without referring to any specific legislation of that State. It is suggested that purchasers of the Offered notes should consult their own legal advisers for advice on the legal aspects of Australian retail housing loans and mortgages.

                                       73

         The prospectus supplement for a series will provide analysis on any additional legal aspects of Australian retail housing loans and mortgages which are considered material for that series or updates to the legal analysis in this section as a result of changes in law or in the interpretation of that law.

GENERAL

         There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower or guarantor, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of the seller of that housing loan.

NATURE OF HOUSING LOANS AS SECURITY

         There are a number of different forms of title to land in Australia.
The most common form of title in Australia is "Torrens title."

         "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Pro forma instruments are used to register most dealings with the relevant land.

         Torrens title system differs from that in the United States in that it is a statutory based system of indefeasible title by registration with a central land registry. This means that conclusive evidence of a proprietor's title to the land can be ascertained from examination of the register, and upon registration a proprietor's interest is not dependant on his predecessor's title. As a result it is not necessary to investigate the previous chain of title for the property, or obtain title insurance to guarantee valid title.
Additionally, under the Torrens title system, transfer of title occurs by way of registration, rather than being effected by a deed.

         Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any mortgages, registered easements and other dealings to which it is subject. In some jurisdictions, leases of more than three years are required to be registered. Otherwise, leases are generally not registered. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

         Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title," "stratum title" or
"residential Crown leasehold."

STRATA TITLE AND STRATUM TITLE

         "Strata title" and "stratum title" were developed to enable the creation of, and dealings with, apartment units which are similar to condominiums in the United States, and are governed by the legislation of the
State or Territory in which the property is situated. Under both strata title and stratum title, each proprietor has title to, and may freely dispose of, their apartment unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common

                                       74

property" and are held by an "owners corporation" or a "service company" for the benefit of the individual proprietors. All proprietors are members of the owners corporation or service company, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors.

         Only Torrens title land can be the subject of strata or stratum title in this way, and so the provisions referred to in this section in relation to
Torrens title apply to the title in an apartment unit held by a strata or stratum proprietor.

RESIDENTIAL CROWN LEASEHOLD

         All land in the Australian Capital Territory is owned by the
Commonwealth of Australia and is subject to a leasehold system of land title known as Crown leasehold. Mortgaged residential property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

         o   cannot have a term exceeding 99 years, although the term can be extended in effect under a straightforward administrative process, whereby the existing lease is surrendered and a new lease is granted for a term not exceeding 99 years, unless the Commonwealth or Australian Capital Territory Government considers that the land is required for a public purpose; and

         o   is subject to a nominal rent of 5 cents per annum on demand.

         As with other Torrens title land, the mortgagor's leasehold interest in the land is entered in a central register and, subject to some exceptions, the mortgagor may deal with its residential leasehold interest, including granting a mortgage over the property, without consent from the government.

         In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

         Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished.
Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

         The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

         Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, unlike the position in the United States, the grant of the mortgage does not transfer title in the property, and the mortgagor remains as legal owner. Rather, once registered in the Torrens Title system, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for

                                       75

the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

         In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

         In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

         Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

EACH SELLER AS MORTGAGEE

         Commonwealth Bank, or any other seller specified in the prospectus supplement for a series, as applicable, is, and until a Perfection of Title
Event in relation to that series occurs, intends to remain the registered mortgagee of all the mortgages originated by it. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

         Prior to any Perfection of Title Event in relation to a series,
Commonwealth Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages relating to that series.
Following a Perfection of Title Event in relation to a series, the issuer trustee will be entitled, under an irrevocable power of attorney granted to it by each seller, to be registered as mortgagee of the applicable mortgages. Until that registration is achieved, the issuer trustee or the manager will be entitled to lodge caveats on the register publicly to notify its interest in the applicable mortgages (and must do so if it has not commenced to take all necessary steps to perfect its legal title within 30 Business Days of its declaration that a Perfection of Title Event has occurred).

ENFORCEMENT OF REGISTERED MORTGAGES

         Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts.
In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

         o   The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

         o   The mortgagee may, in limited circumstances, lease the property to third parties.

         o   The mortgagee may foreclose on the property. The expression
             "foreclosure" has a very different meaning from that used in the
             United States. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, almost never used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the

                                       76

             personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

         o   The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

         o   The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises the power of sale properly. In some jurisdictions in Australia this equates with a duty of care to act reasonably (as in the United Kingdom), while in others the standard is lower, being a requirement only to act in good faith and not sacrifice the mortgagor's interests. Where the mortgagor however is a corporation, the Australian Corporations Act 2001 imposes a separate duty of care to obtain the market value or the best price otherwise reasonably obtainable. This standard is effectively the same as the duty of care standard referred to above. The power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction, tender or private treaty. No specific method of sale is set down by law. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property. Provided that the mortgagee has not exchanged contracts for the sale of the mortgaged property (or otherwise irrevocably bound itself to sell to a third party), the borrower may always redeem the mortgage by tendering to the mortgagee all monies due under it.

         A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which must be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

         Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. A default interest rate will not be a penalty if the amount payable on default is a genuine pre-estimate of the loss that the lender will suffer as a result of the default. In addition, if the rate is too high, the Australian Consumer Credit Code may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the
Australian Corporations Act 2001, where a company is being wound up, a loan is voidable if it is an unfair loan. A loan will only be unfair if the interest or charges on the loan were extortionate when the loan was made or have become extortionate because of a variation.

         The Australian Consumer Credit Code requires that certain fees or charges to be levied by the lender must be provided for in the contract, otherwise they cannot be levied. The Australian Consumer Credit Code and the regulations under the Australian Consumer Credit Code and the regulations under the Australian Consumer Credit Code may also from time to time prohibit certain fees and charges. There are none currently so prohibited. The Australian
Consumer Credit Code also requires that establishment fees, early termination fees and prepayment fees must not be unconscionable otherwise a Court may reduce or set them aside and make ancillary or consequential orders.

                                       77

BANKRUPTCY AND INSOLVENCY

         The insolvency of a natural person is governed by the provisions of the
Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

         o   the disposition was made to defraud creditors;

         o   the disposition was made by an insolvent debtor within a prescribed period and that disposition had the effect of giving a creditor a preference, priority or advantage over other creditors; or

         o   (under currently proposed legislation before Parliament) the disposition was made to prevent property becoming divisible among the bankrupt's creditors even if at the time of the disposition the bankrupt was not insolvent.

         The insolvency of a company is governed by the Australian Corporations
Act 2001. Again, secured creditors generally stand outside the insolvency.
However, a liquidator may avoid a housing loan or a mortgage which is voidable under the Australian Corporations Act 2001 because it is an uncommercial transaction, or an unfair preference to a creditor and that transaction occurs:

         o   when the company is insolvent, or an act is done, or an omission is made, to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of, or because of matters including, the entering into of the transaction or the doing of an act, or the making of an omission, to give effect to the transaction; and

         o   within a prescribed period prior to the commencement of the winding up of the company.

         A liquidator may also avoid a housing loan if it is an unfair loan being a loan in relation to which an extortionate interest rate or charges are levied. The appointment of an administrator to a company will give rise to a statutory moratorium which delays enforcement of a mortgage given by a company unless it is over all or substantially all of its assets.

ENVIRONMENTAL

         Real property in Australia is subject to a range of environmental laws, which deal with issues such as planning regulation and land contamination. Most environmental laws in Australia are State-based, and laws may therefore vary among the various Australian States and Territories. Federal laws provide additional regulation in respect of some environmental issues.

         Planning laws in Australia regulate the way in which land is used and generally rely on planning policies to identify appropriate land uses. Those policies and laws may require planning approvals to be obtained for the relevant permissible use in order to be a lawful use. If land is used for a use which is not permissible or if an appropriate planning approval has not be obtained, it is possible for those unlawful uses to be restrained. Proceedings to restrain unlawful uses will generally be taken by the relevant consent authority but in some States legislation permits these proceedings to be brought by any person without the need to establish standing.

         Most Australian jurisdictions have, or are proposing to introduce, legislation which addresses responsibility for contamination of land. Initial responsibility is usually (but not always) cast on the person

                                       78

whose activities are likely to have caused the contamination. However, in some circumstances, other classes of persons such as an owner or occupier of land may bear some responsibility at law for contamination of that land. These other classes of persons may include lenders or security holders, but generally only where they take possession or control of the land (for example, to enforce a security).

         Regulatory authorities usually have power to require persons whom they hold responsible for contaminated land to investigate the contamination and/or clean up the contamination. Alternatively, a regulatory authority may carry out investigation or clean up work itself and recover the cost of doing so from other persons held responsible for the contamination. Many jurisdictions provide for the recovery of costs of investigation and/or clean up as between persons who may be held responsible for the contamination. In addition, some jurisdictions provide for the creation of security interests over land to protect claims for contribution to these costs. This may give rise to issues of priority of security interests. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

         The structure of the Medallion program is intended to mitigate insolvency risk. For example, the equitable assignment of the housing loans by a seller to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of the seller in the event of the insolvency of that seller. Similarly, the assets in a trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of the insolvency of the issuer trustee.

         If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of a trust, the security trust deed relating to that trust may be enforced by the security trustee at the direction of the Voting
Secured Creditors relating to that trust. See "Description of the Transaction
Documents--The Security Trust Deed--Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed or is a creditor of the relevant trust with a right of subrogation to the issuer trustee's lien over the assets of the trust. The proceeds of enforcement of the security trust deed for a series are to be applied by the security trustee as set out in
"Description of the Transaction Documents--The Security Trust Deed--Priorities
under the Security Trust Deed" in the prospectus supplement for that series. If the proceeds from enforcement of the security trust deed for a series are not sufficient to redeem the Offered notes in that series in full, some or all of the holders of the Offered notes in that series will incur a loss.

DEDUCTIBILITY OF INTEREST ON AUSTRALIAN HOUSING LOANS

         Under Australian tax laws, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.

AUSTRALIAN CONSUMER CREDIT CODE

         Some or all of the housing loans and related mortgages and guarantees are regulated by the Australian Consumer Credit Code. Under that legislation, a borrower, guarantor or mortgagor may have a right to apply to a court to make orders in relation to the following, among other things:

                                       79

         o   in the case of a borrower, vary the terms of a housing loan on the grounds of hardship;

         o   vary the terms of a housing loan and related mortgage or guarantee or a change to such documents, that are unjust, and reopen the transaction that gave rise to the housing loan and any related mortgage or guarantee or change;

         o   in the case of a borrower or guarantor, reduce or cancel any interest rate payable on the housing loan arising from a change to that rate which is unconscionable;

         o   have certain provisions of the housing loan or a related mortgage, guarantee which are in breach of the legislation declared void or unenforceable;

         o   obtain restitution or compensation from the credit provider in relation to any breaches of the Australian Consumer Credit Code in relation to the housing loan or a related mortgage or guarantee; or

         o   seek various remedies for other breaches of the Australian Consumer
             Credit Code.

         Any such order may affect the timing or amount of interest, fees or charges or principal payments under the relevant housing loan (which might in turn affect the timing or amount of interest or principal payments under the
Offered notes).

         Breaches of the Australian Consumer Credit Code may also lead to civil penalties or criminal fines being imposed on the seller, for so long as it holds legal title to the housing loans and the mortgages. If the issuer trustee acquires legal title, it will then become primarily responsible for compliance with the Australian Consumer Credit Code. The amount of any civil penalty payable by a seller may be set off against any amount payable by the borrower under the housing loans.

         The issuer trustee will be indemnified out of the assets of the relevant trust for liabilities it incurs under the Australian Consumer Credit
Code. Where the issuer trustee is held liable for breaches of the Australian
Consumer Credit Code, the issuer trustee must seek relief initially under any indemnities provided to it by the manager, the servicer or a seller before exercising its rights to recover against any assets of the trust.

         Commonwealth Bank will give certain representations and warranties that the mortgages relating to the housing loans complied in all material respects with all applicable laws when those mortgages were entered into. In addition, the servicer has undertaken to comply with the Australian Consumer Credit Code in carrying out its obligations under the transaction documents. In certain circumstances the issuer trustee may have the right to claim damages from
Commonwealth Bank (as seller or servicer) where the issuer trustee suffers loss in connection with a breach of the Australian Consumer Credit Code which is caused by a breach of a relevant representation or undertaking.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

         The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the US Dollar
Offered notes by investors who are subject to United States federal income tax.
This summary is based upon current provisions of the Internal Revenue Code of
1986, as amended (the "Code"), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to

                                       80

matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe
& Maw LLP, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

         Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the
opinion that these statements discuss all material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the US Dollar Offered notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the US
Dollar Offered notes by investors that are given special treatment under the
United States federal income tax laws, including:

         o   banks and thrifts;

         o   insurance companies;

         o   regulated investment companies;

         o   dealers in securities;

         o   investors that will hold the notes as a position in a "straddle"
             for tax purposes or as a part of a "synthetic security,"
             "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

         o   foreign investors;

         o   trusts and estates; and

         o   pass-through entities, the equity holders of which are any of the foregoing.

         Additionally, the discussion regarding the US Dollar Offered notes is limited to the United States income tax consequences to the initial investors and not to a purchaser in a secondary market and is limited to investors who will hold the US Dollar Offered notes as "capital assets" within the meaning of
Section 1221 of the Code.

         It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the US
Dollar Offered notes, including the advisability of making any election discussed under "Market Discount."

         The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United
States, other than in connection with its issuance of the US Dollar Offered notes, in the opinion of Mayer, Brown, Rowe & Maw LLP, the issuer trustee will not be subject to United States federal income tax.

         We will agree, and if you purchase US Dollar Offered notes, you will agree by your purchase of the notes, to treat the US Dollar Offered notes as debt for United States Federal, State and local income and franchise tax purposes. In the opinion of Mayer, Brown, Rowe & Maw LLP, for United States
Federal income tax purposes, the US Dollar Offered notes will be characterized as debt of the issuer trustee. Each noteholder, by the acceptance of an offered note, will agree to treat the US Dollar Offered notes as indebtedness for
Federal income tax purposes.

                                       81

         The prospectus supplement for a series will specify any additional material United States Federal income tax consequences for that series.

ORIGINAL ISSUE DISCOUNT, INDEXED SECURITIES, ETC.

            The discussion below assumes that all payments on the US Dollar
Offered notes are denominated in U.S. Dollars, and that the offered notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the US Dollar Offered notes meets the requirements for
"qualified stated interest" under Treasury regulations, called the "OID
Regulations," relating to original issue discount, or "OID." This discussion assumes that any original issue discount on the US Dollar Offered notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID
Regulations, the offered notes will have original issue discount to the extent the principal amount of the US Dollar Offered notes exceeds their issue price.
Further, if the US Dollar Offered notes have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.

INTEREST INCOME ON THE US DOLLAR OFFERED NOTES

         Based on the above assumptions, except as discussed below, the US
Dollar Offered notes will not be considered issued with original issue discount.
If you buy US Dollar Offered notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Such interest income will be considered foreign source income. Under the OID Regulations, if you hold a note issued with a de minimis amount of original issue discount, you must include this original issue discount in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

SALE OF NOTES

         Mayer, Brown, Rowe & Maw LLP, is of the opinion that if you sell an US
Dollar Offered note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the US Dollar
Offered note. Your adjusted tax basis in a note will equal your cost for the US
Dollar Offered note, decreased by any amortized premium and any payments other than interest made on the US Dollar Offered note and increased by any market discount or original issue discount previously included in income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the US Dollar Offered note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus
$3,000 of other U.S. income.

MARKET DISCOUNT

         In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired a US Dollar Offered note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

                                       82

         In the case of a sale or other disposition of a US Dollar Offered note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         In the case of a partial principal payment of a US Dollar Offered note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the US Dollar Offered notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these
Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This conference committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

         o   for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

         o   for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated
             interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

         Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a US Dollar Offered note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

         Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

         Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM

         In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired a US Dollar Offered note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a US Dollar Offered note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the US Dollar Offered notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market

                                       83

discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

         Mayer, Brown, Rowe & Maw LLP is of the opinion that, backup withholding taxes will be imposed on payments to you on interest paid, and original issue discount accrued, if any, on the US Dollar Offered notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding taxes. The backup withholding rate is currently 28%. For payments made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the US Dollar Offered notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

NON-U.S. DOLLAR DENOMINATED NOTES

         The United States federal income tax consequences for investors who are subject to United States federal income taxation and who hold notes denominated in a currency other than US dollars may vary from those described above. The prospectus supplement for a series denominated in a currency other than US dollars will specify the material United States federal income tax consequences with respect to such investors.

                             AUSTRALIAN TAX MATTERS

         The following statements with respect to Australian taxation are the material tax consequences to the holders of Offered notes of purchasing, holding or disposing of the Offered notes and are based on factual advice received by the manager and represent the opinions of Clayton Utz, Australian Tax Counsel for Commonwealth Bank and the Manager. It is suggested that purchasers of
Offered notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the ownership of or any dealing in the Offered notes.

         The prospectus supplement for a series will specify any additional material tax consequences with respect to Australian taxation or any changes to the following analysis as a result of changes in Australian tax laws or in the interpretation of those laws.

AUSTRALIAN WITHHOLDING TAX

CHARACTERIZATION OF NOTES AS DEBT

         On the basis that the Offered notes provide that the noteholders will have a non-contingent right to the return of the face value of such Offered notes, plus the applicable interest, the Offered notes will be classified as debt instruments and accordingly, the interest payments under the Offered notes will be classified as interest for Australian tax purposes.

                                       84

PAYMENT OF INTEREST

         Under existing Australian tax law, in the opinion of Clayton Utz, non-resident holders of Offered notes or interests in any global Offered note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, provided the exemption for interest withholding tax discussed below applies. If the exemption is not available interest withholding tax will be levied at a rate of 10% on interest, or amounts in the nature of interest, paid on the Offered notes.

         Australian residents who hold such securities or interests as part of a business carried on, at or through a permanent establishment in a country outside Australia are also subject to interest withholding tax, and may also be subject to Australian income tax, on payments of interest or amounts in the nature of interest.

EXEMPTION FROM AUSTRALIAN WITHHOLDING TAX

         Pursuant to section 128F of the Income Tax Assessment Act 1936 of the
Commonwealth of Australia, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met. Where the section 128F exemption applies, the income ceases to be subject to Australian income tax.

         These conditions in section 128F are:

         o   the issuer trustee is a company, which for section 128F purposes includes a company acting as a trustee of an Australian trust estate, provided that all the beneficiaries are companies, that is a resident of Australia, or a non-resident carrying on business through an Australian permanent establishment, when it issues the
             Offered notes and when interest, as defined in Division 11A of the
             Income Tax Assessment Act 1936, is paid; and

         o   the Offered notes, or a global Offered note or interests in such a global Offered note, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Income
             Tax Assessment Act 1936.

PUBLIC OFFER TEST

         The issuer trustee will seek to issue the Offered notes and interests in any global Offered note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Income Tax Assessment Act
1936 including by listing the Offered notes.

         The public offer test for Offered notes will not be satisfied if the issuer trustee knew or had reasonable grounds to suspect that the Offered notes were being or would later be acquired directly or indirectly by an Offshore
Associate of the issuer trustee within the meaning of that section, other than in the capacity of a dealer, manager or underwriter in relation to the placement of an Offered note, or a clearing house, custodian, funds manager or responsible entity of a registered scheme.

         The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an Offshore Associate of the issuer trustee if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that such person is an Offshore Associate and the
Offshore Associate does not receive the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

         An Offshore Associate, OFFSHORE ASSOCIATE, means an associate (as defined in section 128F(9) of the Income Tax Assessment Act 1936) of the issuer trustee, that is either:

                                       85

         o   a non resident of Australia that does not acquire the Offered notes or an interest in the Offered notes in carrying on a business in
             Australia at or through a permanent establishment of the associate in Australia; or

         o   a resident of Australia that acquires the Offered notes or an interest in the Offered notes in carrying on a business in a country outside Australia at or through a permanent establishment of the associate in that country.

         Accordingly, the Offered notes should not be acquired by any Offshore
Associate of the issuer trustee (which may include associates of Commonwealth
Bank and the other beneficiaries of the trust, if any, from time to time) except in the circumstances listed above. However, the public offer test will not be failed if the Offered notes are acquired by associates of the issuer trustee who are not Offshore Associates.

QUOTATION OF AUSTRALIAN BUSINESS NUMBERS OR TAX FILE NUMBERS

         If a holder of an Offered note is an Australian resident or a non-resident that holds the Offered notes at or through a permanent establishment in Australia, withholding for tax of 48.5% must be deducted, unless that holder of an Offered note supplies the issuer trustee with its
Australian Business Number or Tax File Number or proof of appropriate exemption to quote such numbers. An Australian resident that holds an Offered note may also be subject to Australian income tax in respect of interest derived from the notes.

TAX TREATY BETWEEN AUSTRALIA AND THE UNITED STATES

         If, for any reason, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty titled "Convention for the
Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia or a similar treaty between Australia and another country apart from the United States may apply.
The treaty between the United States and Australia provides that interest which has its source in Australia, and to which a United States resident, as defined in the treaty and who is entitled to the benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed
10% of the gross amount of interest. However, this provision will not apply where the indebtedness giving rise to the interest entitlement is effectively connected with:

         o   the United States resident beneficial owner's permanent
             establishment, at or through which it carries on business in
             Australia; or

         o   the United States resident beneficial owner's fixed base, situated in Australia, from which it performs independent personal services.

         The treaty between the United States and Australia has been amended by the Protocol entered into on September 27, 2001, which has effect in Australia, in relation to interest derived by United States residents, on or after July 1,
2003. The effect of the Protocol is that withholding tax may not be charged in respect of interest arising in Australia on or after July 1, 2003 if the United
States resident that is beneficially entitled to the interest is a financial institution as defined or a United States government entity as described below and in either case is entitled to the benefit of the treaty pursuant to Article
16 of the treaty as amended by the Protocol.

         In the case of a financial institution, as defined in Article 11(3)(b)
of the treaty as amended by the Protocol, that is a United States resident, no tax may be charged on the interest provided the financial institution is unrelated to and dealing wholly independently with the payer and the interest is not paid as part of an arrangement involving back-to-back loans or similar arrangements. Certain additional limitations apply.

                                       86

         A United States government entity covers the United States, a political or administrative sub-division or local authority thereof, any other body exercising governmental functions in the United States, or a bank performing central banking functions in the United States.

AUSTRALIAN TAXATION OF PROFIT ON SALE

         Under existing Australian law, in the opinion of Clayton Utz, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the Offered notes provided that:

         o   the Offered notes are not held, and the sale or disposal does not occur, as part of a business carried on, at or through a permanent establishment in Australia; and

         o   the profits do not have an Australian source.

         The source of any profit on the disposal of Offered notes will depend on the factual circumstances of the actual disposal. Where the Offered notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit would not be expected to have an
Australian source.

         However, a portion of the sale price of Offered notes will be treated as interest for withholding tax purposes when:

         o   Offered notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the Offered notes in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the
             Offered notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia where the issue of the Offered notes did not satisfy the public offer test;
             or

         o   Offered notes are sold to an Australian resident or to a
             non-resident in connection with a business carried on, at or through a permanent establishment in Australia by the non-resident in connection with a "washing arrangement" as defined in section
             128A(1AB) of the Income Tax Assessment Act 1936 in circumstances where the exemption conditions in section 128F of the Income Tax
             Assessment Act 1936 are not met.

AUSTRALIAN INCOME TAX

TAX NEUTRALITY

         Each trust will be structured in a manner so that, based on the opinion of Clayton Utz, Australian tax law and the rulings and approach of the
Australian Commissioner of Taxation, and subject to certain assumptions regarding the operation of the trusts, neither the trusts nor the issuer trustee, in its capacity as trustee of the trusts (as an unconsolidated entity), will be liable for any Australian income tax.

CONSOLIDATION

         In general terms, a consolidated or consolidatable group for income tax purposes consists of a head company and all companies or trusts that are wholly-owned Australian subsidiaries of the head company. If 100% of the units in a trust are owned by the Commonwealth Bank group, that trust may be consolidated as part of that group.

                                       87

         The consolidation measures contain specific rules dealing with the allocation of the liability of group members in respect of the tax-related liabilities of the group.

         The Class A Capital Unit in each trust will be held by CU
Securitisation Services Pty Limited. CU Securitisation Services Pty Limited is
an entity which is unrelated to the Commonwealth Bank group and accordingly no trust should be a consolidatable entity with respect to the consolidated
Commonwealth Bank group.

THIN CAPITALIZATION

         In general terms, the Australian thin capitalization rules could apply if the ownership of the units in the trusts were to change so that the trusts would be foreign controlled within the meaning of the Australian thin capitalization legislation.

         The Australian Commonwealth Parliament has amended the thin capitalization measures to remove bona fide securitization vehicles (referred to in the legislation as SPECIAL PURPOSE ENTITIES) from the application of the thin capitalization measures. This exemption applies in relation to income years commencing on or after July 1, 2001.

         The trusts would fall within the exemption for special purpose entities, provided that each trust is an "insolvency remote special purpose entity".

         If that is the case, the thin capitalization measures would not apply to the trusts.

         If, notwithstanding the above, the thin capitalization measures were to apply to the trusts in a manner that denied interest deductions that could otherwise have been allowable, there would be increased tax net income. However, the tax neutrality of the trusts would be preserved as the Income Unitholder would be presently entitled to such income.

AUSTRALIAN GOODS AND SERVICES TAX

         A goods and services tax is payable by all entities which make taxable supplies in Australia. If an entity, such as the issuer trustee, makes any taxable supply, it will have to pay goods and services tax equal to 1/11th of the total consideration that it received for that supply. However, on the basis of the current goods and services tax legislation and regulations, in the opinion of Clayton Utz, the issue of the Offered notes and the payment of interest or principal on the Offered notes to you will not be taxable supplies.

         If the supply by the issuer trustee is:

         o   "GST free," the issuer trustee does not have to remit goods and services tax on the supply and can obtain input tax credits for goods and services taxes included in the consideration provided for acquisitions relating to the making of this supply; or

         o   "input taxed," which includes financial supplies, the issuer trustee does not have to remit goods and services tax on the supply, but may not be able to claim input tax credits for goods and services tax included in the consideration provided for acquisitions relating to the making of this supply, unless the expenses are eligible for a reduced input tax credit.

         The services which are provided to the issuer trustee are expected to be taxable supplies for goods and services tax purposes. Where this is the case, it will be the service provider who is liable to pay goods and services tax in respect of that supply. The service provider must rely on a contractual provision to increase the consideration to recoup the amount of that goods and services tax from the issuer trustee. Under

                                       88

the series supplement for a series, the issuer trustee's fee for that series will only be able to be increased by reference to the issuer trustee's goods and services tax liability, if any, if:

         o   the issuer trustee and the manager agree or, failing agreement, the issuer trustee's goods and services tax liability is determined by an expert; and

         o   the increase will not result in the reduction, qualification or withdrawal of the credit rating of any Offered notes or redraw bonds.

         The manager and the servicer may agree to adjust the manager's fee and the servicer's fee provided that the adjustment will not result in the reduction, qualification or withdrawal of the credit rating of any Offered notes or redraw bonds.

         If amounts payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation and are increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may be restricted in its ability to claim an input tax credit for that increase and the expenses of the trust will increase, resulting in a decrease in the funds available to the trust to pay you.

         However, the issuer trustee may be entitled to a reduced input tax credit for some of the supplies made to the issuer trustee by service providers where the acquisition relates to the making of financial supplies by the issuer trustee. Where available, the amount of the reduced input tax credit is currently 75% of the GST which is payable by the service provider on the taxable supplies made to the issuer trustee. The availability of reduced input tax credits will reduce the extent to which the expenses of the trust will increase.

         The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of each seller's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

         The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces a security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower carries on an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

         o   the property can no longer be used as a residence; or

         o   the property is used as commercial residential premises such as a hostel or boarding house; or

         o   the borrower is the first vendor of the property--the borrower built the property and the property was not used for residential accommodation before December 2, 1998 and has not been used for leasing or similar activities or residential premises for at least
             5 years since being built; or

         o   the borrower has undertaken substantial renovation of the property since December 2, 1998; or

         o   the mortgaged property is sold otherwise than to be used
             predominantly as a residence.

         Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not

                                       89

covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

OTHER AUSTRALIAN TAXES

         In the opinion of Clayton Utz, and subject to the following paragraphs, no stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the Offered notes other than nominal duty payable in relation to the execution of certain transaction documents. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia will not be subject to Australian stamp duty.

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

         Each of Securitisation Advisory Services Pty Limited and Perpetual
Trustee Company Limited is an Australian company registered with limited liability under the Australian Corporations Act 2001. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the
Borough of Manhattan in the City of New York having jurisdiction under New York law in respect of an obligation of either Securitisation Advisory Services Pty
Limited or Perpetual Trustee Company Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against either Securitisation Advisory Services Pty
Limited or Perpetual Trustee Company Limited, as applicable, in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States
Federal Court, as applicable, unless:

         o   the proceedings in the New York State or United States Federal
             Court, as applicable, involved a denial of the principles of natural justice;

         o   the judgment is contrary to the public policy of the relevant
             Australian jurisdiction;

         o   judgment was obtained by fraud or duress or was based on a clear mistake of fact;

         o   the judgment is a penal or revenue judgment;

         o   there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as
             applicable; or

         o   the judgment is one in respect of which the Australian Commonwealth
             Attorney-General has made a declaration or order under the
             Australian Foreign Proceedings (Excess of Jurisdiction) Act 1984.

         A judgment by a court may be given in some cases only in Australian dollars. Each of Securitisation Advisory Services Pty Limited and Perpetual
Trustee Company Limited expressly submits to the jurisdiction of any New York
State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Securitisation Advisory Services Pty Limited has appointed
Commonwealth Bank of Australia, 599 Lexington Avenue, New York, New York 10022,
as its agent upon whom process may be served in any such action. Perpetual
Trustee Company Limited has appointed CT Corporation, 111 Eighth Avenue, New
York, NY 10011, USA, as its agent upon whom process may be served in any such action.

         All of the directors and executive officers of Securitisation Advisory
Services Pty Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia.

                                       90

Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the Offered notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Securitisation Advisory
Services Pty Limited and Perpetual Trustee Company Limited have been advised by
Clayton Utz, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United
States.

         The prospectus supplement for a series will specify any additional or different considerations in relation to the enforcement of foreign judgments in
Australia in relation to that series or any changes to the above analysis as a result of changes in Australian laws or in the interpretation of those laws.

                        EXCHANGE CONTROLS AND LIMITATIONS

         The prospectus supplement for a series will specify any Australian foreign exchange controls and limitations that apply to payments by an
Australian resident.

                              ERISA CONSIDERATIONS

         Subject to the considerations discussed in this section and in the prospectus supplement for a series, the Offered notes are eligible for purchase by employee benefit plans.

         Section 406 of the Employee Retirement Income Security Act of 1974, as
amended, ERISA, and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans and any entity deemed to hold the "plan assets" of the foregoing (each, a BENEFIT PLAN) from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons"
under the Code with respect to these Benefit Plans. A violation of these
"prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan. Title I of ERISA also imposes certain duties on fiduciaries of a Benefit Plan subject to ERISA including those of loyalty and prudence.

         Some transactions involving the purchase, holding or transfer of the
Offered notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Offered notes if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of
ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions to plan assets contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a
"substantial equity feature", the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation. Although there can be no assurances in this regard, assuming the Offered notes constitute debt for local law purposes, it appears, at the time of their initial issuance that the
Offered notes should not be treated as an equity interest for purposes of the regulation. The debt characterization of the Offered notes for ERISA

                                       91

purposes could change after their initial issuance (i.e. they could be treated as equity) if the trust incurs losses or the rating of the Offered notes changes. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

         However, without regard to whether the Offered notes are treated as an equity interest for these purposes, the acquisition or holding of the Offered notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the corresponding trust, the issuer trustee, the servicer, the manager, the Offered note trustee, the seller, the custodian, any holder of 50% or more of any equity interests in the trust, any of the swap providers, the underwriters or the security trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

         o   Prohibited Transaction Class Exemption 96-23, regarding
             transactions effected by "in-house asset managers";

         o   Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

         o   Prohibited Transaction Class Exemption 95-60, regarding
             transactions effected by "insurance company general accounts";

         o   Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

         o   Prohibited Transaction Class Exemption 84-14, regarding
             transactions effected by "qualified professional asset managers."

         There can be no assurance that any of these, or any other exemption, will be available with respect to any transaction involving the Offered notes.
By your acquisition of a Offered note, you shall be deemed to represent and warrant that either (x) you are not acquiring the Offered note with the assets of a Benefit Plan or (y) your purchase and holding of the Offered note will not result in a non-exempt prohibited transaction under ERISA or the Code or any substantially similar applicable law.

         Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of
ERISA, and foreign plans are not subject to ERISA requirements but may be subject to state or other laws that are substantially similar to ERISA or the
Code.

         If you are a plan fiduciary considering the purchase of any of the
Offered notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

         The prospectus supplement for a series will specify any additional or different ERISA considerations for that series.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the manager with the Securities and Exchange
Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act
after the date of this prospectus and prior to the termination of the offering of the Offered notes shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement

                                       92

contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the related prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The manager will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference. Requests for copies should be directed to: Securitisation Advisory
Services Pty Limited, C/- Commonwealth Bank of Australia, 599 Lexington Avenue,
New York, NY 10022, Attention: Executive Vice President, Head of North America
Phone (212) 848 9241.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Offered notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 under United
States Federal law, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S.
institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Offered notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Offered notes as legal investments for you.

                              AVAILABLE INFORMATION

         The manager has filed with the Securities and Exchange Commission a registration statement on Form S-3 with respect to the notes being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, some parts of which have been omitted in accordance with the rules and regulations of the Securities and Exchange
Commission. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which will be available for inspection without charge at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549 The Securities and Exchange Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address
"http://www.sec.gov."

         Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

                                       93

                              RATINGS OF THE NOTES

         Unless specified otherwise in a prospectus supplement for a series, any class of notes of a series offered by this prospectus and the corresponding prospectus supplement will be:

         o   rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the issuer trustee; and

         o   identified in the prospectus supplement in one of the rating agency's four highest rating categories which are referred to as investment grade.

         The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

         A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

                              PLAN OF DISTRIBUTION

         The issuer trustee may sell the Offered notes in any of three ways:

         o   through underwriters or dealers;

         o   directly to a limited number of purchasers or to a single
             purchaser; or

         o   through agents.

         The prospectus supplement for a series will set for the terms of the offering of that series of Offered notes including:

         o   the name or names of any underwriters, dealers or agents;

         o   the purchase price of the Offered notes and the proceeds to the issuer trustee from the sale;

         o   any underwriting discounts and other items constituting
             underwriters' compensation; and

         o   any discounts and commissions allowed or paid to dealers.

         Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If so specified in the prospectus supplement for a series, the issuer trustee, the manager or any of their affiliates may purchase or retain some or all of one or more classes of notes of the series. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the notes so purchased directly, through one or more underwriters to be designated at the time of the offering of the notes or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the issuer trustee, the manager or one of their affiliates may pledge notes retained or purchased by the issuer trustee in connection with borrowings or use them in repurchase transactions.

                                       94

         If any Offered notes of any series are sold through underwriters, the prospectus supplement will describe the nature of the obligation of the underwriters to purchase the notes. The Offered notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of
Offered notes will be named in the prospectus supplement relating to that offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any Offered notes of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the Offered notes if any are purchased.

         Underwriters and agents who participate in the distribution of a series of Offered notes may be entitled under agreements which may be entered into by the issuer trustee to indemnification by the issuer trustee against specific liabilities, including liabilities under the Securities Act, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

         The prospectus supplement for any series of Offered notes offered other than through the underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the issuer trustee and dealers for the Offered notes of that series.

         Affiliates of the manager, including Commonwealth Bank, may act as agents or underwriters in connection with the sale of a series of Offered notes.
Securities sold, offered or recommended by Securitisation Advisory Services Pty
Limited, are not deposits, are not insured by the Federal Deposit Insurance
Corporation, are not guaranteed by, and are not otherwise obligations of,
Securitisation Advisory Services Pty Limited, and involve investment risks, including the possible loss of principal.

         Any affiliate of the issuer trustee or the manager acting as agent or underwriter in connection with the sale of a series of notes will be named, and its affiliation with the issuer trustee or the manager described, in the prospectus supplement. For underwritten offerings, any of these affiliates not named in the prospectus supplement will not be parties to the related underwriting agreement, will not be purchasing the related Offered notes from the issuer trustee and will have no direct or indirect participation in the underwriting of the notes, although the affiliates may participate in the distribution of the Offered notes under circumstances entitling it to a dealer's commission. An affiliate of the issuer trustee or the manager may act as a placement agent for Offered notes not offered through underwriters. If an affiliate does act as placement agent on behalf of the issuer trustee in the sale of Offered notes, it will receive a selling commission which will be disclosed in the prospectus supplement. To the extent permitted by law, affiliates of the issuer trustee or the manager may purchase notes acting as principal.

         This prospectus may be used by Commonwealth Bank in connection with the offers and sales related to secondary market transactions in the Offered notes.
Commonwealth Bank may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale. Commonwealth Bank does not have any obligation to make a market in the
Offered notes, and it may discontinue its market-making activities at any time without notice, in its sole discretion. Commonwealth Bank is among the underwriters participating in the initial distribution of the Offered notes.

         The issuer trustee anticipates that the Offered notes will be sold to institutional and retail investors. Purchasers of Offered notes, including dealers, may, depending on the facts and circumstances of the

                                       95

purchases, be deemed to be "underwriters" within the meaning of the Securities
Act in connection with re-offers and sales by them of Offered notes. Offered noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

         There is currently no secondary market for the Offered notes. The issuer trustee does not intend to make a secondary market for the Offered notes.
There can be no assurance that a secondary market for the Offered notes will develop or, if it does develop, that it will continue. The issuer trustee may list the Offered notes on a national or foreign stock exchange.

                                  LEGAL MATTERS

         Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the Offered notes, including the material U.S.
federal income tax matters, for Commonwealth Bank and Securitisation Advisory
Services Pty Limited. Clayton Utz, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the
Offered notes for Commonwealth Bank and Securitisation Advisory Services Pty
Limited.

                                       96

                                    GLOSSARY

Capitalized terms in this prospectus have the meaning set out below unless, in relation to a particular series, they are given a different meaning in the prospectus supplement for that series.

ACCRUED INTEREST ADJUSTMENT        unless otherwise specified in the relevant
                                   prospectus supplement, means, in relation to
                                   a series, the amount of interest accrued on
                                   the housing loans of that series for, and any
                                   fees in relation to the housing loans falling
                                   due for payment during, the period commencing
                                   on and including the date on which interest
                                   is debited to the relevant housing loan
                                   accounts by the servicer for that housing
                                   loan immediately prior to the cut-off date
                                   for those housing loans and ending on but
                                   excluding the closing date for those housing
                                   loans and any accrued interest and fees due
                                   but unpaid in relation to the housing loan
                                   prior to the date that interest is debited to
                                   the relevant housing loan accounts.

ACQUIRING TRUST                    see page 7.

ADJUSTMENT ADVANCE                 unless otherwise specified in the relevant
                                   prospectus supplement, means, in relation to
                                   Assigned Assets and an Assignment Date, an
                                   amount, as determined by the manager and
                                   specified in the corresponding Transfer
                                   Proposal, not exceeding an amount equal to
                                   the accrued and unpaid interest in respect of
                                   the Assigned Assets (less any accrued and
                                   unpaid costs and expenses in respect of the
                                   Assigned Assets) during the period up to (but
                                   not including) that Assignment Date.

ADVERSE EFFECT                     unless otherwise specified in the relevant
                                   prospectus supplement, means any event which,
                                   determined by the manager unless specifically
                                   provided otherwise, materially and adversely
                                   affects the amount or timing of any payment
                                   due to any noteholder or redraw bondholder.

ASSIGNED ASSETS                    unless otherwise specified in the relevant
                                   prospectus supplement, means, in relation to
                                   a Transfer Proposal and a Disposing Trust,
                                   the issuer trustee's entire right, title and
                                   interest (including the beneficial interest
                                   of each unitholder in relation to the
                                   Disposing Trust) as trustee of the Disposing
                                   Trust in:

                                   o  the assets of the Disposing Trust insofar
                                      as they relate to the housing loans
                                      referred to in that Transfer Proposal; and

                                   o  unless otherwise specified in that
                                      Transfer Proposal, the benefit of all
                                      representations and warranties given to
                                      the Trustee by the seller of the housing
                                      loans referred to in that Transfer
                                      Proposal, the servicer or any other person
                                      in relation to those assets.

                                       97

ASSIGNMENT DATE                    unless otherwise specified in the relevant
                                   prospectus supplement, means, in relation to
                                   a Transfer Proposal, the date specified as
                                   such in that Transfer Proposal on which the
                                   housing loans are transferred from the
                                   Disposing Trust to the Acquiring Trust.

AUSTRALIAN CONSUMER CREDIT CODE    unless otherwise specified in the relevant
                                   prospectus supplement, means the Consumer
                                   Credit Code set out in the Appendix to the
                                   Consumer Credit (Queensland) Act 1994, as
                                   amended by the Consumer Credit (Queensland)
                                   Amendment Act 1998, as in force or applied as
                                   a law of any jurisdiction in Australia.

AUTHORIZED SHORT-TERM INVESTMENTS  see page 39.

BUSINESS DAY                        unless otherwise specified in the relevant
                                   prospectus supplement, means any day on which
                                   banks are open for business in Sydney, New
                                   York City and London which is also a TARGET
                                   Settlement Day other than a Saturday, a
                                   Sunday or a public holiday in Sydney, New
                                   York City or London.

CLEARSTREAM, LUXEMBOURG            see page 21.

DISPOSING TRUST                    see page 7.

DTC                                see page 21.

ELIGIBLE DEPOSITORY                unless otherwise specified in the relevant
                                   prospectus supplement, means a financial
                                   institution which has assigned to it short
                                   term credit ratings equal to or higher than
                                   A-1 by Standard & Poor's and P-1 by Moody's
                                   and includes the servicer to the extent that:

                                   o  it is rated in this manner; or

                                   o  the rating agencies confirm that the
                                      rating of the servicer at a lower level
                                      will not result in a reduction,
                                      qualification or withdrawal of the ratings
                                      given by the rating agencies to the notes
                                      and any redraw bonds of the series.

ELIGIBLE TRUST CORPORATION         unless otherwise specified in the relevant
                                   prospectus supplement, means any person
                                   eligible for appointment as an institutional
                                   trustee under an indenture to be qualified
                                   pursuant to the Trust Indenture Act of 1939
                                   of the United States of America as prescribed
                                   in section 310(a) of the Trust Indenture Act.

                                       98

EUROCLEAR                          see page 22.

EXTRAORDINARY RESOLUTION           unless otherwise specified in the relevant
                                   prospectus supplement, in relation to Voting
                                   Secured Creditors or a class of Voting
                                   Secured Creditors means a resolution passed
                                   at a duly convened meeting of the Voting
                                   Secured Creditors or a class of Voting
                                   Secured Creditors under the security trust
                                   deed by a majority consisting of not less
                                   than 75% of the votes of such Voting Secured
                                   Creditors or their representatives present
                                   and voting or, if a poll is demanded, by such
                                   Voting Secured Creditors holding or
                                   representing between them Voting Entitlements
                                   comprising in aggregate not less than 75% of
                                   the aggregate number of votes comprised in
                                   the Voting Entitlements held or represented
                                   by all the persons present and voting at the
                                   meeting or a written resolution signed by all
                                   the Voting Secured Creditors or the class of
                                   Voting Secured Creditors, as the case may be.

FAIR MARKET VALUE                  unless otherwise specified in the relevant
                                   prospectus supplement, in relation to a
                                   housing loan means the fair market value for
                                   that housing loan determined by the relevant
                                   seller's external auditors and which value
                                   reflects the performing or non-performing
                                   status, as determined by the servicer, of
                                   that housing loan and any benefit which the
                                   intended purchaser will have in respect of
                                   such housing loan under any relevant
                                   transaction document.

INSOLVENCY EVENT                   unless otherwise specified in the relevant
                                   prospectus supplement, means, in relation to:

                                   o  the issuer trustee in its capacity as
                                      trustee of a trust, the occurrence of any
                                      of the following events in relation to the
                                      issuer trustee in that capacity (and not
                                      in any other capacity):

                                      o  an application is made and not
                                         dismissed or stayed on appeal within 30
                                         days or an order is made that the
                                         issuer trustee be wound up or
                                         dissolved;

                                      o  an application for an order is made and
                                         not dismissed or stayed on appeal
                                         within 30 days appointing a liquidator,
                                         a provisional liquidator, a receiver or
                                         a receiver and manager in respect of
                                         the issuer trustee or one of them is
                                         appointed;

                                      o  except on terms approved by the
                                         security trustee, the issuer trustee
                                         enters into, or resolves to enter into,
                                         a scheme of arrangement, deed of
                                         company arrangement or composition
                                         with, or assignment for the benefit of,
                                         all or any class of its creditors, or
                                         it proposes a reorganization,
                                         moratorium or other administration
                                         involving any of them;

                                       99

                                      o  the issuer trustee resolves to wind
                                         itself up, or otherwise dissolve
                                         itself, or gives notice of intention to
                                         do so, except to reconstruct or
                                         amalgamate while solvent on terms
                                         approved by the security trustee or is
                                         otherwise wound up or dissolved;

                                      o  the issuer trustee is or states that it
                                         is unable to pay its debts when they
                                         fall due;

                                      o  as a result of the operation of section
                                         459(1) of the Australian Corporations
                                         Act 2001, the issuer trustee is taken
                                         to have failed to have complied with a
                                         statutory demand;

                                      o  the issuer trustee is or makes a
                                         statement from which it may be
                                         reasonably deduced by the security
                                         trustee that the issuer trustee is, the
                                         subject of an event described in
                                         section 459C(2)(b) or section 585 of
                                         the Australian Corporations Act 2001;

                                      o  the issuer trustee takes any step to
                                         obtain protection or is granted
                                         protection from its creditors, under
                                         any applicable legislation or an
                                         administrator is appointed to the
                                         issuer trustee or the board of
                                         directors of the issuer trustee propose
                                         to appoint an administrator to the
                                         issuer trustee or the issuer trustee
                                         becomes aware that a person who is
                                         entitled to enforce a charge on the
                                         whole or substantially the whole of the
                                         issuer trustee's property proposes to
                                         appoint an administrator to the issuer
                                         trustee; or

                                      o  anything analogous or having a
                                         substantially similar effect to any of
                                         the events specified above happens
                                         under the law of any applicable
                                         jurisdiction; and

                                   o  any other body corporate and the issuer
                                      trustee in its personal capacity, each of
                                      the following events:

                                      o  an order is made that the body
                                         corporate be wound up;

                                      o  a liquidator, provisional liquidator,
                                         controller or administrator is
                                         appointed in respect of the body
                                         corporate or a substantial portion of
                                         its assets whether or not under an
                                         order;

                                       100

                                      o  except to reconstruct or amalgamate on
                                         terms reasonably approved by the issuer
                                         trustee (or in the case of a
                                         reconstruction or amalgamation of the
                                         issuer trustee in its personal capacity
                                         or the security trustee, on terms
                                         reasonably approved by the manager),
                                         the body corporate enters into, or
                                         resolves to enter into, a scheme of
                                         arrangement, deed of company
                                         arrangement or composition with, or
                                         assignment for the benefit of, all or
                                         any class of its creditors;

                                      o  the body corporate resolves to wind
                                         itself up, or otherwise dissolve
                                         itself, or gives notice of its
                                         intention to do so, except to
                                         reconstruct or amalgamate on terms
                                         reasonably approved by the issuer
                                         trustee (or in the case of a
                                         reconstruction or amalgamation of the
                                         issuer trustee in its personal capacity
                                         or the security trustee, except on
                                         terms reasonably approved by the
                                         manager) or is otherwise wound up or
                                         dissolved;

                                      o  the body corporate is or states that it
                                         is insolvent;

                                      o  as a result of the operation of section
                                         459F(1) of the Australian Corporations
                                         Act 2001, the body corporate is taken
                                         to have failed to comply with a
                                         statutory demand;

                                      o  the body corporate takes any step to
                                         obtain protection or is granted
                                         protection from its creditors, under
                                         any applicable legislation;

                                      o  any writ of execution, attachment,
                                         distress or similar process is made,
                                         levied or issued against or in relation
                                         to a substantial portion of the body
                                         corporate's assets and is not satisfied
                                         or withdrawn or contested in good faith
                                         by the body corporate within 21 days;
                                         or

                                      o  anything analogous or having a
                                         substantially similar effect to any of
                                         the events specified above happens
                                         under the law of any applicable
                                         jurisdiction.

INVESTED AMOUNT                    unless otherwise specified in the relevant
                                   prospectus supplement, means in relation to a
                                   note or any redraw bond, the principal amount
                                   of that note or redraw bond upon issue less
                                   the aggregate of all principal payments made
                                   on that note or redraw bond.

ISSUER TRUSTEE DEFAULT             unless otherwise specified in the relevant
                                   prospectus supplement, means:

                                       101

                                   o  the issuer trustee fails within 20 Sydney
                                      business days, or such longer period as
                                      the manager may agree to, after notice
                                      from the manager to carry out or satisfy
                                      any material duty or obligation imposed on
                                      the issuer trustee by the master trust
                                      deed or any other transaction document in
                                      respect of a Medallion Program trust
                                      established under the master trust deed;

                                   o  an Insolvency Event occurs with respect to
                                      the issuer trustee in its personal
                                      capacity;

                                   o  the issuer trustee ceases to carry on
                                      business;

                                   o  the issuer trustee merges or consolidates
                                      into another entity, unless approved by
                                      the manager, which approval will not be
                                      withheld if, in the manager's reasonable
                                      opinion, the commercial reputation and
                                      standing of the surviving entity will not
                                      be less than that of the issuer trustee
                                      prior to such merger or consolidation, and
                                      unless the surviving entity assumes the
                                      obligations of the issuer trustee under
                                      the transaction documents in respect of a
                                      Medallion Program trust established under
                                      the master trust deed; or

                                   o  there is a change in the ownership of 50
                                      per cent or more of the issued equity
                                      share capital of the issuer trustee from
                                      the position as at the date of the master
                                      trust deed, or effective control of the
                                      issuer trustee alters from the position as
                                      at the date of the master trust deed,
                                      unless in either case approved by the
                                      manager, which approval will not be
                                      withheld if, in the manager's reasonable
                                      opinion, the change in ownership or
                                      control of the issuer trustee will not
                                      result in a lessening of the commercial
                                      reputation and standing of the issuer
                                      trustee.

MANAGER DEFAULT                    unless otherwise specified in the relevant
                                   prospectus supplement, means:

                                   o  an Insolvency Event occurs in relation to
                                      the manager;

                                   o  the manager does not instruct the issuer
                                      trustee to pay the required amounts to the
                                      noteholders within the time periods
                                      specified in the relevant series
                                      supplement and that failure is not
                                      remedied within 10 Business Days, or such
                                      longer period as the issuer trustee may
                                      agree, of notice of failure being
                                      delivered to the manager by the issuer
                                      trustee;

                                       102

                                   o  the manager does not prepare and transmit
                                      to the issuer trustee the monthly or
                                      quarterly certificates or any other
                                      reports required to be prepared by the
                                      manager and such failure is not remedied
                                      within 10 Business Days, or such longer
                                      period as the issuer trustee may agree, of
                                      notice being delivered to the manager by
                                      the issuer trustee. However, such a
                                      failure by the manager does not constitute
                                      a Manager Default if it is as a result of
                                      a Servicer Default referred to in the
                                      second paragraph of the definition of that
                                      term provided that, if the servicer
                                      subsequently provides the information to
                                      the manager, the manager prepares and
                                      submits to the issuer trustee the
                                      outstanding monthly or quarterly
                                      certificates or other reports within 10
                                      Business Days, or such longer period as
                                      the issuer trustee may agree to, of
                                      receipt of the required information from
                                      the servicer;

                                   o  any representation, warranty,
                                      certification or statement made by the
                                      manager in a transaction document or in
                                      any document provided by the manager under
                                      or in connection with a transaction
                                      document proves to be incorrect when made
                                      or is incorrect when repeated, in a manner
                                      which as reasonably determined by the
                                      issuer trustee has an Adverse Effect and
                                      is not remedied to the issuer trustee's
                                      reasonable satisfaction within 60 Business
                                      Days of notice to the manager by the
                                      issuer trustee; or

                                   o  the manager has breached its other
                                      obligations under a transaction document
                                      or any other deed, agreement or
                                      arrangement entered into by the manager
                                      under the master trust deed and relating
                                      to the trust or the notes or any redraw
                                      bonds, other than an obligation which
                                      depends upon information provided by, or
                                      action taken by, the servicer and the
                                      servicer has not provided the information
                                      or taken the action, and that breach has
                                      had or, if continued, will have an Adverse
                                      Effect as reasonably determined by the
                                      issuer trustee, and either:

                                      o  such breach is not remedied so that it
                                         no longer has or will have to such an
                                         Adverse Effect, within 20 Business Days
                                         of notice delivered to the manager by
                                         the issuer trustee; or

                                      o  the manager has not within 20 Business
                                         Days of receipt of such notice paid
                                         compensation to the issuer trustee for
                                         its loss from such breach in an amount
                                         satisfactory to the issuer trustee,
                                         acting reasonably.

                                   The issuer trustee must, in such notice,
                                   specify the reasons why it believes an
                                   Adverse Effect has occurred, or will occur,
                                   as the case may be.

                                       103

MOODY'S                            unless otherwise specified in the relevant
                                   prospectus supplement, means Moody's
                                   Investors Service Inc.

PAYMENT MODIFICATION               see page 37.

PERFECTION OF TITLE EVENT          unless otherwise specified in the relevant
                                   prospectus supplement, means:

                                   o  the seller makes any representation or
                                      warranty under a transaction document that
                                      proves to be incorrect when made, other
                                      than a representation or warranty in
                                      respect of which damages have been paid or
                                      for which payment is not yet due, for
                                      breach, or breaches any covenant or
                                      undertaking given by it in a transaction
                                      document, and that has or, if continued
                                      will have, an Adverse Effect; and:

                                      o  the same is not satisfactorily remedied
                                         so that it no longer has or will have,
                                         an Adverse Effect, within 20 Business
                                         Days of notice being delivered to the
                                         seller by the manager or the issuer
                                         trustee; or

                                      o  if the preceding paragraph is not
                                         satisfied, the seller has not within 20
                                         Business Days of such notice paid
                                         compensation to the issuer trustee for
                                         its loss from that breach in an amount
                                         satisfactory to the issuer trustee
                                         acting reasonably. Such compensation
                                         cannot exceed the aggregate of the
                                         principal amount outstanding in respect
                                         of the corresponding housing loan and
                                         any accrued or unpaid interest in
                                         respect of the housing loan, calculated
                                         in both cases at the time of payment of
                                         the compensation.

                                         The issuer trustee must, in such
                                         notice, specify the reasons why it
                                         believes an Adverse Effect has
                                         occurred, or will occur;

                                   o  if the seller is the servicer, a Servicer
                                      Default occurs;

                                   o  an Insolvency Event occurs in relation to
                                      the seller;

                                   o  if the seller is the swap provider under a
                                      fixed rate swap or an interest rate basis
                                      cap, the seller fails to make any payment
                                      due under a swap or cap and that failure:

                                      o  has or will have an Adverse Effect as
                                         reasonably determined by the issuer
                                         trustee; and

                                      o  is not remedied by the seller within 20
                                         Business Days, or such longer period as
                                         the issuer trustee agrees, of notice to
                                         the seller by the manager or the issuer
                                         trustee;

                                       104

                                   o  a downgrading in the long term debt rating
                                      of the seller below BBB by Standard &
                                      Poor's or Baa2 by Moody's or such other
                                      rating in respect of the seller as is
                                      agreed between the manager, the seller and
                                      the rating agency which had assigned the
                                      relevant rating.

PERFORMING HOUSING LOANS AMOUNT    unless otherwise specified in the relevant
                                   prospectus supplement, means in relation to a
                                   series the aggregate of the following:

                                   o  the amount outstanding under housing loans
                                      of that series under which no payment due
                                      from the borrower has been in arrears by
                                      more than 90 days; and

                                   o  the amount outstanding under housing loans
                                      of that series under which a payment due
                                      from the borrower has been in arrears by
                                      more than 90 days and which are insured
                                      under a mortgage insurance policy.

POTENTIAL TERMINATION EVENT        unless otherwise specified in the relevant
                                   prospectus supplement, means:

                                   o  as a result of the introduction,
                                      imposition or variation of any law it is
                                      or becomes unlawful for the issuer
                                      trustee, and would also be unlawful for
                                      any new issuer trustee, to carry out any
                                      of its obligations under the relevant
                                      series supplement, the master trust deed
                                      (in so far as it relates to the trust),
                                      the note trust deed, the Offered notes or
                                      the security trust deed; or

                                   o  all or any part of the relevant series
                                      supplement, the master trust deed (in so
                                      far as it relates to the trust) the note
                                      trust deed, the Offered notes or the
                                      security trust deed is or has become void,
                                      illegal, unenforceable or of limited force
                                      and effect.

OFFSHORE ASSOCIATE                 see page 85.

PRIOR INTEREST                     unless otherwise specified in the relevant
                                   prospectus supplement, means the issuer
                                   trustee's lien over, and right of
                                   indemnification from, the assets of the trust
                                   calculated in accordance with the master
                                   trust deed for fees and expenses payable to
                                   the issuer trustee, other than the Secured
                                   Moneys and the arranging fees payable to the
                                   manager, which are unpaid, or paid by the
                                   issuer trustee but not reimbursed to the
                                   issuer trustee from the assets of the trust.

SECURED CREDITORS                  see page 47.

                                       105

SECURED MONEYS                     unless otherwise specified in the relevant
                                   prospectus supplement, means the aggregate of
                                   all moneys owing to the security trustee or
                                   to a Secured Creditor under any of the
                                   transaction documents whether such amounts
                                   are liquidated or not or are contingent or
                                   presently accrued due, and including rights
                                   sounding in damages only, provided that the
                                   amount owing by the issuer trustee in
                                   relation to the principal component of a note
                                   or any redraw bond is to be calculated by
                                   reference to the Invested Amount of that note
                                   or redraw bond, the amount owing by the
                                   issuer trustee in relation to the principal
                                   component of the standby redraw facility will
                                   include any unreimbursed principal
                                   charge-offs in respect of the standby redraw
                                   facility and the Secured Moneys do not
                                   include any fees or value added tax payable
                                   to the note trustee or an agent for which the
                                   issuer trustee is personally liable.

SERVICER DEFAULT                   see page 66.

STANDARD & POOR'S                  unless otherwise specified in the relevant
                                   prospectus supplement, means Standard &
                                   Poor's (Australia) Pty Ltd ABN 62 007 324
                                   852.

STATED AMOUNT                      unless otherwise specified in the relevant
                                   prospectus supplement, for a note or a redraw
                                   bond means:

                                   o  the principal amount of that note or
                                      redraw bond upon issue; less

                                   o  the aggregate of principal payments
                                      previously made on that note or redraw
                                      bond; less

                                   o  the aggregate of all then unreimbursed
                                      principal charge-offs on that note or
                                      redraw bond.

TARGET SETTLEMENT DAY              unless otherwise specified in the relevant
                                   prospectus supplement, means any day on which
                                   TARGET (the Trans-European Automated
                                   Real-time Gross Settlement Express Transfer
                                   System) is open.

                                       106

TRANSFER AMOUNT                    unless otherwise specified in the relevant
                                   prospectus supplement, means, in relation to
                                   a Transfer Proposal means the amount
                                   specified as such in that Transfer Proposal,
                                   as determined by the manager, which must be:

                                   o  the aggregate principal outstanding of the
                                      Assigned Assets in relation to that
                                      Transfer Proposal as at close of business
                                      on the Business Day immediately preceding
                                      the cut-off date in relation to that
                                      Transfer Proposal; or

                                   o  such other amount as is agreed between the
                                      issuer trustee and the manager provided
                                      that the manager has given written
                                      confirmation to the issuer trustee that
                                      the manager has received confirmation from
                                      each rating agency in relation to the
                                      Acquiring Trust that the transfer of the
                                      Assigned Assets in relation to that
                                      Transfer Proposal for that amount will not
                                      result in a reduction, qualification or
                                      withdrawal of any ratings then assigned by
                                      it in relation to any note or redraw bond
                                      in relation to the Acquiring Trust or the
                                      Disposing Trust.

TRANSFER PROPOSAL                  unless otherwise specified in the relevant
                                   prospectus supplement, means a proposal from
                                   the manager to the issuer trustee given in
                                   accordance with the master trust deed, for
                                   the issuer trustee to transfer Assigned
                                   Assets from one series trust under the master
                                   trust deed to another series trust under the
                                   master trust deed.

VOTING ENTITLEMENTS                unless otherwise specified in the relevant
                                   prospectus supplement, on a particular date,
                                   means the number of votes which a Voting
                                   Secured Creditor would be entitled to
                                   exercise if a meeting of Voting Secured
                                   Creditors were held on that date, being the
                                   number calculated by dividing the Secured
                                   Moneys owing to that Voting Secured Creditor
                                   by 10 and rounding the resultant figure down
                                   to the nearest whole number. If the note
                                   trustee is a Voting Secured Creditor it will
                                   have a Voting Entitlement equal to the
                                   aggregate Voting Entitlement for all holders
                                   of Offered notes.

                                   Secured Moneys in respect of the Offered
                                   notes will be converted to Australian dollars
                                   at the exchange rates specified for this
                                   purpose in the relevant prospectus supplement
                                   or the spot rate used for the calculation of
                                   amounts payable on the early termination of
                                   the applicable currency swap, whichever
                                   produces the lowest amount in Australian
                                   dollars.

                                       107

VOTING SECURED CREDITORS           unless otherwise specified in the relevant
                                   prospectus supplement, means:

                                   o  for so long as the Secured Moneys of the
                                      noteholders, converted, in the case of the
                                      Offered notes, to Australian dollars in
                                      the manner described in the definition of
                                      "Voting Entitlements" and any redraw
                                      bondholders are 75% or more of the then
                                      total Secured Moneys:

                                      o  if any Offered note then remains
                                         outstanding, the note trustee, or, if
                                         the note trustee has become bound to
                                         notify, or seek directions from, the
                                         Offered notes or take steps and/or to
                                         proceed under the note trust deed and
                                         fails to do so when required by the
                                         note trustee and such failure is
                                         continuing, the holders of the Offered
                                         notes;

                                      o  if any other senior notes remain
                                         outstanding, the other senior
                                         noteholders; and

                                      o  if any redraw bonds remain outstanding,
                                         the redraw bondholders; or

                                      o  if none of the above securities then
                                         remain outstanding, the subordinated
                                         noteholders; and

                                   o  otherwise:

                                      o  if any Offered note remains
                                         outstanding, the note trustee, or, if
                                         the note trustee has become bound to
                                         take steps and/or to proceed under the
                                         note trust deed and fails to do so when
                                         required by the note trust deed and
                                         such failure is continuing, the holders
                                         of the Offered notes; and

                                      o  each other then Secured Creditor other
                                         than the note trustee and the holders
                                         of the Offered notes.

                                       108

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                SECURITISATION ADVISORY SERVICES PTY LIMITED

                                    Manager

                        COMMONWEALTH BANK OF AUSTRALIA

                         as a Seller and the Servicer

                             HOMEPATH PTY LIMITED

                                  as a Seller

                       PERPETUAL TRUSTEE COMPANY LIMITED

    in its capacity as Issuer Trustee of the Medallion Trust Series 2005-2G

                      MORTGAGE BACKED FLOATING RATE NOTES

                               [GRAPHIC OMITTED]

                                 ---------------
                              PROSPECTUS SUPPLEMENT
                                ---------------

                           Lead Manager and Bookrunner

                                    CITIGROUP

     You should rely on the information contained or incorporated in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as the underwriter of the notes and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until July 27, 2005.

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